                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule14a-12

                              FIRSTCOM CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[X]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                (FIRSTCOM LOGO)                    July 27, 2000

Dear Fellow Shareholder:

     We cordially invite you to attend a special meeting of our shareholders, at The Waldorf Astoria, 301 Park Avenue and 50th Street, New York, New York, at 10:00 a.m., local time, on August 28, 2000 to vote on the proposed merger of FirstCom and AT&T Latin America.

     If the merger is approved, you will receive one share of AT&T Latin America Class A common stock for each FirstCom common share you own and one share of AT&T Latin America Series A convertible preferred stock for each FirstCom Series A convertible preferred share you own. On a fully-diluted basis, our shareholders will own about 34% of AT&T Latin America's common stock as a result of the merger. AT&T Corp. will own about 59% of AT&T Latin America's common stock, in the form of Class B common stock, which will not be publicly traded.

     We cannot complete the merger unless holders of a majority of our shares vote to approve and adopt the merger agreement. Your vote is very important. Please sign, date and mail the proxy card in the enclosed envelope to ensure that your vote is represented at the special meeting.

     This proxy statement/prospectus explains the terms of the proposed merger. PLEASE CAREFULLY REVIEW AND CONSIDER ALL OF THIS INFORMATION, INCLUDING THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROXY STATEMENT/PROSPECTUS, BEFORE VOTING.

     Our board of directors determined that the merger is advisable and in the best interests of FirstCom and its shareholders. Accordingly, our board of directors unanimously approved the merger and the merger agreement and unanimously recommends that our shareholders vote "FOR" approval of the merger and the merger agreement.

                                          Sincerely yours,

                                          /s/ Patricio E. Northland

                                          Patricio E. Northland
                                          Chairman of the Board, President
                                            and Chief Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This proxy statement/prospectus, dated July 27, was first mailed to FirstCom's shareholders on or about July 28, 2000.

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 28, 2000

                             ---------------------

To the shareholders of FirstCom Corporation:

     We are holding a special meeting of shareholders of FirstCom Corporation at The Waldorf Astoria, 301 Park Avenue and 50th Street, New York, New York, at 10:00 a.m., local time, on August 28, 2000, for the following purposes:

          1. To consider and vote upon a proposal to approve the merger and the merger agreement among FirstCom, AT&T Corp., AT&T Latin America Corp. and Frantis, Inc., the shell subsidiary AT&T Latin America created for the merger. The merger agreement provides for the merger of FirstCom with and into Frantis.

          2. To transact such other business as may properly be brought before the special meeting.

     A copy of the merger agreement is attached as Annex A to the proxy statement/prospectus accompanying this notice.

     Only shareholders of record on July 12, 2000 are entitled to notice of and to vote at the special meeting. We will make a list of shareholders entitled to vote at the special meeting. This list will be available for examination at our executive offices during regular business hours beginning on August 7, 2000 and at the special meeting.

     A form of proxy and a proxy statement/prospectus containing more detailed information about the merger accompanies this notice.

     OUR BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

     You are cordially invited to attend the special meeting in person. If you attend the special meeting, you may revoke your proxy and vote in person. Your proxy may be revoked at any time before it is voted.

     TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY FIRSTCOM'S BOARD OF DIRECTORS. AN ADDRESSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                                          By order of the board of directors,

                                          /s/ Patricio E. Northland

                                          Patricio E. Northland
                                          Chairman of the Board

                      REFERENCES TO ADDITIONAL INFORMATION

     This document incorporates important business and financial information about FirstCom from documents that FirstCom has filed with the SEC but have not been included in or delivered with this proxy statement/prospectus. If you write or call FirstCom, it will send you these documents, excluding exhibits unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus, without charge. You can contact FirstCom at:

                              FirstCom Corporation
                              220 Alhambra Circle
                          Coral Gables, Florida 33134
                                 (305) 459-6300
                             Attn: General Counsel

     PLEASE REQUEST DOCUMENTS BY AUGUST 21, 2000 TO RECEIVE THEM BEFORE THE SPECIAL MEETING. IF YOU REQUEST ANY INCORPORATED DOCUMENTS, FIRSTCOM WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, BY THE NEXT BUSINESS DAY AFTER FIRSTCOM RECEIVES YOUR REQUEST.

     See "Where You Can Find More Information" on page 135 for more information about FirstCom and the documents referred to in this document.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................     1
SUMMARY.....................................................     3
  The Companies.............................................     3
  The Merger................................................     4
     FirstCom Options and Warrants..........................     4
     Determination of FirstCom's Board of Directors.........     4
     Opinion of FirstCom's Financial Advisor................     4
     Required Vote of FirstCom Shareholders.................     5
     Material U.S. Federal Income Tax Consequences..........     5
     Accounting Treatment...................................     5
     Conditions to Completion of the Merger.................     5
     Termination of the Merger Agreement....................     5
     Interests of Members of FirstCom's Board of Directors
      and Management in the Merger..........................     6
SELECTED FINANCIAL INFORMATION..............................     7
  Selected Historical Financial Information of AT&T Latin
     America, Netstream and FirstCom........................     8
     AT&T Latin America.....................................     8
     Netstream..............................................     9
     FirstCom...............................................    10
  Selected AT&T Latin America Unaudited Pro Forma Combined
     Financial Information..................................    11
     AT&T Latin America Unaudited Pro Forma.................    12
  Selected Operating Information of AT&T Latin America,
     Netstream and FirstCom.................................    13
  Comparative Share Data....................................    15
  Market Price of FirstCom Common Shares....................    16
RISK FACTORS................................................    17
  Risks Relating to the Merger..............................    17
  Industry and Business Risks...............................    18
FORWARD-LOOKING STATEMENTS..................................    27
THE SPECIAL MEETING.........................................    28
  Matters to be Considered at the FirstCom Special
     Meeting................................................    28
  Votes Required for Approval...............................    28
  How Shares Will be Voted at the Special Meeting...........    28
  How to Revoke a Proxy.....................................    29
  Solicitation of Proxies...................................    29
THE MERGER..................................................    30
  General...................................................    30
  Background of the Merger..................................    30
  Reasons for the Merger; Recommendation of FirstCom's Board
     of Directors...........................................    34
  Opinion of FirstCom's Financial Advisor...................    36
     Introduction of Financial Analyses.....................    38
     FirstCom Analysis......................................    39
     Netstream Analysis.....................................    40
     Relative Contribution Analysis.........................    41
     Other Factors..........................................    41
  Voting Agreements.........................................    43
  Interests of Certain Persons in the Merger................    43
     AT&T Latin America Common Stock to be Received by
      FirstCom's Directors and Executive Officers...........    44
     Insurance..............................................    45

                                                              PAGE
                                                              ----
  Nasdaq National Market Listing of AT&T Latin America
     Shares of Class A Common Stock.........................    45
  Accounting Treatment......................................    46
  Material U.S. Federal Income Tax Consequences.............    46
  Regulatory Matters........................................    47
     U.S. Antitrust Laws....................................    47
     Federal Communications Commission......................    47
     Foreign Regulatory Matters.............................    47
  Federal Securities Law Consequences.......................    48
  FirstCom's 14% Senior Notes...............................    48
  Rights of Dissenting Shareholders.........................    48
THE MERGER AGREEMENT........................................    49
  Timing of the Merger......................................    49
  Merger Consideration......................................    49
  Treatment of FirstCom Options and Warrants................    49
  Exchange Procedures.......................................    49
  Representations and Warranties............................    50
     Representations and Warranties by FirstCom.............    50
     Representations and Warranties by AT&T Corp............    51
  Covenants.................................................    52
     No Solicitation of Transactions by FirstCom............    52
     Board's Covenant to Recommend the Merger...............    53
     Conduct of Business Pending the Merger.................    53
     AT&T Corp.'s Ownership of AT&T Latin America...........    55
     Conduct of the Business of AT&T Latin America and
      Netstream.............................................    55
     Insurance..............................................    55
  Conditions to Completion of the Merger....................    56
     Conditions to Completion of the Merger of All Parties
      to the Merger Agreement...............................    56
     Additional Conditions to AT&T and AT&T Latin America's
      Completion of the Merger..............................    56
     Additional Conditions to FirstCom's Completion of the
      Merger................................................    56
  Termination of the Merger Agreement.......................    57
  Termination Fees..........................................    58
  Other Fees and Expenses...................................    58
  Assignment, Amendment and Waiver..........................    59
OTHER MATERIAL AGREEMENTS AND ARRANGEMENTS..................    60
  Regional Vehicle Agreement with AT&T Corp.................    60
     AT&T Latin America's Region............................    60
     AT&T Latin America Services............................    60
     Competition by AT&T Corp...............................    63
     AT&T Latin America's Relationship with Concert and
      Related Restrictions on AT&T Latin America's
      Business..............................................    65
  Commercial Arrangements with AT&T Global Network Services
     and AT&T Corp..........................................    66
  Service Mark License Agreement with AT&T Corp.............    67
     Service Marks..........................................    67
     Brand Fee..............................................    67
     Term; Termination......................................    67
  Credit Facility...........................................    68
  AT&T Latin America Shareholders' Agreement with SL
     Participacoes..........................................    68
     Registration Rights....................................    68
     Sale of Shares; Participation Rights...................    68

                                                              PAGE
                                                              ----
  AT&T Latin America Shareholders' Agreement with Keytech
     Shareholders...........................................    69
     Registration Rights....................................    69
     Sale of Shares.........................................    69
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION..........    70
  Notes to Unaudited Pro Forma Combined Financial
     Information............................................    75
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF AT&T LATIN AMERICA...........    81
  Company Overview..........................................    81
  Results of Operations -- AT&T Latin America...............    82
  Liquidity and Capital Resources -- AT&T Latin America.....    84
THE COMPANIES...............................................    87
  Competitive Strengths.....................................    88
  Growth Strategy...........................................    90
  Description of AT&T Latin America.........................    91
     Networks...............................................    92
     Services...............................................    94
     Customers..............................................    94
     Sales, Marketing and Customer Service..................    95
     Competition............................................    96
     Regulation and Licenses................................    98
     Employees..............................................    99
     Legal Matters..........................................    99
  Management and Governance of AT&T Latin America...........    99
     Directors and Executive Officers.......................    99
     Proposed Composition of AT&T Latin America's
      Committees............................................   102
     Compensation of AT&T Latin America's Named Executive
      Officers..............................................   102
  Long-Term Incentive Plan..................................   102
  Certain Relationships and Related Transactions............   107
  Ownership of AT&T Corp. Securities........................   108
  Principal Stockholders of AT&T Latin America..............   108
  Description of FirstCom...................................   109
INDUSTRY OVERVIEW...........................................   112
  General...................................................   112
  Industry Trends...........................................   112
  Argentina.................................................   113
  Brazil....................................................   114
  Chile.....................................................   115
  Colombia..................................................   116
  Peru......................................................   117
DESCRIPTION OF AT&T LATIN AMERICA'S CAPITAL STOCK...........   119
  Authorized Capital Stock..................................   119
  Common Stock..............................................   119
     Voting Rights..........................................   119
     Dividends..............................................   119
     Issuance of Shares of Class B Common Stock, Options or
      Warrants..............................................   119
     Merger or Consolidation................................   120
     Conversion of Class B Shares...........................   120
     Liquidation............................................   120
     Preemptive Rights; Redemption..........................   120

                                                              PAGE
                                                              ----
     Nasdaq Listing.........................................   120
     Material United States Federal Tax Considerations for
      Non-U.S. Holders......................................   120
  Income Tax................................................   121
     Dividends..............................................   121
     Disposition of Common Stock............................   121
     Estate Tax.............................................   122
     Backup Withholding and Information Reporting...........   122
  Preferred Stock...........................................   122
     Generally..............................................   122
     Series A Convertible Preferred Stock...................   123
     15% Series B Preferred Stock...........................   124
  Provisions of AT&T Latin America's Certificate of
     Incorporation and Bylaws That Could Delay, Defer or
     Prevent Changes of Control.............................   125
  Other Provisions of AT&T Latin America's Certificate of
     Incorporation and Bylaws...............................   126
     Board of Directors; Disinterested Directors............   126
     Board Policy...........................................   126
     Transactions with AT&T Corp. Affiliates................   127
COMPARISON OF RIGHTS OF FIRSTCOM SHAREHOLDERS AND AT&T LATIN
  AMERICA STOCKHOLDERS......................................   128
  Voting Rights; Quorum.....................................   128
  Number and Election of Directors..........................   128
  Indemnification...........................................   129
  Voting Rights on Business Combinations; Transactions with
     Interested Stockholders................................   130
  Right to Call Special Meetings............................   130
  Shareholder Action by Written Consent.....................   131
  Amendment of Articles/Certificate of Incorporation and
     Bylaws.................................................   131
  Dissenters' Rights........................................   131
  Payment of Dividends......................................   132
  Shareholder Rights Plan...................................   133
LEGAL MATTERS...............................................   133
EXPERTS.....................................................   133
WHERE YOU CAN FIND MORE INFORMATION.........................   135

ANNEXES
Annex A Agreement and Plan of Merger dated November 1, 1999, as amended
Annex B Opinion of CIBC World Markets Corp.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE THE TWO COMPANIES MERGING?

A: AT&T Latin America and FirstCom believe that by combining they can develop a company that will be a leader in providing data, Internet and other broadband communications services to business customers in Latin America. They believe that significant shareholder value will be created if that objective is achieved.

Q:  WHAT WILL FIRSTCOM'S SHAREHOLDERS RECEIVE IN THE MERGER?

A: Holders of FirstCom common shares will receive one share of Class A common stock of AT&T Latin America for each share of FirstCom common stock they own. Holders of FirstCom Series A convertible preferred shares will receive one share of Series A convertible preferred stock of AT&T Latin America for each FirstCom Series A convertible preferred share they own.

Q: WHAT ARE THE DIFFERENCES BETWEEN THE SHARES OF CLASS A AND CLASS B COMMON STOCK OF AT&T LATIN AMERICA?

A: The shares of Class A common stock have one vote per share and the shares of Class B common stock have ten votes per share. Upon completion of the merger, the Class A shares will trade on the Nasdaq National Market under the symbol "ATTL." The Class B shares will not be publicly listed or traded. The Class A and Class B shares will have the same economic rights per share, including with respect to participation in earnings of AT&T Latin America and any future dividends.

Q:  WHEN DO THE PARTIES EXPECT TO COMPLETE THE MERGER?

A: AT&T Latin America and FirstCom hope to complete the merger as soon as possible after the FirstCom special shareholders' meeting on August 28, 2000, if FirstCom's shareholders approve the merger. However, there are a number of other conditions to the merger, and AT&T Latin America and FirstCom cannot predict if or when all of those conditions will be satisfied. Either AT&T Corp. or FirstCom may terminate the merger agreement if the merger is not completed by August 31, 2000.

Q:  WHAT DO I NEED TO DO TO VOTE ON THE MERGER PROPOSAL?

A: After reviewing this document, you should mark your vote on your proxy card and then sign and mail the card in the enclosed return envelope as soon as possible so that the proxy holder may vote your shares at the FirstCom shareholders' meeting.

Q:  HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?

A: If you sign and send in your proxy card but do not mark your vote, FirstCom will count your proxy as a vote "FOR" the merger.

Q:  WHAT WILL HAPPEN IF I DO NOT VOTE BY PROXY?

A: If you are a FirstCom shareholder and you fail to return your proxy card, it will have the same effect as voting "AGAINST" the merger, unless you then vote your shares in person in favor of the merger at the FirstCom shareholders' meeting.

Q:  CAN I VOTE MY SHARES IN PERSON?

A: Yes. You may attend the FirstCom shareholders' meeting and vote your shares in person, rather than signing and mailing your proxy card. The meeting will occur at 10:00 a.m. local time on August 28, 2000 at:

                              The Waldorf Astoria
                        301 Park Avenue and 50th Street
                               New York, New York

Q:  CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

A: Yes. You may revoke your proxy on or before the day of the FirstCom shareholders' meeting by delivering a duly executed revocation or a proxy dated after the initial proxy to:

                              FirstCom Corporation
                         220 Alhambra Circle, Suite 910
                          Coral Gables, Florida 33134
                          Attention: General Counsel.

     At that time, you can either change your vote or attend the shareholders' meeting and vote in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you instruct your broker on how to vote. Your broker will send you information about how you can instruct your broker to vote. Your broker cannot vote your shares without instructions from you.

Q:  WILL I HAVE ANY "DISSENTERS' RIGHTS" IF I VOTE AGAINST THE MERGER?

A:  No.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, you will receive written instructions on how to exchange your stock certificates.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the merger, or if you would like additional copies of this document, you should contact FirstCom's proxy solicitation agent as follows:

                    Corporate Investor Communications, Inc.
                               111 Commerce Road
                          Carlstadt, New Jersey 07072
                                 1-888-560-9340

                                    SUMMARY

     FirstCom proposes that it merge into a wholly-owned subsidiary of AT&T Latin America.

THE COMPANIES

AT&T Latin America Corp.
2333 Ponce de Leon Blvd.
Coral Gables, Florida 33134
(305) 774-2040

     AT&T Corp. created AT&T Latin America Corp. in October 1999 to be a leading provider of broadband communications services to business customers in the countries in South America and the Caribbean, plus Panama, but excluding Venezuela and Cuba. Broadband communications services are communications services that are delivered over high-speed, high-capacity transmission systems. AT&T Latin America's focus is on providing business customers with data, Internet, voice, video conferencing and electronic commerce services.

     AT&T Latin America currently operates in Brazil, where in December 1999 it acquired Netstream Telecom Ltda., a facilities-based communications carrier. AT&T Latin America today owns and operates high-speed fiber optic networks in Sao Paulo, Rio de Janeiro, Belo Horizonte and Barueri/Alphaville, an industrial suburb of Sao Paulo. Fiber optic networks use laser-generated light pulses to transmit information in digital format through cables containing glass fibers. AT&T Latin America continues to expand its existing networks and has plans to begin building additional networks in the Brazilian cities of Brasilia, Campinas, Curitiba, Porto Alegre and Salvador during 2000. Because AT&T Latin America's operations were only recently developed, they have not yet resulted in material revenues. The Brazilian communications market is dominated by incumbent providers.

     AT&T Latin America also began limited operations in Argentina following its acquisition of Keytech LD, S.A. in June 2000. Keytech LD is a development stage broadband communications company in Argentina with limited assets that include signal transmission switching equipment and licenses to provide communications services in Argentina. Keytech currently serves a small number of customers by reselling services from other communications providers.

FirstCom Corporation
220 Alhambra Circle
Coral Gables, Florida 33134
(305) 459-6300

     FirstCom provides broadband communications services primarily to business customers in four major metropolitan business centers: Santiago, Chile; Lima/Callao, Peru; and Bogota and Cali, Colombia. FirstCom primarily targets business customers, communications carriers and high volume users. It offers a wide range of broadband communications services including data, voice, video, audio and Internet access. Specific service offerings vary depending on the concessions FirstCom holds in each particular country, as well as local laws and regulations and the infrastructure in each country.

     Until November 1996, FirstCom was a development stage company whose activities primarily consisted of the acquisition of licenses, concessions and rights-of-way in selected Latin American communications markets. Since that time, it has focused on the development and operation of high-capacity fiber optic networks in Latin American business centers. FirstCom currently operates its own fiber optic networks in Santiago, Chile, Lima/Callao, Peru, and Bogota and Cali, Colombia.

THE MERGER

     As a result of the merger, the voting capital stock of AT&T Latin America will be owned as follows:

                                                           FULLY-DILUTED    ACTUAL    FULLY-DILUTED    ACTUAL
                                                             ECONOMIC      ECONOMIC      VOTING        VOTING
                                                             INTEREST      INTEREST     INTEREST      INTEREST
                                                           -------------   --------   -------------   --------
Former shareholders of FirstCom..........................      34%           29%           5%            4%
AT&T Corp................................................      59%           63%          93%           94%
SL Participacoes (an affiliate of Promon and former owner
  of Netstream)..........................................       7%            7%           1%            1%
Former shareholders of Keytech LD........................        *            1%            *             *

* Less than 1%.

     The percentages indicated in the table above assume the merger will be completed on August 31, 2000. Also, the fully-diluted percentages reflect the fully-diluted capitalization of AT&T Latin America, which includes:

     - shares of common stock of AT&T Latin America that are issued and outstanding when the merger is completed; and

     - shares of common stock that AT&T Latin America will be required to issue after completion of the merger upon the exercise of outstanding options and warrants to acquire shares of AT&T Latin America or the conversion of shares of convertible preferred stock.

     The actual percentages are based on the number of outstanding FirstCom common shares and Series A convertible preferred shares as of June 30, 2000. The actual percentages as of the merger will depend on the number of FirstCom options and warrants that are exercised between June 30, 2000 and the date of the merger.

     FIRSTCOM OPTIONS AND WARRANTS. When the merger is completed, outstanding options and warrants to acquire the common stock of FirstCom will convert automatically into options and warrants to purchase shares of Class A common stock of AT&T Latin America. These new options and warrants will be for the same number of shares of AT&T Latin America and be exercisable at the same prices as the former options and warrants of FirstCom.

     DETERMINATION OF FIRSTCOM'S BOARD OF DIRECTORS. The FirstCom board of directors determined that the merger is advisable and in the best interests of FirstCom and its shareholders. Accordingly, the FirstCom board of directors unanimously approved the merger and the merger agreement. The FirstCom board of directors unanimously recommends that FirstCom shareholders vote "FOR" approval and adoption of the merger agreement and the merger.

     OPINION OF FIRSTCOM'S FINANCIAL ADVISOR. In connection with the merger, CIBC World Markets Corp., FirstCom's financial advisor, gave FirstCom's board of directors an opinion as to the fairness, from a financial point of view, to the holders of FirstCom common shares of the 34% fully-diluted equity ownership that FirstCom's shareholders will receive in AT&T Latin America upon completion of the merger. The opinion of CIBC World Markets does not address the fairness, from a financial point of view, of the consideration to be received in the merger by the holders of FirstCom's Series A convertible preferred shares. The full text of the written opinion of CIBC World Markets, dated November 1, 1999, is attached to this proxy statement/prospectus as Annex B. You are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. THE OPINION OF CIBC WORLD MARKETS DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE PROPOSED MERGER.

     REQUIRED VOTE OF FIRSTCOM SHAREHOLDERS. FirstCom cannot complete the merger unless holders of a majority of the outstanding FirstCom common shares and Series A convertible preferred shares, voting together as a single class, as well as holders of seventy-five percent of the outstanding FirstCom Series A convertible preferred shares, voting as a separate class, approve the merger. Each FirstCom common share and Series A convertible preferred share is entitled to one vote on the merger proposal. If all of the holders of Series A convertible preferred shares convert those shares into FirstCom common shares prior to the shareholders' meeting, the holders of a majority of the aggregate number of outstanding FirstCom common shares and Series A convertible preferred shares, voting together as a single class, would be necessary to approve the merger. There would no longer be a separate class vote of the Series A convertible preferred shares at that meeting.

     The holders of approximately 22% of the outstanding voting capital stock of FirstCom have agreed to vote all of their shares in favor of the merger. Included in this percentage are all of the holders of FirstCom's Series A convertible preferred shares as well as four common shareholders. The agreement by the holders of Series A convertible preferred shares applies both to their vote with the common shareholders and, if required, to their vote as a separate class.

     MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES. AT&T Latin America and FirstCom have structured the merger as a "reorganization" for federal income tax purposes so that FirstCom's shareholders will not recognize any taxable gain or loss as a result of the merger. Each of AT&T Latin America and FirstCom have received an opinion from its legal counsel to the effect that:

     - the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

     - AT&T Latin America, FirstCom and the shell subsidiary created by AT&T Latin America for the merger will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

These opinions assume that factual representations made by the parties, which will be reconfirmed prior to the merger, are true and correct. You should consult your own tax advisor regarding the specific tax consequences to you in light of your particular circumstances.

     ACCOUNTING TREATMENT. AT&T Latin America intends to account for the merger under the purchase method of accounting for financial reporting purposes. It will make a determination of the fair value of FirstCom's assets and liabilities in order to allocate the purchase price to the assets acquired and liabilities assumed in accordance with U.S. generally accepted accounting principles, known as GAAP. AT&T Latin America will record as goodwill and amortize over a 20-year period any excess of the purchase price over the fair value of the assets and liabilities of FirstCom.

     CONDITIONS TO COMPLETION OF THE MERGER. Completion of the merger will depend on the completion of customary conditions, such as shareholder approval, as well as other conditions negotiated by the parties. The conditions negotiated by the parties include launch of a tender offer and completion of a consent solicitation by FirstCom for its 14% senior notes due 2007, receipt by AT&T Latin America of a $100 million revolving credit facility from AT&T Corp. or one of its subsidiaries and AT&T Corp. and AT&T Latin America entering into a service mark license agreement and regional vehicle agreement. In addition, each of FirstCom and AT&T Latin America must receive from its counsel reconfirmation at the time of the merger of its counsel's opinion referred to above.

     FirstCom is permitted, but does not intend, to waive one or more of its conditions to completion of the merger. FirstCom will not waive any material condition, such as the receipt of the tax opinion described above, without first recirculating revised proxy materials and resoliciting the vote of its stockholders. For more information, see "The Merger Agreement -- Conditions to Completion of the Merger" on p. 56.

     TERMINATION OF THE MERGER AGREEMENT. The merger agreement may be terminated if FirstCom's shareholders do not approve the merger agreement. It may also be terminated in the context of an alternative transaction or if there is a material adverse change with respect to Netstream or FirstCom. The merger agreement generally requires FirstCom to pay to AT&T Corp. a $10 million termination fee, plus up to $1 million of expenses. For information about other termination events, see "The Merger Agreement -- Termination of the Merger Agreement" on p. 57.

     INTERESTS OF MEMBERS OF FIRSTCOM'S BOARD OF DIRECTORS AND MANAGEMENT IN THE MERGER. Some of the directors and members of FirstCom's senior management who are also shareholders of FirstCom have interests in the merger that differ from, or are in addition to, your interests. Those interests include becoming an officer or a director of AT&T Latin America and being entitled to the continuation of their current indemnification arrangements. You should be aware of these interests because they may conflict with your interests.

     As a condition to the merger, AT&T Latin America will appoint Patricio E. Northland to AT&T Latin America's board of directors and employ Mr. Northland as president and chief executive officer of AT&T Latin America upon completion of the merger. AT&T Corp. has also indicated that Mr. Northland will be chairman of the board of AT&T Latin America after the merger. Employment arrangements with Mr. Northland include significant incentives in the form of awards of restricted shares of FirstCom common stock and options to acquire shares of FirstCom common stock. Upon completion of the merger, these options will convert automatically into options to acquire shares of Class A common stock of AT&T Latin America. The FirstCom board of directors was aware of these interests and concluded that these interests did not detract from the fairness of the merger to the FirstCom shareholders.

                         SELECTED FINANCIAL INFORMATION

     Set forth below is selected historical and pro forma financial information relating to AT&T Latin America, Netstream and FirstCom.

     You should also refer to the financial information about AT&T Latin America, Netstream and FirstCom included in this proxy statement/prospectus in "Unaudited Pro Forma Combined Financial Information," the historical financial statements of AT&T Latin America and Netstream included in this proxy statement/prospectus and the historical financial statements of FirstCom incorporated by reference in this proxy statement/prospectus.

     The information for AT&T Latin America has been derived from:

     - AT&T Latin America's audited consolidated financial statements as of December 31, 1999 and for the period from inception (October 13, 1999) through December 31, 1999; and

     - AT&T Latin America's unaudited interim consolidated financial statements as of and for the three-month period ended March 31, 2000.

     The information for Netstream has been derived from:

     - Netstream's audited financial statements as of and for the eleven months ended December 31, 1998; and

     - Netstream's audited financial statements as of and for the nine months ended September 30, 1999.

     The information for FirstCom has been derived from:

     - FirstCom's audited annual consolidated financial statements as of and for the years ended December 31, 1998 and 1999; and

     - FirstCom's unaudited interim consolidated financial statements as of and for the three-month period ended March 31, 2000.

     Selected financial information of FirstCom as of and for the years ended December 31, 1995, 1996 and 1997 is provided in the Annual Report on Form 10-K/A, Amendment No. 2, of FirstCom, which is incorporated by reference in this proxy statement/prospectus.

SELECTED HISTORICAL FINANCIAL INFORMATION OF AT&T LATIN AMERICA, NETSTREAM AND FIRSTCOM

                               AT&T LATIN AMERICA

                                                            PERIOD FROM INCEPTION
                                                             (OCTOBER 13, 1999)     THREE MONTHS ENDED
                                                                   THROUGH            MARCH 31, 2000
                                                              DECEMBER 31, 1999        (UNAUDITED)
                                                            ---------------------   ------------------
                                                              (IN THOUSANDS OF U.S. DOLLARS, EXCEPT
                                                                    SHARE AND PER SHARE DATA)
Statement of operations and other data
  Net revenue.............................................        $    802               $  4,364
  Gross profit (loss).....................................             (63)                (2,557)
  Operating loss..........................................          (3,934)               (12,949)
  Net loss................................................          (4,124)               (11,217)
  Net loss per share......................................         (103.10)               (280.43)
  Weighted average shares outstanding.....................          40,000                 40,000
  Depreciation & amortization.............................           1,707                  6,160
  Capital expenditures....................................           9,276                 19,903

                                                                                    AS OF MARCH 31,
                                                                   AS OF                  2000
                                                             DECEMBER 31, 1999        (UNAUDITED)
                                                            --------------------   ------------------
                                                                 (IN THOUSANDS OF U.S. DOLLARS)
Balance sheet data
  Property, plant & equipment, net........................        $ 68,269              $ 86,051
  Total assets............................................         384,428               384,238
  Long term debt (including capital leases)...............             383                   411
  Total liabilities.......................................          10,634                22,438
  Shareholders' equity....................................         373,794               361,800
Other financial data
  EBITDA (A)..............................................          (2,227)               (6,789)
Cash flow data:
  Net cash flow provided by operating activities..........              17                   155
  Net cash flow used in investing activities..............        (353,787)              (25,869)
  Net cash flow provided by financing activities..........         377,490                 1,770

(A) EBITDA as used in this proxy statement/prospectus is operating profit (loss) plus the sum of depreciation and amortization and is presented because AT&T Latin America believes that EBITDA provides useful information regarding AT&T Latin America's ability to service its debt. EBITDA should not be considered in isolation or as a substitute for the consolidated income statements or the consolidated statements of changes in financial position prepared in accordance with U.S. GAAP or as a measure of profitability or liquidity. EBITDA is not (i) a measure determined under U.S. GAAP, (ii) an alternative to U.S. GAAP operating income (loss) and net income (loss), or
    (iii) a measure of liquidity or cash flows as determined under U.S. GAAP. EBITDA does not represent discretionary funds. As a result, EBITDA, as calculated by AT&T Latin America, may not be comparable to similarly titled measures reported by other companies.

                                   NETSTREAM

                                                                                      NINE MONTHS
                                                             ELEVEN MONTHS ENDED         ENDED
                                                              DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                                             -------------------   ------------------
                                                              (IN THOUSANDS OF U.S. DOLLARS, EXCEPT
                                                                    QUOTA AND PER QUOTA DATA)
Statement of operations and other data
  Net revenue..............................................      $       --            $      395
  Gross profit (loss)......................................              --                (1,373)
  Operating loss...........................................          (3,848)              (12,575)
  Net loss.................................................          (3,442)              (12,001)
  Net loss per quota (A)...................................           (2.72)                (5.13)
  Weighted average quotas outstanding (A)..................       1,264,127             2,339,183
  Depreciation & amortization..............................              --                 1,511
  Capital expenditures.....................................          12,212                36,783
Balance sheet data
  Property, plant & equipment, net.........................      $   12,212            $   47,484
  Total assets.............................................          12,980                49,793
  Long term debt (including capital leases)................             457                   375
  Total liabilities........................................          14,475                33,814
  Quotaholders' equity interest (A)........................          (1,495)               15,979
Other financial data
  EBITDA (B)...............................................          (3,848)              (11,064)
Cash flow data:
  Net cash flow (used in) provided by operating
     activities............................................              (7)                   27
  Net cash flow provided by investing activities...........               9                    --
  Net cash flow provided by financing activities...........              --                    --

(A) As a Brazilian limited liability company (sociedade de responsabilidade limitada), Netstream's capital is represented by quotas rather than shares of capital stock.
(B) EBITDA as used in this proxy statement/prospectus is operating profit (loss) plus the sum of depreciation and amortization and is presented because AT&T Latin America believes that EBITDA provides useful information regarding Netstream's ability to service its debt. EBITDA should not be considered in isolation or as a substitute for the consolidated income statements or the consolidated statements of changes in financial position prepared in accordance with U.S. GAAP or as a measure of profitability or liquidity. EBITDA is not (i) a measure determined under U.S. GAAP, (ii) an alternative to U.S. GAAP operating income (loss) and net income (loss), or (iii) a measure of liquidity or cash flows as determined under U.S. GAAP. EBITDA does not represent discretionary funds. As a result, EBITDA, as calculated by Netstream, may not be comparable to similarly titled measures reported by other companies.

                                    FIRSTCOM

                                                                                       THREE MONTHS
                                                         YEAR ENDED     YEAR ENDED    ENDED MARCH 31,
                                                        DECEMBER 31,   DECEMBER 31,        2000
                                                            1998           1999         (UNAUDITED)
                                                        ------------   ------------   ---------------
                                                            (IN THOUSANDS OF U.S. DOLLARS, EXCEPT
                                                                  SHARE AND PER SHARE DATA)
Statement of operations data
  Net revenue.........................................  $    18,142    $    38,356      $    11,750
  Gross profit (loss).................................        4,063         16,351            6,441
  Operating loss (A)..................................      (10,642)       (20,919)         (12,745)
  Net loss (A)........................................      (25,322)       (41,472)         (17,954)
  Net loss per share..................................        (1.33)         (1.94)           (0.61)
  Weighted average shares outstanding.................   19,084,300     21,354,012       29,660,707
  Depreciation & amortization.........................        2,237         10,211            2,936
  Capital expenditures................................       34,674         33,124            9,346
Balance sheet data
  Property, plant & equipment, net....................  $    45,901    $    92,469      $    99,143
  Total assets........................................      154,844        172,110          193,495
  Long term debt (including capital leases) and
     redeemable preferred stock.......................      133,913        149,109          151,158
  Total liabilities...................................      148,670        166,078          175,373
  Shareholders' equity (deficit)......................        6,174         (8,700)           2,966
Other financial data
  EBITDA (A) (B)......................................       (8,405)       (10,708)          (9,809)
Cash flow data:
  Net cash flow used in operating activities..........      (28,389)       (31,941)          (6,927)
  Net cash flow provided by (used in) investing
     activities.......................................        2,227        (15,948)          (8,807)
  Net cash flow provided by financing activities......       20,118         51,983           29,639

(A) These amounts reflect a non-recurring expense of $6,137 for the three months ended March 31, 2000 and $1,008 for the year ended December 31, 1999 for merger expenses relating to the proposed merger with AT&T Latin America.
(B) EBITDA as used in this proxy statement/prospectus is operating profit (loss) plus the sum of depreciation and amortization and is presented because FirstCom believes that EBITDA provides useful information regarding FirstCom's ability to service its debt. EBITDA should not be considered in isolation or as a substitute for the consolidated income statements or the consolidated statements of changes in financial position prepared in accordance with U.S. GAAP or as a measure of profitability or liquidity. EBITDA is not (i) a measure determined under U.S. GAAP, (ii) an alternative to U.S. GAAP operating income (loss) and net income (loss), or (iii) a measure of liquidity or cash flows as determined under U.S. GAAP. EBITDA does not represent discretionary funds. As a result, EBITDA, as calculated by FirstCom, may not be comparable to similarly titled measures reported by other companies.

    SELECTED AT&T LATIN AMERICA UNAUDITED PRO FORMA COMBINED FINANCIAL
    INFORMATION

     AT&T Latin America and FirstCom also present below selected unaudited pro forma combined financial information of AT&T Latin America to assist you in evaluating the merger. This information shows what the results of operations and financial position of AT&T Latin America might have been assuming that the Netstream acquisition and the merger occurred on January 1, 1999 for statement of operations purposes and on March 31, 2000 for balance sheet purposes.

     This information is derived from the unaudited pro forma combined financial information, and reflects the adjustments described in the notes contained in this proxy statement/prospectus in the section entitled "Unaudited Pro Forma Combined Financial Information." You should refer to that section for more information.

     The unaudited pro forma combined financial information does not purport to present the results of operations of AT&T Latin America had the assumed transactions occurred on the dates, or at the beginning of the periods, for which such transactions are being given pro forma effect. Nor is the unaudited pro forma combined financial information necessarily indicative of the results of operations which may be achieved in the future. Assuming completion of the merger, the actual financial position and results of operations of AT&T Latin America will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the unaudited pro forma financial information and the date on which the Netstream acquisition and the merger took place.

                     AT&T LATIN AMERICA UNAUDITED PRO FORMA

                                                                                     THREE MONTHS ENDED
                                                                  YEAR ENDED           MARCH 31, 2000
                                                              DECEMBER 31, 1999          (UNAUDITED)
                                                             --------------------   ---------------------
                                                             (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE
                                                                         AND PER SHARE DATA)
Statement of operations and other data
Net revenue................................................      $     40,349           $     16,114
Gross profit...............................................            12,303                  3,884
Operating loss.............................................           (86,735)               (32,981)
Net loss attributable to common stockholders...............          (112,092)               (38,273)
Net loss per share.........................................             (0.99)                 (0.34)
Weighted average shares outstanding........................       113,469,672            113,469,672
Depreciation & amortization................................            61,805                 16,133
Capital expenditures.......................................            94,341                 31,165

                                                                 AS OF
                                                               MARCH 31,
                                                                 2000
                                                              (UNAUDITED)
                                                              -----------
Balance sheet data
  Property, plant & equipment, net..........................  $  165,251
  Goodwill and other intangible assets......................     768,138
  Total assets..............................................   1,045,857
  Long term debt (including capital leases) and redeemable
     preferred stock........................................     212,908
  Total liabilities.........................................      55,419
  Shareholders' equity......................................     780,505

SELECTED OPERATING INFORMATION OF AT&T LATIN AMERICA, NETSTREAM AND FIRSTCOM

     AT&T Latin America and FirstCom present below some operating statistics of AT&T Latin America and FirstCom, as well as AT&T Latin America on a pro forma combined basis with FirstCom as of March 31, 2000. A brief description of some of these measurements follows:

     Network route kilometers. Network route kilometers are the total number of kilometers of cable installed in a network. Network route kilometers include cable laid as a backbone for the network, cable from the backbone to a building and cable within a building to reach the customers' hardware at its premises. A measurement in route kilometers does not take account of the number of fibers in the various fiber optic cables that make up the network.

     Total fiber kilometers. Total fiber kilometers are network route kilometers multiplied by the number of strands of fiber in each of the cables that make up the network. By counting strands of fiber, a measurement in fiber kilometers indicates the maximum capacity of a network. For example, one route kilometer of 144-strand fiber optic backbone cable would count as 144 fiber kilometers, while one kilometer of 12-strand building access cable would count as only 12 fiber kilometers.

     Buildings connected. Buildings connected refers to the number of buildings, each identified by a unique street address, that are connected to a network.

     Voice grade equivalent circuits. The number of voice grade equivalent circuits relates to the transmission capacity of lines. These circuits are measured in terms of their ability to transmit the equivalent 64 kilobits of information per second, the number needed for one voice call. A bit is the smallest unit of information a computer can process and is the basic measurement unit of data communications. If two sites are connected with a 256 kilobits link, there would be four voice grade equivalent circuits.

     Permanent virtual circuits sold. A permanent virtual circuit represents a data connection, typically between two locations such as a customer's headquarters and an off-site branch or other entity. AT&T Latin America and FirstCom connect customers to their networks by deploying a port connection within or near to the customer's premises. Each port can accommodate several permanent virtual circuits. As a customer increases its usage of services, the customer will obtain additional available transmission capacity, on the same installed port.

     Number of dedicated data and Internet customers. The number of customers represents the number of billable customers for data or Internet services.

     Employees. The number of employees excludes third-party contractor employees and agents.

                     AT&T LATIN AMERICA PRO FORMA COMBINED

                              AS OF MARCH 31, 2000

                                                                                               AT&T
                                                  AT&T                                     LATIN AMERICA
                                              LATIN AMERICA            FIRSTCOM              PRO FORMA
                                                 BRAZIL       CHILE    COLOMBIA    PERU      COMBINED
                                              -------------   ------   --------   ------   -------------
Network route kilometers
  Metropolitan..............................        335          306       815     1,228       2,684
  Domestic (long-haul)......................          0            0         0         0           0
          Total.............................        335          306       815     1,228       2,684
          Total fiber kilometers............     32,461        4,743    17,996    31,236      86,436
Number of buildings connected...............        601          225       734       681       2,241
Number of voice grade equivalent circuits...     14,218       35,115    10,770    10,683      70,786
Number of permanent virtual circuits sold...      1,652        1,089     1,314       847       4,902
Number of dedicated data and Internet
  customers.................................        623          699       181       582           -
Number of employees.........................        193          276       164       284         917

COMPARATIVE SHARE DATA

     The following table sets forth certain earnings, dividends and book value per share for AT&T Latin America and FirstCom on a historical basis and pro forma basis.

     You should read this information in conjunction with the "Selected Financial Information" and the respective audited consolidated financial statements (and related notes) of AT&T Latin America and FirstCom incorporated by reference or appearing elsewhere in this proxy statement/prospectus.

     The FirstCom pro forma equivalent per share amounts are calculated by multiplying the assumed exchange ratio of one share of AT&T Latin America common stock for each share of FirstCom common stock by the pro forma per share values of AT&T Latin America for the relevant period.

     This information is not necessarily indicative of the results of future operations of the combined company or the actual results that would have occurred had the merger been consummated prior to the periods indicated.

                               AT&T LATIN AMERICA

                                                              AS OF OR FOR THE    AS OF OR FOR THE
                                                                 YEAR ENDED      THREE MONTHS ENDED
                                                                DECEMBER 31,         MARCH 31,
                                                                    1999                2000
                                                              ----------------   ------------------
Book value per share of AT&T Latin America common stock:
     Historical.............................................     $ 9,344.85          $ 9,045.00
     Pro forma..............................................           7.14                6.88
Cash dividends declared:                                                  0                   0
Net loss attributable to common stockholders (per share):
     Historical.............................................        (103.10)            (280.43)
     Pro forma..............................................          (0.99)              (0.34)

                                    FIRSTCOM

                                                                                 AS OF OR FOR THE
                                                              AS OF OR FOR THE     THREE MONTHS
                                                                 YEAR ENDED           ENDED
                                                                DECEMBER 31,        MARCH 31,
                                                                    1999               2000
                                                              ----------------   ----------------
Book value per share of FirstCom common stock:
     Historical.............................................       $(0.27)            $ 0.10
     Equivalent pro forma...................................         7.14               6.88
Cash dividends declared:                                                0                  0
Net loss attributable to holders of common and Series A
  convertible preferred shares (per share):
     Historical.............................................        (1.94)             (0.61)
     Equivalent pro forma...................................        (0.99)             (0.34)

MARKET PRICE OF FIRSTCOM COMMON SHARES

     The following table shows the range of the high and low closing prices of FirstCom common shares, as reported by Nasdaq for the periods presented. FirstCom has never paid any cash dividends on its common shares.

                                                                FIRSTCOM COMMON
                                                                     SHARES
                                                               HIGH          LOW
                                                              -------      -------
                                                              (IN U.S. DOLLARS PER
                                                                     SHARE)
2000
  Third Quarter (through July 14)...........................  $17.56       $15.19
  Second Quarter............................................   32.12        11.19
  First Quarter.............................................   37.94        29.38
1999
  Fourth Quarter............................................   42.00         9.38
  Fourth Quarter (through October 29)(1)....................   12.44         9.38
  Third Quarter.............................................   11.12         7.69
  Second Quarter............................................    9.12         2.75
  First Quarter.............................................    3.16         2.16
1998
  Fourth Quarter............................................    2.62         0.75
  Third Quarter.............................................    2.87         1.00
  Second Quarter............................................    2.62         1.66
  First Quarter.............................................    2.69         1.66
1997
  Fourth Quarter............................................    4.00         1.56
  Third Quarter.............................................    3.44         2.06
  Second Quarter............................................    3.25         1.44
  First Quarter.............................................    3.50         1.88

---------------

(1) October 29, 1999 was the last trading day before the signing of the merger agreement.

                                  RISK FACTORS

     In deciding whether to vote in favor of the merger, you should consider the following factors that could affect the value of an investment in AT&T Latin America. You also should consider the other information included in this document.

RISKS RELATING TO THE MERGER

IF AT&T LATIN AMERICA DOES NOT INTEGRATE SUCCESSFULLY WITH FIRSTCOM, ITS ANTICIPATED GROWTH AND INCREASE IN REVENUES MAY NOT BE REALIZED, AND OPERATING COSTS MAY BE GREATER THAN EXPECTED.

     If AT&T Latin America does not integrate successfully its various operations, its anticipated growth and increase in revenues may not be realized, and operating costs may be greater than expected. Integration of the operations of AT&T Latin America and FirstCom may be difficult because it will involve changes affecting the employees, management and operations of both companies. Future acquisitions, which are part of AT&T Latin America's growth strategy, could further complicate the integration process.

AT&T CORP.'S VOTING CONTROL OVER AT&T LATIN AMERICA AFTER THE MERGER COULD CAUSE AT&T LATIN AMERICA TO TAKE ACTIONS BENEFICIAL TO AT&T CORP. THAT ARE NOT IN THE BEST INTERESTS OF AT&T LATIN AMERICA OR ITS STOCKHOLDERS.

     After the merger, AT&T Corp. will control indirectly approximately 94% of the voting power in AT&T Latin America. It will be able to control the election of the members of the board of directors and the outcome of substantially all matters submitted to a vote of AT&T Latin America's stockholders. AT&T Corp.'s voting control may continue in the future through its ownership of the high vote AT&T Latin America Class B common stock even if AT&T Corp. no longer owns a majority economic interest in AT&T Latin America.

     AT&T Corp. may have interests that differ from yours which may give it an incentive to cause AT&T Latin America to take actions beneficial to AT&T Corp. that are not necessarily in the best interests of AT&T Latin America or its stockholders. AT&T Corp. and companies in which it owns equity interests, some of which are larger than its equity interest in AT&T Latin America, will have commercial arrangements with AT&T Latin America. A subsidiary of AT&T Corp. will also be a creditor of AT&T Latin America with respect to a $100 million revolving credit facility and will own all of the 15% Series B preferred stock of AT&T Latin America.

AT&T CORP.'S VOTING CONTROL AND SOME OF THE PROVISIONS OF AT&T LATIN AMERICA'S CERTIFICATE OF INCORPORATION AND BYLAWS MAY DELAY, DEFER OR PREVENT A CHANGE IN CONTROL OF AT&T LATIN AMERICA THAT MIGHT BE OTHERWISE BENEFICIAL TO AT&T LATIN AMERICA'S STOCKHOLDERS.

     AT&T Corp.'s voting control and some of the provisions of AT&T Latin America's certificate of incorporation and bylaws may delay, defer or prevent a change of control of AT&T Latin America that might be otherwise beneficial to AT&T Latin America's stockholders. Those provisions are described in this proxy statement/prospectus under the heading "Provisions of AT&T Latin America's Certificate of Incorporation and Bylaws That Could Delay, Defer or Prevent Change of Control." This may adversely affect the prevailing market price of the Class A shares if viewed as discouraging takeover attempts in the future.

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

AT&T CORP. MAY COMPETE WITH AT&T LATIN AMERICA IN PROVIDING VARIOUS SERVICES, WHICH COULD ADVERSELY AFFECT AT&T LATIN AMERICA'S ABILITY TO GAIN MARKET SHARE AND ATTRACT AND RETAIN CUSTOMERS.

     AT&T Corp. may compete with AT&T Latin America in providing all services AT&T Latin America may provide except long distance, toll-free, local voice delivered through fixed lines, dedicated lines, Internet access and a number of data services. Those services are described in this proxy statement/prospectus under the heading "Regional Vehicle Agreement with AT&T Corp." The restrictions on competition do not apply to Concert, subsidiaries of AT&T Corp. related to the Liberty Media group, the AT&T Global Network Services business and the businesses AT&T Corp. is acquiring through its acquisition of MediaOne. Competition from AT&T Corp. and its affiliates could adversely affect AT&T Latin America's ability to gain market share and attract and retain customers.

TERMINATION OF AT&T LATIN AMERICA'S BRAND LICENSE AGREEMENT WITH AT&T CORP. WOULD RESULT IN THE LOSS OF THE USE OF THE WELL-KNOWN AT&T BRAND, WHICH WOULD ADVERSELY AFFECT AT&T LATIN AMERICA'S ABILITY TO MAINTAIN AND EXPAND ITS CUSTOMER BASE AND GENERATE REVENUES.

     AT&T Corp. may terminate its brand license with AT&T Latin America if AT&T Corp. no longer has voting control of AT&T Latin America or if AT&T Latin America misuses the marks or otherwise materially breaches its obligations under the brand license agreement and is not able to correct the breach in a timely fashion. Loss of the AT&T brand would detract from AT&T Latin America's ability to gain market share, and could result in increased marketing costs associated with developing market recognition for a different brand name. These effects would adversely affect its ability to attract and retain customers and generate revenues.

YOU MAY NOT BE ABLE TO VALUE READILY THE SHARES OF AT&T LATIN AMERICA COMMON STOCK YOU WILL RECEIVE IN THE MERGER BECAUSE THE SHARES HAVE NO PRIOR TRADING MARKET.

     Although there is an established trading market for FirstCom's shares, shares of AT&T Latin America's Class A common stock are not yet publicly traded. Because the Class A shares will not trade publicly until after completion of the merger, FirstCom shareholders will not know the level of liquidity that will develop for these shares. This will make it difficult to determine the value of AT&T Latin America's Class A shares.

THE SALE OF A SUBSTANTIAL NUMBER OF SHARES OF AT&T LATIN AMERICA COULD CAUSE THE MARKET PRICE OF ITS SHARES TO DECLINE.

     The sale of a substantial number of AT&T Latin America's shares of Class A common stock or the perception that such a sale might occur could put downward pressure on the market price of the Class A common stock. There could be substantial sales in connection with acquisitions and upon the exercise of outstanding warrants and options. Also, AT&T Latin America expects to make a substantial equity offering shortly after the merger to raise funds to implement its growth strategy. Whether AT&T Latin America makes an equity offering and what its terms might be will depend on prevailing market conditions.

INDUSTRY AND BUSINESS RISKS

AT&T LATIN AMERICA HAS HAD OPERATING LOSSES AND MAY NEVER HAVE PROFITABLE OPERATIONS, WHICH WOULD ADVERSELY AFFECT ITS ABILITY TO FINANCE FUTURE OPERATIONS AND MAKE SUITABLE ACQUISITIONS.

     FirstCom and Netstream have had significant losses and negative cash flow from operations since their inception. On a pro forma basis, giving effect to the merger as if it had been completed on

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

January 1, 1999, AT&T Latin America and its subsidiaries had a loss from operations of approximately $86.7 million in 1999 and $33.0 million in the first quarter of 2000 and a net loss attributable to common stockholders of approximately $112.1 million in 1999 and $38.3 million in the first quarter of 2000.

     AT&T Latin America expects to continue to incur significant operating losses and have negative cash flow from operations for at least the next several years. This could result in AT&T Latin America being unable to achieve or sustain profitable operations, finance future operations or make suitable acquisitions.

AT&T LATIN AMERICA'S LIMITED OPERATING HISTORY MAY MAKE IT DIFFICULT TO EVALUATE ITS PERFORMANCE AFTER THE MERGER.

     Prospective investors have only limited historical information about the operations that AT&T Latin America will have after the merger to use in evaluating its performance. Until the Netstream acquisition in December 1999, AT&T Latin America had no material assets, liabilities or operations. Netstream itself began commercial operations on a limited scale in November 1998. Although FirstCom began operations in 1994 in Chile, it acquired its Peruvian operations in May 1996 and its Colombian operations in February 1999. In addition, Keytech LD, which AT&T Latin America acquired in June 2000, is a development stage broadband communications company in Argentina with limited assets and a limited operating history consisting of reselling other carriers' services to a few customers.

IF AT&T LATIN AMERICA FAILS TO RAISE THE NECESSARY FUNDS FOR ITS CAPITAL EXPENDITURE PROGRAMS AND TO FUND OPERATING LOSSES, IT WILL BE DIFFICULT TO IMPLEMENT ITS GROWTH STRATEGY.

     AT&T Latin America has substantial cash requirements. AT&T Latin America estimates that it will have cash requirements of approximately $725 million during 2000 and the first half of 2001. AT&T Latin America and FirstCom had spent an aggregate of $40 million of that amount through March 31, 2000. The remaining amount will be needed to develop and expand its communications networks and services and fund working capital needs, operating losses and debt services obligations. AT&T Latin America expects that its funding needs to implement its growth strategy will continue at a somewhat higher level from mid-2001 through the end of 2002. Moreover, AT&T Latin America could require additional funding if operating losses are greater than anticipated or it takes advantage of acquisition or other expansion opportunities using cash.

     AT&T Latin America is not sure it will be able to raise sufficient funds on acceptable terms or at all. Failure to raise sufficient funds could affect its ability to meet its debt service and other obligations and would affect its ability to carry out its growth strategy. If AT&T Latin America does not obtain additional financing by the end of the third quarter of 2000, it will have to postpone most of its capital expenditures until financing is obtained. This would detract from its time to market and its ability to pursue its growth strategy.

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

AT&T LATIN AMERICA WILL HAVE SIGNIFICANT DEBT AND PREFERRED DIVIDEND OBLIGATIONS THAT COULD ADVERSELY AFFECT ITS ABILITY TO MAKE CAPITAL EXPENDITURES, OBTAIN ADDITIONAL FINANCING, MAKE SUITABLE ACQUISITIONS AND REACT TO COMPETITIVE AND OTHER CHANGES.

     AT&T Latin America will have significant amounts of debt and preferred stock, and therefore substantial debt service and preferred dividend obligations. Having a high level of debt and preferred dividend obligations imposes risks such as the following:

     - AT&T Latin America may have difficulty in obtaining additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

     - AT&T Latin America's substantial cash requirements to service debt and pay preferred dividends will reduce amounts available for capital expenditures and other purposes;

     - the failure to generate sufficient cash flow or obtain sufficient cash from its subsidiaries could result in a default on its debt; and

     - AT&T Latin America's high debt level may increase its vulnerability to adverse changes in its business and economic conditions, as well as limit its ability to react to competitive changes.

     AT&T Latin America, on a pro forma basis giving effect to the acquisition of Netstream and FirstCom, have had operating results that failed by a substantial amount to cover fixed charges. AT&T Latin America does not expect to have sufficient cash flow to cover its fixed charges for at least the next several years.

     If AT&T Latin America fails to meet its debt or preferred dividend obligations, it may have to modify its growth plans, restructure or refinance its indebtedness or seek additional capital, which may not be available on reasonable terms or at all. Its ability to meet its obligations depends on factors affecting its business and operations, many of which are beyond AT&T Latin America's control. They include such things as economic conditions in Latin America, the entry of new competitors and technological change.

LIMITS ON THE ABILITY OF AT&T LATIN AMERICA'S SUBSIDIARIES TO MAKE FUNDS AVAILABLE TO PAY DEBT AND OTHER OBLIGATIONS COULD ADVERSELY AFFECT AT&T LATIN AMERICA'S BUSINESS AND FINANCIAL STANDING.

     AT&T Latin America's only significant assets that generate cash are its direct and indirect interests in its operating subsidiaries. These subsidiaries may not be able to make funds available to enable AT&T Latin America to meet its obligations in which case its business and financial standing would be adversely affected. The ability of AT&T Latin America's subsidiaries to make funds available to AT&T Latin America will depend on their earnings, business and tax considerations and legal restrictions, such as local legal restrictions relating to foreign payments and repatriation of capital, as well as their agreements with lenders.

ACQUISITIONS COULD RESULT IN SHAREHOLDER DILUTION, ADDITIONAL LIABILITIES, INCREASED AMORTIZATION EXPENSES, DIFFICULTIES IN INTEGRATING NEW BUSINESSES AND DIVERSION OF MANAGEMENT'S ATTENTION.

     Acquisitions are an important part of our growth strategy. However, acquisitions could result in one or more of the following:

     - dilutive issuances of equity securities;

     - additional debt and contingent liabilities;

     - increased amortization expenses related to goodwill and other intangible assets;

     - difficulties in assimilating the operations, technologies, services and products of the acquired companies; and

     - the diversion of management's attention from other business activities.

AT&T LATIN AMERICA MAY NOT BE ABLE TO COMPLETE THE ACQUISITIONS NECESSARY TO IMPLEMENT ITS GROWTH STRATEGY.

     AT&T Latin America's growth will depend in part on whether it can identify suitable acquisition candidates and complete acquisitions at attractive prices and on satisfactory terms. Completing acquisitions may require approval from regulatory authorities and other third parties. AT&T Latin America has no commitments or agreements for any acquisitions. AT&T Latin America is not certain that it will be able to successfully complete acquisitions. An inability to make suitable acquisitions would make it more difficult for AT&T Latin America to implement its growth strategy.

AT&T LATIN AMERICA MAY HAVE DELAYS OR UNANTICIPATED EXPENSES IN CONSTRUCTING ITS NETWORKS THAT PUT IT AT A COMPETITIVE DISADVANTAGE.

     AT&T Latin America's substantial construction of additions to its networks and new network systems involves material risks. Failure to complete construction on a timely basis could adversely affect AT&T Latin America's ability to attract and retain customers, as well as its contracts, franchises and licenses. In addition, this type of construction project is subject to cost overruns and delays beyond AT&T Latin America's control. Increased expenses due to construction difficulties could adversely affect AT&T Latin America's financial results. Delays such as those caused by government entities, financing problems and catastrophic occurrences are not unusual and may be common. Delays can also arise from design changes and material or equipment shortages or delays in delivery. Services to buildings can also be delayed if the operating companies or their subcontractors have difficulty in obtaining easements from third parties.

AT&T LATIN AMERICA NEEDS TO ATTRACT NEW CUSTOMERS AND THERE MUST BE SUBSTANTIAL GROWTH IN THE OVERALL LEVEL OF DEMAND IN LATIN AMERICA FOR SERVICES IF AT&T LATIN AMERICA IS TO GENERATE PROFITS.

     AT&T Latin America's success will depend heavily on the extent to which prospective subscribers use its data, Internet and other broadband services. Attracting new customers is particularly important to AT&T Latin America's growth strategy because FirstCom and AT&T Latin America have only limited operating histories. In addition, for AT&T Latin America to succeed, the overall level of demand for this type of services by businesses in its existing markets must increase significantly. Also, there must be strong demand for services that AT&T Latin America introduces in the future.

     AT&T Latin America cannot be sure what the future demand for these services will be, particularly since the demand will depend to a significant extent on factors beyond its control. Those factors include business, economic, regulatory and competitive factors in the markets in which it operates. Insufficient demand for its services will adversely affect AT&T Latin America's business and results of operations.

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

INCREASING COMPETITION IN THE COMMUNICATIONS INDUSTRY IN LATIN AMERICA AND AT&T LATIN AMERICA'S LIMITED COMPETITIVE STANDING AND SIZE COULD ADVERSELY AFFECT ITS ABILITY TO GENERATE REVENUES, GAIN SIGNIFICANT MARKET SHARE AND ATTRACT NEW CUSTOMERS FROM EXISTING PROVIDERS.

     The communications industry in Latin America is becoming increasingly competitive due in part to recent privatizations, deregulation and a related increase in the number and size of new competitors. Moreover, because FirstCom and AT&T Latin America have a limited operating history, they have a limited competitive standing. This is particularly so in Brazil where Netstream began selling services in November 1998. In addition, AT&T Latin America only began limited operations in Argentina when it completed its acquisition of Keytech LD in June 2000.

     AT&T Latin America will compete with several other service providers in each of its markets. Competitors include global alliances of some of the world's largest communications carriers, incumbent communications providers with large customer bases, wireless telephone companies and satellite-based communications carriers. Other existing and potential competitors include cable television companies, railway companies, utilities and other entities with rights-of-way and large end users which have private networks. Competition has been intensifying and AT&T Latin America believes it is likely to continue to intensify as the number of new market entrants increases.

     As a result, AT&T Latin America may not be able to generate adequate revenues or gain a substantial share of the markets it intends to serve. AT&T Latin America also may have difficulty attracting new customers from established providers.

SIGNIFICANT PRICE COMPETITION COULD ADVERSELY AFFECT AT&T LATIN AMERICA'S REVENUES AND OPERATING RESULTS.

     AT&T Latin America's price levels for its services will depend to a significant degree on competitors' prices over which AT&T Latin America has no control. A number of AT&T Latin America's existing and potential competitors have greater financial and other resources than it has. Some competitors may be able to use their financial resources and incumbent status to cause severe price competition. If AT&T Latin America has to reduce prices to compete effectively, its operating results may be adversely affected.

BECAUSE AT&T LATIN AMERICA IS BUILDING ITS CUSTOMER BASE AND EXPANDING AND BUILDING NETWORKS, IT IS PARTICULARLY VULNERABLE TO THE IMPACT OF DAMAGE TO ITS NETWORKS AND SYSTEM FAILURES.

     To market its services to business customers and other high volume users, AT&T Latin America's networks will need to provide a high level of reliability, capacity and security. Its networks, many of which are being expanded or newly constructed, are subject to physical damage, power loss, capacity limitations, software defects and breaches of security. Service interruptions or other defects could impede AT&T Latin America's ability to attract and retain customers.

THE RESTRICTIONS ON AT&T LATIN AMERICA'S BUSINESS IN ITS CERTIFICATE OF INCORPORATION AND AGREEMENTS WITH AT&T CORP. COULD ADVERSELY AFFECT AT&T LATIN AMERICA'S PROVISION OF NEW SERVICES AS WELL AS ITS ABILITY TO EXPAND ITS GEOGRAPHIC REACH.

     AT&T Latin America's certificate of incorporation and agreements with AT&T Corp. limit the geographical area where it may operate. In addition, AT&T Latin America will enter into a regional vehicle agreement with AT&T Corp. that will govern the services AT&T Latin America may provide and, in some cases, to whom it may provide services. The services AT&T Latin America offers under the AT&T brand are also subject to the service mark license agreement with AT&T Corp. which requires the maintenance of service levels appropriate for services that bear an AT&T brand. Each of these limitations could adversely affect AT&T Latin America's ability to provide new services and expand into new markets.

AT&T LATIN AMERICA NEEDS TO OBTAIN ADDITIONAL LICENSES AND APPROVALS IN ORDER TO EXPAND ITS SERVICES AND ENTER NEW MARKETS.

     AT&T Latin America must from time to time obtain additional licenses and approvals from governmental agencies to provide its services. Because many of its markets have been recently deregulated, there may be particular difficulties or delays in obtaining them. If AT&T Latin America encounters difficulties or delays in obtaining licenses, zoning variances or rights of way agreements, its ability to provide new services and expand into new markets could be adversely affected.

AT&T LATIN AMERICA'S ABILITY TO SERVE CUSTOMERS AND COMPETE EFFECTIVELY COULD BE ADVERSELY AFFECTED IF IT FAILS TO OBTAIN RIGHTS-OF-WAY AND VARIOUS THIRD PARTY AGREEMENTS TO CONSTRUCT AND MAINTAIN ITS NETWORKS.

     AT&T Latin America will need easements, rights-of-way, franchises and licenses from various private parties, actual and potential competitors and local governments to construct and maintain its networks. AT&T Latin America does not yet have all of the approvals required to build networks in several markets it considers attractive, such as Buenos Aires. It may not be able to obtain and maintain the necessary approvals on acceptable terms. Also, other service providers may obtain similar approvals that allow them to compete against AT&T Latin America or enter these markets before it can. Moreover, some of the agreements and approvals AT&T Latin America has are short-term or are revocable by third parties. Termination or non-renewal of any of these agreements could require AT&T Latin America to remove its fiber optic cable or abandon its network in place. This would adversely affect its ability to service customers and compete effectively.

CHANGES IN GOVERNMENTAL DEREGULATION COULD ADVERSELY AFFECT AT&T LATIN AMERICA'S OPERATIONS AND GROWTH BY RESTRICTING ITS ABILITY TO OFFER EXISTING AND PLANNED COMMUNICATIONS SERVICES.

     AT&T Latin America has largely based its growth strategy upon its expectation that deregulation of the communications markets will continue in the countries where it will operate. These countries may not proceed with deregulation on schedule or may stop entirely or reverse the trend towards deregulation. This could adversely affect AT&T Latin America's operations and growth by restricting its ability to offer existing and planned communications services. Incumbent providers, trade unions and others may resist legislation directed toward deregulation. In addition, national and local laws and regulations differ significantly among the countries in which AT&T Latin America will operate. How these laws and regulations are interpreted and enforced as well as changes in laws or regulations and judicial intervention could limit AT&T Latin America's ability to provide some of its existing and planned communications services.

AT&T LATIN AMERICA MUST KEEP PACE WITH RAPID INDUSTRY AND TECHNOLOGICAL CHANGE TO ATTRACT AND MAINTAIN CUSTOMERS AND COMPETE EFFECTIVELY.

     The communications industry, particularly in Latin America, is changing rapidly. This is due to factors such as

     - deregulation,

     - privatization,

     - technological improvements,

     - expansion of communications infrastructure, and

     - the globalization of the world's economies and free trade.

     AT&T Latin America's success depends, in part, upon how well it anticipates and adapts to change and whether it offers its customers attractive communications services. If it can not do so, it will be more difficult for it to attract and retain customers and compete effectively.

AT&T LATIN AMERICA'S CUSTOMER SERVICE COULD SUFFER IF AT&T LATIN AMERICA IS UNABLE TO OBTAIN SATISFACTORY SERVICES FROM LOCAL COMMUNICATIONS PROVIDERS, WHICH COULD ADVERSELY AFFECT ITS ABILITY TO COMPETE.

     AT&T Latin America depends on incumbent local carriers to provide various communications services to it and to its customers. FirstCom and Netstream have from time to time had delays in receiving these communications services. AT&T Latin America may not be able to obtain these services on the scale and within the time required by it at an affordable cost, or at all. If adequate services are not provided, customer service could suffer as could AT&T Latin America's competition position and financial results.

FAILURE TO RETAIN KEY PERSONNEL AND ATTRACT ADDITIONAL PERSONNEL MAY DETRACT FROM AT&T LATIN AMERICA'S ABILITY TO MANAGE ITS BUSINESS EFFECTIVELY, ATTRACT CUSTOMERS AND EXECUTE ITS GROWTH STRATEGY.

     A small number of key executive officers and operating personnel will manage AT&T Latin America. They include Patricio E. Northland, FirstCom's president and chief executive officer, who has led FirstCom since 1996. AT&T Latin America's business will be adversely affected if it does not attract, retain and motivate skilled and qualified technical and sales personnel with experience in the communications industry and, particularly, in Latin America. In particular, it may detract from its ability to manage its business effectively, attract customers and execute its strategy to grow through construction of additional networks and suitable acquisitions. People with the requisite qualifications and experience are in great demand and often have competing offers of employment.

AT&T LATIN AMERICA'S LIMITED OPERATING AND FINANCIAL SYSTEMS RESOURCES MAY MAKE IT DIFFICULT TO MANAGE FUTURE GROWTH.

     AT&T Latin America may not be able to keep pace with a high level of growth. AT&T Latin America's ability to effectively manage growth and expansion contemplated by its growth strategy will require that it implement and improve its operating and financial systems. It will also need to expand, train and manage a growing base of employees.

AT&T LATIN AMERICA COULD ENTER INTO ARRANGEMENTS WITH CONCERT THAT COULD CHANGE AT&T LATIN AMERICA'S STRATEGY AND BUSINESS, WHICH COULD AFFECT AT&T LATIN AMERICA'S GROWTH AND RESULTS OF OPERATIONS, AND ADVERSELY AFFECT THE MARKET PRICE OF THE CLASS A COMMON STOCK.

     One of AT&T Latin America's strategies is to collaborate with Concert. There have been preliminary discussions among AT&T Corp., British Telecom and Concert with respect to the desirability of various arrangements that would, among other things, enhance such collaboration.

     Possible arrangements with respect to Concert range from enhanced commercial cooperation to AT&T Corp.'s contributing to Concert all or a portion of its ownership interest in AT&T Latin America. Neither AT&T Corp., AT&T Latin America, FirstCom nor Concert has made any determination with respect to these matters. AT&T Corp. would have the right to terminate its brand license to AT&T Latin America if it ceased to own a majority of the voting power in AT&T Latin

America. AT&T Corp. has advised FirstCom, however, that it would be prepared to continue the brand license in the context of any arrangements of this type.

     It is not possible to predict what steps AT&T Latin America will take to enhance its collaboration with Concert. Nor is it possible to predict whether any arrangements will be made or on what terms. This type of arrangement would be likely to be subject to governmental and other third-party approvals. Any arrangements with Concert could change AT&T Latin America's strategy and business, which could affect AT&T Latin America's growth and results of operations, or adversely affect the market price of the Class A common stock

THE SPECIAL ECONOMIC AND POLITICAL RISK OF CONDUCTING OPERATIONS IN LATIN AMERICA COULD ADVERSELY AFFECT AT&T LATIN AMERICA'S ABILITY TO INCREASE REVENUES IN RESPONSE TO INCREASES IN INFLATION RATES OR CURRENCY DEVALUATIONS WHERE AT&T LATIN AMERICA OPERATES.

     Since all of AT&T Latin America's operations are in Latin America, it will be subject to significant economic, political and social instability and other risks not typical of investments in businesses conducted in the United States. During the past several years, many countries where AT&T Latin America now operates or will operate have had high inflation, uneven economic growth rates and political instability. Also many of these countries have economies in various stages of development or structural reform and their local economies have fluctuated. AT&T Latin America may not be able to mitigate the effect of inflation on its operations in these countries by price increases, even over the long-term. In addition, to the extent these factors affect the ability of subscribers to pay for AT&T Latin America's services, the growth of revenues from services offered in these markets could be limited.

     In addition to inflation, many of these countries have had significant volatility in currency exchange rates. AT&T Latin America would be adversely affected if currency exchange rates change adversely to AT&T Latin America or if currency controls are imposed.

AT&T LATIN AMERICA COULD PAY ADDITIONAL TAXES BECAUSE ITS OPERATIONS ARE SUBJECT TO VARIOUS FOREIGN TAXES.

     AT&T Latin America structures its operations based on certain assumptions about various tax laws, U.S. and international tax treaty developments, international currency exchange and capital repatriation laws and other relevant laws of a variety of non-U.S. jurisdictions. Taxing or other authorities might not reach the same conclusions as AT&T Latin America. AT&T Latin America could suffer adverse tax and other financial consequences if its assumptions about these matters are incorrect or the relevant laws are changed or modified.

DISTRIBUTIONS AND OTHER PAYMENTS TO AT&T LATIN AMERICA FROM ITS SUBSIDIARIES AND AFFILIATES MAY BE SUBJECT TO FOREIGN TAXES, REDUCING ITS EARNINGS.

     Distributions of earnings and other payments, including interest, AT&T Latin America receives from its subsidiaries and affiliates may be subject to withholding taxes imposed by the jurisdictions in which these entities are formed or operating. These taxes would reduce the amount of after-tax cash AT&T Latin America would receive from these entities.

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

LABOR REGULATIONS AND STRONG LABOR UNIONS MAY INCREASE AT&T LATIN AMERICA'S OPERATING AND LABOR COSTS.

     Labor regulations in Latin America are generally more favorable to employees than they are in the United States. Most Latin American countries also require higher rates of mandatory social security and similar contributions by employers than the United States. In addition, labor unions in most Latin American countries are considered to be strong and influential. If AT&T Latin America's operations become unionized, it could experience strikes or other conflicts with labor unions or personnel that increase its operating and labor costs.

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

                           FORWARD-LOOKING STATEMENTS

     Some of the statements under "Summary," "Risk Factors," "The Companies" and elsewhere in this proxy statement/prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of AT&T Latin America to be materially different from any future results, performance or achievements of AT&T Latin America expressed in or implied by the forward-looking statements.

     Forward-looking statements include but are not limited to statements and references about the following matters:

     - expectations and estimates as to completion dates, construction costs, subsequent maintenance expenses and growth of the networks to be built or expanded, as to the amount of cash requirements to implement its growth strategy and as to its ability to obtain financing;

     - expectations concerning growth and demand for communications services;

     - expectations about the sources of revenues and the percentage breakdown of sources of revenues;

     - AT&T Latin America's ability to implement successfully its growth strategy and to sell capacity on its networks; and

     - future financial performance, including growth in sales and income.

     In addition to matters that are described in this proxy statement/prospectus, particularly the cautionary statements included in "Risk Factors," the following factors, among others, could cause AT&T Latin America's actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this proxy statement/prospectus:

     - the rate of expansion of AT&T Latin America's networks and customer base;

     - inaccurate forecasts of customer or market demand;

     - loss of one or more important customers;

     - highly competitive market conditions;

     - changes in or developments under laws, regulations and licensing requirements in the areas in which it may operate;

     - changes in communications technology;

     - currency fluctuations; and

     - changes in economic, regulatory and political conditions in the areas which it may operate.

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

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE FIRSTCOM SPECIAL MEETING

     At the FirstCom special meeting, FirstCom will ask its shareholders to consider and vote on a proposal to approve and adopt the merger agreement and approve the merger.

     THE FIRSTCOM BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF FIRSTCOM AND ITS SHAREHOLDERS. ACCORDINGLY, THE FIRSTCOM BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND APPROVED AND ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE FIRSTCOM SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AND APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTES REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the outstanding FirstCom common shares and Series A convertible preferred shares, voting together as a single class, as well as the affirmative vote of seventy-five percent of the outstanding Series A convertible preferred shares, voting as a separate class, are required to approve the merger agreement and the merger. Each FirstCom common share and Series A convertible preferred share is entitled to one vote on the merger proposal. If all of the holders of Series A convertible preferred shares convert those shares into FirstCom common shares prior to the shareholders' meeting, the holders of a majority of the aggregate number of outstanding FirstCom common shares and Series A convertible preferred shares, voting together as a single class, would be necessary to approve the merger. There would no longer be a separate class vote of the Series A convertible preferred shares at that meeting.

     Only holders of record of FirstCom common shares and Series A convertible preferred shares at the close of business on July 12, 2000 are entitled to receive notice of and vote at the FirstCom special meeting. As of June 30, 2000, there were 31,764,225 FirstCom common shares and 1,448,885 FirstCom Series A convertible preferred shares outstanding and entitled to vote. Holders of a majority of the outstanding FirstCom common shares and a majority of the outstanding Series A convertible preferred shares on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the FirstCom special meeting.

     Patricio E. Northland, the chairman, president and chief executive officer of FirstCom and three other substantial holders of FirstCom common stock have agreed to vote all the FirstCom shares they own in favor of the merger. In addition, the holders of FirstCom's Series A convertible preferred shares have agreed to vote all their shares in favor of the merger. This agreement by the holders of Series A convertible preferred shares applies both to their vote with the common shareholders and, if required, to their vote as a separate class. As of June 30, 2000, these common and preferred shareholders together owned approximately 22% of the then outstanding shares of capital stock of FirstCom entitled to vote on the merger proposal, excluding any shares that these holders might acquire by exercising FirstCom options and warrants. These voting agreements will terminate if the merger agreement terminates.

     A list of FirstCom shareholders entitled to vote at the FirstCom special meeting will be available for examination at FirstCom's executive offices located at 220 Alhambra Circle, Coral Gables, Florida beginning on August 7, 2000 during normal business hours and at the FirstCom special meeting.

     Further stockholder approval is not required by any of the other parties to the merger agreement.

HOW SHARES WILL BE VOTED AT THE SPECIAL MEETING

     Shares represented by a proxy will be voted at the FirstCom special meeting as specified in the proxy.

     If a FirstCom shareholder fails to return his or her proxy or attend the special meeting, the shareholder's shares will not be counted for the purpose of determining whether a quorum is present at the FirstCom special meeting. Failure to return a proxy will have the same effect as voting "AGAINST" the merger unless the shareholder votes his shares in person in favor of the merger at the FirstCom special meeting. If a FirstCom shareholder returns a properly executed proxy but fails to mark his or her vote, the shares will be counted for the purpose of determining whether a quorum is present at the FirstCom special meeting and these shareholders will have their shares voted "FOR" approval of the merger proposal.

     Abstentions will be considered present for the purpose of establishing a quorum and will have the same effect as a vote "AGAINST" approval of the merger and the merger agreement.

     Under Nasdaq rules, your broker cannot vote your FirstCom shares on the merger proposal without specific instructions from you. Unless you follow the directions your broker provides to you regarding how to instruct your broker to vote your shares on the merger proposal, your shares will not be voted. Broker non-votes will be counted for purposes of determining whether a quorum exists and will have the same effect as a vote "AGAINST" the merger and the merger agreement.

HOW TO REVOKE A PROXY

     Your grant of a proxy on the enclosed proxy card does not prevent you from voting in person or otherwise revoking your proxy.

     A FirstCom shareholder of record may revoke a proxy at any time before the FirstCom special meeting by delivering a duly executed revocation or a subsequent proxy dated after the initial proxy to:

                              FirstCom Corporation
                        220 Alhambra Circle -- Suite 910
                          Coral Gables, Florida 33134
                           Attention: General Counsel

     A FirstCom shareholder may also revoke his or her proxy by attending and voting at the FirstCom special meeting. Attendance at the special meeting by a shareholder who has signed a proxy but does not provide a notice of revocation or a request to vote in person is not sufficient to revoke that proxy.

SOLICITATION OF PROXIES

     FirstCom will pay the cost of printing and mailing this document and the cost of soliciting your proxies. Corporate Investor Communications, Inc., FirstCom's proxy solicitation agent, will assist in the solicitation of proxies for a fee up to $5,500.00 plus reimbursement of reasonable out-of-pocket expenses. FirstCom will indemnify the proxy solicitation agent against specific liabilities and expenses, including liabilities for breach of the solicitation agent agreement. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from holders of common shares by telephone, in person or through other means. FirstCom will not compensate these people for this solicitation, but it will reimburse them for reasonable out-of-pocket expenses they have in connection with this solicitation. FirstCom will also arrange for brokerage firms, fiduciaries and other custodians to send solicitation materials to the beneficial owners of shares held of record by those persons. FirstCom will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses.

                                   THE MERGER

GENERAL

     FirstCom will become a subsidiary of AT&T Latin America upon completion of the merger. As a result, instead of owning 100% of the fully-diluted economic interest of FirstCom, former FirstCom shareholders and optionholders will own approximately 34% of the fully-diluted economic interests in AT&T Latin America.

     Currently, AT&T Corp. indirectly owns 90% of the economic interest in AT&T Latin America. SL Participacoes, an affiliate of Promon Ltda., owns 10% of the economic interest in AT&T Latin America. Upon completion of the merger, AT&T Corp. and SL Participacoes will together own approximately 65% of the fully-diluted economic interest in AT&T Latin America.

     The following table describes the expected ownership of the common stock of AT&T Latin America after the merger:

                                                       FULLY-DILUTED    ACTUAL    FULLY-DILUTED    ACTUAL
                                                         ECONOMIC      ECONOMIC      VOTING        VOTING
                                                         INTEREST      INTEREST     INTEREST      INTEREST
                                                       -------------   --------   -------------   --------
Former shareholders of FirstCom......................       34%          29%           5%            4%
AT&T Corp............................................       59%          63%          93%           94%
SL Participacoes (an affiliate of Promon and former
  owner of Netstream)................................        7%           7%           1%            1%
Former shareholders of Keytech LD....................        *            1%            *             *

* Less than 1%.

The percentages indicated above assume that the parties will complete the merger on August 31, 2000.

     The "actual" percentages presented above assume that the outstanding share capital of FirstCom as of the merger will be 31,764,225 common shares and 1,448,885 Series A convertible preferred shares, the amounts outstanding as of June 30, 2000. The percentages exclude the 9,051,166 options and warrants to purchase shares of FirstCom common stock that were outstanding as of June 30, 2000. The "actual" percentages as of the merger will depend on the number of those options and warrants that are exercised between June 30, 2000 and the date of the merger.

BACKGROUND OF THE MERGER

     The proposed merger resulted from arm's length negotiations between representatives of FirstCom and AT&T Corp. and their respective legal, accounting and financial advisors. The following is a summary of the background of those negotiations.

     In January 1999, Patricio E. Northland, FirstCom's chairman of the board, president and chief executive officer, first approached AT&T Corp. regarding a possible business combination or strategic investment. FirstCom had been considering the possibility of engaging in a business combination or strategic transaction with a leading communications company based upon its desire to expand its service offerings to additional principal markets in Latin America, including Brazil and Argentina. Mr. Northland believed that an alliance with a premier international communications company at this time would enhance FirstCom's ability to expand in Latin America for a number of reasons. They included brand name recognition, greater access to required financial resources and the possibility of developing a pan-regional infrastructure and customer base. AT&T Corp. was identified as a possible strategic partner based upon AT&T Corp.'s reputation as a recognized leader in communications markets throughout the world and these other criteria. In addition, AT&T Corp. did not have significant facilities-based operations in the local communications markets of many of the principal cities in Latin America.

     When approached by Mr. Northland, AT&T Corp. had already begun to consider the possibility of establishing facilities-based operations in Latin America to serve the communications needs of business customers in the area and to participate in the growth it anticipated in the Latin American communications industry. AT&T Corp. had identified Netstream as a possible acquisition candidate in Brazil. AT&T Corp. entered into discussions with FirstCom because FirstCom is a facilities-based company, its services and geographic coverage of Chile, Colombia and Peru complement Netstream's activities in Brazil, and it has an experienced and entrepreneurial management team. AT&T Corp. also considered that pursuing a merger with FirstCom would create immediately a publicly-traded common stock to use in capital raising activities and as currency for future acquisitions.

     In January 1999, members of senior management of FirstCom and executives of AT&T Corp. began discussing the possibility of a business combination of FirstCom and AT&T Corp. At a special meeting of FirstCom's board of directors held in January 1999, the FirstCom board of directors was advised of the discussions and authorized the discussions to continue.

     On January 21, 1999, FirstCom and AT&T Corp. entered into a confidentiality agreement. FirstCom and AT&T Corp., and their respective representatives, then began to exchange and review confidential information to evaluate a possible business combination. From January through April 1999, AT&T Corp. and its financial, technical and legal advisors conducted preliminary due diligence with respect to FirstCom, and in mid-April 1999 both parties decided to move forward with more formal negotiations. The due diligence activities conducted by AT&T Corp. and its advisors included interviews with FirstCom's senior management in Coral Gables, as well as in-country site visits to FirstCom's operations in each of Santiago, Lima/Callao and Bogota. During this initial period, no further understandings were reached between FirstCom and AT&T Corp. with respect to a specific transaction. This was due, in part, to a confidentiality agreement that prohibited AT&T Corp. from disclosing to FirstCom the then-pending transaction with Netstream.

     On April 19, 1999, the FirstCom board of directors approved retaining CIBC World Markets as its financial advisor with respect to a possible transaction. CIBC World Markets suggested that FirstCom seek to determine the level of interest among possible strategic partners in a potential business combination with, or investment in, FirstCom. After discussions with FirstCom's management and CIBC World Markets, the FirstCom board of directors requested that the senior management of FirstCom and CIBC World Markets contact other parties to determine their possible interest in a strategic transaction with FirstCom. The FirstCom board of directors also discussed with senior management and CIBC World Markets the timing and process for contacting potential strategic partners and soliciting their interest and the financial information about FirstCom that would be disclosed, subject to the execution of appropriate confidentiality agreements, to parties that expressed an interest in FirstCom.

     The FirstCom board of directors considered that a protracted process of considering strategic alternatives for FirstCom would likely generate speculation regarding the possible acquisition of FirstCom, disrupt FirstCom's operations and subject FirstCom to the risk of losing key personnel and customers. In light of these concerns, the FirstCom board of directors believed that it was in the best interests of FirstCom and its shareholders to establish a reasonable but limited period to make contact with other parties and to allow those parties to complete their due diligence inquiries into the business and affairs of FirstCom and to indicate their level of interest in pursuing further discussions. The FirstCom board of directors therefore instructed CIBC World Markets to approach a select number of potential partners or acquirors about their interest in pursuing a transaction with FirstCom, primarily focusing on large international communications companies which had investments in Latin America. From April 19, 1999 through the end of June 1999, CIBC World Markets contacted several leading international communications companies to determine whether they would be interested in a strategic acquisition or other significant transaction with FirstCom.

     On April 22, 1999, FirstCom and AT&T Corp. and their respective representatives met to discuss the terms and conditions upon which a business combination transaction might be structured. From April 23, 1999 through August 1, 1999, both parties and their representatives held numerous meetings and conversations to discuss the possible terms and conditions of a business combination. FirstCom and its advisors also participated in meetings with AT&T Corp. in May, June and July 1999 with respect to due diligence on FirstCom's operations and business plans and the proposed operations of a combined company following a transaction. In June 1999, AT&T Corp. informed FirstCom that it was pursuing a transaction with a Brazilian communications carrier, which would be part of any transaction between FirstCom and AT&T Corp. However, because AT&T Corp. was not able to disclose the identity of this Brazilian company, FirstCom and AT&T Corp. did not discuss specific terms of a possible transaction. In early July 1999, after obtaining waivers from Promon and FirstCom relating to the exchange of confidential information, AT&T Corp. informed FirstCom of its negotiations to acquire Netstream, and FirstCom and its advisors commenced a due diligence review of Netstream.

     On July 14 and 15, 1999, representatives of FirstCom, AT&T Corp., Netstream, Promon and Salomon Smith Barney, financial advisor to AT&T Corp., conducted due diligence activities in Sao Paulo on the operations of Netstream.

     On August 2, 1999, FirstCom terminated negotiations with AT&T Corp. for the following principal reasons:

     - FirstCom and AT&T Corp. had been unable to agree upon mutually acceptable terms for a transaction;

     - the contribution by AT&T Corp. to the combined company of Netstream was an important element of the proposed transaction with FirstCom. However, the terms of the transaction between Netstream and AT&T Corp. had not yet been finalized, and AT&T Corp. was bound by a confidentiality agreement with Netstream that prohibited it from providing FirstCom important information about Netstream. The FirstCom board considered this information necessary for an appropriate evaluation of the proposed transaction with AT&T Corp.; and

     - the FirstCom board of directors concluded that the complexity of anticipated negotiations with AT&T Corp. made it unlikely that a mutually acceptable agreement could be reached until AT&T Corp. had finalized the terms of its transaction with Netstream.

     Following termination of the negotiations with AT&T Corp., FirstCom continued serious negotiations with a potential strategic investor with whom senior management had had a number of conversations about a transaction since May, 1999. The strategic investor indicated in early August that it was interested in a transaction with FirstCom, but it advised FirstCom's senior management that it would require four to six weeks to complete its due diligence review, obtain approval of one of its substantial strategic partners in another region, determine the availability of financing and provide a firm transaction proposal, if any. However, no agreements were reached regarding specific financial terms of a transaction between FirstCom and this strategic investor. At a meeting on August 11, 1999, the FirstCom board of directors determined, after consultation with management, that its business judgment was that it was not in the best interests of FirstCom to continue the process or to pursue further the solicitation of indications of interest from financial or strategic investors. In making that determination, the FirstCom board of directors considered the contingent nature of the strategic buyer's indication of interest, the potentially detrimental effect on FirstCom as a result of the continued diversion of management's attention from the business of FirstCom, and the anticipated length of time required to complete due diligence inquiries, confirm the availability of required financing and resolve other expressed contingencies.

     AT&T Corp. announced on August 24, 1999 that it had agreed to acquire Netstream.

     On September 7, 1999, senior management of FirstCom contacted executives of AT&T Corp. and discussed the possibility of trying to structure a mutually acceptable transaction. During the ensuing two-week period, AT&T Corp. provided FirstCom with additional information about Netstream, which enabled the FirstCom board to more fully evaluate a proposed transaction with AT&T Corp. During this period, the management of FirstCom and AT&T also continued to discuss how to structure a mutually acceptable transaction. On September 27, 1999, some of the financial terms of a proposed transaction were agreed in principle, subject to negotiation of the detailed terms and structure of the proposed merger transaction, the terms under which AT&T Latin America would be able to use the AT&T Corp. brand name and logo, the scope of AT&T Latin America's permitted services, preparation of definitive agreements, completion of due diligence and approval of the board of directors of FirstCom.

     On October 1, 1999, FirstCom and AT&T Corp. entered into an agreement providing for exclusive negotiations until October 18, 1999, which date was subsequently extended until the merger agreement was executed. From October 1 to October 31, 1999, FirstCom and AT&T Corp., and their respective legal and financial advisors, negotiated and finalized the terms of the merger agreement and the other transaction agreements.

     On October 6 and 7, 1999, representatives of FirstCom and CIBC World Markets, along with representatives of AT&T Corp. and Salomon Smith Barney, conducted due diligence activities on the operations of Netstream. This due diligence included visits to the network operating centers in Sao Paulo and Rio de Janeiro, a review of Netstream's business plan with Netstream's senior management, a review of Netstream's network architecture and visits with certain of Netstream's customers.

     FirstCom's board of directors held a special telephonic meeting on October 29, 1999, at which time FirstCom's legal and financial advisors reviewed for the board of directors the terms of the transaction and updated FirstCom's board of directors on the issues related to finalizing the transaction documentation.

     FirstCom's board of directors held a special telephonic meeting on October 31, 1999, at which meeting the FirstCom board of directors reviewed and discussed the final terms of the merger with FirstCom's senior management and legal and financial advisors. Also at this meeting, CIBC World Markets delivered to the FirstCom board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated November 1, 1999, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the 34% fully-diluted equity ownership that FirstCom's shareholders will receive in AT&T Latin America upon the completion of the merger was fair, from a financial point of view, to the holders of FirstCom common shares. After full discussion, FirstCom's board of directors approved the merger agreement and the related transaction documents upon the terms described in this proxy statement/prospectus and recommended the approval of the merger by FirstCom's shareholders.

     The merger agreement was executed by the parties and the proposed merger was publicly announced before the opening of public market trading on the morning of November 1, 1999. The FirstCom board of directors' approval of the merger agreement and the related agreements was based on the factors described immediately below in the section entitled "Reasons for the Merger; Recommendation of FirstCom's Board of Directors."

REASONS FOR THE MERGER; RECOMMENDATION OF FIRSTCOM'S BOARD OF DIRECTORS

     In arriving at its decision to approve the merger and the merger agreement, and to recommend that FirstCom shareholders approve the merger, FirstCom's board of directors considered the following material factors:

     - the merger complements FirstCom's operations in Colombia, Chile and Peru by adding Netstream's Brazilian operations, and facilitates FirstCom's immediate entry into Brazil, Latin America's largest market for communications services. In this regard, the FirstCom board of directors also noted the benefit of having an affiliate of Promon as a substantial shareholder of the combined company, given Promon's standing in Brazil;

     - the merger offers the opportunity of an alliance between FirstCom's business and shareholders with those of AT&T Corp. FirstCom's board of directors considered that AT&T Corp.'s technical expertise, its world-famous brand and its strong credibility and reputation in Latin America would enhance the value of FirstCom's assets and operations more effectively than FirstCom could as an independent company. In this regard, the board of directors took note of the general increase in competition in Latin America and the fact that several markets in which FirstCom has operations have attracted one or more large international communications companies that are competing with, or are positioning themselves to compete with, FirstCom's business. The board also considered the potential benefit of the combined company's having a relationship with AT&T Corp. in current and future dealings with local governments and incumbent communications companies in Latin America;

     - the combination of the FirstCom and Netstream operations into a single group of companies offers an opportunity to create a pan-Latin American broadband communications business that would benefit from administrative, operating and brand synergies;

     - the combined company would have potentially enhanced access to the global transmission assets and capabilities of the Concert global venture between AT&T Corp. and British Telecom and to the AT&T Global Network Services business. The combined company would also have potentially enhanced access within Latin America to the global multinational customers served by those entities;

     - the merger enhances FirstCom's ability to execute upon its business plan, considering such factors as FirstCom's capital requirements, the difficulty in obtaining financing in the current markets for companies with operations in Latin America and the possible competitive pressures and network build-out delays that FirstCom might encounter in the absence of financing on commercially acceptable terms, or at all. FirstCom's board of directors noted that AT&T Corp. would be providing the combined company, AT&T Latin America, with a $100 million credit facility on reasonable terms. The board also considered that the significant size and market reach of AT&T Latin America, combined with the likely positive reaction of financial markets to the sponsorship of AT&T Corp., would allow AT&T Latin America more favorable access to the public capital markets than FirstCom alone;

     - the board of directors perceived strong growth potential for AT&T Latin America's business after the merger and considered that FirstCom's shareholders would be able to participate in that growth. The board of directors also believed AT&T Latin America would benefit from the involvement of FirstCom's senior management team, as well as the continued involvement of the in-country management of Netstream and of FirstCom's subsidiaries; and

     - FirstCom's management and its advisors had solicited proposals from, and engaged in discussions with, significant participants in the international communications industry about possible strategic transactions involving FirstCom. In the opinion of the board of directors, taking into account various positive and negative factors, those discussions did not result in proposals for transactions that were likely to be as favorable over the long term to FirstCom's business and shareholders as the merger.

     In the course of its deliberations, FirstCom's board of directors also reviewed with FirstCom's management and advisors a number of additional factors relevant to the merger, including:

     - information developed from an in-depth analysis by FirstCom's management and advisors of the business, operations, assets, liabilities, competitive position, management and employees of Netstream, as well as the results of a review of the Netstream acquisition agreements between affiliates of AT&T Corp. and Promon, the terms of Promon's affiliate's investment in AT&T Latin America and other documents and materials relating to Netstream, Promon and AT&T Latin America;

     - the financial presentation of CIBC World Markets to FirstCom's board of directors, including its opinion as to the fairness, from a financial point of view, to the holders of FirstCom common shares of the 34% fully-diluted equity ownership in AT&T Latin America that FirstCom's shareholders will receive in the merger, as more fully described below in "Opinion of FirstCom's Financial Advisor";

     - the proposed governance of AT&T Latin America, including the proposed election of at least three disinterested individuals to the board of directors, which individuals would not be employees, officers or directors of any affiliate of AT&T Corp., other than AT&T Latin America, or employees or officers of AT&T Latin America;

     - AT&T Corp.'s stated intention to operate AT&T Latin America as a stand-alone public company and to not increase its shareholding percentage in AT&T Latin America above 80% for at least 12 months without the approval of the disinterested members of the board of directors of AT&T Latin America;

     - AT&T Corp.'s stated intention to maintain voting control of AT&T Latin America, given the possibility of future issuances of shares in a public offering or to finance acquisitions, and AT&T Corp.'s corporate requirements and policies for the licensing of the AT&T brand and logo to AT&T Latin America; and

     - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, as well as the conditions to the parties' respective obligations, are reasonable.

     FirstCom's board of directors also identified and considered some potentially negative factors in its deliberations concerning the merger, including, but not limited to:

     - the potentially lengthy period of time that may be required to complete the merger, particularly in light of the fact that the merger agreement does not permit FirstCom to solicit transactions that could impede or prevent consummation of the merger;

     - the restrictions on FirstCom imposed by the merger agreement and the potential business opportunities that might be foregone due to these restrictions or the pendency of the merger generally;

     - business and territorial restrictions imposed on AT&T Latin America by the regional vehicle agreement between AT&T Corp. and AT&T Latin America and in AT&T Latin America's certificate of incorporation;

     - AT&T Corp.'s ownership of a class of shares of AT&T Latin America having superior voting rights to the class of shares owned by other shareholders of AT&T Latin America, including former FirstCom shareholders;

     - the right to a board of directors seat, change of control repurchase rights and limited consent rights accorded to Promon's affiliate until the completion of a future public offering of common stock by AT&T Latin America, under the terms of a shareholders' agreement between AT&T Corp. and Promon's affiliate, which rights would not be available to all shareholders of AT&T Latin America, including former FirstCom shareholders;

     - the terms of executive compensation and related agreements between AT&T Latin America, FirstCom and Patricio E. Northland, president and chief executive officer of FirstCom, who will be nominated as president and chief executive officer of AT&T Latin America under the terms of the merger agreement;

     - the possibility that FirstCom would be required to pay AT&T Corp. a $10 million termination fee, plus expenses up to $1 million, if, among other things, FirstCom agreed to a transaction with a party other than AT&T Corp. In considering this issue, the board of directors concluded that the amount of the termination fee would likely not dissuade other parties from making unsolicited offers to enter into a strategic transaction with FirstCom; and

     - the other risks and considerations described under "Risk Factors."

     The FirstCom board considered that, although FirstCom and its subsidiaries would initially contribute a substantial portion of the combined revenues of AT&T Latin America following the merger, the FirstCom shareholders would receive 34% of the fully-diluted equity ownership of AT&T Latin America in the merger. Based upon the prospects for generating substantial revenues in Brazil and the significance of the brand license with AT&T Corp., combined with the other material factors described above, FirstCom's board determined that the ownership percentage to be received by the FirstCom shareholders in AT&T Latin America was appropriate.

     The above discussion describes all of the material factors considered by FirstCom's board of directors in its consideration of the merger agreement and the merger. After considering these factors, and taking into account the recommendation of management, the FirstCom board of directors concluded that the positive factors described above outweighed the negative factors described above.

     Because of the variety of factors considered, the FirstCom board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors together. In addition, individual members of the FirstCom board of directors may have given different weights to different factors.

     THE FIRSTCOM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FIRSTCOM SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

OPINION OF FIRSTCOM'S FINANCIAL ADVISOR

     CIBC World Markets acted as FirstCom's financial advisor in connection with the merger. On October 31, 1999, at a meeting of the FirstCom board of directors held to evaluate the proposed merger, CIBC World Markets rendered to the FirstCom board an oral opinion, confirmed by delivery of a written opinion dated November 1, 1999, the date the parties executed the merger agreement, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the 34% fully-diluted equity ownership in AT&T Latin America that FirstCom's shareholders will receive in the merger was fair, from a financial point of view, to the holders of FirstCom common shares.

     The full text of the written opinion of CIBC World Markets dated November 1, 1999, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to this proxy statement/prospectus as Annex B and is incorporated into this proxy statement/prospectus by reference. THE OPINION OF CIBC WORLD MARKETS RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF FIRSTCOM'S COMMON SHARES OF THE 34% FULLY-DILUTED EQUITY OWNERSHIP THAT FIRSTCOM'S SHAREHOLDERS WILL RECEIVE IN AT&T LATIN AMERICA UPON COMPLETION OF THE MERGER. CIBC WORLD MARKETS' OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER, INCLUDING THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER BY THE HOLDERS OF FIRSTCOM'S SERIES A CONVERTIBLE PREFERRED SHARES. THE OPINION OF CIBC WORLD MARKETS DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE PROPOSED MERGER.

     As part of its role as financial advisor, and in arriving at its opinion, CIBC World Markets:

     - reviewed the merger agreement and related documents;

     - reviewed audited financial statements of FirstCom for the fiscal years ended December 31, 1997 and December 31, 1998;

     - reviewed unaudited financial statements of FirstCom for the six-month period ended June 30, 1999;

     - reviewed financial projections prepared by the managements of FirstCom and AT&T Corp., including estimates as to potential operating synergies and cost savings;

     - reviewed the historical market prices and trading volume for FirstCom common stock;

     - held discussions with the senior management of FirstCom, Netstream and AT&T Corp. with respect to the businesses and prospects for future growth of FirstCom, Netstream and AT&T Latin America;

     - performed a discounted cash flow analysis of FirstCom, Netstream and AT&T Latin America using assumptions of future performance provided to and discussed with it by the managements of FirstCom and AT&T Corp.;

     - reviewed and analyzed publicly available financial data for companies it deemed comparable to FirstCom, Netstream and AT&T Latin America;

     - reviewed and analyzed publicly available information for transactions that it deemed comparable to the merger;

     - reviewed public information concerning FirstCom;

     - at the request of FirstCom, approached and held discussions with selected participants in the international communications industry about a possible strategic transaction with FirstCom; and

     - performed other analyses and reviewed other information as it deemed appropriate.

     In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information which FirstCom, Netstream, AT&T Corp. and their employees, representatives and affiliates provided to or discussed with it.

     With respect to projections of future financial condition and operating results of FirstCom, Netstream and AT&T Latin America provided to or discussed with CIBC World Markets, including estimates as to potential operating synergies and cost savings anticipated by the managements of FirstCom and AT&T Corp. and the timing, amount and achievability of those synergies and cost savings, CIBC World Markets assumed, at the direction of FirstCom's management, without independent verification or investigation, that the projections were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of FirstCom and AT&T Corp.

     CIBC World Markets assumed, at the direction of FirstCom's management, that the merger would qualify as a tax-free reorganization for federal income tax purposes. CIBC World Markets also assumed, at the direction of FirstCom's management, that the merger and the acquisition of Netstream would be effected in all material respects in accordance with their applicable terms and, to the extent relevant to its analysis, CIBC World Markets evaluated AT&T Latin America pro forma for the merger and the acquisition of Netstream.

     CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities of FirstCom, Netstream, AT&T Latin America or entities affiliated with any of them. CIBC World Markets evaluated the FirstCom percentage equity ownership in AT&T Latin America on an aggregate and fully-diluted basis and did not express any opinion as to the proportionate equity ownership in AT&T Latin America of the holders of FirstCom common shares and FirstCom Series A convertible preferred shares. CIBC World Markets did not express any opinion as to the underlying valuation, future performance or long-term viability of FirstCom, Netstream or AT&T Latin America, or the price at which the FirstCom common shares or AT&T Latin America common stock would trade after announcement of the signing of the merger agreement or the closing of the merger.

     The opinion of CIBC World Markets was necessarily based on the information available to it and general economic, financial and stock market conditions and circumstances existing, and as could be evaluated by CIBC World Markets, on the date of its opinion. Although subsequent developments may affect the opinion of CIBC World Markets, it does not have any obligation to update, revise or reaffirm its opinion. No other instructions or limitations were imposed by the FirstCom board of directors upon CIBC World Markets with respect to the investigations made or the procedures followed by it in rendering its opinion.

     INTRODUCTION TO FINANCIAL ANALYSES. CIBC World Markets performed a "Selected Companies Analysis," "Selected Transactions Analysis" and "Discounted Cash Flow Analysis" in order to derive an equity reference range for FirstCom. CIBC World Markets also performed a "Selected Companies Analysis" and "Discounted Cash Flow Analysis" in order to derive an equity reference range for Netstream. Using the average of the results of these analyses, together with other factors described below, CIBC World Markets then performed a "Relative Contribution Analysis" in order to derive a reference range for FirstCom's equity ownership in AT&T Latin America. CIBC World Markets then compared this equity ownership reference range against the 34% fully-diluted percentage equity ownership in AT&T Latin America that FirstCom's shareholders will receive in the merger. These analyses are more fully described below.

     FIRSTCOM ANALYSIS

     Selected Companies Analysis. CIBC World Markets compared financial and stock market information for FirstCom and the following five selected publicly held companies in FirstCom's industry:

     - e.spire Communications, Inc.

     - Electric Lightwave, Inc.

     - GST Telecommunications, Inc.

     - ICG Communications, Inc.

     - Intermedia Communications Inc.

     CIBC World Markets reviewed enterprise values, calculated as fully-diluted equity market value, plus debt, less cash, as multiples of, among other things, estimated calendar years 1999, 2000 and 2001 revenues, and gross property, plant and equipment, and net property, plant and equipment. CIBC World Markets then applied selected multiples derived from these financial statistics for the selected companies to corresponding financial statistics of FirstCom to derive an equity reference range for FirstCom. All multiples were based on closing stock prices on October 28, 1999. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for FirstCom were based on internal estimates of FirstCom's management. This analysis yielded an equity reference range of approximately $140,475,300 to $254,354,500. This reference range was used to derive an average equity reference range for FirstCom as described below under the caption "Average Reference Range."

     Selected Transactions Analysis. CIBC World Markets reviewed the purchase prices and implied transaction multiples in the following four selected public transactions in FirstCom's industry:

             ACQUIROR                              TARGET
             --------                              ------
AT&T Corp..........................  MetroNet Communications Corp.
AT&T Corp..........................  Teleport Communications Group, Inc.
WorldCom, Inc......................  Brooks Fiber Properties, Inc.
WorldCom, Inc......................  MFS Communications Company, Inc.

     CIBC World Markets reviewed enterprise values in the selected transactions as multiples of, among other things, gross property, plant and equipment, and net property, plant and equipment. CIBC World Markets then applied selected multiples derived from these financial statistics for the selected transactions to corresponding financial statistics of FirstCom to derive an equity reference range for FirstCom. All multiples were based on publicly available information at the time of announcement of the relevant transaction. This analysis yielded an equity reference range of approximately $327,119,400 to $549,133,200. This reference range was used to derive an average equity reference range for FirstCom as described below under the caption "Average Reference Range."

     Discounted Cash Flow Analysis. CIBC World Markets performed a discounted cash flow analysis of FirstCom to estimate the present value of the future cash flows, net of taxes and interest payments related to debt obligations, that FirstCom could generate during fiscal years 2000 through 2003. This analysis was based on internal estimates of the management of FirstCom under two scenarios, one which assumed adequate capital funding for FirstCom's current business plan and one which reflected FirstCom's current capital constraints. The range of estimated terminal values for both scenarios was calculated by applying multiples ranging from 8.0 times to 10.0 times to

FirstCom's projected fiscal year 2003 earnings before interest, taxes, depreciation and amortization. The present value of the cash flows and terminal values were calculated using discount rates ranging from 25.0% to 35.0%. This analysis yielded an equity reference range of approximately $552,991,800 to $722,250,600, based on the first scenario that assumes adequate capital funding for FirstCom, and approximately $323,007,700 to $432,358,500, based on the second scenario that reflects FirstCom's current capital restraints. These reference ranges were used to derive an average equity reference range for FirstCom as described below under the caption "Average Reference Range."

     Average Reference Range. Based on the "Selected Companies Analysis," "Selected Transactions Analysis" and "Discounted Cash Flow Analysis" described above, CIBC World Markets derived an average equity reference range for FirstCom of approximately $336 million to $490 million.

     NETSTREAM ANALYSIS

     Selected Companies Analysis. CIBC World Markets compared financial information for Netstream and the following seven selected publicly held companies in Netstream's industry:

     - Adelphia Business Solutions, Inc.

     - AT&T Canada Inc.

     - COLT Telecom Group PLC

     - Global TeleSystems Group, Inc.

     - McLeodUSA Incorporated

     - NEXTLINK Communications, Inc.

     - Time Warner Telecom Inc.

     CIBC World Markets reviewed enterprise values as multiples of, among other things, estimated calendar years 2000 and 2001 revenues, and gross property, plant and equipment, and net property, plant and equipment. CIBC World Markets then applied selected multiples derived from these financial statistics for the selected companies to corresponding financial statistics of Netstream to derive an equity reference range for Netstream. All multiples were based on closing stock prices on October 28, 1999. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Netstream were based on internal estimates of the management of AT&T Corp. as adjusted by FirstCom management. This analysis yielded an equity reference range of approximately $336,630,500 to $504,945,700. This reference range was used to derive an average equity reference range for Netstream as described below under the caption "Average Reference Range."

     Discounted Cash Flow Analysis. CIBC World Markets performed a discounted cash flow analysis of Netstream to estimate the present value of the future cash flows, net of taxes and interest payments related to debt obligations, that Netstream could generate during fiscal years 2000 through 2003. This analysis was based on internal estimates of the management of AT&T Corp. as adjusted by FirstCom management. The range of estimated terminal values for Netstream was calculated by applying multiples ranging from 9.0 times to 11.0 times to Netstream's projected fiscal year 2003 earnings before interest, taxes, depreciation and amortization. The present value of the cash flows and terminal values were calculated using discount rates ranging from 14.0% to 18.0%. This analysis yielded an equity reference range of approximately $875,846,100 to $1,097,665,700. This reference range was used to derive an average equity reference range for Netstream as described below under the caption "Average Reference Range."

     Average Reference Range. Based on the "Selected Companies Analysis" and "Discounted Cash Flow Analysis" described above, CIBC World Markets derived an average equity reference range for Netstream of approximately $606 million to $801 million.

     RELATIVE CONTRIBUTION ANALYSIS. CIBC World Markets analyzed the contributions of FirstCom and AT&T Corp. to AT&T Latin America in order to derive an equity ownership range for FirstCom in AT&T Latin America. CIBC World Markets utilized, as an estimate of FirstCom's contribution to AT&T Latin America, the average equity reference range derived for FirstCom as described above of approximately $336 million to $490 million. CIBC World Markets then derived an estimate of AT&T Corp.'s contribution to AT&T Latin America by adding:

     - the average equity reference range derived for Netstream as described above of approximately $606 million to $801 million, which did not include potential synergies resulting from the merger;

     - cash contributions to AT&T Latin America by affiliates of AT&T Corp. and Promon; and

     - the estimated present value range of the potential synergies anticipated by the management of AT&T Corp. to be realized from Netstream's operations in Brazil as a result of the merger.

In order to calculate the present value of these anticipated potential synergies, CIBC World Markets performed a discounted cash flow analysis of the future cash flows to be realized from the additional revenues anticipated to be generated from Netstream's Brazilian operations as a result of the merger, based on internal estimates of AT&T Corp.'s management. This analysis indicated an equity ownership range for FirstCom in AT&T Latin America of approximately 24.9% to 38.3%, as compared to the fully-diluted equity ownership in AT&T Latin America that FirstCom's shareholders will receive in the merger of approximately 34%.

     OTHER FACTORS. In rendering its opinion, CIBC World Markets also reviewed and considered other factors, including:

     - historical and projected financial data for FirstCom and projected financial data for Netstream;

     - selected analysts' reports on FirstCom, including earnings per share estimates of those analysts;

     - historical trading volumes, market prices and earnings per share data for FirstCom common stock and the relationship between movements in FirstCom common stock;

     - movements in the common stock of various composite groups of companies, domestic and international, in FirstCom's and Netstream's industry;

     - movements in the common stock of a composite of facilities-based long distance and international long distance carriers;

     - movements in the common stock of a composite of Latin American wireline providers;

     - a comparison of financial information for AT&T Latin America and selected companies and the net present value of the cash flows that AT&T Latin America could generate during fiscal years 2000 through 2003 based on internal estimates of the managements of FirstCom and AT&T Corp.; and

     - the net present value of the potential synergies anticipated by the management of AT&T Corp. that could be realized by AT&T Latin America through its affiliation with AT&T Corp., including AT&T's Global Network Services business, and the Concert global venture, as well as from Netstream's operations in Brazil.

     The above discussion is a summary description of the material aspects of the opinion of CIBC World Markets to the FirstCom board of directors and the material financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Accordingly, a fairness opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and the summary above must be considered as a whole and that selecting portions of its analyses and factors it considered, without considering all analyses and factors it considered, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of FirstCom. No company, business or transaction used in the analyses as a comparison is identical to FirstCom, Netstream, AT&T Latin America or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions analyzed.

     The estimates contained in the analyses of CIBC World Markets and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the analyses and estimates of CIBC World Markets are inherently subject to substantial uncertainty.

     The type and amount of consideration payable in the merger were determined through negotiation between FirstCom and AT&T Corp. Although CIBC World Markets provided financial advice to FirstCom during the course of negotiations, the decision to enter into the merger was solely that of the FirstCom board of directors. The opinion and financial analyses of CIBC World Markets were only one of many factors considered by the FirstCom board of directors in its evaluation of the merger and should not be viewed as determinative of the views of FirstCom's board of directors or senior management with respect to the merger, the consideration payable in the merger or the FirstCom percentage equity ownership in AT&T Latin America.

     FirstCom selected CIBC World Markets based on its reputation, expertise and familiarity with FirstCom. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. CIBC World Markets in the past has provided financial services to FirstCom and AT&T Corp. unrelated to the merger, for which services CIBC World Markets has received compensation. CIBC World Markets also is currently providing a $10 million credit facility to a subsidiary of FirstCom. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade the securities of FirstCom and AT&T Corp. for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

     FirstCom has agreed to pay CIBC World Markets for its services upon completion of the FirstCom merger an aggregate financial advisory fee equal to a percentage of the total consideration, including liabilities assumed, payable in connection with the merger. It is currently estimated that the aggregate financial advisory fee payable to CIBC World Markets will be approximately $4.5 million.

In addition, FirstCom has agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel, and to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

VOTING AGREEMENTS

     Patricio E. Northland, the chairman, president and chief executive officer of FirstCom and three other substantial holders of FirstCom common stock have agreed to vote all the FirstCom shares they own in favor of the merger. In addition, the holders of FirstCom's Series A convertible preferred shares have agreed to vote all their shares in favor of the merger. This agreement by the holders of Series A convertible preferred shares applies both to their vote with the common shareholders and, if required, to their vote as a separate class. As of June 30, 2000, these common and preferred shareholders together owned approximately 22% of the then outstanding shares of capital stock of FirstCom entitled to vote on the merger proposal, excluding any shares that these holders might acquire by exercising FirstCom options and warrants. These voting agreements will terminate if the merger agreement terminates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Shortly before the merger agreement was signed, Patricio E. Northland, FirstCom's chairman of the board, president and chief executive officer purchased from FirstCom 800,000 restricted common shares of FirstCom and received options to purchase 2.2 million common shares of FirstCom. The purchase price per share for the restricted common shares, and the exercise price per share of the options, was $10.70, representing the average closing price of the FirstCom common stock for the five consecutive trading days immediately preceding the date the merger agreement was signed. These options vest, subject to Mr. Northland's continued employment, one-ninth on March 1, 2001, three-ninths on each of March 1, 2002 and 2003, and one-ninth on each of March 1, 2004 and 2005. The restricted shares are subject to repurchase rights by FirstCom at $10.70 per share; the number of these shares subject to that repurchase right is progressively reduced at the same rate as the rate at which Mr. Northland's 2.2 million options vest. When the merger is completed, these options and shares will be exchanged for options and shares of AT&T Latin America. FirstCom also forgave a loan to Mr. Northland of approximately $425,000 plus accrued and unpaid interest. In connection with his purchase of the 800,000 restricted common shares, Mr. Northland has incurred with a financial institution a demand loan of $8.56 million secured by those shares. AT&T Corp. intends, upon completion of the merger, to cause AT&T Latin America to assume or refinance the secured loan. The terms of the demand loan permit Mr. Northland to repay it at any time.

     Mr. Northland also has executed with AT&T Latin America a five-year employment agreement that automatically renews in one year increments and will become effective upon the completion of the merger. Under this agreement, Mr. Northland will be entitled to receive:

     - an annual base salary of $510,000;

     - an annual performance bonus that may range from 0% to 200% of base salary, with a target bonus of 100% of base salary, that will be determined based upon the satisfaction of performance criteria to be established by the compensation committee of the board of directors of AT&T Latin America; and

     - a retention bonus of up to $3,000,000 payable in six equal installments of $500,000 on each six-month period after the closing date up to the third anniversary of Mr. Northland's initial employment with AT&T Latin America.

     The employment agreement also provides that Mr. Northland will be entitled to participate in a deferred compensation plan to be adopted by AT&T Latin America and in employee benefit plans and programs that are no less favorable than the plans and programs FirstCom currently provides.

     If Mr. Northland's employment is terminated by AT&T Latin America other than for "cause," or if Mr. Northland terminates his employment for "good reason," he will be entitled to severance of two times his annual base salary and annual bonus as well as a pro rata annual bonus for the year in which his employment terminated. In addition, his retention bonus will be immediately payable and all options and restricted shares will vest. "Cause" includes Mr.
Northland's:

     - engaging in fraudulent or dishonest conduct that the board of directors reasonably determines has or would have a material adverse effect on AT&T Latin America, its affiliates or their respective businesses;

     - conviction of, or guilty plea to, a felony or comparable crime;

     - willful refusal to perform his material employment-related duties or responsibilities or intentionally or knowingly engaging in any activity that is in material conflict with or is materially adverse to the business interests of AT&T Latin America, its affiliates or their respective businesses; and

     - breach of any material provision of the employment agreement.

"Good reason" includes, without Mr. Northland's written consent:

     - a diminution of his duties, responsibilities, salary or bonus;

     - the relocation of his principal place of business from the metropolitan Miami, Florida area;

     - notice by AT&T Latin America to terminate the automatic renewal of the agreement;

     - his failure to be elected to the board of directors; and

     - a material breach of the agreement not cured by AT&T Latin America within 30 days of his written notice to AT&T Latin America of the breach.

     AT&T Latin America will indemnify Mr. Northland for certain proceedings brought against him by reason of the fact that he is or was a director, officer or employee of AT&T Latin America or served as such at the request of AT&T Latin America with respect to another company. In addition, Mr. Northland agreed not to compete against AT&T Latin America during his employment and thereafter for two years.

     Upon a change of control of FirstCom, other than as a result of the merger, or, after the merger, a change of control of AT&T Latin America, the retention bonus will be immediately payable and the options and restricted shares will immediately vest in full. If Mr. Northland's benefits are subject to an excise tax, and the benefits subject to the excise tax exceed 110% of the amount of benefits that could be paid that would not give rise to the excise tax, he will be entitled to a "gross-up" payment in an amount sufficient to make him whole after the imposition of the excise tax.

     AT&T LATIN AMERICA COMMON STOCK TO BE RECEIVED BY FIRSTCOM'S DIRECTORS AND EXECUTIVE OFFICERS. The following table includes the number of FirstCom common shares held by FirstCom's executive officers and directors as of June 30, 2000, which will convert into shares of AT&T Latin

America Class A common stock at the merger. It also includes the approximate market value of those shares based on the closing price of FirstCom common shares as of June 30, 2000.

                                                                    APPROXIMATE
NAME                                                     SHARES     MARKET VALUE
----                                                   ----------   ------------
Patricio Northland...................................   1,400,000   $21,084,000
George Cargill.......................................   1,700,000    25,602,000
David Kleinman.......................................      30,000       451,800
Marco Northland......................................     155,682     2,344,571
                                                       ----------   -----------
          Total......................................   3,285,682   $49,482,371

     The following table includes the number of options to purchase FirstCom common shares held by FirstCom's executive officers and directors as of June 30, 2000, which will convert into options to purchase shares of AT&T Latin America Class A common stock at the merger. It also includes the approximate market value of those options based on the closing price of FirstCom common shares as of June 30, 2000.

                                                                WEIGHTED        APPROXIMATE
NAME                                              OPTIONS    EXERCISE PRICE   MARKET VALUE(1)
----                                             ---------   --------------   ---------------
Patricio Northland.............................  5,147,333       $6.42          $44,475,902
George Cargill.................................    500,000        3.43            5,816,400
David Kleinman.................................    260,000        2.84            3,177,100
Andrew Hulsh...................................    250,000        6.02            2,260,260
Marco Northland................................    133,333        2.30            1,701,329
Carlos Fernandez...............................    130,000        1.96            1,703,300
Jose Gandullia.................................    125,000        6.24            1,102,500
                                                 ---------       -----          -----------
          Total................................  6,545,666       $6.01          $60,236,731

---------------

(1) Approximate market value of each option calculated based on the difference between the closing price of a FirstCom common share on June 30, 2000 less the exercise price for that option.

     The value ascribed above to shares of AT&T Latin America may not be accurate. Although shares of FirstCom are being exchanged for shares of AT&T Latin America Class A common stock on a 1:1 basis in the merger, that does not necessarily mean that shares of AT&T Latin America are valued correctly, or will trade after the merger, based on the trading price of shares of FirstCom.

     INSURANCE. Under the merger agreement, AT&T Corp. agreed to cause AT&T Latin America or Frantis to maintain for a period of six years after the merger officers' and directors' liability insurance covering the parties covered by FirstCom's existing officers' and directors' liability insurance policies.

NASDAQ NATIONAL MARKET LISTING OF AT&T LATIN AMERICA SHARES OF CLASS A COMMON STOCK

     AT&T Latin America has received approval of its application to list its Class A common stock on the Nasdaq National Market under the symbol "ATTL". It is a condition to the merger that the Class A shares be approved for listing on a national securities exchange, subject to official notice of issuance.

     Following the merger, FirstCom's common shares will be de-listed from the Nasdaq Small Cap Market, where they are currently listed.

ACCOUNTING TREATMENT

     AT&T Latin America intends to account for the merger under the purchase method of accounting for financial reporting purposes. It will make a determination of the fair value of FirstCom's assets and liabilities in order to allocate the purchase price to the assets acquired and liabilities assumed in accordance with GAAP. AT&T Latin America will record as goodwill and amortize over a 20-year period any excess of the purchase price over the fair value of the assets and liabilities of FirstCom.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion provides a summary of the material U.S. federal income tax consequences of the merger to holders of FirstCom common shares who hold the stock as a capital asset (generally, property held for investment). It is based on the opinions of counsel delivered to each of FirstCom and AT&T Latin America by their respective counsel, which are filed as exhibits to the AT&T Latin America registration statement that includes this proxy statement/prospectus. The discussion does not address the individual tax position of any holder of FirstCom common shares nor does it address the tax consequences that may be relevant to holders of FirstCom common shares with special tax status, including insurance companies, financial institutions, dealers in securities, holders that are not citizens or residents of the United States, tax-exempt entities and holders that acquired FirstCom common shares upon the exercise of employee stock options or otherwise as compensation. Moreover, the discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. Finally, the tax consequences to holders of FirstCom's Series A convertible preferred shares, stock options, deferred shares or warrants are not discussed. The following discussion is based on the Internal Revenue Code, the regulations promulgated under the Internal Revenue Code, and administrative rulings and court decisions as of the date of this proxy statement/prospectus. These authorities are all subject to change, possibly with retroactive effect, and any change could affect the accuracy of the following discussion. No ruling has been or will be sought from the Internal Revenue Service concerning the tax consequences of the merger. HOLDERS OF FIRSTCOM COMMON SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR INDIVIDUAL CIRCUMSTANCES, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     Baker & McKenzie, counsel to FirstCom, has delivered to FirstCom an opinion dated on or about the date of this proxy statement/prospectus, to the effect that:

     - the merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and

     - AT&T Latin America, Frantis and FirstCom will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

Debevoise & Plimpton, counsel to AT&T Corp. and AT&T Latin America, has delivered the same opinion to AT&T Corp. and AT&T Latin America. The opinions assume that the merger will take place as described in the merger agreement and that certain factual matters represented by AT&T Latin America and FirstCom, which will be reconfirmed prior to the merger, are true and correct. It is a condition to the obligations of AT&T Latin America and FirstCom to consummate the merger that each shall receive an opinion, dated immediately prior to the merger, confirming the previously received opinion described herein. Based upon these opinions, the following will be the material U.S. federal income tax consequences of the merger:

     - no gain or loss will be recognized by the stockholders of FirstCom upon receipt of shares of AT&T Latin America Class A common stock in exchange for their FirstCom common shares, except that a holder of FirstCom common shares who receives cash in lieu of a fractional share of AT&T Latin America Class A common stock will recognize gain or loss equal to the difference between the amount of this cash and the tax basis allocated to the stockholder's fractional share of AT&T Latin America Class A common stock. In the case of a stockholder of FirstCom that is not a corporation, long-term capital gain recognized from a fractional share will be taxed at a maximum U.S. federal income tax rate of 20% if the holding period for this fractional share is more than one year;

     - the aggregate tax basis of the AT&T Latin America Class A common stock received in the merger, including fractional shares of AT&T Latin America Class A common stock for which cash is received, will be the same as the basis of the FirstCom common shares for which it is exchanged; and

     - the holding period of the AT&T Latin America Class A common stock will include the holding period of the FirstCom common shares for which it is exchanged.

REGULATORY MATTERS

     U.S. ANTITRUST LAWS. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act, and the rules promulgated under the HSR Act by the Federal Trade Commission, or FTC, some acquisition transactions may not be consummated unless notice has been given, required information has been furnished to the Antitrust Division of the DOJ and the FTC and specified waiting period requirements have been satisfied.

     After signing the merger agreement, AT&T Latin America and FirstCom filed Pre-Merger Notification and Report Forms with the FTC and the Antitrust Division of the DOJ under the HSR Act. The FTC has advised them that early termination of the applicable waiting period was granted on December 27, 1999.

     At any time before or after the effective time of the merger, either the FTC or the DOJ could take action under the antitrust laws that it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of AT&T Latin America or FirstCom or their respective subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances.

     Based upon an examination of information available to AT&T Latin America and FirstCom relating to the businesses in which the companies and their respective subsidiaries are engaged, AT&T Latin America and FirstCom believe that the consummation of the merger will not violate the antitrust laws. However, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result. Completion of the merger is subject to no action having been instituted by the FTC or the DOJ that is not withdrawn or terminated prior to the effective time of the merger.

     FEDERAL COMMUNICATIONS COMMISSION. FirstCom currently holds an authorization to provide international facilities-based services pursuant to
Section 214 of the U.S. Federal Communications Act of 1934, as amended. Because of that authorization, FCC regulations required approval by the FCC prior to the transfer of control of FirstCom. The FCC has given that approval and waived the associated foreign application notification waiting period.

     FOREIGN REGULATORY MATTERS. Before the merger is completed, in connection with its ownership of licenses and concessions, FirstCom must give prior notice to governmental authorities in Chile, Colombia and Peru of the change of control resulting from the merger. In Chile, FirstCom must publish notice of the change of control and give notice of the change of control to the

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

Superintendencia de Valores y Seguros (Superintendency of Securities and Insurance). In Peru, FirstCom must give notice to the Ministerio de Transportes y Comunicaciones (Ministry of Transportation and Communications). In Colombia, FirstCom has received approval for the merger from the Superintendencia de Industria y Comercio (Superintendency of Industry and Trade).

     Although AT&T Corp. completed the acquisition of Netstream in early December 1999, that transaction remains subject to AT&T Corp.'s receipt of a notice of non-objection from the Conselho da Defesa Economica, or CADE, the Brazilian antitrust authority. In Brazil, unlike the practice in the United States, acquisition transactions are commonly submitted for review to CADE after they have been completed. Although AT&T Latin America cannot provide any assurances, it believes that such notice will be obtained without any material conditions. AT&T Corp. obtained the approval of Agencia Nacional de Telecommunicacoes, or ANATEL, the Brazilian telecommunications regulatory authority, prior to the completion of the Netstream acquisition.

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of AT&T Latin America common stock FirstCom's shareholders receive in the merger will be freely transferable, except for those received by "affiliates," as that term is defined under the Securities Act of 1933, of FirstCom at the time of the special meeting. Shares of AT&T Latin America Class A common stock received by FirstCom affiliates may be resold by them only in transactions permitted by the resale provisions of Rule 144 or Rule 145 under the Securities Act of 1933, or as otherwise permitted under the Securities Act of 1933. Persons who may be considered to be FirstCom affiliates generally include individuals or entities that FirstCom controls, are controlled by FirstCom, or are under common control with FirstCom. This may include some of FirstCom's officers and directors as well as FirstCom's principal shareholders. For example, Patricio E. Northland, FirstCom's chairman of the board, president and chief executive officer, is considered an "affiliate" for this purpose.

FIRSTCOM'S 14% SENIOR NOTES

     As permitted under the merger agreement, AT&T Latin America is requiring FirstCom to make a tender offer for its outstanding 14% senior notes due 2007 and, as part of that tender offer, to solicit the consent of holders at least a majority in principal amount of the outstanding notes to certain amendments to the covenants of FirstCom relating to the notes. The receipt of the necessary consents to those amendments is a condition to the merger. There is currently $150 million in aggregate principal amount outstanding under the notes. Under the merger agreement, AT&T Corp., directly or through AT&T Latin America, is obligated to finance the amount of any tender offer, plus related costs and expenses. AT&T Latin America intends to finance the tender offer through the issuance to a wholly-owned subsidiary of AT&T Corp. of non-voting, non-convertible and non-participating 15% Series B preferred stock of AT&T Latin America. Based on the expected cost of the tender offer plus related costs and expenses, less the amount of restricted cash of FirstCom, and assuming 100% participation by holders of the notes, AT&T Latin America believes that the face amount of that preferred stock will be approximately $173 million. The 15% Series B preferred stock will be redeemable at the option of either the holder or AT&T Latin America at any time after the fourth anniversary of its issuance.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under the Texas Business Corporation Act, which governs the rights of FirstCom's shareholders prior to completion of the merger, FirstCom shareholders have no dissenters' rights of appraisal or other rights to demand fair value for their shares by reason of the merger.

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

                              THE MERGER AGREEMENT

     This is a summary of the material provisions of the merger agreement, as amended. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and incorporated in this document. You should refer to the full text of the merger agreement for more details about the merger and the terms and conditions of the merger agreement.

TIMING OF THE MERGER

     The merger will become effective when Frantis files a certificate of merger with the Secretary of State of the State of Delaware and FirstCom files articles of merger with the Secretary of State of the State of Texas. The parties will file the certificate of merger and articles of merger after the satisfaction or waiver of all conditions in the merger agreement. The parties expect to complete the merger in August 2000, but cannot assure you when, or if, all of the conditions to closing of the merger will be satisfied or waived.

MERGER CONSIDERATION

     The shareholders of FirstCom will receive one share of Class A common stock of AT&T Latin America for each common share of FirstCom they own and one share of Series A convertible preferred stock of AT&T Latin America for each Series A convertible preferred share of FirstCom they own. Each Class A common share of AT&T Latin America has one vote per share, and each Class B common share of AT&T Latin America has ten votes per share, on all matters submitted to a vote of the stockholders of AT&T Latin America. When the merger is completed, the shares of Class A common stock will trade on the Nasdaq National Market under the symbol "ATTL" and FirstCom's common shares will no longer be traded. AT&T Latin America's Class B shares will not be publicly listed or traded. Holders of fractional interests of FirstCom shares will receive cash, without interest, in an amount and according to the procedures described in "Exchange Procedures" below.

TREATMENT OF FIRSTCOM OPTIONS AND WARRANTS

     After the merger, each of the outstanding options and warrants to purchase shares of FirstCom common stock will convert into an option or warrant to purchase the same number of shares of Class A common stock of AT&T Latin America as the former FirstCom options or warrants. The options and warrants to purchase shares of Class A common stock of AT&T Latin America will be at an exercise or purchase price per share equal to the exercise or purchase price per share in effect under the corresponding FirstCom options or warrants. Each of these converted options and warrants of AT&T Latin America otherwise will have substantially the same terms and conditions as the corresponding former options and warrants to purchase FirstCom common shares.

EXCHANGE PROCEDURES

     After the merger, the exchange agent will mail a letter of transmittal to each person who held FirstCom common shares at the time of the merger. The holder should use this letter of transmittal in exchanging FirstCom stock certificates. After surrendering to the exchange agent a FirstCom stock certificate together with a letter of transmittal, the holder of a FirstCom stock certificate will be entitled to receive a stock certificate representing AT&T Latin America Class A common stock. The exchange agent will cancel the surrendered certificates. AT&T Latin America will not issue any fractional shares of AT&T Latin America Class A common stock in the merger. Holders of fractional interests in FirstCom will receive cash, without interest, instead of certificates representing fractional

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

shares of AT&T Latin America. The amount of cash will be equal to a pro rata portion of the net proceeds the exchange agent receives from the public sale of the aggregate number of shares of AT&T Latin America Class A common stock the exchange agent receives in excess of the aggregate number of those shares distributed in the merger in exchange for whole FirstCom common shares. AT&T Latin America will not pay any dividends or other distributions declared after the merger to any holder of an unexchanged FirstCom certificate entitling the holder to a share of AT&T Latin America Class A common stock until the holder surrenders the certificate to the exchange agent. FIRSTCOM SHAREHOLDERS SHOULD NOT SEND IN THEIR FIRSTCOM STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

     After the merger, there will be no transfers on FirstCom's transfer books of FirstCom common shares that were outstanding immediately before the merger.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations by FirstCom to AT&T Corp., AT&T Latin America and Frantis, as well as by AT&T Corp. to FirstCom. These representations and warranties will not survive the completion of the merger. A summary of these representations and warranties follows.

     REPRESENTATIONS AND WARRANTIES BY FIRSTCOM. The merger agreement contains representations and warranties by FirstCom to AT&T Corp., AT&T Latin America and Frantis, the shell subsidiary AT&T Latin America created for the merger, with standard exceptions, as to:

     - corporate existence, organization, standing and authority;

     - power and authority to enter into and perform, and enforceability of, the merger agreement and the ancillary agreements;

     - compliance with laws;

     - capitalization;

     - ownership of subsidiaries;

     - absence of violations, conflicts, defaults or breaches under applicable laws, FirstCom's or its subsidiaries' organizational documents or certain agreements to which they are party or their assets are subject;

     - necessary governmental and other consents and approvals;

     - accuracy of reports filed with the SEC and financial statements;

     - pending or threatened litigation;

     - absence of certain changes or events since June 30, 1999;

     - compliance with tax obligations and certain tax matters;

     - employee benefit plans matters;

     - employment and labor matters;

     - brokers' and finders' fees;

     - possession of all necessary governmental licenses and permits;

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

     - environmental matters;

     - material contracts;

     - ownership of assets;

     - ownership of and rights to use certain intellectual property;

     - insurance policies;

     - transactions with affiliates;

     - delivery of a fairness opinion by FirstCom's advisors;

     - inapplicability of certain state takeover statutes;

     - absence of extortion or improper payments; and

     - absence of investments in Venezuela.

     REPRESENTATIONS AND WARRANTIES BY AT&T CORP. The merger agreement contains representations and warranties by AT&T Corp. to FirstCom, with standard exceptions, as to:

     - corporate existence, organization, standing and authority of AT&T Corp., AT&T Latin America and Frantis;

     - power and authority of AT&T Corp., AT&T Latin America and Frantis, the shell subsidiary AT&T Latin America created for the merger, to enter into and perform the merger agreement and ancillary agreements;

     - compliance with laws by AT&T Corp., AT&T Latin America and Frantis;

     - capitalization of AT&T Latin America;

     - absence of violations, conflicts, defaults or breaches under AT&T Corp.'s, AT&T Latin America's or Frantis' organizational documents, certain agreements to which AT&T Latin America, Frantis or certain affiliates are party or their assets are subject or laws applicable to them;

     - necessary governmental and other consents and approvals;

     - pending or threatened litigation;

     - effectiveness of the Netstream acquisition agreements;

     - accuracy of information supplied by AT&T Corp. for inclusion in this proxy statement; and

     - brokers' and finders' fees.

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

COVENANTS

     The material covenants that AT&T Corp., AT&T Latin America, Frantis and FirstCom have agreed to in the merger agreement are discussed below:

     NO SOLICITATION OF TRANSACTIONS BY FIRSTCOM. FirstCom has agreed that it and its subsidiaries will not, and will not authorize or permit any of their respective officers, directors, employees, financial advisors, agents or other representatives to:

     - solicit, initiate or encourage any inquiries or proposals that are, or may reasonably be expected to lead to, alternative acquisition proposals; and

     - participate in any discussions or negotiations regarding alternative acquisition proposals.

     An alternative acquisition proposal is:

     - a proposal or offer relating to any direct or indirect acquisition or purchase of 10% or more of the assets of any class of outstanding equity securities of FirstCom or any of its subsidiaries;

     - a tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of FirstCom or any of its subsidiaries; or

     - any merger, consolidation, business combination, sale of substantially all the assets, joint venture, management or operating agreement, recapitalization, liquidation, dissolution or similar transaction involving FirstCom or any of its subsidiaries.

     Prior to the approval of the merger by the FirstCom shareholders, if the FirstCom board of directors determines in good faith, having received the advice of outside counsel concerning its fiduciary duties to FirstCom's shareholders, that failure to take one of the actions described in the two immediately preceding bullet points would breach its fiduciary duties to its shareholders, then FirstCom may, in response to an alternative acquisition proposal that was unsolicited and is a superior proposal:

     - furnish non-public information about FirstCom to the person who made that alternative acquisition proposal under the terms of a customary confidentiality agreement; and

     - participate in negotiations regarding that alternative acquisition proposal.

     Neither the FirstCom board of directors nor any committee of that board may withdraw or modify, or propose to modify or withdraw, the board of directors' approval of the merger, or approve or recommend, or propose to approve or recommend, an alternative acquisition proposal, or cause FirstCom to enter into an agreement concerning an alternative acquisition proposal unless:

     - the alternative acquisition proposal constitutes a "superior proposal," as described below;

     - FirstCom's board of directors has determined in good faith, based on the advice of outside counsel, that by not doing so it would breach its fiduciary duties to FirstCom's shareholders; and

     - FirstCom delivers a notice to AT&T Corp. terminating the merger agreement.

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

     If FirstCom receives an alternative acquisition proposal, FirstCom has agreed to notify AT&T Corp. promptly of its relevant terms and to provide to AT&T Corp. a copy if it is in writing.

     Superior proposal is any bona fide proposal:

     - made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 50% or more of the voting power of the common stock of, or all or substantially all the assets of, FirstCom and its subsidiaries;

     - on terms which FirstCom's board of directors determines in good faith, after receiving the advice of a financial advisor of nationally recognized standing, to be more favorable to FirstCom's shareholders than the merger; and

     - for which financing, if necessary, is then committed or which, in the good faith judgment of FirstCom's board of directors, is reasonably capable of being obtained by the third party making the proposal.

     BOARD'S COVENANT TO RECOMMEND THE MERGER. FirstCom's board of directors has agreed to recommend the merger to its shareholders.

     Unless the FirstCom board of directors has determined in good faith, after consultation with and upon the advice of outside counsel, that failure to do so would constitute a breach of its fiduciary duties to FirstCom's shareholders under applicable law, the FirstCom board of directors has agreed that it will not:

     - withdraw or modify, or propose to withdraw or modify, in a manner adverse to AT&T Corp., its approval or recommendation of the merger unless there is a superior proposal outstanding;

     - approve or recommend, or propose to approve or recommend, an alternative acquisition proposal that is not a superior proposal; or

     - cause FirstCom to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an alternative acquisition proposal unless it is a superior proposal.

     CONDUCT OF BUSINESS PENDING THE MERGER. FirstCom has agreed, among other things, that during the period from the signing of the merger agreement and the completion of the merger, with certain exceptions, FirstCom and its subsidiaries will:

     - conduct their operations in the ordinary course in accordance with the current business plan; and

     - use reasonable best efforts to preserve intact and keep available their business organizations, services of personnel and relationships with third parties.

     The merger agreement also does not permit FirstCom or its subsidiaries, without the prior consent of AT&T Corp., to:

     - amend their charter or bylaws;

     - issue, sell, pledge or dispose of any shares of capital stock, except for issuances in connection with outstanding options and warrants, conversion of existing preferred shares or issuance of new preferred shares so long as the sum of the redemption price of the new preferred shares and additional permitted debt is not more than $20 million;

     - split, combine or reclassify its existing capital stock or declare any stock dividends;

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

     - grant or amend any options, warrants or convertible securities or cause any unexercisable option to be exercisable, except for the issuance of options to purchase up to 300,000 shares of common stock of FirstCom in the ordinary course of business to employees of FirstCom and its subsidiaries;

     - declare any dividends on any capital stock except on capital stock owned by FirstCom or a subsidiary of FirstCom;

     - redeem or purchase any shares of their or their subsidiaries' capital stock;

     - sell, lease or otherwise dispose of any assets except for sales in the ordinary course whose proceeds do not exceed $50,000 in any transaction and $100,000 in the aggregate;

     - settle any pending or threatened litigation if the settlement involves a payment in excess of $250,000 in any one case or $500,000 in the aggregate;

     - make capital expenditures in excess of amounts specified in the current FirstCom business plan or otherwise acquire assets in excess of $150,000 outside of the ordinary course;

     - incur indebtedness except in the ordinary course for working capital under existing facilities or indebtedness not exceeding, when added to the redemption price of new preferred shares, $20 million;

     - assume or guarantee liabilities of other parties, except for majority-owned subsidiaries of FirstCom or obligations in the ordinary course not exceeding $50,000 individually and $150,000 in the aggregate;

     - make any material tax election or settle any material income tax liability;

     - enter into or amend existing employment arrangements involving aggregate payments in excess of $250,000 in the aggregate or increase benefits or compensation other than in the ordinary course;

     - enter into any material contracts or amend existing material contracts other than in ordinary course;

     - materially change insurance coverage;

     - change any accounting principles or practices except as required by law or GAAP;

     - materially change existing marketing programs or commit to any new marketing programs except in the ordinary course;

     - materially change billing practices or sales terms or cause a material delay or acceleration of the payment of accounts, notes receivable or notes payable;

     - waive, relinquish or terminate any rights or claims under material contracts or allow any rights to use material intellectual property to lapse, except in the ordinary course;

     - take certain insolvency or bankruptcy-related actions;

     - enter into any arrangement with a person in Venezuela that has operations similar to parties to the merger agreement; or

     - agree to take any of the actions listed above.

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

     AT&T Corp. consented to the issuance by FirstCom of options to purchase 160,000 shares of its common stock in addition to the options to purchase 300,000 shares of its common stock that are otherwise permitted.

     AT&T CORP.'S OWNERSHIP OF AT&T LATIN AMERICA. During the 12 months following the merger, AT&T Corp. and its affiliates may not increase AT&T Corp.'s direct or indirect ownership of the outstanding capital stock of AT&T Latin America above 80% without the consent of AT&T Latin America's disinterested directors.

     CONDUCT OF THE BUSINESS OF AT&T LATIN AMERICA AND NETSTREAM. AT&T Latin America has agreed to use its reasonable efforts to preserve intact and keep available its business organization, officers and employees, and relationships with third parties. AT&T Latin America has also agreed that until the merger, it will not, subject to certain exceptions:

     - amend its charter or bylaws;

     - issue, sell, pledge or dispose of any shares of capital stock, except for issuances related to the Netstream acquisition, the contribution of capital by AT&T Corp. or the issuance of unvested options to acquire up to 625,000 shares of Class A common stock to officers and employees of Netstream in the ordinary course of business;

     - split, combine or reclassify its existing capital stock or declare any stock dividends except as required by the merger;

     - redeem or purchase any shares of its or its subsidiaries' capital stock;

     - declare any dividends on any capital stock except on capital stock of a wholly-owned subsidiary;

     - sell, lease or otherwise dispose of any assets except for sales in the ordinary course whose proceeds do not exceed $50,000 in any transaction and $100,000 in the aggregate;

     - settle any pending or threatened litigation if the settlement involves a payment in excess of $50,000 in any one case or $100,000 in the aggregate;

     - incur indebtedness except in the ordinary course for working capital or capital expenditures;

     - waive, relinquish or terminate any rights or claims under material contracts or allow any rights to use material intellectual property to lapse, except in the ordinary course;

     - take certain insolvency or bankruptcy related actions;

     - materially amend the Netstream acquisition agreements; or

     - agree to take any of the actions listed above.

     FirstCom consented to the acquisition of Keytech LD by AT&T Latin America and the related transactions and the parties amended the merger agreement accordingly.

     INSURANCE. For a period of six years following the completion of the merger, AT&T Corp. will cause AT&T Latin America to maintain directors' and officers' liability insurance that covers parties currently covered in their capacities as officers and directors by FirstCom's existing directors' and officers' liability insurance policies. AT&T Latin America must maintain this insurance on terms that are as advantageous to such officers and directors as FirstCom's current policies and provide for aggregate coverage of 300% of the amount covered by FirstCom's current policies.

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

CONDITIONS TO COMPLETION OF THE MERGER

     CONDITIONS TO COMPLETION OF THE MERGER OF ALL PARTIES TO THE MERGER AGREEMENT. The parties to the merger agreement are not obligated to complete the merger unless the following unsatisfied conditions are satisfied or waived:

     - FirstCom's shareholders have approved the merger;

     - FirstCom makes a tender offer for the outstanding 14% senior notes due 2007, and holders of at least a majority in principal amount of the notes consent to certain amendments to the covenants of FirstCom relating to the notes;

     - there are no governmental orders, judgments or injunctions restraining or otherwise prohibiting the merger or the other transactions described in the merger agreement; and

     - the registration statement concerning this proxy statement/prospectus is effective and not subject to any stop order or related proceedings.

     ADDITIONAL CONDITIONS TO AT&T AND AT&T LATIN AMERICA'S COMPLETION OF THE MERGER. AT&T Corp., AT&T Latin America and Frantis, the shell subsidiary AT&T Latin America created for the merger, also are not obligated to complete the merger unless the following conditions, have been satisfied or waived:

     - the executive employment agreement entered into on October 31, 1999 between AT&T Latin America and Patricio E. Northland remains in effect;

     - the representations and warranties of FirstCom contained in the merger agreement, without taking into account any of their materiality qualifications or thresholds, are true and correct except where the failure to be true and correct would not have a material adverse effect;

     - FirstCom has materially complied with all of its obligations under the merger agreement and the ancillary agreements;

     - AT&T Corp., AT&T Latin America and the shell subsidiary AT&T Latin America created for the merger have received reconfirmation as of the merger of the opinion of Debevoise & Plimpton, their counsel, to the effect that the merger will be treated as a reorganization for purposes of Section 368(a) of the Internal Revenue Code; and

     - FirstCom has completed a reorganization of its Colombian subsidiary and has received related local regulatory approvals in Colombia, and AT&T Corp. has received an opinion from Baker & McKenzie, counsel to FirstCom, relating to the validity and effectiveness of this reorganization.

     ADDITIONAL CONDITIONS TO FIRSTCOM'S COMPLETION OF THE MERGER. FirstCom is also not obligated to complete the merger unless the following conditions, among others, have been satisfied or waived:

     - AT&T Corp. and AT&T Latin America have entered into the regional vehicle agreement and the service mark license agreement;

     - the representations and warranties of AT&T Corp. contained in the merger agreement, without taking into account any of their materiality qualifications or thresholds, are true and correct except where the failure to be true and correct would not have a material adverse effect;

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

     - AT&T Corp., AT&T Latin America and Frantis have materially complied with all of their obligations under the merger agreement and the ancillary agreements;

     - the shares of Class A common stock of AT&T Latin America have been accepted for listing on a national securities exchange;

     - AT&T Corp. or one or more of its affiliates has provided AT&T Latin America with a revolving $100 million credit facility;

     - AT&T Corp. has caused Patricio E. Northland to be elected to the board of directors of AT&T Latin America, plus two, or if Promon's affiliate has not nominated a director, three, disinterested directors agreed to by FirstCom;

     - FirstCom has received reconfirmation as of the merger of the opinion of Baker & McKenzie, its counsel, to the effect that the merger will be treated as a reorganization for purposes of Section 368(a) of the Internal Revenue Code;

     - AT&T Latin America's board of directors has adopted a board policy relating to corporate opportunities in the form that is attached to the merger agreement; and

     - the shareholders of AT&T Latin America have adopted the forms of certificate of incorporation and bylaws that are attached to the merger agreement, and if any preferred shares are outstanding, the form of certificate of designation attached to the merger agreement.

     The parties may waive each of the conditions listed above, except for approval of the merger by the FirstCom shareholders, the absence of injunctions or other prohibitions relating to the merger and effectiveness of the registration statement concerning this proxy statement/prospectus. FirstCom is permitted to waive one or more of the conditions described above but it does not intend to do so. FirstCom will not waive any material condition, such as receipt of the legal opinion described above, without first recirculating revised proxy materials and resoliciting the vote of its stockholders.

TERMINATION OF THE MERGER AGREEMENT

     Either FirstCom or AT&T Corp. may terminate the merger agreement if:

     - the merger has not been completed by August 31, 2000 or any conditions to the obligations of FirstCom or AT&T Corp. have not been satisfied or waived by that date; or

     - any law or regulation is enacted, or any governmental entity issues a final and non-appealable order, making the merger illegal or prohibiting the merger.

     FirstCom may terminate the merger agreement if:

     - FirstCom enters into or agrees to enter into an alternative acquisition agreement; or

     - Netstream has suffered a material adverse effect under the Netstream acquisition agreement.

     AT&T Corp. may terminate the merger agreement if:

     - the shareholders of FirstCom fail to approve the merger at the meeting called to vote on the merger;

     - any person or group acquires ownership of 20% or more of FirstCom's common shares;

     - FirstCom suffers a material adverse effect under the merger agreement;

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

     - FirstCom enters into an alternative acquisition agreement; or

     - FirstCom's board of directors:

      - withdraws, modifies or fails to maintain its recommendation to FirstCom's shareholders to approve the merger;

      - recommends an alternative acquisition proposal or receives from a nationally recognized financial advisor to FirstCom a fairness opinion with respect to an alternative acquisition proposal indicating that it is a superior proposal; or

      - authorizes the execution of an alternative acquisition agreement with someone other than AT&T Corp.

     In addition, AT&T Corp. and FirstCom may agree to terminate the merger agreement at any time without completing the merger, even after the shareholders of FirstCom have approved the merger.

TERMINATION FEES

     FirstCom must pay AT&T Corp. a termination fee of $10 million, plus out of-pocket expenses up to $1 million incurred by AT&T Corp. and its affiliates in connection with the merger and the related transactions, if the merger is not completed if:

     - FirstCom enters into or agrees to enter into an alternative acquisition agreement;

     - FirstCom's board of directors:

      - withdraws, modifies or fails to maintain its recommendation to the shareholders to approve the merger;

      - recommends an alternative acquisition proposal or receives from a nationally recognized financial advisor to FirstCom a fairness opinion with respect to an alternative acquisition proposal indicating that it is a superior proposal; or

      - authorizes the execution of an alternative acquisition agreement with a person other than AT&T Corp; or

     - any other person acquires ownership of 20% or more of FirstCom's common shares.

OTHER FEES AND EXPENSES

     AT&T Corp. and FirstCom are paying their respective costs and expenses associated with the merger and the related transactions other than in connection with the termination fees described above. AT&T Corp. will also either pay the costs and expenses of AT&T Latin America and Frantis or reimburse them for their costs. FirstCom expects that it will have incurred approximately $10 million of merger-related fees and expenses, consisting primarily of fees and expenses of investment bankers, SEC filing fees, attorneys' fees, accountants' fees and financial printing and other related charges.

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ASSIGNMENT, AMENDMENT AND WAIVER

     FirstCom may not assign the merger agreement without the prior written consent of the other parties to the merger agreement. AT&T Corp. may assign its rights under the merger agreement to an affiliate so long as AT&T Corp. retains all of its obligations. FirstCom and AT&T Corp. may amend the merger agreement in writing prior to the merger. However, if the parties amend the merger agreement after approval of the merger by FirstCom's shareholders, no amendment may be made that adversely affects the rights of FirstCom's shareholders without the approval of a majority of FirstCom's shareholders. Any provision of the merger agreement may be waived if the party waiving the provision agrees in writing.

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                   OTHER MATERIAL AGREEMENTS AND ARRANGEMENTS

REGIONAL VEHICLE AGREEMENT WITH AT&T CORP.

     AT&T Latin America and AT&T Corp. will enter into a "regional vehicle agreement" at the time of the merger. A form of the regional vehicle agreement is an exhibit to the merger agreement included in this proxy statement/prospectus as Annex A. This section describes the material terms of the regional vehicle agreement and related provisions of AT&T Latin America's certificate of incorporation.

Purpose The parties to the merger agreement contemplate that AT&T Latin America will serve as AT&T Corp.'s strategic vehicle for in-country investments in AT&T Latin America's region to provide high-speed broadband connections and designated communications services to business customers, to the extent set forth in the regional vehicle agreement. The parties defined the overall scope and nature of AT&T Latin America's operations in the regional vehicle agreement as well as in AT&T Latin America's certificate of incorporation.

Scope The regional vehicle agreement and the certificate of incorporation define:

                        - where in Latin America AT&T Latin America may operate;

                        - what communications services AT&T Latin America may
                          provide, and in some cases, to whom those services may be provided; and

                        - the conditions under which AT&T Corp. and its
                          affiliates may compete with AT&T Latin America.

Other Commercial
Arrangements            The regional vehicle agreement also addresses commercial
                        arrangements between AT&T Latin America, on the one hand, and AT&T Corp. and its affiliates and ventures, on the other hand. These affiliates and ventures include
                        AT&T Global Network Services and the Concert global venture between AT&T Corp. and British
                        Telecommunications plc.

Term The regional vehicle agreement has an indefinite term and will generally terminate only by mutual agreement of AT&T Latin America and AT&T Corp. However, AT&T Corp. may terminate the regional vehicle agreement at any time after the termination of the service mark license agreement with AT&T Corp.

AT&T LATIN AMERICA'S REGION

     AT&T Latin America's certificate of incorporation permits it to operate only in the countries of South America and the Caribbean, plus Panama but excluding Cuba. In addition, the regional vehicle agreement restricts AT&T Latin America from operating in Venezuela.

AT&T LATIN AMERICA SERVICES

     AT&T Latin America's certificate of incorporation limits AT&T Latin America's business to the provision of telecommunications services. The regional vehicle agreement and AT&T Latin America's

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

certificate of incorporation permit AT&T Latin America to provide the services described in this prospectus/proxy statement under "The Companies -- the Combined Companies -- Growth Strategy" and "-- Description of AT&T Latin America."

     Following is a description of the services AT&T Latin America is permitted to provide as well as limitations on its services:

     PERMITTED SERVICES.  AT&T Latin America may provide the following services:

     - long distance;

     - 1-800/toll-free;

     - local voice delivered through fixed lines;

     - Internet access;

     - e-commerce or electronic commerce;

     - fixed wireless for connection to networks;

     - video conferencing services;

     - web hosting, which involves providing or managing equipment to operate an Internet web site;

     - voice over Internet Protocol, which involves the transmission of voice over an inter-networking standard that enables communication across the Internet regardless of the hardware or software used;

     - AT&T calling card services, and AT&T Direct(R) services, which allow callers to access AT&T networks from points throughout the world;

     - dedicated line services, which involve the leasing of network lines expressly for connecting two or more users. These dedicated lines establish a permanent circuit dedicated solely to the use of the particular customer;

     - switched digital services, which allow users to establish end-to-end digital connections over shared facilities on an as-needed basis, similar in concept to making a telephone call; and

     - virtual network services, which involve a connection of customer networks to an operator's network to create an overall capability for voice and data services that acts functionally like a network owned or operated exclusively by that customer.

     AT&T Latin America may also provide data services using the following protocols for transmitting data over a communications network:

     - packet X.25, an older protocol designed for transmitting data files in pieces or "packets" over analog communications networks that were originally designed for voice traffic;

     - frame relay, a newer protocol designed for transmission of data over digital networks in packets of varying length; and

     - asynchronous transfer mode, an even newer protocol, designed for transmitting data in fixed-size packets or "cells" to enable networks to accommodate many different transmission systems and permit transmission of a mix of voice, data and video.

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     PROHIBITED SERVICES.  The regional vehicle agreement limits AT&T Latin
America's ability to provide other services. AT&T Latin America may not provide:

     - mobile wireless/personal communications services;

     - cable telephone or cable services, which include telephone, data and video services, as well as Internet access, delivered through networks typically used to deliver cable television; or

     - cross-border transport services between two or more countries to international carriers and select services involving the arrangement, management and delivery of termination of international communications traffic.

     In addition, AT&T Latin America may not provide solutions services, such as outsourcing professional services and systems integration. Outsourcing professional services include:

     - providing professional services relating to network architecture validation, implementation, operations and life cycle management, which include confirming that a network's design works efficiently, installing and testing network equipment and managing the need for change to the network;

     - business process consulting and migration planning and implementation, which include planning to ensure that a customer's network properly supports the customer's objectives and planning for and implementing changes to that network; and

     - ownership and acquisition of assets from and on behalf of customers related to providing outsourcing professional services.

     Systems integration involves:

     - advising clients how best to use information technology to achieve their ends and to reengineer business processes to make organizations work more effectively;

     - specifying, designing or building integrated business systems for or on behalf of clients;

     - managing the change to those systems for or on behalf of clients;

     - supporting, maintaining, enhancing, operating or further developing those systems for or on behalf of clients, providing program or project management and integration of customer-defined individual customer solutions; and

     - providing other related services required or requested by clients in connection with the services listed above.

     Systems integration services do not include the underlying capability to provide services.

     MANAGED NETWORK SERVICES. Although AT&T Latin America may not provide solutions services, it may provide managed network services to companies other than multinational corporations reserved for Concert by AT&T Corp. and British Telecom. Managed network services include:

     - providing services to a customer that consist solely of providing and maintaining the elements of a customer's wide area communications network, which is a network connecting two or more customer sites, each of which may operate an internal local area network;

     - to the extent relating to a customer's wide area communications network, directly related planning, design, installation, maintenance and ongoing support functions; and

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

     - providing equipment on the customers' premises at the interface between a wide area communications network and the remainder of the customer's networking environment insofar as that equipment facilitates:

        - the maintenance of the customer's wide area communication services;

        - the recording of performance data with respect to the customer's wide area communications services;

        - the provisioning of new wide area communications services to the customer or changes in the parameters of these services; or

        - the integration of multiple wide area communications services, but excluding in the case of the first two items listed in this paragraph any such service or equipment that materially extends services beyond the interface described above further into the customer's non-wide area communications network.

     AT&T Latin America does not believe that this restriction on its providing managed network services to multinational customers reserved for Concert will materially affect its ability to implement its growth strategy. AT&T Latin America plans to generate revenues by supplying its services to Concert for resale to those customers in connection with Concert's provision of managed network services to its customers.

     To the extent AT&T Latin America provides services under the AT&T Latin America brand or other AT&T Corp. brands, there are service limitations in the service mark license agreement with AT&T Corp., which is described below.

COMPETITION BY AT&T CORP.

     The regional vehicle agreement limits the ability of AT&T Corp. and its subsidiaries to compete with AT&T Latin America. It also places obligations on AT&T Corp. if it acquires competitors of AT&T Latin America with specific characteristics, as described below.

     The limitations on competition and the obligations of AT&T Corp. relating to the acquisitions of competitors discussed below do not apply to Concert or AT&T Global Network Services companies, AT&T Corp.'s Liberty Media group or AT&T Corp.'s acquisition of MediaOne or to any person in which any of those companies has an equity interest.

     In addition, restrictions relating to competition with AT&T Latin America do not apply to:

     - services using assets owned or controlled by the AT&T Global Network Services companies; or

     - services provided by AT&T Corp. or its subsidiaries in connection with providing managed network services or outsourcing professional services, which are described on pages 62-63.

     COMPETITIVE SERVICES. Except as described above, AT&T Corp. and its existing subsidiaries may not offer customers a number of services in AT&T Latin America's region unless they are obtained from AT&T Latin America. These services include:

     - long distance;

     - 1-800/toll-free;

     - local voice delivered through fixed lines;

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

     - Internet access;

     - dedicated line services, which involve the leasing of network lines expressly for connecting two or more users. These dedicated lines establish a permanent circuit dedicated solely to the use of the particular customer;

     - switched digital services, which allow users to establish end-to-end digital connections over shared facilities on an as-needed basis, similar in concept to making a telephone call; and

     - virtual network services, which involve a connection of customer networks to an operator's network to create an overall capability for voice and data services that acts functionally like a network owned or operated exclusively by that customer.

     These services also include data services using the following protocols for transmitting data over a communications network.

     - packet X.25, an older protocol designed for transmitting data files in pieces or "packets" over analog communications networks that were originally designed for voice traffic;

     - frame relay, a newer protocol designed for transmission of data over digital networks in packets of varying length; and

     - asynchronous transfer mode, an even newer protocol, designed for transmitting data in fixed-size packets or "cells" to enable networks to accommodate many different transmission systems and permit transmission of a mix of voice, data and video.

     REGIONAL ACQUISITIONS. AT&T Corp. and its subsidiaries may acquire competitors of AT&T Latin America. However, except as described below, if that competitor earned more than half of its revenues in the previous fiscal year in AT&T Latin America's region from the services described under the heading "Competitive Services" on pages 63-64 AT&T Corp. or its relevant subsidiary would be required either to:

     - cause that competitor to cease offering those services; or

     - offer to sell to AT&T Latin America for cash at fair market value the portion of the competitor's business that primarily relates to those services in AT&T Latin America's region.

     That offer must be made within either eighteen or thirty months of the acquisition of the competitor, depending on how much of the competitor's business is derived from AT&T Latin America's region. No offer to purchase is required if it would:

     - violate any law or a pre-existing contractual obligation of the competitor;

     - violate a contract that is binding on any material assets of the competitor;

     - result in a tax on an AT&T Corp. entity that is material in relation to the price paid for that portion of the business; or

     - in the good faith determination of the board of directors of the relevant AT&T Corp. entity, violate its fiduciary duties to minority shareholders of the relevant company.

     If AT&T Latin America does not accept such an offer for a competitive business, the acquired competitor may compete with AT&T Latin America.

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AT&T LATIN AMERICA'S RELATIONSHIP WITH CONCERT AND RELATED RESTRICTIONS ON AT&T
LATIN AMERICA'S BUSINESS

     AT&T Corp. and AT&T Latin America are also using the regional vehicle agreement to outline some of the ways they expect AT&T Latin America to interact with AT&T Corp's Concert global venture with British Telecom. AT&T Latin America intends to supply services to Concert and Concert's customers and to distribute Concert's services to its own customers.

     The Concert global venture focuses on cross-border transport of communications services to large business customers and to other carriers. AT&T Latin America believes that AT&T Latin America's business and Concert's business complement one another, because AT&T Latin America will focus on providing services within a particular country, rather than providing services between countries.

     AT&T Latin America plans to offer customers a portfolio of communications services that meet their end-to-end needs, including cross-border services. However, AT&T Latin America will generally not provide those cross-border services over its own networks. Instead, it will purchase the cross-border components of the services it offers customers from other providers, such as Concert. The regional vehicle agreement also contemplates the following arrangements:

Supplying Services to
Concert AT&T Latin America expects to be a preferred supplier of its in-country communications services to Concert in accordance with the agreements between AT&T Corp. and British Telecom governing the Concert joint venture. AT&T Latin America and Concert are currently discussing the nature and extent of this preferred supplier relationship.

Distributing Concert
Services AT&T Corp. will request that Concert appoint AT&T Latin America as a distributor of Concert's services in AT&T Latin America's region. The regional vehicle agreement requires that AT&T Latin America purchase from Concert its requirements for select services involving the arrangement, management and delivery of termination of international communications traffic, if Concert provides those services on commercially reasonable terms. AT&T Latin America must also purchase from Concert select communications services between or among two or more countries that are provided or targeted to businesses and to their employees as such, on commercially reasonable terms. AT&T Latin America and Concert are currently discussing the nature and extent of these purchasing arrangements.

     RESTRICTIONS ON AT&T LATIN AMERICA'S BUSINESS RELATED TO
CONCERT. Additional restrictions on AT&T Latin America's business would apply if it and its subsidiaries receive more than an aggregate of $150 million revenues in any year from providing services over cross-border networks in which they have an equity interest. This is an amount of this type of revenues significantly higher than the amounts that AT&T Latin America's growth strategy contemplates. That is because AT&T Latin America does not expect that the cross-border networks in which it will have an equity interest will be material.

     The additional restrictions would prohibit AT&T Latin America from offering, selling or distributing to multinational corporations reserved for Concert by AT&T Corp. and British Telecom, except through Concert, communication services, which consist of:

     - those services and applications, including enhanced services and applications, that involve the transmission of voice, data, sound, music, still and moving image or video and other elements by fixed media, or radio or other wave signal;

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

     - any similar or substitute service available or offered from time to time; and

     - the business of developing, designing or offering content-based applications.

     The additional restrictions would also prohibit AT&T Latin America from

     - offering, distributing or providing to any customers select communications services between countries that are provided or targeted to businesses and to their employees in their capacity as employees, except through Concert; and

     - owning, operating, leasing or managing facilities predominantly used to provide services between or among two or more countries.

COMMERCIAL ARRANGEMENTS WITH AT&T GLOBAL NETWORK SERVICES AND AT&T CORP.

     The regional vehicle agreement contemplates the following arrangements between AT&T Latin America and AT&T Global Network Services:

Supplying Services
to the AT&T Global
Network Services
companies               AT&T Latin America will be a preferred supplier of its
                        services to the AT&T Global Network Services companies.
                        Preferred supplier means that the AT&T Global Network
                        Services companies will purchase services from AT&T
                        Latin America in preference to other parties that are not preferred suppliers of the AT&T Global Network
                        Services companies. AT&T Latin America must, however, be able to provide the services on terms and conditions and standards at least as favorable regarding price, quality and service as the AT&T Global Network Services companies could obtain in an arm's length transaction.

Distributing Services of
the AT&T
Global Network Services
companies               Promptly after the merger, AT&T Corp. will cause the
                        appropriate AT&T Global Network Services companies to discuss possible arrangements for AT&T Latin America to distribute their services in its region. Except as described below, AT&T Latin America will be an exclusive distributor of AT&T Global Network Services in at least one country in AT&T Latin America's region. However, as a distributor AT&T Latin America must be able to meet the performance and service level requirements of AT&T
                        Global Network Services. Any distribution arrangements may not affect the ability of (1) any person to comply with obligations under agreements relating to AT&T
                        Corp.'s purchase of the global network from IBM or (2) any other AT&T Corp. affiliate to:

                        - distribute AT&T Global Network Services directly to
                          customers in AT&T Latin America's region;

                        - have its employees market or sell AT&T Global Network
                          Services to customers in AT&T Latin America's region;
                          or

                        - appoint remarketers or global value added resellers of
                          AT&T Global Network Services.

     POSSIBLE INTEGRATION OF OPERATIONS. AT&T Corp., AT&T Latin America and FirstCom recently entered into a non-binding memorandum of understanding relating to possible collaboration among AT&T Latin America, AT&T Global Network Services Latin America and AT&T Corp.'s Solutions division in Latin America. In that connection, they have agreed to form a collaboration committee. The collaboration committee will consider the desirability of AT&T Global Network Services --
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Latin America and other AT&T Corp. subsidiaries transferring assets, contracts and licenses in AT&T Latin America's region to AT&T Latin America. The collaboration committee also will consider bringing over AT&T Global Network Services -- Latin America personnel to AT&T Latin America. It also will consider the possibility of management services arrangements and supply and other commercial contracts among the companies relating to any transferred assets or contracts.

     No agreement on any of these matters has been reached. Any transactions would be subject to the negotiation of definitive agreements, approval by the relevant boards of directors, including AT&T Latin America's, and receipt of governmental or regulatory approvals.

     SUPPLYING SERVICES TO AT&T CORP. AND ITS OTHER SUBSIDIARIES. AT&T Latin America will be a preferred supplier of the services described under the heading "Competitive Services" on pages 63-64 in its region to AT&T Corp. and its wholly-owned subsidiaries, except to the extent those companies are required to purchase services from Concert. Preferred supplier means that the purchaser will purchase the relevant services from AT&T Latin America instead of other parties that are not their preferred suppliers. AT&T Latin America must, however, to be able to provide the services on terms and conditions and standards at least as favorable regarding price, quality and service as the particular AT&T Corp. entity could obtain in an arm's length transaction.

SERVICE MARK LICENSE AGREEMENT WITH AT&T CORP.

     AT&T Corp. has entered into a service mark license agreement with AT&T Latin America that will become effective when the merger is completed. The form of the service mark license agreement is an exhibit to the merger agreement included in this proxy statement/prospectus as Annex A.

     SERVICE MARKS. AT&T Corp. will license service marks, including "AT&T" and the AT&T with a fanciful globe design mark, to AT&T Latin America for its use in the provision of its services in AT&T Latin America's region. A list of these service marks is attached to the service mark license agreement. AT&T Latin America may also use the "AT&T" mark as part of its trade and corporate names so long as at least half of the licensed services -- namely, those grossing the highest revenue -- meet service specifications provided by AT&T Corp. AT&T Latin America may sublicense the marks to entities it controls that meet service specifications and assume all obligations of AT&T Latin America under the service mark license agreement other than the obligation to pay a brand fee. AT&T Latin America may not use any mark other than a mark licensed by AT&T Corp. for the services described under the heading "Competitive Services" on pages 63-64 without AT&T Corp.'s consent.

     BRAND FEE. During the term of the service mark license agreement, AT&T Latin America will pay a fee to AT&T Corp. every six months equal to the greater of $2.5 million and a designated percentage of its gross revenues. Initially the designated percentage of gross revenues will be 4%. This percentage will decrease to 3.25% in the third year of the initial term and to 2.5% in the final two years of the initial term. AT&T Corp. has agreed to spend this fee to support and monitor use of the licensed marks by AT&T Latin America in AT&T Latin America's region and to provide a communications director and other staff employed by AT&T Corp. who will manage and monitor the licensed marks in conjunction with an officer of AT&T Latin America.

     TERM; TERMINATION. The initial term of the license will be for five years from the date of completion of the merger. The agreement will automatically renew for an additional five years if AT&T Latin America is not in material default or breach of the license agreement. AT&T Corp. may terminate the license prior to the end of its term if AT&T Corp. no longer owns shares having voting control of AT&T Latin America or if AT&T Latin America misuses the marks or otherwise materially breaches its obligations under the service mark license agreement and is not able to correct the breach in a timely fashion.

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CREDIT FACILITY

     Prior to completion of the merger, a subsidiary of AT&T Corp. will provide a revolving credit facility of up to $100 million principal amount to AT&T Latin America having the following material terms:

     - an annual interest rate of 90-day London Inter-Bank Offered Rate, or LIBOR, plus 3.75%, payable quarterly;

     - mandatory prepayment by the borrower out of any proceeds from issuances of debt or equity in the capital markets and bank financings;

     - final maturity two years after the closing of the merger;

     - restrictions on permitted capital expenditures, debt, liens and disposal of assets by the borrower; and

     - at the AT&T Corp. subsidiary's request, security in the shares of AT&T Latin America's operating subsidiaries and their assets.

AT&T LATIN AMERICA SHAREHOLDERS' AGREEMENT WITH SL PARTICIPACOES

     AT&T Latin America is party to a shareholders' agreement with Promon's affiliate, SL Participacoes, which owns 10% of AT&T Latin America's currently outstanding capital stock, in the form of Class A common shares. That shareholders' agreement includes the following terms:

     REGISTRATION RIGHTS. SL Participacoes may require AT&T Latin America on one occasion to register the shares of Class A common stock owned by SL Participacoes and its permitted transferees after an underwritten primary offering of Class A shares has occurred. SL Participacoes and its permitted transferees also have unlimited "piggyback" registration rights, permitting them to include their Class A shares in registration statements filed by AT&T Latin America. These "piggyback" registration rights do not apply in connection with an initial underwritten offering of Class A shares or other securities solely for the account of AT&T Latin America, a business combination transaction, issuances under employee benefit plans or exchange offer or an offer solely to existing stockholders or employees. AT&T Latin America must pay the costs associated with all of these registrations. The exercise of these registration rights is subject to notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering.

     SALE OF SHARES; PARTICIPATION RIGHTS. SL Participacoes and its permitted transferees may require AT&T Corp. or its designee to purchase their shares of AT&T Latin America if a change of control of AT&T Latin America occurs. A change of control would occur under the following circumstances:

     - AT&T Corp. and its affiliates, either alone or together with British Telecom and its affiliates, cease to own a majority of the outstanding voting securities of AT&T Latin America or cease to have control of the management of AT&T Latin America; or

     - AT&T Corp. and its direct and indirect wholly-owned subsidiaries cease to own 25% or more of the outstanding voting securities of AT&T Latin America.

     SL Participacoes and its permitted transferees also have rights to participate in purchases of new shares of AT&T Latin America capital stock, or securities convertible into shares, if AT&T Latin America proposes to sell these shares or convertible securities for cash.

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     These participation rights will not apply to new shares or convertible securities which are:

     - sold in a registered public offering or pursuant to SEC Rule 144A or in a global offering pursuant to SEC Regulation S;

     - sold to British Telecom or another major international telecommunications company which AT&T Corp. or AT&T Latin America plans to partner within a joint venture or strategic alliance; or

     - sold to employees, officers, directors or consultants of AT&T Latin America.

     Each of these change of control and participation rights will expire when a primary underwritten offering of shares of Class A common stock occurs.

     During the 60-day period beginning December 30, 2001, SL Participacoes and its permitted transferees that are affiliates of Promon may require AT&T Corp. or its designee to purchase the shares of AT&T Latin America purchased by SL Participacoes in December 1999 at a price per share equal to the original purchase price paid, adjusted for stock splits, stock dividends, recapitalizations and similar transactions, plus accrued interest at an interest rate equal to the 12-month London Inter-Bank Offered Rate.

AT&T LATIN AMERICA SHAREHOLDERS' AGREEMENT WITH KEYTECH SHAREHOLDERS

     AT&T Latin America is a party to a shareholders' agreement with the former shareholders of Keytech LD. That shareholders' agreement includes the following terms:

     REGISTRATION RIGHTS. Under the shareholders agreement, the former Keytech LD shareholders may require AT&T Latin America on one occasion to register the shares of Class A common stock owned by the former shareholders of Keytech LD and their permitted transferees after an underwritten primary offering of Class A shares has occurred. Those shareholders and their respective permitted transferees will also have unlimited "piggyback" registration rights, permitting them to include their Class A shares in registration statements filed by AT&T Latin America. These "piggyback" rights do not apply in connection with an underwritten offering of Class A shares or other securities solely for the account of AT&T Latin America, a business combination transaction, issuances under employee benefit plans or exchange offer or an offer solely to existing stockholders or employees. AT&T Latin America must pay the costs associated with all of these registrations. The exercise of these registration rights is subject to notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering.

     SALE OF SHARES. The former shareholders of Keytech LD and their permitted transferees may require AT&T Corp. or its designee to purchase their shares of AT&T Latin America if a change of control of AT&T Latin America occurs. A change of control would occur under the following circumstances:

     - AT&T Corp. and its affiliates, either alone or together with British Telecom and its affiliates, cease to own a majority of the outstanding voting securities of AT&T Latin America or cease to have control of the management of AT&T Latin America; or

     - AT&T Corp. and its direct and indirect wholly-owned subsidiaries cease to own 25% or more of the outstanding voting securities of AT&T Latin America.

     The change of control rights will expire when a primary underwritten offering of shares of Class A common stock occurs.

                              UNAUDITED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

     The accompanying unaudited pro forma combined financial information for AT&T Latin America gives effect to the merger as if it had been completed on January 1, 1999 for statement of operations purposes and on March 31, 2000 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the unaudited pro forma combined financial information. In addition to the merger, the unaudited pro forma combined financial information also reflects the following related transactions:

     - one condition to the merger required that AT&T Latin America receive a total of $70 million in cash equity contributions from its shareholders. As part of the Netstream acquisition, in December 1999, an affiliate of AT&T Corp. contributed $10 million and an affiliate of Promon contributed $40 million of equity capital to AT&T Latin America, in cash. During June 2000, AT&T Corp. and an affiliate of Promon contributed an additional $20 million of cash to the capital of AT&T Latin America on a pro rata basis in accordance with their respective ownership percentages in AT&T Latin America.; and

     - as permitted under the merger agreement AT&T Latin America is requiring FirstCom to make a tender offer for its outstanding 14% senior notes due 2007 and, as part of that tender offer, to obtain the consent of holders at least a majority in principal amount of the outstanding notes to certain amendments to the covenants of FirstCom relating to the notes. AT&T Latin America intends to finance the tender through the issuance to AT&T Corp. of non-voting, non-convertible and non-participating 15% Series B preferred stock of AT&T Latin America. The 14% senior notes have a face value of $150 million and are currently recorded on FirstCom's balance sheet at $133,438,000.

     The merger will be accounted for using the purchase method of accounting in accordance with the guidelines required by GAAP. The fair values of the assets and liabilities of FirstCom to be acquired are assumed to equal their historical carrying values, except for property, plant and equipment and identifiable intangible assets for which estimates of fair value have been separately reflected, with all excess of such acquisition costs being attributable to goodwill. Goodwill is amortized in the pro forma combined financial information on a straight-line basis over a 20-year period.

     A final determination of required purchase accounting adjustments will be made upon the completion of a study undertaken by AT&T Latin America to determine the fair value of the net assets acquired. Therefore, the actual allocation to our assets for goodwill may be adjusted.

     The pro forma adjustments do not reflect any operating efficiencies, cost savings or other synergies that may be achieved with respect to the combined company.

     The unaudited pro forma combined financial information does not purport to present the results of operations of AT&T Latin America had the merger occurred on the date, or at the beginning of the periods, for which the merger is being given pro forma effect. Nor is the unaudited pro forma combined financial information necessarily indicative of the results of operations that may be achieved in the future. Assuming completion of the merger, the actual financial position and results of operations of AT&T Latin America will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the merger took place.

     The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes, with the historical financial statements of AT&T Latin America and Netstream and the notes thereto included in this proxy statement/prospectus and with the historical financial statements of FirstCom that are incorporated by reference in this proxy statement/prospectus.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                            AT&T LATIN AMERICA CORP.
                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2000
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                                        AT&T LATIN
                                                              AT&T LATIN                     PRO          AMERICA
                                                                AMERICA      FIRSTCOM       FORMA        PRO FORMA
                                                              HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                              -----------   ----------   -----------    -----------
                                                                  (A)          (B)
ASSETS:
Current assets:
Cash and cash equivalents...................................   $    279        26,891     $ 20,000D     $   47,170
Restricted cash.............................................         --           105                          105
Restricted investments......................................         --        20,713       (9,500)E        11,213
Accounts receivable, net....................................      3,606        12,030                       15,636
Short-term investments......................................     30,636                                     30,636
Prepaid expenses and other current assets...................      3,902         3,196                        7,098
                                                               --------      --------                   ----------
        Total current assets................................     38,423        62,935                      111,858
Property, plant and equipment, net..........................     86,051        99,143      (19,943)F       165,251
Goodwill and other intangible assets, net...................    259,764        17,286        7,114F        768,138
                                                                                           483,974F
Deferred financing costs and other..........................         --        14,131      (13,521)E           610
                                                               --------      --------                   ----------
        Total assets........................................   $384,238       193,495                   $1,045,857
                                                               ========      ========                   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable............................................   $  7,281        13,520     $             $   20,801
Vendor financing, current...................................         --         1,340                        1,340
Short-term debt.............................................      3,184         4,488                        7,672
Accrued interest............................................         --         8,954       (8,954)E            --
Other accrued expenses......................................                    1,600                        1,600
Deferred income taxes.......................................                      302                          302
Lease obligations, current..................................        340            51                          391
Other current liabilities...................................      9,598         2,600                       12,198
                                                               --------      --------                   ----------
        Total current liabilities...........................     20,403        32,855                       44,304
Senior notes, net...........................................         --       133,438     (133,438)E            --
Vendor financing............................................         --         5,451                        5,451
Lease obligations, less current portion.....................        411           146                          557
Deferred income taxes.......................................      1,624         2,134                        3,758
Other liabilities...........................................         --         1,349                        1,349
                                                               --------      --------                   ----------
        Total liabilities...................................     22,438       175,373                       55,419
                                                               --------      --------                   ----------
Minority interest...........................................         --         3,033                        3,033
Commitments and contingencies...............................         --            --                           --
Redeemable Series A Preferred Stock.........................                   12,123      (12,123)F            --
Redeemable Series B Preferred Stock.........................                               172,500E        206,900
                                                                                            34,400E
Stockholders' equity:
Common stock................................................                       30          (30)F         1,135
                                                                                             1,135F
Additional paid in capital..................................    376,566        89,852      (89,852)F       756,904
                                                                                            20,000D
                                                                                           394,738F
                                                                                           (34,400)E
Warrants....................................................         --        26,737      (26,737)F        90,361
                                                                                            90,361F
Accumulated deficit.........................................    (15,341)     (113,415)     113,415F        (68,470)
                                                                                           (53,129)E
Cumulative translation adjustments..........................        575          (238)         238F            575
                                                               --------      --------                   ----------
        Total stockholders' equity..........................    361,800         2,966                      780,505
                                                               --------      --------                   ----------
        Total liabilities and stockholders' equity..........   $384,238      $193,495                   $1,045,857
                                                               ========      ========                   ==========

See Notes to Unaudited Pro Forma Combined Financial Information.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                            AT&T LATIN AMERICA CORP.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                        FOR THE YEAR ENDED DECEMBER 31, 1999
                       ------------------------------------------------------------------------------------------------------
                           AT&T                                                                                     AT&T
                           LATIN                                       AT&T                                         LATIN
                          AMERICA       NETSTREAM                      LATIN       FIRSTCOM                        AMERICA
                        HISTORICAL     HISTORICAL                     AMERICA     HISTORICAL     PRO FORMA        PRO FORMA
                            (A)            (C)       ADJUSTMENTS    (PRO FORMA)       (B)       ADJUSTMENTS       COMBINED
                       -------------   -----------   -----------    -----------   -----------   ------------    -------------
Total revenues:......  $         802   $    1,191                    $   1,993    $    38,356                   $      40,349
Operating Expenses:
Cost of revenues.....            865        5,176                        6,041         22,005                          28,046
Selling, general and
  administrative.....          2,164        7,010                        9,174         25,698          1,000H          35,872
Non-cash compensation
  and consulting
  expenses...........                                                       --            353                             353
Depreciation and
  amortization.......          1,707        2,838       18,746G         23,291         10,211         29,199I          61,805
                                                                                                        (896)I
Merger Expense.......                          --                           --          1,008                           1,008
                       -------------   -----------                   ---------    -----------                   -------------
Loss from
  operations.........         (3,934)     (13,833)                     (36,513)       (20,919)                        (86,734)
Other expense
  (income), net......            190          258                          448         20,350        (22,544)E         (1,746)
                       -------------   -----------                   ---------    -----------                   -------------
Net loss before
  income taxes and
  minority
  interest...........         (4,124)     (14,091)                     (36,961)       (41,269)                        (84,989)
Income Taxes.........             --           --                                         170                             170
                       -------------   -----------                   ---------    -----------                   -------------
Net Loss Before
  Minority Interest..         (4,124)     (14,091)                     (36,961)       (41,439)                        (85,159)
                                                                                                                =============
Minority Interest
  Expense............             --           --                           --             33                              33
                       -------------   -----------                   ---------    -----------                   -------------
Net Loss.............  $      (4,124)  $  (14,091)                   $ (36,961)   $   (41,472)                  $     (85,192)
                       =============   ===========                   =========    ===========                   =============
Redeemable preferred
  stock dividends....                                                                                 26,900E          26,900
                                                                                                                -------------
Net loss attributable
  to common
  stockholders.......                                                                                                (112,092)
                                                                                                                =============
Net basic and diluted
  loss per common
  share..............  $     (103.10)  $    (1.19)                   $ (924.03)   $     (1.94)J                 $       (0.99)
                       =============   ===========                   =========    ===========                   =============
Weighted average
  common shares
  outstanding........         40,000   11,840,141                       40,000     21,354,012K                    113,469,672
                       -------------   -----------                   ---------    -----------                   -------------

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                            AT&T LATIN AMERICA CORP.
           PRO FORMA COMBINED STATEMENT OF OPERATIONS -- (CONTINUED)
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                     FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                                              --------------------------------------------------------
                                                                  AT&T
                                                                  LATIN                                       AT&T
                                                                 AMERICA       FIRSTCOM                       LATIN
                                                               HISTORICAL     HISTORICAL                     AMERICA
                                                               (UNAUDITED)    (UNAUDITED)    PRO FORMA      PRO FORMA
                                                                   (A)            (B)       ADJUSTMENTS     COMBINED
                                                              -------------   -----------   -----------    -----------
Total revenues:.............................................  $       4,364   $   11,750      $             $  16,114
Operating Expenses:
Cost of revenues............................................          6,921        5,309                       12,230
Selling, general and administrative.........................          4,232       10,056          250H         14,538
Non-cash compensation and consulting expenses...............                          57                           57
Depreciation and amortization...............................          6,160        2,936        7,300I         16,133
                                                                                                 (263)I
Merger Expense..............................................                                    6,137           6,137
                                                              -------------   -----------     -------       ---------
Loss from operations........................................        (12,949)     (12,745)                     (32,981)
Other expense (income), net.................................         (1,732)       5,192       (5,685)E        (2,225)
                                                              -------------   -----------     -------       ---------
Net loss before income taxes and minority interest..........        (11,217)     (17,937)                     (30,756)
Income Taxes................................................                          17                           17
                                                              -------------   -----------     -------       ---------
Net Loss Before Minority Interest...........................        (11,217)     (17,954)                     (30,773)
                                                                                                            =========
Minority Interest Expense
                                                              -------------   -----------     -------       ---------
Net Loss....................................................  $     (11,217)  $  (17,954)                   $ (30,773)
                                                              =============   ===========     =======       =========
Redeemable preferred stock dividends........................                                    7,500E          7,500
                                                              -------------   -----------     -------       ---------
Net loss attributable to common stockholders................                                                  (38,273)
                                                              =============   ===========     =======       =========
Net basic and diluted loss per common share.................  $     (280.43)  $    (0.61)                   $   (0.34)
                                                              =============   ===========     =======       =========
Weighted average common shares outstanding..................         40,000   29,660,707                   113,469,672
                                                              -------------   -----------     -------       ---------

                            AT&T LATIN AMERICA CORP.
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
        (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

     (A) AT&T Latin America's historical financial statements as of and for the three-month period ended March 31, 2000 have been derived from its unaudited interim consolidated financial statements. The historical statement of operations for the period from inception (October 13, 1999) through December 31, 1999 has been derived from its audited consolidated financial statements.

     (B) FirstCom's historical financial statements as of and for the three-month period ended March 31, 2000 have been derived from a previously filed Form 10-Q (incorporated by reference). The historical statement of operations for the year ended December 31, 1999 has been derived from a previously filed Form 10-K, as amended (incorporated by reference).

     (C) Netstream's historical financial statement as of and for the period from January 1 through December 7, 1999 has been derived from its books and records.

     (D) Cash and cash equivalents:

     A condition to the merger requires that AT&T Latin America have received a total of $70 million in cash equity contributions from its shareholders. Accordingly, in connection with the Netstream acquisition, in December 1999 an affiliate of AT&T Corp. contributed $10,000 and an affiliate of Promon contributed $40,000 of equity capital to AT&T Latin America. During June 2000, AT&T Corp. and an affiliate of Promon contributed another $20,000 of cash to the capital of AT&T Latin America in proportion to their respective ownership percentages in AT&T Latin America.

     (E) Senior notes, net:

     As permitted under the merger agreement, AT&T Latin America is requiring FirstCom to make a tender offer and consent solicitation related to the 14% senior notes due 2007. The notes have a face value of $150,000.

     The tender offer would have an impact on several historical FirstCom amounts currently recorded on its balance sheet, including the payment of the notes of $133,438, the elimination of accrued interest of $8,954, the expense of the related deferred financing costs of $13,521 and the use of the remaining restricted cash balance utilized for interest payments on the notes of $9,500. AT&T Latin America intends to finance the tender offer through the issuance to a subsidiary of AT&T Corp. of non-voting, non-convertible and non-participating 15% Series B preferred stock of AT&T Latin America. The proceeds of the issuance of the Series B preferred stock would be used to complete the tender offer for the notes. The value of the Series B preferred stock has been estimated at $172,500, based on the tender of 100% of the notes in the tender offer at a premium. Based on the current estimated amounts, AT&T Latin America would incur a loss related to the repayment of the notes of $53,129, which amount has been reflected as an increase to accumulated deficit as of March 31, 2000.

     The amount of the preferred stock actually issued may vary from $172,500, depending on, among other things:

     - the principal amount of the notes received in the tender offer;

     - the amount of any tender premium for the notes;

     - the balance of restricted cash held by FirstCom as of the completion of the tender offer and the amount of interest accrued at that time with respect to the tendered notes; and

     - the amount of costs and expenses of AT&T Latin America relating to the tender offer.

     Dividends have been calculated based on the assumption that they will be accrued throughout the year at 15% of the total face amount of the Series B preferred stock resulting in approximately $26,900 and $7,500 for the year ended December 31, 1999 and for the three-month period ended March 31, 2000, respectively. These amounts have been recorded as a reduction of additional paid-in-capital.

     Additionally, an adjustment has been made to reflect the elimination of the historical FirstCom interest expense relating to the notes of $22,544 and $5,685 currently recorded in the statements of operations for the year ended December 31, 1999 and for the three-month period ended March 31, 2000, respectively.

     (F) Equity and intangible assets:

     In connection with recording the merger, the following information outlines the recording of intangible assets, including goodwill, for the merger, the elimination of equity of FirstCom, and the issuance of AT&T Latin America shares:

     Intangible assets

     The following discussion represents a preliminary estimate of the calculation of goodwill as required by U.S. GAAP. The actual goodwill recorded in the financial statements of AT&T Latin America may vary from the amounts presented in this unaudited pro forma combined financial information pending the results of the study currently under way.

     AT&T Latin America has tentatively considered the carrying value of the acquired net assets to approximate fair value, except for property, plant and equipment and identified intangible assets for which estimates of fair value have been separately reflected, with all excess of such acquisition costs being attributable to goodwill. AT&T Latin America is in the process of fully evaluating the assets acquired and, as a result, the purchase price allocation among tangible and intangible (and their related useful lives) assets acquired may change. Goodwill associated with the transaction will be amortized over a 20-year life.

     The following discussion assumes that the shareholders' equity of FirstCom consisted of its outstanding shares, options and warrants as of March 31, 2000, except that the number of shares of Series A convertible preferred stock of FirstCom is assumed to reflect accrual of paid-in-kind share dividends through June 30, 2000.

     To record preliminary goodwill related to the FirstCom transaction as follows:

Fair value of AT&T Latin America Class A common and
  preferred shares issued in the merger.....................  $ 388,073(i)
Fair value of AT&T Latin America options and warrants issued
  in the merger.............................................     90,361(ii)
Estimated transaction costs.................................      7,800(iii)
                                                              ---------
          Total estimated cost of acquisition...............  $ 486,234
Less net assets value of FirstCom:
          FirstCom property, plant and equipment............     79,200(iv)
          FirstCom intangible assets........................     24,400
          Historical FirstCom remaining net assets..........   (101,340)(vi)
                                                              ---------
          Preliminary goodwill..............................  $ 483,974(vii)

---------------

     (i) As of March 31, 2000, AT&T Latin America would have issued 30,890,528 shares of its Class A common stock and 1,448,885 shares of its Series A preferred stock (assuming accrual of share dividends through June 30, 2000) at a 1:1 ratio for each share of FirstCom common stock and Series A convertible preferred stock outstanding and assuming a market price of AT&T Latin America shares of $12.00 per share. The estimated value of the stock issued by AT&T Latin America was determined by obtaining the average market price of the FirstCom securities for a period from three days prior to and three days subsequent to November 1, 1999, the date of the announcement of the merger.

     (ii) Also as of March 31, 2000, AT&T Latin America would have issued options and warrants to acquire approximately 10,016,269 shares of its Class A common stock. The options and warrants to purchase shares of Class A common stock will be at an exercise or purchase price per share equal to the exercise or purchase price per share in effect under the FirstCom options or warrants. The fair value, using the Black Scholes model, of these options and warrants is $90,361.

     (iii) AT&T Corp. will incur estimated transaction costs of $7,800 relating to the merger of AT&T Latin America with FirstCom. Accordingly, the $7,800 has been reflected as an additional equity contribution by AT&T Corp. AT&T Latin America will not be responsible for these transaction costs, because, as provided in the merger agreement, any such costs incurred by AT&T Latin America will be reimbursed by AT&T Corp.

     (iv) AT&T Latin America has estimated the fair value of the fixed assets to be acquired. AT&T Latin America is finalizing its study of the FirstCom assets and liabilities acquired and as such, this estimate is subject to change.

     (v) AT&T Latin America has preliminarily identified software and workforce in place as intangible assets related to the merger. For purposes of estimating the amortization expense related to these intangibles, AT&T Latin America has assumed a five year and three year amortization period for the software and workforce in place, respectively.

     (vi) Represents all assets other than property, plant and equipment and intangible assets less total liabilities and minority interest.

     (vii) AT&T Latin America has tentatively considered the carrying value of the acquired net assets to approximate fair value, except for property, plant and equipment and identifiable intangible assets for which estimates of fair value have been separately reflected, with all excess of such acquisition costs being attributable to goodwill. AT&T Latin America is in the process of fully evaluating the assets acquired and, as a result, the purchase price allocation among tangible and intangible (and their related useful lives) assets acquired may change. Goodwill associated with the transaction will be amortized over a 20-year life.

     Stockholders' equity elimination:

     Once the merger is completed, the equity on FirstCom's books will be eliminated. As such, this part of the entry reflects the elimination of FirstCom historical stockholders' equity accounts in connection with the merger.

     Issuance of AT&T Latin America shares:

     This part of the entry reflects the issuance of AT&T Latin America common stock and preferred stock as of the completion of the merger.

     At March 31, 2000, the capital of AT&T Latin America was represented by 40,000 issued and outstanding shares of common stock. Of these shares, 36,000 were Class B shares owned by an affiliate of AT&T Corp., and 4,000 were Class A shares owned by an affiliate of Promon. During June 2000, AT&T Latin America reclassified its share capital in order to accommodate the issuance to FirstCom shareholders of one Class A share of AT&T Latin America common stock for each outstanding share of FirstCom common stock. AT&T Latin America will have, as of, without giving effect to, the merger, the following number of shares outstanding, which is the maximum number permitted by the merger agreement:

     (i) 80,848,204 common shares, plus

     (ii) an additional number of common shares equal to 2.077 times the number of paid-in-kind share dividends accrued with respect to the Series A convertible preferred stock of FirstCom from November 1, 1999 up to the closing date of the merger (which additional number would be 282,054 common shares as of June 30, 2000, or 2.077 times the accrued 135,799 of share dividends over that period); plus

     (iii) 1,178,689 common shares that were issued to the selling stockholders of Keytech LD in June 2000.

     It is not possible to fix presently the number of outstanding shares of AT&T Latin America as of the closing of the merger because, as discussed above, that number will be affected by the number of common shares issued to affiliates of AT&T Corp. and Promon to compensate for accrual of the share dividends on the Series A convertible preferred stock of FirstCom. However, if the closing of the merger had occurred on June 30, 2000, the capital of AT&T Latin America would have consisted of up to 124,190,940 shares, on a fully-diluted basis, excluding any shares of non-voting, non-convertible and non-participating preferred stock issued to AT&T Corp. to finance a tender offer for the FirstCom notes. Those fully-diluted shares would have been distributed as follows immediately after the merger:

     (a) 81,130,258 common shares of AT&T Latin America would have been owned directly or indirectly by affiliates of AT&T Corp. and Promon. 1,178,689 common shares would have been owned by the selling stockholders of Keytech LD;

     (b) 40,906,797 common shares of AT&T Latin America would have been owned by the former common shareholders of FirstCom or would have been reserved for issuance upon exercise of options and warrants to acquire shares of FirstCom. As of March 31, 2000, this number included 30,890,528 outstanding common shares of FirstCom and 10,016,269 outstanding options and warrants to acquire common shares of FirstCom. From November 1, 1999, the date of the merger agreement and the announcement of the merger, through March 31, 2000, 6,516,002 options or warrants were exercised, 25,000 options were cancelled and FirstCom granted 220,000 new options to its employees;

     (c) up to 705,000 common shares of AT&T Latin America would have been reserved for issuance upon exercise of options granted by FirstCom and AT&T Latin America between March 31, 2000 and the date of the merger; and

     (d) 1,448,885 Series A convertible preferred shares of AT&T Latin America would have been owned by former holders of the Series A convertible preferred stock of FirstCom.

     The number of shares outstanding under items (a) and (d) above will be slightly higher since the merger will be completed after June 30, 2000.

     Common stock at par value was calculated as the total number of outstanding shares of 113,469,672 as of March 31, 2000 multiplied by the par value of $0.01 per share.

     On June 30, 1999, FirstCom issued 1,250,000 shares of 15% Series A convertible preferred stock for an aggregate principal amount of $10,000. The Series A convertible preferred stock is convertible at any time by the holders into FirstCom common stock on a one-for-one basis, subject to adjustment to reflect the accretion of the 15% paid-in-kind dividend. On November 1, 1999, the Series A convertible preferred stock was convertible into 1,313,086 shares of FirstCom common stock. In the merger, the Series A convertible preferred stock will be exchanged for AT&T Latin America preferred stock having substantially the same terms and conditions as the Series A convertible preferred stock. For purposes of the pro forma adjustments, AT&T Latin America and FirstCom assumed the conversion of Series A convertible preferred stock into 1,448,885 Series A common shares, reflecting the accretion of the paid-in-kind dividend through June 30, 2000.

     (G) Netstream amortization:

     To record the additional amortization expense for the Netstream related goodwill and other intangibles as though the companies had been combined at the beginning of the period. The preliminary goodwill recorded was $277,600. The other intangibles recorded were $4,700. Goodwill is amortized on a straight-line basis over 20 years, and the other intangibles are amortized on a straight-line basis over 3 years.

     (H) Employment contract:

     Patricio E. Northland, FirstCom's chairman of the board and chief executive officer, has executed a five-year employment agreement with AT&T Latin America that will become effective upon completion of the merger. The employment agreement includes a retention bonus of six $500 payments payable on each six-month anniversary of the closing date up to the third anniversary. Accordingly, $1,000 of compensation expense has been reflected for the year ended December 31, 1999 and $250 for the three-month period ended March 31, 2000.

     (I) Depreciation & amortization:

     The estimated goodwill amortization expense arising from the merger is based on the straight-line method over a 20-year life. The adjustments of $24,199 and $6,050 are calculated as total preliminary goodwill for FirstCom divided by the 20-year estimated life for the year ended December 31, 1999 and for the three-month period ended March 31, 2000, respectively. Additionally, the adjustment for the amortization of the intangible assets of approximately $5,000 and $1,250 for the year ended December 31, 1999 and for the three months ended March 31, 2000, respectively, was calculated based on the estimated lives of three to five years. An adjustment has been made to reflect the decrease of the historical FirstCom goodwill amortization in the statement of operations of approximately $896 for the year ended December 31, 1999 and $263 for the three-month period

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

ended March 31, 2000, respectively. The depreciation and amortization expense represents a preliminary estimate of the calculation of goodwill as required by U.S. GAAP. The actual goodwill recorded in the financial statements of AT&T Latin America may vary significantly from the amounts presented in this unaudited pro forma combined financial information pending the results of the study now underway.

     (J) Net basic and diluted loss per share:

     The computation of net basic loss per share of common stock is computed by dividing net loss for the year by the weighted average number of common shares outstanding during the year. The weighted average number of shares outstanding for the year ended December 31, 1999 and for the three-month period ended March 31, 2000 excludes 10,016,269 outstanding stock options and warrants and 1,448,885 shares of Series A convertible preferred stock that are anti-dilutive.

     (K) Weighted average common shares outstanding:

     Adjustment to number of AT&T Latin America shares that would have been outstanding had the transactions occurred at the earliest date presented. This calculation is based on the following assumption of the number of common shares outstanding of AT&T Latin America, which reflects the outstanding shares of FirstCom as of March 31, 2000:

                                                 NUMBER OF SHARES
SHAREHOLDER                                        OUTSTANDING      CLASS OF COMMON SHARE
-----------                                      ----------------   ---------------------
FirstCom shareholders..........................     32,339,413      Class A common shares
Affiliate of Promon............................      8,113,026      Class A common shares
Affiliate of AT&T Corp.........................     73,017,233      Class B common shares
          Total................................    113,469,672
                                                   ===========

     In addition, an additional 1,178,689 common shares outstanding are owned by the selling stockholders of Keytech as a result of the Keytech acquisition which occurred in June 2000.

     The number of common shares listed above assumes that no holder of Series A convertible preferred shares converts its shares into common shares.

     FirstCom and AT&T Latin America have been in discussions with the holders of the FirstCom Series A convertible preferred shares regarding the possible conversion of these preferred shares into FirstCom common shares shortly before the merger. Those discussions contemplate that, in connection with this conversion, FirstCom will accelerate all future paid-in-kind dividends on these preferred shares. Assuming this acceleration occurs, the holders of the preferred shares would receive 1,666,667 shares of AT&T Latin America Class A common stock in the merger.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                  RESULTS OF OPERATIONS OF AT&T LATIN AMERICA

COMPANY OVERVIEW.

     AT&T Corp. created AT&T Latin America in October 1999 to be a leading provider of broadband communications services to business customers in AT&T Latin America's region. AT&T Latin America's focus is on providing high-capacity and value-added data, Internet, voice, video conferencing and electronic commerce services to business customers.

     AT&T Latin America currently conducts substantially all of its business activities through its subsidiary, Netstream, which it acquired in December 1999. Except for $70 million cash proceeds that AT&T Latin America received in December 1999 and June 2000 as capital contributions from its shareholders and a substantial amount of goodwill arising from the acquisition of Netstream, the assets and liabilities of Netstream currently constitute substantially all of the assets of AT&T Latin America on a consolidated basis. On June 30, 2000, AT&T Latin America acquired Keytech LD, a development stage broadband communications company in Argentina, which does not yet have material operations.

     Throughout 1998 and until its acquisition by AT&T Latin America in December 1999, Netstream was operated as a part of Promon. The historical financial information of Netstream presented in this proxy statement/prospectus reflects periods during which it did not operate independently of Promon. Therefore, this financial information may not necessarily reflect the results of operations or the financial condition of Netstream which would have resulted had it been an independent company during the reporting periods presented.

     The countries in which AT&T Latin America may operate include the countries in South America and the Caribbean, plus Panama, but excluding Venezuela and Cuba. AT&T Latin America currently operates only in Brazil, through Netstream, and in a limited manner in Argentina, through Keytech LD.

     Netstream began construction of its first network located in Rio de Janeiro in August 1998 and began commercial operations in Rio de Janeiro in November 1998. Also in November 1998, Netstream began construction of its network in Sao Paulo. It began construction of its network in Belo Horizonte in March 1999 and of its network in Barueri/Alphaville, an industrial suburb of Sao Paulo, in December of 1999.

     The revenues from services provided over AT&T Latin America's networks have not been material. It expects that the operating and net losses and negative cash flows from its business will increase in the near future as it expands and develops its networks and customer base. The more rapidly AT&T Latin America expands its communications business, the greater its near term operating losses and capital expenditures will be. There can be no assurance that AT&T Latin America will achieve or sustain profitability or positive cash flows from operating activities in the future as it develops its communications networks.

     INFLATION AND EXCHANGE RATES. Inflation and exchange rate variations may have substantial effects on AT&T Latin America's results of operations and financial condition. Generally, the effects of inflation in many Latin American countries, including Chile, Peru and Colombia, have been offset in part by a devaluation of the local countries' currencies relative to the U.S. dollar. Nevertheless, the devaluation of each country's currency may have an adverse effect on its business, results of operations and financial condition.

     To date, AT&T Latin America has not had significant foreign currency exposure with third parties. Except for Brazil, which restricts the use of commercial contracts denominated in foreign currency or indexed to the value of foreign currency, AT&T Latin America generally intends to be paid for its services in U.S. dollars or in local currencies with a pricing adjustment that is structured to protect it against the risk of fluctuations in exchange rates. AT&T Latin America's customer contracts in Brazil generally provide for payment in local currency and are generally indexed to various Brazilian inflation indicators.

     AT&T Latin America has not entered into foreign currency hedging transactions. In the future, if third party foreign currency exposure increases, it may enter into hedging transactions in order to mitigate any related financial exposure. However, a portion of its sales to customers will be denominated in local currencies, and substantial or continued devaluation in such currencies relative to the U.S. dollar could have a negative effect on the ability of its customers to absorb the costs of devaluation. This could result in its customers seeking to renegotiate their contracts with AT&T Latin America or, failing satisfactory renegotiation, defaulting on these contracts.

     From time to time, Latin American countries have experienced shortages in foreign currency reserves and imposed restrictions on expatriation of local earnings and conversion of local currencies into U.S. dollars. Also, currency devaluations in one country may have adverse effects in another country, as in late 1994 and 1995, when several Latin American countries were adversely impacted by the devaluation of the Mexican peso. Any devaluation of local currencies in the country where AT&T Latin America operates, or restrictions on the expatriation of earnings or capital from such countries, could have a material adverse effect on its business, results of operations and financial condition.

RESULTS OF OPERATIONS -- AT&T LATIN AMERICA (AMOUNTS IN THOUSANDS OF U.S. DOLLARS).

     NET REVENUES. On a pro forma basis, assuming the acquisition of Netstream had occurred on January 1, 1999, net revenues for 1999 were $1,993. Netstream did not recognize any revenues for the eleven months ended December 31, 1998. Revenue in 1999 was derived primarily from the provision of data and Internet services in Sao Paulo and Rio de Janeiro. Net revenues of AT&T Latin America were $802 for its two and one half months of operations in 1999. AT&T Latin America expects to have increased revenues in 2000 as it adds customers and delivers more services over its network, and because 2000 will have a full year of operations that includes revenues from FirstCom's operations following the merger. For the first three months of 2000, AT&T Latin America's revenues increased to $4,364, reflecting the signing of new customers.

     AT&T Latin America believes that Internet and data services will account for over 60% of its revenue in 2000, after giving effect to the FirstCom merger on a pro forma basis as if it occurred on January 1, 2000. This percentage may decrease thereafter as it initiates voice services in Brazil and Argentina. However, AT&T Latin America contemplates that over the long term a majority of its revenues will continue to come from Internet and data services.

     Assuming completion of the merger and the Keytech acquisition, AT&T Latin America believes that Brazil will account for approximately 25% of its revenues for 2000 with the balance of its revenues coming from former FirstCom operations in Chile, Peru and Colombia. AT&T Latin America does not expect to have material revenues from Argentina during 2000 due to its start up nature.

     AT&T Latin America also believes that growth in its revenue in the short and medium term will be relatively greater, in percentage terms, in Brazil and Argentina, than revenue growth in Chile,

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

Colombia and Peru. AT&T Latin America believes that these differences in percentage growth rates will be due principally to the following factors:

     - the operations of AT&T Latin America in Brazil and Argentina are at an earlier stage of development than FirstCom's operations, and therefore will build upon a relatively lower initial revenue base in what are the two largest markets in which it will have operations; and

     - the fact that AT&T Latin America's metropolitan networks are in the development stage in Brazil and Argentina and do not yet generate material revenues from customers.

     COST OF REVENUES. Cost of revenues was $6,041 on a pro forma basis. In 1998, Netstream had no operations and did not recognize any costs of revenue. Cost of revenues consists of leased line costs, maintenance costs and network and operating systems costs (including labor). AT&T Latin America expects that, until utilization of existing and planned facilities increases, costs of revenues will increase both in absolute terms and as a percentage of revenue as service is provided in additional cities. During the first quarter of 2000, AT&T Latin America's cost of revenues was $6,921.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses were $9,174 in 1999 on a pro forma basis. In 1998, Netstream's selling, general and administrative expenses were $3,848. Netstream had these costs in 1998, notwithstanding the lack of revenues during that year, because it was engaged in activities to prepare for the launch of operations. Selling, general and administrative expenses are comprised primarily of marketing, sales commissions, office space (including rent and lease expenses) and indirect labor expenses. During the first quarter of 2000, AT&T Latin America's selling, general and administrative expenses were $4,232.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization was $1,707 in 1999 and $23,291 on a pro forma basis, including an estimate of the calculation of goodwill as required by U.S. GAAP. In 1998, Netstream did not recognize any depreciation and amortization expense because it had not started operations. AT&T Latin America expects that depreciation and amortization will increase significantly in 2000 and upcoming periods as it continues to invest in the growth and installation of its networks. During the first quarter of 2000, depreciation and amortization reached $6,160.

     INTEREST EXPENSE. AT&T Latin America did not have any interest expense in 1999. On a pro forma basis, AT&T Latin America also did not have material interest expense in 1999, because Netstream's debt to Promon, indicated in the Netstream historical financial information, was eliminated in the acquisition of Netstream. Interest expense consists of capital lease expense. AT&T Latin America did not show material interest expense in the first quarter of 2000. It expects that interest expense will increase significantly during 2000 and future periods as it obtains debt financing from AT&T Corp., from equipment vendors and perhaps from the capital markets to expand its business. See -- "Liquidity and Capital Resources -- AT&T Latin America."

     NET LOSS. Net loss was $36,961 on a pro forma basis as expenses related to the development of AT&T Latin America's networks exceeded revenues. For the eleven months ended December 31, 1998, Netstream had a net loss of $3,442. AT&T Latin America's actual net loss for 1999 was $4,124. During 1999, the increase in net loss compared to 1998 was due to the fact that the buildup of revenues did not offset to a significant degree higher depreciation and amortization expenses during 1999. This trend continued in the first quarter of 2000, in which AT&T Latin America recorded a net loss of $11,217.

LIQUIDITY AND CAPITAL RESOURCES - AT&T LATIN AMERICA.

     FirstCom and Netstream have had significant operating losses and negative cash flow from their respective operations since their inception. AT&T Latin America expects to incur significant operating losses and have negative cash flow from operations for the next several years as it expands its existing communications networks and develops new networks and services. It will, therefore, need to engage in substantial capital-raising activities.

     AT&T Latin America estimates that it will have cash requirements of approximately $725 million during 2000 and the first half of 2001. AT&T Latin America and FirstCom had spent an aggregate of $40 million of that amount through March 31, 2000. It expects to use the remaining amount to develop and expand its communications networks and services and fund working capital needs, operating losses and debt service obligations. AT&T Latin America expects that its funding needs to implement its growth strategy will continue at a somewhat higher level from mid-2001 through the end of 2002. As of March 31, 2000, AT&T Latin America had not made any contractual commitments for capital expenditures and had approximately $1.7 million in debt service obligations (including obligations under capital leases) for the remainder of 2000 for debt outstanding at that date. AT&T Latin America expects that capital expenditures and debt service obligations will increase in the future in connection with the cash requirements described above.

     To fund its cash requirements, AT&T Latin America needs to raise funds in addition to cash on hand, amounts available under the credit facility provided by AT&T Corp. and committed vendor financing. AT&T Latin America expects to raise the additional amounts needed principally through new vendor financing and an equity offering. Subject to prevailing market conditions, AT&T Latin America expects to make a substantial equity offering shortly after the merger. It may also issue debt at some point after the merger, depending on prevailing market conditions. AT&T Latin America is not sure it will be able to raise sufficient funds on acceptable terms or at all. Inability to raise sufficient funds could affect its ability to meet its debt service and other obligations and would affect its ability to carry out its growth strategy. If AT&T Latin America does not obtain additional financing by the end of the third quarter of 2000, it will have to postpone most of its capital expenditures until financing is obtained. This would detract from its time to market and its ability to pursue its growth strategy.

     AT&T Latin America's cash needs in the next several years will be affected by several factors. Among them are:

     - the amount of cash generated by its business operations;

     - whether it changes its plans for building and expanding its networks; and

     - whether it uses cash, issues common stock or increases its debt to complete acquisitions and ventures, such as the possible collaboration with AT&T Global Network Services, beyond those currently anticipated.

     The following chart summarizes AT&T Latin America's and FirstCom's sources of funds that were in place or committed to as of March 31, 2000:

                                                                                  (US$000)
                                                              ENTITY               AMOUNT
                                                              ------              --------
Cash and short-term investments at March 31, 2000...........  AT&T Latin America  $ 30,915
Cash (including restricted cash) at March 31, 2000..........  FirstCom              26,996
Cash contribution from AT&T Corp. and SL Participacoes
  (1).......................................................  AT&T Latin America    20,000
Credit Facility from subsidiary of AT&T Corp. (2)...........  AT&T Latin America   100,000
Equipment financing facilities (3)..........................  FirstCom              32,700
Bank credit facility (4)....................................  FirstCom               6,700
Working capital revolving credit facility (5)...............  FirstCom               1,400
                                                                                  --------
          Total.............................................                      $218,711
                                                                                  ========

(1) As a condition to the merger, AT&T Latin America must have received a total of $70 million in cash equity contributions from its shareholders. AT&T Corp. and SL Participacoes contributed a total of $50 million in December 1999 in connection with the Netstream acquisition. In June 2000, AT&T Corp. and SL Participacoes contributed an additional $20 million in cash to AT&T Latin America pro rata in proportion to their respective shareholdings. AT&T Corp. currently owns 90% of AT&T Latin America and Promon owns 10%.

(2) Under the merger agreement, a subsidiary of AT&T Corp. will provide AT&T Latin America with a $100 million credit facility at or before the merger closing. That facility will have a two-year maturity, and will bear interest at a floating rate per annum based on 90-day LIBOR, plus 3.75%, payable quarterly.

(3) FirstCom has equipment financing facilities of $29,500 principal amount from Cisco Systems Capital Corporation and $10,000 principal amount from Nortel Networks. The purpose of these facilities is to finance the purchase of network equipment from Cisco and Nortel. As of March 31, 2000, $6,800 had been used under the Cisco facility and no amount had been used under the Nortel facility. The purchased equipment is collateral for amounts outstanding under these facilities. The Cisco facility bears interest at a rate per annum of LIBOR plus 5.5%, payable quarterly. The Nortel facility bears interest at a rate per annum of LIBOR plus 4.0%, payable quarterly. Amounts used under the Cisco and the Nortel facilities are subject to mandatory prepayment upon a change of control of FirstCom such as the merger. FirstCom expects that AT&T Latin America will be able either to negotiate a waiver of these provisions or to replace these facilities with new facilities after the merger.

(4) Effective February 25, 2000, subsidiaries of FirstCom entered into a short-term $10 million bank credit facility. The terms of that facility are:

     (i) annual interest rate of the 90-day LIBOR plus 6%, or the U.S. prime rate, plus 5%,

     (ii) principal maturity date of January 2, 2001, and

     (iii) interest payments on the outstanding principal balance due beginning April 2000.

     The facility is collateralized by certain telecommunications equipment. It is mandatorily prepayable in the event of a change of control of FirstCom, such as the merger. As of March 31, 2000, $3,300 had been used under this facility.

(5) During December 1999, one of FirstCom's Chilean subsidiaries obtained a $1,400 working capital revolving credit facility from a local bank. No amount had been used under the facility as of March 31, 2000. This facility is denominated in UF's, a Chilean inflation-adjusted unit used as a reference in financing and commercial transactions in Chile. The facility bears interest at a per annum rate based on the Chilean bank rate, plus 4.0%.

     As permitted under the merger agreement, AT&T Latin America is requiring FirstCom to make a tender offer for its outstanding 14% senior notes due 2007. There is $150,000 in aggregate principal amount of the notes outstanding. As part of that tender offer, FirstCom will seek the consent of holders at least a majority in principal amount of the outstanding notes to specified amendments to the covenants of FirstCom relating to the notes. Receipt of the necessary consents is a condition to the merger. Under the merger agreement, AT&T Corp., either itself or through AT&T Latin America, is obligated to finance the completion of any tender offer. AT&T Latin America intends to finance the tender offer by issuing to a wholly-owned subsidiary of AT&T Corp. non-voting, non-convertible and non-participating 15% Series B preferred stock of AT&T Latin America. The preferred stock will be redeemable at the option of either the holder or AT&T Latin America at any time after the fourth anniversary of its issuance.

     In connection with the Keytech acquisition, AT&T Latin America paid $5 million to the selling stockholders and issued to them 1,178,689 shares of Class A common stock of AT&T Latin America.

     Prior to its acquisition by AT&T Latin America, Netstream's debt consisted of intercompany borrowings from Promon and its affiliates. Those borrowings, which were $29,400 as of September 30, 1999, increased up to the date of the acquisition as Promon continued to finance construction of networks and operating losses. At the closing of the acquisition in early December 1999, approximately $45,000 of intercompany indebtedness that Netstream owed to Promon was repaid as a part of the purchase price of Netstream. Netstream no longer has any outstanding debt to Promon or its affiliates.

                                 THE COMPANIES

     The following is a description of the businesses of AT&T Latin America and of FirstCom on a combined basis and separately. Additional information regarding FirstCom is contained in its filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. See "Where You Can Find More Information" on page 135.

AT&T LATIN AMERICA CORP.

     AT&T Corp. created AT&T Latin America Corp. in October 1999 to be a leading provider of broadband communications services to business customers in the countries in South America and the Caribbean, plus Panama, but excluding Venezuela and Cuba. Broadband communications services are communications services that are delivered over high-speed, high-capacity transmission systems. AT&T Latin America began operations after its acquisition of Netstream in December 1999 for $320 million. AT&T Latin America today owns and operates high-speed fiber optic networks in Sao Paulo, Rio de Janeiro, Belo Horizonte and Barueri/Alphaville, an industrial suburb of Sao Paulo. Fiber optic networks use laser-generated light pulses to transmit information in digital format through cables containing glass fibers. AT&T Latin America continues to expand its existing networks and has plans to begin building additional networks in the Brazilian cities of Brasilia, Campinas, Curitiba, Porto Alegre and Salvador during 2000. Because AT&T Latin America's operations were only recently developed, they have not yet resulted in material revenues. The Brazilian communications market is dominated by incumbent providers. In June 2000, AT&T Latin America also acquired Keytech LD, S.A., a development stage broadband communications company in Argentina with limited assets that include signal transmission switching equipment and licenses to provide communications services in Argentina. Keytech currently serves a small number of customers by reselling services from other communications providers.

FIRSTCOM CORPORATION

     FirstCom provides broadband communications services primarily to business customers in four major metropolitan business centers: Santiago, Chile; Lima/Callao, Peru; and Bogota and Cali, Colombia. FirstCom primarily targets business customers, communications carriers and high volume users. It offers a wide range of broadband communications services, including data, voice, video, audio and Internet access. Specific service offerings vary depending on the concessions FirstCom holds in each particular country, as well as local laws and regulations and the infrastructure in each country. FirstCom currently operates its own fiber optic networks in Santiago, Chile, Lima/Callao, Peru, and Bogota and Cali, Colombia.

THE COMBINED COMPANIES

     Following its merger with FirstCom, AT&T Latin America will provide broadband communications services to major metropolitan business markets in Argentina, Brazil, Chile, Colombia and Peru, including the following services:

     - data;

     - Internet;

     - voice;

     - video conferencing; and

     - electronic commerce services.

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

     AT&T Latin America will focus on marketing its services to:

     - multinational corporations;

     - financial services companies;

     - media and content providers;

     - technology companies;

     - government entities;

     - Internet service providers; and

     - communications carriers; and

     - concentrations of small and medium size businesses.

     AT&T Latin America's networks are interconnected with existing transmission networks in the countries it is targeting, including public networks that are generally operated by incumbents.

     AT&T Latin America's networks use the asynchronous transfer mode format, a technology which enables them to accommodate many different information systems and permits transmission of a mix of voice, data and video. Its networks also utilize a common Internet protocol-based platform. Internet protocol is an inter-networking standard that enables communication across the large collection of networks constituting the Internet, regardless of the hardware or software used.

     Pro forma selected operating statistics of AT&T Latin America as of March 31, 2000, after giving effect to the merger, were as follows:

                    PRO FORMA SELECTED OPERATING STATISTICS
                             (AS OF MARCH 31, 2000)

Network route kilometers
  Metropolitan..............................................    2,684
  Domestic (long-haul)......................................        0
     Total..................................................    2,684
Total fiber kilometers......................................   86,436
Number of buildings connected...............................    2,241
Number of voice grade equivalent circuits...................   70,786
Number of permanent virtual circuits sold...................    4,902
Number of employees.........................................      917

COMPETITIVE STRENGTHS

     After the merger AT&T Latin America will have the following competitive strengths:

     TECHNOLOGICALLY ADVANCED NETWORKS. AT&T Latin America believes that it will have a competitive advantage in attracting its target business customers because it will own and control technologically advanced networks. These networks will enable it to offer a wide range of reliable, high quality services at competitive prices through a single customer connection. They will be able to carry a variety of data, Internet, voice, video conferencing and electronic commerce traffic over a secure, common Internet protocol-based platform. Moreover, unlike incumbent carriers, AT&T Latin America will not have older network systems designed primarily for voice services.

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

     AT&T BRAND. AT&T Latin America believes that the AT&T brand represents high quality, reliable service and good value to customers in its target markets in Latin America. Offering services under the AT&T brand will be a competitive advantage in attracting customers.

     RELATIONSHIP WITH AT&T CORP. AND CONCERT. AT&T Latin America will benefit from its relationship with AT&T Corp. and its affiliates, including Concert, the joint venture between AT&T Corp. and British Telecom. It intends to:

     - access AT&T Corp.'s worldwide customer base;

     - access Concert's cross-border transport facilities, including undersea cable systems and satellite capacity, enabling AT&T Latin America to offer customers the ability to connect to locations outside of its region; and

     - provide its customers with a wide range of services of AT&T Corp., AT&T Global Network Services and Concert.

     AT&T Latin America believes that its unique relationship with AT&T Corp. will provide an advantage in competing with other providers of communications services.

     LOCAL PRESENCE IN MULTIPLE HIGH-GROWTH LATIN AMERICAN COMMUNICATIONS MARKETS. AT&T Latin America will operate in most of the major metropolitan areas in its region where there are concentrations of its target business customers. Those areas include

     - Sao Paulo, Rio de Janeiro and Belo Horizonte, Brazil;

     - Santiago, Chile;

     - Bogota and Cali, Colombia; and

     - Lima, Peru.

     AT&T Latin America plans to expand its network coverage to other important cities in its region. For example, following its acquisition of Keytech LD in June 2000, it plans to expand into Buenos Aires and other cities in Argentina.

     Historically, these markets have depended upon the communications infrastructure of incumbent operators, which typically does not permit the transmission of large amounts of data traffic. Recent privatization and the related breakup of monopolies in many of these markets has resulted in increased competition for the types of products and services offered by AT&T Latin America. AT&T Latin America believes that, as an early entrant into the broadband communications market in Latin America, it will be well positioned to benefit from the growth it anticipates in the demand for broadband communications services from business customers.

     MANAGEMENT EXPERIENCE. AT&T Latin America will have a strong management team with significant experience in the communications industry in Latin America and proven entrepreneurial skills. AT&T Latin America also expects to benefit from access to technical and business personnel at AT&T Corp. and its affiliates and members of AT&T Corp.'s management will serve on its board of directors.

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

GROWTH STRATEGY

     AT&T Latin America's objective is to be a leading provider of broadband communications services to business customers in major Latin American markets. To achieve this objective, AT&T Latin America intends to:

     - FOCUS ON HIGH-DEMAND BUSINESS CUSTOMERS IN MAJOR LATIN AMERICAN METROPOLITAN AREAS. AT&T Latin America plans to focus mainly on the needs of business customers, especially those with high demand for data, Internet and other broadband communications services. It will primarily offer its services in major Latin American metropolitan areas with concentrations of this type of customer. As part of this focus, AT&T Latin America will continue to deploy its network facilities, construct new networks and connect additional commercial buildings in these markets.

     - OFFER ADVANCED DATA AND INTERNET SERVICE OFFERINGS THROUGH ITS OWN NETWORKS AND FACILITIES. AT&T Latin America believes its high speed networks and advanced Internet protocol-based platform will enable it to respond to increasing demand from business customers for advanced data, Internet and electronic commerce services.

     - OFFER A PORTFOLIO OF ADVANCED BUSINESS COMMUNICATIONS SERVICES. AT&T Latin America will offer a flexible and integrated portfolio of data, Internet, voice, video conferencing and electronic commerce services through a single connection to the customer. Once it has established an initial relationship with a customer, it will seek to expand the scope and range of services it provides to the customer. AT&T Latin America believes that this will result in increased revenue and enhanced customer loyalty while using relatively limited additional capital investment per customer. AT&T Latin America plans to expand its portfolio of value added services, such as web hosting, managed network and electronic commerce services. Web hosting involves providing or managing equipment to operate an Internet web site.

     - CAPITALIZE ON RELATIONSHIPS WITH AT&T CORP. AND CONCERT. AT&T Latin America intends to benefit from AT&T Corp.'s worldwide customer base and the ability of AT&T Corp. and its affiliates, including Concert, to connect customers throughout the world. It plans to supply services in its region to AT&T Corp., Concert and AT&T Global Network Services and plans to distribute the services of Concert and AT&T Global Network Services to its own customer base.

     - PROVIDE CONSISTENT AND SUPERIOR SERVICE LEVELS. AT&T Latin America will offer a similar portfolio of AT&T-branded services in each country in its region. This will allow customers operating in several markets to receive a consistent level of service and quality. It also plans to deploy an integrated operations support system and implement a coordinated customer care system and philosophy across product and country lines. The operations support system will be designed to link all key functional areas to enable AT&T Latin America to provide superior customer service. The key functional areas include provisioning, technical support, customer care and billing. Sales and customer service personnel will be able to access the operations support system 24 hours per day, seven days per week, and will promptly resolve customer related operational, support or billing issues. AT&T Latin America believes that superior service quality and customer service can be a significant competitive advantage.

     - PURSUE RAPID GROWTH THROUGH NETWORK CONSTRUCTION, AS WELL AS STRATEGIC ACQUISITIONS AND ALLIANCES. AT&T Latin America plans to invest substantial amounts of capital to expand its networks and construct additional networks in its region. This will include expanding its existing networks in Brazil and constructing new networks in additional cities in Brazil and in Buenos Aires and other cities in Argentina. After the merger is completed, AT&T Latin

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       America plans to expand FirstCom's existing networks in Chile, Colombia and Peru. In addition, AT&T Latin America believes that, as in Europe and the United States, the Latin American communications industry will experience increased consolidation, with single-market providers combining or aligning with pan-regional operations. It will pursue acquisitions and alliances consistent with its growth strategy.

DESCRIPTION OF AT&T LATIN AMERICA

     Today, AT&T Latin America's principal assets consist of:

     - 100% of the equity interest in Netstream. Netstream is a Brazilian communications carrier that owns and manages networks in the cities of Sao Paulo, Rio de Janeiro, Belo Horizonte and in Barueri/Alphaville;

     - cash and liquid assets representing the proceeds from $70 million of cash equity contributions received from its stockholders (affiliates of AT&T Corp. and Promon) in early December 1999 and June 2000. Some of these contributions have been, and continue to be, used to finance growth and operations; and

     - AT&T Corp.'s agreement to provide AT&T Latin America with a license under a service mark license agreement to use the AT&T brand name and logo in its region.

     AT&T Latin America conducts its business operations in Brazil through Netstream. Netstream was organized in July 1998 by Promon and its affiliates as a Brazilian limited liability company (sociedade de responsabilidade limitada). Promon is a leading engineering and construction group based in Brazil, which has broad experience in Brazil providing integrated engineering solutions and construction management services to the communications, power, petrochemicals and manufacturing industries.

     AT&T Latin America began construction of its first network located in Rio de Janeiro in August 1998 and began commercial operations in Rio de Janeiro in November 1998. Because AT&T Latin America's operations were only recently developed, they have not yet resulted in material revenues.

     In Brazil, AT&T Latin America provides through Netstream the following broadband services to its customers:

     - data;

     - voice;

     - video conferencing;

     - Internet; and

     - electronic commerce services.

     AT&T Latin America believes that Netstream is positioned to benefit from current technical, regulatory and market developments in Brazil that have resulted in increased demand for modern communications services, particularly among data-intensive business users.

     RECENT DEVELOPMENTS. In June 2000, AT&T Latin America acquired all of the capital stock of Keytech LD in exchange for 1,178,689 shares of AT&T Latin America Class A common stock, plus $5 million in cash. The parties placed 550,000 of those shares in escrow. The shares will be released to Keytech's selling stockholders over six years to the extent they are not used to satisfy indemnity

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obligations of the selling stockholders to AT&T Latin America. AT&T Latin
America will also make up to $1.5 million of contingent purchase price payments to the selling stockholders in June 2001.

     Keytech LD is a development stage company with a limited amount of assets, consisting mainly of equipment that switches transmission signals. Today, it serves a small number of customers by reselling the services of other communications providers. Keytech LD has licenses that authorize or will authorize by November 8, 2000 it to provide domestic and international long distance services, local telephone services, value-added services and a range of data services. Keytech LD also has rights to use 1910-1930 MHz wireless spectrum for fixed links beginning in November 2000 in nine of Argentina's largest cities.

     The following discussion describes AT&T Latin America's operations in Brazil.

     NETWORKS. AT&T Latin America's broadband communications networks provide links to customers within a given metropolitan area and the ability to connect to points outside that area. AT&T Latin America deploys its network facilities to reach larger office buildings, office parks and other high concentrations of potential business customers. By doing so, it seeks to use capital efficiently to reach a maximum number of customers and prospects.

     AT&T Latin America plans to construct additional networks in the cities of Brasilia, Campinas, Curitiba, Porto Alegre and Salvador. AT&T Latin America also intends to extend its metropolitan networks to reach nearby concentrations of industrial and multinational corporate customers. It plans to connect its metropolitan area networks to one another by constructing, purchasing, swapping or signing long-term leases for fiber optic links.

     In each city, AT&T Latin America's broadband communications networks consist of the following components:

     - a network management center, operating on a 24-hour/7-day basis, where Netstream monitors the functioning of the network and traffic patterns;

     - primary, or backbone, rings of minimum 144-strand fiber optic cable, each connected to the network management center, which extend through the main areas or avenues served by the network and carry the most traffic;

     - numerous secondary rings of 36 or 72-strand fiber optic cable, each connected to the primary rings, which extend the network along additional streets and to other locations where the individual buildings served are located;

     - for each building served, an access cable of 2 to 24-strand fiber optic cable connecting central transmission equipment in the building to the secondary ring in the street; and

     - for each customer in a building, fiber optic, coaxial or copper cable connecting the building's central transmission equipment unit to one or more customer units.

     AT&T Latin America's metropolitan networks enable it to provide advanced communications services through a single customer connection. Although the major Brazilian carriers are installing updated transmission equipment, AT&T Latin America expects that the networks of those companies, which have traditionally focused on voice communications, will predominantly consist of earlier-generation digital and analog transmission equipment for many years.

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     AT&T Latin America's networks have the following advantages over older systems:

     - the ability to carry distinct types of traffic (e.g., data, voice, video, multimedia) over the network using a single transmission system;

     - cost efficiency, due to the reduced amount of hardware required to transmit diverse traffic;

     - high-speed routing of traffic through the network, due to fewer capacity "bottlenecks";

     - high network and service reliability through the use of network designs that allow the automatic re-routing of transmissions in case of problems;

     - high degree of control, flexibility and manageability of the networks, allowing for more sophisticated central management; and

     - high levels of transmission quality.

     AT&T Latin America's network architecture is compatible with older transmission standards used in public networks in Brazil. Traffic can be passed readily between and among its networks, other local private networks and public national networks. These technological advantages, together with the high bandwidth of its metropolitan area networks, permit AT&T Latin America to offer the following service benefits to its customers:

     - an integrated package of data, voice, video and audio services, as well as basic communications and transmission services, from a single provider;

     - high-speed data transmission and, within each metropolitan area, an ability to increase bandwidth easily;

     - an ability to accommodate flexibly the requirements of very large networks, such as dial-up networks used by Internet service providers and other complex networks used by financial institutions, multinational corporations, universities and government entities;

     - a high degree of transmission quality, with negligible error rate and "lost" traffic;

     - through sophisticated central network management systems, an ability to monitor continuously and to optimize a customer's traffic patterns, as well as to allow the customer to monitor network performance, even across interconnections with other carriers' networks;

     - maximum availability of the customer's internal and external networks and externally transmitted data -- through design features that allow the networks to re-route automatically any transmission over the network that is held up by faulty equipment or line damage; and

     - flexibility to upgrade rapidly transmission speed and bandwidth.

     AT&T Latin America has arranged to interconnect its networks with those of Embratel, Telefonica and Telemar. Terminal equipment is located in the premises of either AT&T Latin America or the other companies. These co-location arrangements permit AT&T Latin America to satisfy rapidly any customer orders for services outside its metropolitan area networks.

     AT&T Latin America's communications equipment vendors actively participate in planning and developing electronic equipment for use in its networks. AT&T Latin America currently obtains asynchronous transfer mode equipment and Internet protocol-based routers from Cisco, transmission equipment principally from Nokia and voice switching equipment from Siemens. Asynchronous transfer mode equipment uses technology that enables it to accommodate many different information systems and permits transmission of a mix of voice, data and video. Internet protocol-based routers

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use an inter-networking standard that enables communication across the large collection of networks constituting the Internet, regardless of the hardware or software used. AT&T Latin America is in the process of analyzing additional suppliers in order to diversify its supplier base. Because AT&T Latin America uses existing communications technology rather than developing new technology, its research and development expenditures are not material.

     SERVICES. AT&T Latin America believes that customers demand high quality, cost effective communications services with simplified interfaces. It also believes that larger and more sophisticated customers expect AT&T Latin America to anticipate their communications requirements and provide customized solutions. By offering an integrated package of advanced as well as basic services, AT&T Latin America believes it can access a larger market, improve customer retention, achieve higher margins and reduce the cost of acquiring new customers.

     AT&T Latin America's integrated portfolio of services in Brazil falls into several principal categories, which are described below:

     - data services;

     - Internet and Internet protocol-based services;

     - voice services; and

     - services to other carriers.

     Data Services. AT&T Latin America data's services include basic connection services, such as point-to-point dedicated private lines, and private multipoint network services, which consist of offering and managing communications links among a number of locations, as wide area network services. The basic infrastructure, plus supporting services (available or being deployed), allows AT&T Latin America to implement different communications applications to support a wide range of customers' needs. The networks' high transmission capacity and reliability allow customers to support additional value-added services, such as video conferencing.

     Internet and Internet protocol-based Services. AT&T Latin America's Internet services consist of dial-up and dedicated access services offered primarily to businesses, as well as wholesale Internet services offered to Internet service providers. AT&T Latin America's integrated package of wholesale Internet services allows Internet service providers to purchase and lease their entire access infrastructure from AT&T Latin America. The customer access infrastructure of Internet service providers typically consists of a combination of transmission lines, modems, traffic management equipment and software.

     Voice Services. AT&T Latin America's voice services include a family of services that allow it to provide high quality, reliable voice communications. Services range from the provisioning of office or campus services, to building a complete voice network covering multiple locations. Through interfaces with other private networks and with public networks, customers can place and receive calls originating and terminating from outside AT&T Latin America networks.

     Services to Other Carriers. AT&T Latin America provides "last mile" services to other carriers seeking to reach the customers on its networks.

     CUSTOMERS. AT&T Latin America's customer base has grown rapidly since Netstream began commercial operations in mid-1998. As of March 31, 2000, AT&T Latin America's Brazilian operations had approximately 600 customers.

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     AT&T Latin America's customers include:

     - the stock exchanges of Sao Paulo (Bovespa) and Rio de Janeiro (BVRJ);

     - numerous Brazilian and international banks, brokers, insurance companies and other financial institutions including AGF, Banco Cidade, Banco Santander, Bank of America, Barclay's Capital, BCN -- Banco de Credito Nacional, JP Morgan and Unibanco;

     - information and consulting businesses, including Andima, Bloomberg, Deloitte Consulting and Reuters;

     - Internet service providers, including AmChamNet, AOL Brasil and PSINet;

     - global and regional multinational corporations;

     - several international and domestic communications carriers; and

     - many medium-size and smaller-size business and professional entities.

     Especially for larger users, and as competition increases in Brazil for advanced communication services generally, AT&T Latin America expects that it may need to renegotiate the pricing of its services periodically to remain competitive. Lower prices for communications services could have a material adverse effect on AT&T Latin America if they cannot be offset by increases in its customer base, increases in overall usage of its networks, increases in the provision of higher value-added services to customers, or some combination of these offsetting factors. AT&T Latin America believes that competition and price erosion will be important factors in the development of communications markets in its region.

     AT&T Latin America's customer contracts generally provide for payment in local currency and are generally indexed to various Brazilian inflation indicators. The revenues of most of AT&T Latin America's customers are also denominated in local currency.

     SALES, MARKETING AND CUSTOMER SERVICE. AT&T Latin America seeks to build collaborative, long-term relationships with its customers by offering them a broad portfolio of communications services. It continuously monitors and identifies customers' changing communications needs and seeks to build upon one or more of its services to create a partnership with the customer in which AT&T Latin America becomes the provider of most or all of the customer's communications needs. AT&T Latin America believes that, in addition to providing its customers with a good value, its sales and marketing approach allows it to integrate its services into bundled packages that improve gross margins by encouraging customers to use a greater number of and more advanced services.

     In Brazil, AT&T Latin America has a sales force of approximately 30 professionals that are supported by technical engineering and network center staff. AT&T Latin America's sales force is trained to emphasize its customer-focused sales and service efforts, including its 24 hour/365 day customer service center. AT&T Latin America's sales and marketing professionals answer customer calls directly, rather than requiring customers to use an automated message system. Customer assistance is provided, at all hours, in either Portuguese or in English. AT&T Latin America also actively solicits customer reactions in order to understand their preferences and to enhance their overall satisfaction.

     AT&T Latin America has also developed and installed customer-focused software to provide integrated communications services. This software allows customers to receive one fully integrated monthly billing statement for local, long distance, international, voice mail, paging and Internet access, and will also permit additional services to be included, when available. AT&T Latin America

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believes that its customer-focused software platform is an important element in the marketing of its communications services.

     AT&T Latin America compensates its sales people with a combination of salary and an incentive bonus. The sales force prioritizes target users not only by their size and potential usage of advanced communications services, but also by their proximity to its existing network. AT&T Latin America's current commission structure rewards sales to existing customers and new customers in buildings already connected to the network, as well as customers in target buildings within short distance of the existing network.

     AT&T Latin America's sales force is supported by experienced technical engineering personnel whose objective is to organize the efficient delivery of communications solutions to each customer. The technical staff's role includes the proper coordination of vendor service components, customer site preparation and installation, testing, delivery and maintenance of the service solution for the customer. AT&T Latin America's engineering personnel have local market experience and are receiving additional training from AT&T Corp.

     COMPETITION. In Brazil, like the rest of Latin America, competition continues to increase in communications markets. Several global communications carriers have entered the market either by acquiring former public-sector carriers in the privatization of the Telebras operating companies, acquiring "mirror" licenses that the Brazilian government sold by auction to create a duopoly in each principal area of Brazil, or by forming or acquiring alternative service providers like Netstream.

     AT&T Latin America believes that Brazil's limited-capacity communications infrastructure, and the increasing demand by businesses for advanced communications services creates an attractive market opportunity for new entrants that can build networks quickly and offer high-quality integrated services.

     AT&T Latin America competes in the Brazilian communications market on the basis of its network quality, customer responsiveness, range of services offered, reputation for innovation and quality and price. Competition in Brazil generally can be divided into three categories:

     - incumbent carriers;

     - mirror companies; and

     - other communications providers.

     Incumbent Carriers. Brazil's communications market is dominated by the incumbent carriers, which are former Telebras operating companies, including Embratel and the three local carriers, Telefonica, TeleCeontroSul and TeleNorteLeste. Telefonica (formerly TeleSP), the largest of the local carriers, is controlled by Telefonica de Espana S.A. Embratel, which has operated historically as Brazil's long distance carrier, is controlled by a consortium led by Worldcom. These incumbent carriers, which have traditionally focused primarily on voice communications, provide varying degrees of low- and high-speed data transmission services. They use their own and each others' private leased circuits, public network infrastructure exchanges and data transmission networks. Netstream started operations in 1998 and does not yet have significant market share.

     These incumbents benefit from:

     - existing infrastructure;

     - a large base of existing customers; and

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     - an ability to market effectively to some large business customers on the basis of broad geographic coverage.

     The incumbents also have some possible market disadvantages, including:

     - contractual commitments to the government to make large investments in infrastructure, including additional residential and rural infrastructure which tends to have a lower return on investment than infrastructure installed in urban and commercial areas;

     - the need to improve existing customer service and installation practices to reflect the change from monopolistic environment to a competitive environment; and

     - the onset of competition from the mirror companies and other new market entrants in traditional telephone markets, as well as advanced and value added services.

     Mirror Companies. The competitive advantages of the so-called mirror companies are their more modern networks, compared to incumbents' networks, and more entrepreneurial business outlook. However, the mirror companies also have expensive contractual commitments to build facilities in the areas in which they operate. Both mirror companies and incumbent carriers will face additional competition when the current duopoly in fixed telephone services ends on December 31, 2001 in each of these areas.

     Other Communications Providers. In Brazil, adoption of the Minimal Law of 1996 made it possible for private companies to offer value-added communications services. Since that time, a growing number of regional and global companies have entered the data communications market in Brazil in an attempt to capitalize on unmet demand for these services. While these companies have enjoyed some advantage over the incumbents through their ability to select and fund freely their own equipment, the new entrants rely, to a large extent, on leased capacity on the legacy networks of the incumbent operators. There are several business-oriented communications providers in Brazil that currently offer or plan to offer services to its target market. These include:

     - MetroRED. MetroRED is a data transmission service operator offering dedicated last mile connections to large business customers and other communications operators in the cities of Sao Paulo and Rio de Janeiro. MetroRED is in the process of completing a fiber optic network connecting the cities of Sao Paulo, Rio de Janeiro and Belo Horizonte. AT&T Latin America believes that MetroRED will expand its product portfolio in 2000.

     - Impsat. Impsat, based in Argentina, established a subsidiary in Brazil that has offered value added services since 1998 utilizing a satellite-based wireless network. Impsat has stated an intention to build a fiber optic network, offering greater transmission capacity and speed, connecting the major metropolitan markets in Argentina, Brazil, Colombia, Ecuador, Mexico and Venezuela. Currently, Impsat is deploying fiber optic metropolitan networks in the main cities in Brazil and has stated that it will complete its construction in the latter part of 2000.

     - GlobalOne. GlobalOne offers value-added services in Brazil to large business customers via its proprietary points of presence and leased infrastructure from the incumbents.

     - Comsat. Comsat is an international satellite-based communications company. AT&T Latin America believes Comsat is broadening its position from satellite-based services to other solutions to attempt to keep its customers from migrating to different facilities-based systems, such as fiber optic.

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     - Diveo.  This Brazilian subsidiary of Diginet Americas introduced its broadband wireless offering in the Sao Paulo region at the end of 1999. It has announced plans to expand its offering to other major metropolitan areas in Brazil during 2000.

     AT&T Latin America intends to continue to build on Netstream's reputation as an innovative, responsive and high quality communications services provider in Brazil to maintain and expand its existing customer base even as the incumbents and mirror companies place more emphasis on AT&T Latin America's target markets and customers.

     AT&T Latin America believes that it also has a competitive advantage over certain alternative service providers which apply satellite technology. Generally, satellite-based communications solutions, while less expensive than fiber-based services, provide customers with significantly slower transmission rates and lower network performance capabilities. AT&T Latin America believes that its existing and expanding fiber optic networks will provide it with significant competitive advantage over these alternative service providers in addressing the broadband needs of its targeted customers.

     In the third category, several international communications companies have either entered or are considering entering the Brazilian communications market as deregulation and increased demand continues to open new market opportunities. While increased competition may have an effect on AT&T Latin America's pricing policies, it believes that relationships with AT&T Corp., Concert and AGNS will provide it with an increased portfolio of global services and a competitive cost structure.

     REGULATION AND LICENSES. Telecommunications and postal services in Brazil are regulated by the Ministry of Communications pursuant to the Telecommunications Law of 1962, as amended. Brazil's telecommunications laws were significantly revised in September 1997 when the Brazilian legislature enacted the General Telecommunications Law. This law authorized the creation of ANATEL, an independent agency that regulates all aspects of telecommunications services, except radio and television broadcasting, including the granting of licenses under the General Telecommunications Law.

     On May 12, 1998, ANATEL granted Promon two nation-wide unlimited term non-exclusive licenses: a Specialized Circuit Service License and a Specialized Network Service License. Both licenses were transferred from Promon to Netstream on June 7, 1999. These licenses permit the construction of the network infrastructure and the development of fixed point-to-point and point-to-multipoint systems to provide corporate voice, data and video communications services using terrestrial links to closed user groups. In Brazil, a "closed user group" is a natural person, legal entity or group of natural persons or legal entities performing a "specific activity," such as, for example, an automotive manufacturer and its dealer network. The licenses do not permit Netstream to provide services open to public correspondence, which means that Netstream - like other alternative service providers in Brazil -- is not permitted to deliver traffic originating off-network to other points off-network. However, Netstream is able to originate and terminate traffic on its network that is going to, or coming from points that are not on its network. AT&T Latin America believes that Netstream's licenses are adequate for Netstream to provide its integrated portfolio of advanced and basic services to its business customers.

     The Brazilian telecommunication market is currently in a transition from a regulated duopoly in fixed switched public telephone services and cellular telecommunications services to full liberalization and competition. Until December 31, 2001, only the former Telebras companies and respective mirror companies may provide fixed switched public telephone services. Restrictions as to the number of providers of fixed switched public telephone services are scheduled to cease as of January 1, 2002. ANATEL has not yet publicized specific legal, technical and financial requirements for the issuance of future fixed switched public telephone services authorizations after 2001. However, AT&T Latin

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America expects that these requirements may set high standards and that companies already operating in the Brazilian market, such as Netstream, will be in a better position to satisfy these standards than a telecommunications carrier that enters after full liberalization of the market.

     EMPLOYEES. As of March 31, 2000, AT&T Latin America's subsidiaries had a total of approximately 190 employees almost all of whom were located in Brazil. AT&T Latin America expects that the number of employees of its Brazilian operations will increase rapidly throughout 2000, reaching an estimated 350 by year-end.

     AT&T Latin America believes that its success will depend in large part on its continued ability to attract and retain highly skilled and qualified personnel. AT&T Latin America believes that Netstream offers and AT&T Latin America will offer prospective employees competitive compensation and benefits as well as the opportunity to work with advanced technology in a high-growth company. However, AT&T Latin America cannot assure you that it will be able to attract and retain an adequate number of qualified employees to meet its hiring objectives. As is the case throughout Brazil, AT&T Latin America also regularly uses the services of contract technicians for the installation and maintenance of its network. AT&T Latin America believes that its relations with its employees are good.

     LEGAL MATTERS. Neither AT&T Latin America nor any of its subsidiaries is a party to any material legal proceedings.

MANAGEMENT AND GOVERNANCE OF AT&T LATIN AMERICA

     DIRECTORS AND EXECUTIVE OFFICERS

     The following table lists the persons the parties currently expect will serve as directors and executive officers of AT&T Latin America following the merger, their ages and their positions following the merger. The board will also include three "disinterested" individuals who have no affiliation with AT&T Corp. or AT&T Latin America, who will be selected prior to the merger.

NAME                                   AGE                       POSITION
----                                   ---                       --------
Patricio E. Northland................  45    Chairman of the Board, President and Chief
                                             Executive Officer
John A. Haigh........................  46    Director
Edward M. Dwyer......................  44    Director
Timothy A. Murray....................  43    Director
John C. Petrillo.....................  51    Director
Gary R. Weis.........................  53    Director
Carlos A. Andre......................  38    Chief Executive Officer -- Brazil
Thomas C. Canfield...................  44    General Counsel and Secretary
Carlos Fernandez.....................  43    Chief Executive Officer -- Chile
Carlos Ferrer........................  35    Chief Executive Officer -- Colombia
Jose Gandullia.......................  55    Chief Executive Officer -- Peru
Rodrigo Garcia.......................  35    Vice President -- Network Services
Edgardo J. Lertora...................  57    Vice President -- Corporate Communications and
                                             Brand Strategy
Marco A. Northland...................  42    Vice President -- Product and Business Services
Jay A. Pierce........................  41    Vice President -- Sales and Customer Care
Jorge M. Rodriguez...................  31    Vice President -- Corporate Operations
Alejandro O. Rossi...................  39    Chief Executive Officer -- Argentina
Marie Santana........................  49    Vice President -- Human Resources
Fernando Vicuna......................  45    Chief Information Officer

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     Each director holds office until his or her successor has been duly elected and qualified, or until his or her death, resignation or removal.

     The following is biographical information for the expected directors and executive officers of AT&T Latin America following the merger:

     Patricio E. Northland will be Chairman of the board of directors and Chief Executive Officer of AT&T Latin America after the merger. Mr. Northland has over sixteen years of experience as an international communications executive and entrepreneur. Mr. Northland has been Chairman of the board of directors, President and Chief Executive Officer of FirstCom since November 1996. Born in Chile, Mr. Northland is a U.S. citizen. In 1991, Mr. Northland founded AmericaTel Corporation, a Miami-based international communications carrier providing satellite-based voice, data and fax communications services to corporate customers throughout Latin America. In 1996, Mr. Northland sold his interest in AmericaTel to Entel. Mr. Northland has also held key management positions with PanamSat and IntelSat.

     John A. Haigh was named a director of AT&T Latin America in December 1999 and will continue as a director after the merger. Since May 1999, Mr. Haigh has been President of the International Ventures Organization for AT&T Corp, which includes AT&T Corp.'s entire portfolio of international in-country ventures. Beginning in July 1996, when he first joined AT&T Corp., Mr. Haigh was Vice President of Corporate Strategy and Business Development. From 1991 through 1996, Mr. Haigh provided consulting services to AT&T Corp. as a consultant at Mercer Management Consulting, where he had worked since 1983, in areas such as corporate and communications services strategy.

     Edward M. Dwyer was named a director of AT&T Latin America in May 2000 and will continue as a director after the merger. Mr. Dwyer became Treasurer of AT&T Corp. in May 1997. He had been Chief Financial Officer of AT&T Capital Corp. since November 1989.

     Timothy L. Murray was named a director of AT&T Latin America in May 2000 and will continue as a director after the merger. Since February 2000, Mr. Murray has been a Senior Vice President, Business Operations, of AT&T Corp. He previously was Vice President of AT&T Business Network Services from December 1996 and Vice President of AT&T Corp., Middle Market Sales, starting in December 1994. Prior to that, he was a Marketing Vice President of AT&T Corp.

     John C. Petrillo was named a director of AT&T Latin America in June 2000 and will continue as director after the merger. Mr. Petrillo has held various positions with AT&T Corp. since 1993, most recently as Executive Vice President of Corporate Strategy and Business Development, in which capacity he is responsible for overall business strategy and the development of AT&T Corp.'s online service and electronic messaging businesses.

     Gary R. Weis was named a director of AT&T Latin America in May 2000 and will continue as a director after the merger. Since May 1999, he has been Senior Vice President of AT&T Business Services, Global Operations. Prior to joining AT&T Corp., Mr. Weis was at IBM, where he was a General Manager responsible for global services and network services since 1994.

     Carlos A. Andre has been the chief executive officer of AT&T Latin
America -- Brazil since May 2000. Previously, from June 1995, Mr. Andre was at Oracle do Brasil Sistemas Ltda. where he started as a Sales Director and later became Chief Executive Officer. In August 1992, he helped launch Brazilian operations for Novell. Prior to joining Novell, Mr. Andre helped found Unilog, a company that develops, sells and implements human resources, logistic and administration software.

     Thomas C. Canfield will be General Counsel and Secretary of AT&T Latin America after the merger. Mr. Canfield became General Counsel of FirstCom in May 2000. Prior to joining FirstCom,

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

Mr. Canfield was counsel in the New York office of Debevoise & Plimpton where he practiced for nine years in the area of international business transactions, particularly in Latin America.

     Carlos Fernandez will be Chief Executive Officer of AT&T Latin
America -- Chile. He has been chief executive officer of FirstCom Chile S.A. since March 1998. Prior to joining FirstCom, Mr. Fernandez had over seventeen years of experience as an international communications executive with IBM Chile. From 1981 to 1997, Mr. Fernandez held various positions, including, director of IBM Chile, corporate and business affairs manager and commercial manager.

     Carlos Ferrer will be Chief Executive Officer of AT&T Latin
America -- Colombia. He has been Chief Executive Officer -- Colombia of FirstCom since August 1999. From August 1995 to July 1999, Mr. Ferrer worked as Chief Operating Officer for Emtelco S.A. Prior to joining Emtelco, Mr. Ferrer held key positions at Celsa and Empresas Publicas de Medellin

     Jose Gandullia will be Chief Executive Officer of AT&T Latin
America -- Peru. Mr. Gandullia joined FirstCom -- Peru as Chief Financial Officer in October 1998 and in April 1999 was named FirstCom Peru's Chief Executive Officer. Prior to joining FirstCom, Mr. Gandullia served as General Manager of Los Portales Consorcio Hotelero, S.A. From 1991 to 1997, he served as Executive Director of Kong Corporate Group in Guatemala. Mr. Gandullia has 20 years of experience in international communications, having held management positions in the United States, Venezuela, Mexico, Peru and Central America.

     Rodrigo Garcia will be Vice President of Network Services for AT&T Latin America. He is currently Vice-President -- Engineering of FirstCom. Mr. Garcia was an Engineering and Development Director of FirstCom Networks, S.A., a subsidiary of FirstCom Chile S.A., which he became in 1998. He was a technical manager for Hewster Chile S.A., now known as FirstCom Networks S.A, since 1992. Prior to joining FirstCom, Mr. Garcia served as telecommunications advisor to the Department of Interior of Chile and network administrator for the Presidency of the Republic of Chile.

     Edgardo Lertora will be Vice President of Corporate Communications and Brand Strategy for AT&T Latin America. Mr. Lertora has over 25 years of experience in sales, marketing, communications and public affairs throughout Latin America, Asia and Africa. In 1992, Mr. Lertora joined AT&T Corp. as Public Relations and Marketing Communications - Vice President for Latin America and Africa. Prior to his joining AT&T Corp., Mr. Lertora held an executive management position at DuPont.

     Marco A. Northland will be Vice President of Product Marketing and Business Development for AT&T Latin America. He has been Vice-President of Product Marketing and Business Development of FirstCom since June 1999. He previously was Vice-President -- Internet Services and Business Development and acting Chief Executive Officer of FirstCom's Colombian operations. In 1997, Mr. Northland founded @Phone, S.A., a start up telecommunications/Internet company based in Lima, Peru. Prior to founding @Phone, Mr. Northland was Vice President of Marketing, Sales and Business Development of AmericaTel from 1991. Mr. Northland has also held executive positions with Panamsat and Hughes Network Systems. Mr. Marco A. Northland is the brother of Mr. Patricio E. Northland.

     Jay A. Pierce will be Vice President of Sales and Customer Care for AT&T Latin America. In March 2000, Mr. Pierce was named Senior Vice President of Sales for FirstCom. Prior to joining FirstCom, Mr. Pierce held various positions at Johnson & Johnson Professional Group Latin America. He had been a Vice President/General Manager there since 1998 and previously served as a Managing Director.

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

     Jorge M. Rodriguez was named Vice President of Corporate Operations of AT&T Latin America in March 2000. From January 1999 to February 2000, Mr. Rodriguez was the Revenue Integrity Director of AT&T Corp. Prior to that, he held various management positions at AT&T Corp., where he worked for more than ten years, including Director of Business Planning and Operations from November 1996 to January 1998 and National Sales and Marketing Manager from July 1994 to October 1996.

     Alejandro O. Rossi is Chief Executive Officer of Keytech LD, which will be renamed AT&T Argentina. He had been Chief Executive Officer of Keytech LD prior to AT&T Latin America's acquisition of Keytech. Prior to joining Keytech, Mr. Rossi was an assistant General Manager at ING Barings from March 1996 to April 1998. From October 1993 to February 1996, he was a Vice President, Investment Banking at Goldman Sachs.

     Marie Santana will be Vice President of Human Resources for AT&T Latin America. Since July 1999, Ms. Santana has served as Vice President of Human Resources for International Operations for AT&T Corp. From April 1996 to 1999, she served as Vice-President for International Human Resources for the Caribbean, Latin America, Brazil, Mexico, Canada and U.S.-based international employees for AT&T Corp. Prior to that, after having held various other human resources management positions with AT&T Corp., Ms. Santana was Director of Global Human Resources for AT&T Corp. in Mexico from December 1994 to April 1996.

     Fernando Vicuna will be Chief Information Officer for AT&T Latin America. Since January 2000, he has been Chief Information Officer at FirstCom. Prior to joining FirstCom, Mr. Vicuna had served as Sales Manager and Technology Advisor to management at Telco since 1994.

     CURRENT CHIEF FINANCIAL OFFICER

     Frank J. Voytek has been the chief financial and accounting officer of AT&T Latin America since May, 2000. AT&T Latin America expects to name a new chief financial officer about the time of the merger. Mr. Voytek was recently named President of AT&T Corp.'s Americas International Ventures Organization. Prior to that he was President of Latin America ventures for AT&T Corp. since January 2000. From May 1998 to January, 2000, Mr. Voytek was vice president of AT&T Corp., Channel and Venture Management. Mr. Voytek has also been Chief Financial Officer of the AT&T Corp. Latin America region since March 1995.

     PROPOSED COMPOSITION OF AT&T LATIN AMERICA'S COMMITTEES

     The three disinterested directors on AT&T Latin America's board will also serve on an audit committee and designated board members will also serve on a compensation committee.

     COMPENSATION OF AT&T LATIN AMERICA'S NAMED EXECUTIVE OFFICERS

     At December 31, 1999, AT&T Latin America had officers but no employees. None of its officers received any compensation for services rendered to AT&T Latin America. AT&T Latin America had no retirement, incentive, bonus, stock-based or other employee benefit plans. At December 31, 1999, no person who will serve as a director or an executive officer of AT&T Latin America had received any compensation for services rendered to AT&T Latin America.

LONG-TERM INCENTIVE PLAN

     Following the merger, AT&T Latin America expects that its board of directors will adopt and subsequently submit to its stockholders for their approval a long-term incentive plan. The purpose of

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

the plan will be to encourage eligible participants to acquire a proprietary and vested interest in the growth and performance of AT&T Latin America, as well as to generate an increased incentive to contribute to its future success and prosperity. This should enhance the value of AT&T Latin America for the benefit of its shareholders, and enhance its ability to attract and retain individuals of exceptional managerial talent. The terms of the plan have not been finalized but material provisions of the intended plan are summarized below.

     TYPES OF AWARDS.  The plan will provide for the award of:

     - stock options, including incentive stock options within the meaning of
       Section 422 of the Internal Revenue Code;

     - stock appreciation rights;

     - restricted stock and restricted units;

     - performance stock and performance units;

     - deferred stock units;

     - cash performance bonuses; and

     - other awards as the compensation committee of the board of directors may from time to time determine.

     ELIGIBILITY. Any director, officer or employee of AT&T Latin America or any of its affiliates, including any prospective employee, and any consultant or contractor to AT&T Latin America or any of its affiliates selected by the compensation committee will be eligible for awards. The number of participants in the plan will vary from year to year.

     SHARES SUBJECT TO THE LONG TERM INCENTIVE PLAN. Initially, approximately 15% of the total outstanding shares of AT&T Latin America's Class A common stock upon completion of the merger will be authorized to be issued under the plan. On each January 1st of the fifth year through the tenth year in which the plan is in effect, the number of shares authorized to be issued under the plan will be increased by 3% of the total outstanding shares on December 31 of the prior year. If shares subject to an award under the plan are no longer subject to that award as a result of forfeiture, or if an award otherwise terminates without a payment being made to the participant in the form of Class A common stock, the shares will again be available for future award under the plan. If a participant tenders shares to exercise any award, or if AT&T Latin America withholds shares to pay withholding taxes, only the net number of shares issued to the participant will be counted against the number of shares reserved for awards under the plan. If there is a change in the number or kind of outstanding shares of common stock by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Class A common stock, the compensation committee will make appropriate adjustments to the type and number of shares covered by awards then outstanding under the plan, the exercise or reference price of outstanding awards and the shares that remain available for award under the plan.

     LIMITATIONS ON AWARDS. The maximum number of shares of AT&T Latin America Class A common stock with respect to which AT&T Latin America may grant awards to any one person in a calendar year will be 3,000,000. The maximum cash award that AT&T Latin America may award to any individual in a calendar year will be $2,000,000.

     ADMINISTRATION. The compensation committee will administer the plan. It will be authorized to delegate its authority except to the extent that it relates to the compensation of AT&T Latin America's chief executive officer, its four other most highly compensated executive officers or any

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

other individual whose compensation the board of directors or compensation committee believes may become subject to Section 162(m) of the Internal Revenue Code. The compensation committee will have the authority to construe, interpret and implement the plan and any agreements evidencing any awards under the plan, and to prescribe, amend and rescind rules and regulations relating to the plan. The determination of the compensation committee on all matters relating to the plan or any award agreement will be final and binding.

     STOCK OPTIONS. The compensation committee will be authorized to grant options to purchase shares of common stock that are either "qualified," which includes those awards that satisfy the requirements of Section 422 of the Internal Revenue Code for incentive stock options, or "nonqualified," which includes those awards that are not intended to satisfy the requirements of
Section 422 of the Internal Revenue Code. These awards will be subject to such terms and conditions, if any, as the compensation committee deems appropriate. Under the terms of the intended plan, the exercise price of the options will, unless the compensation committee determines otherwise, not be less than the fair market value of the common stock at the time of grant. The options will generally have a term of ten years, unless the compensation committee specifies a shorter term, and will vest and become exercisable at such times and subject to such conditions as the compensation committee will determine.

     AT&T Latin America may authorize the compensation committee to permit a participant to deliver shares of Class A common stock to exercise an option. The compensation committee may provide that, if a participant does so when the market value of the common stock exceeds the exercise price of the option, he or she will be automatically granted new "reload options" for the number of shares delivered to exercise the option. Reload options will be subject to the same terms and conditions as the related option except that the exercise price will be the fair market value on the date the reload option is granted and such reload options will not be exercisable for six months.

     STOCK APPRECIATION RIGHTS. The compensation committee will be authorized to grant stock appreciation rights either alone or in addition to other awards granted under the intended plan. These awards will be subject to such terms and conditions, if any, as the compensation committee deems appropriate. Under the terms of the intended plan, the reference price of a stock appreciation right will, unless the compensation committee determines otherwise, not be less than the fair market value of the stock on the date of grant. Upon exercise of a stock appreciation right, a participant will receive an amount in cash, its equivalent or stock that is equal to the fair market value on the date of exercise over the reference price. Stock appreciation rights will generally have a term of ten years, unless the compensation committee specifies a shorter term, and will vest and become exercisable at such times and subject to such conditions as the compensation committee will determine.

     RESTRICTED STOCK AND RESTRICTED UNITS. The compensation committee will be authorized to award restricted stock and restricted units. For purposes of the intended plan, restricted stock will be an award of common stock and a restricted unit will be a contractual right to receive common stock or cash based on the fair market value of common stock. These awards will be subject to such terms and conditions, if any, as the compensation committee deems appropriate. Restricted stock and restricted units will generally become vested and nonforfeitable and the restriction period will lapse at such times and subject to such conditions as the compensation committee will determine.

     PERFORMANCE STOCK AND PERFORMANCE UNITS. The compensation committee will also be authorized to award performance stock and performance units. For purposes of the intended plan, performance stock will be an award of common stock and a performance unit will be a contractual right to receive common stock or cash based on fair market value of common stock. These awards will be contingent upon the attainment, in whole or in part, of certain performance objectives over a period to be determined by the compensation committee. The performance objectives may include

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

cash generation targets, profits, revenue and market share targets, profitability targets as measured through return ratios, shareholder returns and economic value added or other similar measure of economic profit. The performance objectives may be measured on an absolute basis versus predetermined targets, on a relative basis versus peer companies or an external index. With regard to a particular performance period, the compensation committee will have the discretion, subject to the plan's terms, to determine the terms and conditions of awards, including the performance objectives to be achieved during the performance measurement period and the determination of whether and to what degree the specified objectives have been attained.

     DEFERRED STOCK. The compensation committee will also be authorized to award deferred stock units, which confer upon a participant the right to receive shares of common stock at the end of a specified deferral period. In addition, a participant in the plan may elect to receive deferred stock units in lieu of annual compensation and/or annual bonus, and the committee may grant to each individual who makes such an election supplemental deferred stock units. The committee will determine when deferred stock units will vest.

     CASH PERFORMANCE BONUS. The compensation committee will also be authorized to award short-term or long-term cash performance bonuses to AT&T Latin America's chief executive officer, its four other most highly compensated executive officers or any other individual whose compensation the board of directors or compensation committee believes may become subject to Section 162(m) of the Internal Revenue Code. These awards may be contingent upon the attainment, in whole or in part, of certain performance objectives over a period to be determined by the compensation committee. The performance objectives may include cash generation targets, profits, revenue and market share targets, profitability targets as measured through return ratios, shareholder returns and economic value added or similar measure of economic profit. The performance objectives may be measured on an absolute basis versus predetermined targets, on a relative basis versus peer companies or an external index. With regard to a particular performance period, the compensation committee will have the discretion, subject to the plan's terms, to determine the terms and conditions of awards, including the performance objectives to be achieved during the performance measurement period and the determination of whether and to what degree the specified objectives have been attained. If a participant's employment terminates because of death, disability, early retirement (with the compensation committee's consent) or normal retirement, he or she will be entitled to a prorated portion of the annual bonus for that part of the year that he or she was still employed by the company.

     DIVIDEND EQUIVALENTS. The compensation committee will determine whether participants will be entitled to receive either currently or at a future date, dividends or other distributions paid with respect to awards and, if and to the extent determined by the compensation committee, either will be credited with or receive currently an amount equal to dividends paid with respect to the corresponding number of shares covered by awards.

     NONTRANSFERABILITY OF AWARDS. Awards under the plan will generally not be assignable or transferable other than by will or by the laws of descent and distribution, and all awards and rights will be exercisable during the life of the participant only by the participant or his or her legal representative. The compensation committee may, upon such terms and conditions as it determines appropriate, permit transfers to the participant's family members or to entities of which the participant or his or her family members are the sole beneficiaries or owners.

     STATUS OF PARTICIPANTS. The participants in the plan will be unsecured general creditors of AT&T Latin America and any of its affiliates. Unless otherwise provided in an award agreement, a participant will have no rights as a stockholder with respect to any shares covered by any award until the underlying shares are delivered. An award will not confer on a participant any right to continued employment. Unless otherwise required by law or determined by the compensation committee, awards under the plan will not be taken into account for purposes of any other compensation or benefit plan or arrangement of AT&T Latin America and any of its affiliates.

     TAX WITHHOLDING. AT&T Latin America and any of its affiliates will be entitled to withhold from any payment any required withholding or other taxes, and may require that the participant provide sufficient funds to AT&T Latin America and any of its affiliates to satisfy any required withholding tax obligations before any delivery of shares or other payment to the participant. The compensation committee may permit a participant to satisfy any required withholding tax obligations by delivering shares of common stock previously owned by the participant or by withholding a number of shares of common stock otherwise deliverable to the participant, in each case having a fair market value at the time equal to the amount of the required withholding taxes, and upon such other terms and conditions as the compensation committee determines appropriate.

     TERM AND AMENDMENT. The intended plan will have a ten year term. The board of directors or the compensation committee will be authorized to amend, suspend or terminate the plan. The expiration of the term of the plan, or any amendment, suspension or termination will not adversely affect any outstanding award held by a participant without the consent of the participant.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a brief description of the material U.S. federal income tax consequences that may arise with respect to awards under the intended plan.

     The grant of an option will give rise to no tax consequences for the participant or AT&T Latin America and any of its affiliates. Upon exercising an option, other than an incentive stock option, the participant will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise, and AT&T Latin America and any of its affiliates generally will be entitled to a tax deduction in the same amount. A participant generally will not recognize taxable income upon exercising an incentive stock option and AT&T Latin America and any of its affiliates will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the applicable periods specified in the Internal Revenue Code.

     With respect to other awards, upon the payment of cash or the issuance of shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant will generally recognize ordinary income equal to the cash or the fair market value of shares or other property delivered. AT&T Latin America and any of its affiliates will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     CHANGE OF CONTROL. Under the terms of the intended plan, if there is a change of control of AT&T Latin America, all awards that are not then vested or for which the restrictions have not yet lapsed will, unless otherwise determined by the compensation committee, either become vested and any restrictions or limitations will lapse or be assumed or replaced by the acquiring entity. If the awards are assumed by the acquiring entity and the participant's employment is terminated within 18 months after the change of control, the awards will be immediately vested and any restrictions or limitations will lapse. For these purposes, a "change of control" means the occurrence of any of the following events:

     - the members of the board of directors at the beginning of any two year period, referred to as the incumbent directors, cease for any reason other than death or disability to constitute at least a majority of the board of directors, provided that any director whose election, or nomination for election by AT&T Latin America's stockholders, was approved by a vote of at least a majority of the members of the board of directors then still in office who were

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

       Incumbent Directors, other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, will be treated as an Incumbent Director;

     - any person, but excluding AT&T Corp., AT&T Latin America, any of their affiliates or any of their employee benefit plans, becomes the "beneficial owner" (as defined in Rule 13(d)(3) or 14(d)(2) under the Securities Exchange Act of 1934) of securities of AT&T Latin America representing more than the greater of 35% of the combined voting power of AT&T Latin America's then outstanding securities or the percentage share then held by AT&T Corp. or its affiliates; or

     - provided such transaction is consummated, the stockholders of AT&T Latin America approve a definitive agreement for the merger or other business combination of AT&T Latin America with or into another corporation (other than AT&T Corp., AT&T Latin America or any of their affiliates), or the sale or other disposition of all or substantially all of the assets of AT&T Latin America to any other entity (other than AT&T Corp. or any of its affiliates), a majority of the directors of which were not directors of AT&T Latin America immediately prior to the merger and in which the stockholders of AT&T Latin America immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in AT&T Latin America immediately prior to such transaction; or

     SHAREHOLDER APPROVAL. AT&T Corp. has informed AT&T Latin America that it will vote to approve the long-term incentive plan.

     As of June 5, 2000, AT&T Latin America has promised to grant, as soon as practicable after the merger, options to purchase approximately 850,000 shares of its Class A common stock under the long-term incentive plan to current and future employees of it and its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The agreements that AT&T Latin America will enter into with AT&T Corp., its controlling stockholder, in connection with the merger, are described under "Other Material Agreements and Arrangements -- Regional Vehicle Agreement with AT&T Corp.," "-- Service Mark License Agreement with AT&T Corp." and "-- Credit Facility."

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

OWNERSHIP OF AT&T CORP. SECURITIES

     The following table sets forth, as of June 30, 2000, information regarding the beneficial ownership of the common stock of AT&T Corp., AT&T Latin America's parent, by:

     - each of AT&T Latin America's directors, nominees for directors and named executive officers who own its shares; and

     - all current directors and executives as a group.

                                                                  SECURITIES OF AT&T CORP.*
                                                             -----------------------------------
                                                              AT&T CORP.        AT&T WIRELESS
NAME OF BENEFICIAL OWNER                                     COMMON SHARES   GROUP COMMON SHARES
------------------------                                     -------------   -------------------
Edward M. Dwyer............................................     115,742(1)           7,500
John Haigh.................................................       5,933              2,000
Timothy L. Murray..........................................      51,311                  0
John C. Petrillo...........................................     311,048(2)           5,000
Gary Weis..................................................      15,600             10,000
Directors and officers as a group..........................     549,634             36,500

---------------

  * No beneficial owner listed in this table owns more than 1% of any class of securities presented nor do the directors and executive officers as a group.
(1) Includes 49,211 shares that may be purchased upon the exercise of outstanding options.
(2) Includes 311,048 shares that may be purchased upon the exercise of outstanding options.

PRINCIPAL STOCKHOLDERS OF AT&T LATIN AMERICA

     The following table sets forth, as of June 30, 2000, information regarding the beneficial ownership of AT&T Latin America's common stock by:

     - each person that is known by AT&T Latin America to own beneficially more than five percent of the outstanding shares of AT&T Latin America;

     - each of AT&T Latin America's directors and named executive officers who own its shares; and

     - all current directors and executive officers as a group.

     The table also sets forth the voting power for each of these persons and groups as of June 30, 2000. With respect to the percentage of voting power set forth in the following table:

     - each holder of Class A common stock is entitled to one vote per share;
       and

     - each holder of Class B common stock is entitled to ten votes per share.

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

     The table also sets forth expected beneficial ownership and voting information with respect to the same parties as of August 31, 2000 giving effect to the merger.

                                                                                  PRE-MERGER
                                                          PRE-MERGER         PERCENTAGE OF TOTAL         EXPECTED
                                    PRE-MERGER       PERCENTAGE OF SHARES        VOTING POWER          POST-MERGER
                                 NUMBER OF SHARES        BENEFICIALLY                ON A            NUMBER OF SHARES
NAME AND ADDRESS OF                BENEFICIALLY             OWNED/              FULLY-DILUTED          BENEFICIALLY
BENEFICIAL OWNER                      OWNED           ECONOMIC INTEREST             BASIS                OWNED(1)
-------------------             ------------------   --------------------   ----------------------   ----------------
AT&T Corp.(2).................      72,763,384               90%                     99%                 73,086,240
                                shares of Class B
                                   common stock

SL Participacoes(3)...........      8,084,820                10%                      1%                  8,120,693
                                shares of Class A
                                   common stock
All directors and executive
 officers as a group..........         N/A                   N/A                     N/A                        N/A

                                                             EXPECTED
                                                           POST-MERGER
                                EXPECTED POST-MERGER      PERCENTAGE OF
                                   PERCENTAGE OF           TOTAL VOTING
                                SHARES BENEFICIALLY         POWER ON A
NAME AND ADDRESS OF                OWNED/ECONOMIC         FULLY-DILUTED
BENEFICIAL OWNER                      INTEREST                BASIS
-------------------             --------------------   --------------------
AT&T Corp.(2).................          59%                    93%
SL Participacoes(3)...........           7%                     1%
All directors and executive
 officers as a group..........          N/A                    N/A

---------------

(1) Includes shares that will be issued at the closing of the merger. As permitted under the merger agreement, ATTLA Holding Corp. and SL Participacoes are entitled to receive as of the merger, pro rata in accordance with their respective ownership interests, an aggregate number of shares of AT&T Latin America common stock equal to 2.077 times the number of paid-in-kind share dividends accrued with respect to the Series A convertible preferred stock of FirstCom from November 1, 1999 up to the closing date of the merger.
(2) Includes the shares owned by ATTLA Holding Corp., a wholly-owned subsidiary of AT&T Corp. The address of AT&T Corp. and ATTLA Holding Corp. is 295 North Maple Avenue, Basking Ridge, New Jersey 07920.
(3) The address of SL Participacoes, an affiliate of Promon Ltda., is Avenida Juscelino Kubitschek, 1830, 14o. andar, Torre 4, CEP 04543-900, Sao Paulo SP, Brazil.

DESCRIPTION OF FIRSTCOM

     GENERAL. FirstCom provides broadband communications services primarily to business customers in four major metropolitan business centers:

     - Santiago, Chile;

     - Lima/Callao, Peru;

     - Bogota, Colombia; and

     - Cali, Colombia.

     FirstCom primarily targets business customers and other communications carriers and other high volume users by offering a wide range of broadband services including:

     - data;

     - Internet;

     - voice;

     - video conferencing; and

     - audio services.

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

     Specific service offerings vary depending on the current concessions held by FirstCom in each particular country, as well as local laws and regulations and the infrastructure in each country.

     Until November 1996, FirstCom was a development stage company whose activities primarily consisted of the acquisition of licenses, concessions and rights-of-way in selected Latin American communications markets. Since that time, it has focused on the development and operation of high-capacity fiber optic networks in Latin American business centers.

     CHILE. In Chile, FirstCom currently holds concessions to provide the following services:

     - data and voice transmission services and value-added services on a private line basis;

     - public switched domestic and international long distance services; and

     - public switched local services.

     FirstCom also maintains a concession to own and operate satellite earth stations throughout Chile.

     Through FirstCom's Chilean subsidiaries, FirstCom currently provides its corporate customers in Santiago with the following broadband communications services:

     - high-quality voice and high-speed data communications services on a private line basis, interconnections between local networks, dedicated channels for access to local information warehouses (e.g., credit bureaus, etc.), access to remote terminals and connections to various customer locations;

     - domestic and international long distance services, switched and transported, in part, through FirstCom's own gateway switch and satellite earth station, as well as through interconnections with other Chilean long distance carriers; and

     - high-speed Internet access services including value-added services such as web hosting.

     PERU. In Peru, FirstCom currently holds concessions to provide the following services:

     - data and voice transmission services and value-added services over private lines;

     - public switched domestic and international long distance services; and

     - public switched local services.

     Through its Peruvian subsidiary, FirstCom currently provides its corporate customers in Lima and Callao with the following broadband communications services:

     - high-quality voice and high-speed data communications services on a private line basis, interconnections between local networks and access from outside locations;

     - domestic and international long distance services through interconnections with Telefonica del Peru;

     - local voice services through Telefonica del Peru (service to begin in 2000); and

     - high-speed Internet access services.

     COLOMBIA. In Colombia, FirstCom currently holds concessions to provide data and voice transmission services and value-added services on a private line basis.

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     Through its Colombian operations, FirstCom currently provides to its corporate customers in Bogota and Cali with the following broadband communications services:

     - high-quality voice and high-speed data communications services over private lines, interconnections between local networks and access to remote terminals;

     - high-speed Internet access services.

     FirstCom entered the Colombian market in February 1999 with the acquisition of approximately 76% of Teleductos S.A., now known as FirstCom Colombia S.A., and has a presence in Bogota and Cali. In October 1999 FirstCom increased its ownership of FirstCom Colombia to approximately 86%.

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                               INDUSTRY OVERVIEW

GENERAL

     Liberalization of the global communications industry and technological change have resulted in an increasingly data-intensive business environment. In Latin America, regulatory, technological, marketing and competitive trends have expanded opportunities in the converging voice and data communications markets. Liberalization of the communications industry in Latin America is also leading to expanded opportunities in the local communications services market. AT&T Latin America believes there is significant unmet demand for advanced communications services, including

     - reliable, high capacity data circuits;

     - Internet access;

     - private local area networks; and

     - domestic and international long distance.

     AT&T Latin America believes that deregulation of the communications sector in many Latin American countries, coupled with technological innovation, will lead to market developments similar to those that have occurred in the United States. These developments would include an increase in traffic volume and the market entry of new communications service providers. In Latin America the regulatory and market environments differ from country to country and differ from those in the United States.

     AT&T Latin America believes that demand for broadband transmission capacity will continue to increase as customers require increased capability to handle complex data, Internet, voice and video communications and that its high-speed data networks and Internet platform are well suited to satisfy these requirements. In Latin America, many incumbents and other communications carriers continue to use older technologies for parts of their networks that are designed primarily for voice services, although many are using fiber optic technology to expand their networks.

INDUSTRY TRENDS

     Recent growth in the Latin American communications industry, and particularly in broadband communications services, has been shaped by a number of underlying trends, including those listed below. AT&T Latin America believes that these trends are likely to cause this growth to continue.

     - Market liberalization. Privatization and the related breakup of monopolies in the Latin American telecommunications market has resulted in increased competition for substantially all products and services. Governments within the region are increasingly demonstrating a pro-competition approach to the market. In addition, Argentina, Brazil, Chile, Colombia and Peru are each signatories to the World Trade Organization Agreement on Basic Telecommunications Services, which mandates liberalization. Competition has facilitated the development and availability of more advanced telecommunications services to the Latin American business market, and generally reduced prices, which has in turn increased demand.

     - Globalization of corporations. As corporations in more developed markets expand into Latin American growth markets, AT&T Latin America believes that the need for private network services and broadband capacity between and within the major cities in these markets will grow. In addition, as Latin American companies develop into more global enterprises, AT&T

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       Latin America believes that their need for broadband connections will increase and their adoption of bandwidth intensive applications is likely to accelerate.

     - Increased development of technologically advanced communications infrastructure. Historically, Latin American markets have depended upon the communications infrastructure of incumbent operators, which typically does not permit the transmission of large amounts of data traffic. Due to the poor transmission quality of the regional telecommunications infrastructure, Latin American business customers have been slower to adopt data intensive applications than similar customers in more developed markets. AT&T Latin America believes that the demand for broadband services will increase as infrastructure improves and the use of data intensive applications becomes more feasible and economical in more markets in Latin America.

     - Increasing worldwide use of the Internet. AT&T Latin America believes that the Latin American Internet market has lagged behind the market in the United States in its use of Internet-related services. As Internet use increases, corporations will accelerate their adoption of additional new technologies and applications, thereby increasing demand for broadband services.

ARGENTINA

     Country Overview. Argentina, a new market for AT&T Latin America following its acquisition of Keytech LD, is the third largest country in South America with an estimated population of approximately 36 million at December 1999. Greater Buenos Aires, the country's primary economic center, has a population of approximately 13.9 million. From 1994 through 1999, real GDP increased by an average annual growth rate of approximately 2.8%.

     Market Overview. Argentina has one of the most developed communications markets in Latin America due, in part, to its early privatization efforts. According to Pyramid Research, Argentina's telephone subscribers grew from an estimated 6.8 million as of year end 1997 to an estimated 7.6 million in 1999. As is generally the case throughout Latin America, Argentina has a relatively low penetration, or usage, rate per 100 inhabitants of approximately 21.2 lines in service at the end of 1999. AT&T Latin America believes that Argentina's continued growth in demand for communication services primarily will be influenced by the full liberalization of the market in November 2000 and demand of business customers for broadband communications services.

     Competition. AT&T Latin America believes that its principal competitors in Argentina will be Telecom Soluciones S.A. and Advance Telecomunicaciones S.A., which are data transmission companies controlled by Telecom Argentina S.A. and Telefonica de Argentina S.A., respectively. Telecom Argentina and Telefonica de Argentina are the incumbents in northern and southern Argentina, respectively. Together these companies dominate the Argentine communications markets. Keytech LD, which AT&T Latin America acquired in June 2000, is not yet fully operational and its market share is not significant. Telecom Soluciones and Advance Telecomunicaciones use the infrastructure of their incumbent owners to deliver services to their customers. AT&T Latin America anticipates increased competition from both the incumbent operators, as well as new market entrants, once Argentina's communications market is liberalized in November 2000.

     Telecommunications Laws and Regulations. The Argentine government's liberalization of the telecommunications sector began in 1989 with the restructuring of ENTEL (Empresa Nacional de Telecomunicaciones), the state-owned monopoly telecommunications operator, into two regional telecommunications service providers. Two consortia purchased these regional providers: Telecom Argentina (Telecom Italia and France Telecom) which operates in the northern region of Argentina and Telefonica de Argentina (Telefonica de Espana and financial partners) which operates in the

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southern region of the country. The exclusivity in basic telephone services enjoyed by the incumbents ended in 1999 when two consortia headed by Movicom (Compania de Radio Comunicaciones Moviles S.A. (a BellSouth affiliate)) and CTI (Compania de Telefonos del Interior S.A. (a GTE Mobile Communication International affiliate)) respectively, were authorized to offer nationwide local and long distance services.

     In March 1998, the Argentine government announced a liberalization plan for the telecommunications market, which will result in the full liberalization of services by November 2000. The following companies have been granted licenses for the provision of local and long distance telephone services and are presently allowed to offer those services: Keytech LD, Impsat S.A. and Comsat S.A. Techtel S.A., MetroRED S.A. and Diveo S.A. have been granted licenses for the provision of local and long distance telephone services beginning in November 2000.

     The Argentine data sector was not included in the exclusivity granted to the incumbents. Any telecommunications provider may apply for licenses to provide data services. At least eight companies, including Telefonica de Argentina, Telecom Soluciones, Keytech and Impsat, have recognized the opportunity and the growth potential of this market and have initiated operations to provide these data services.

BRAZIL

     Country Overview. Brazil is the largest country in South America with an estimated population of approximately 164 million at December 1999. Sao Paulo, its largest city, has a population of approximately 10 million. From 1994 through 1999, real GDP increased by an average annual growth rate of approximately 2.8%.

     Market Overview. One of the stated goals of the Brazilian government in privatizing Brazil's former local and long distance incumbent, Telebras, in 1998 was to expand significantly the national communications network and improve service quality. According to Pyramid Research, Brazil's total number of lines in service has increased since the privatization of Telebras from approximately
17.0 million in 1997 to approximately 25.7 million in 1999. However, Brazil continues to have a relatively low penetration rate per 100 inhabitants of approximately 15.7 lines in service as of the end of 1999. AT&T Latin America believes that continued growth in demand for communication services in Brazil will be influenced by the level of growth of the Brazilian economy, demand of business customers for broadband communications services, foreign investment and international trade and the continued expansion of the Brazilian communications infrastructure.

     Competition. Brazil's communications market today is dominated by the incumbent carriers, which are former Telebras operating companies, including Embratel and the three regional local carriers, Telefonica, TeleCentroSul and TeleNorteLeste. Telefonica (formerly TeleSP), the largest of the local carriers, is controlled by Telefonica de Espana S.A. Embratel, which has operated historically as Brazil's long distance carrier, is controlled by a consortium led by Worldcom. Netstream started operations in 1998, and does not yet have a significant market share.

     In the privatization of the Telebras operating companies in 1998, the Brazilian government divided Telebras' wireline communications business into three incumbent local carriers, each serving a defined geographic area and one national and international long distance carrier. Following the privatization of the Telebras operating companies, the Brazilian government then sold at auction "mirror" licenses to provide communications services over public switched networks in each of the three areas served by the incumbent local carriers and the long distance carrier. A public switched network is a network available to all users and not dedicated to a particular user. The auction of the four mirror licenses produced "mirror companies," named Vesper (with two regional local licenses),

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Global Village Telecom and Intelig. Each of the mirror companies is able to offer the same public switched services as the incumbent carrier serving the same geographic area or scope. Although the public mirror companies are now constructing modern communications networks, AT&T Latin America believes that they are focused mainly on competing with the incumbent local carriers by increasing market share in basic telephone services.

     Following the July 1998 deregulation of local and domestic and international long distance, competition in these services increased due to the arrival of new entrants, including communications carriers that also provide services in other countries. AT&T Latin America believes that the incumbent communications service providers have established customer relationships, as well as other capabilities and resources to expand their current service offerings. The existing service providers include local carriers, wireless telephone operators, providers of data services, cable television network operators and operators of private networks, such as utilities and railroads.

     Telecommunications Laws and Regulations. See the discussion of Brazilian telecommunications laws and regulations under "The Companies -- Description of AT&T Latin America -- Regulation and Licenses."

CHILE

     Country Overview. Chile is a highly urbanized country, with an estimated population of approximately 15 million as of December 1999. Santiago, the capital of Chile and a major international economic center, has a population of approximately 5.1 million. The Chilean government has implemented a strategy to encourage foreign investment in Chile. It has privatized and deregulated many industries, including transportation, energy and communications. From 1994 through 1999, real GDP increased by an average annual rate of 5.6%. Inflation has been significantly reduced, falling from 15.4% per annum in 1992 to 3.3% per annum in 1999.

     Market Overview. As the first Latin American communications market to begin to deregulate, Chile's communications sector has grown substantially. According to Pyramid Research, Chile's lines in service have increased from approximately 2.7 million in 1997 to approximately 3.4 million in 1999, indicating a penetration rate of approximately 23 per 100 inhabitants.

     Competition. Chile's communications market is extremely competitive. Chile opened its local and long distance markets to competition in 1994, with the only constraint being a four-year long distance market share cap imposed on Chile's former local services monopoly, Compania de Telecomunicaciones de Chile. There are currently five communications groups that provide both local and long distance services. Three of them also provide data services. There are three other licensed providers of local telephone services and four other licensed providers of domestic and international long distance services. AT&T Latin America believes that the main competitors in Chile in data and Internet services and in long distance and local services, Compania de Telecomunicaciones de Chile and Entel, have a significantly greater market share than FirstCom, which entered the market in 1996.

     Telecommunications Laws and Regulations.  The Ley General de
Telecomunicaciones, Law No. 18.168 (1982) and various decrees issued by the Ministry of Transportation and Telecommunications and other Chilean governmental authorities, constitute the legal and regulatory framework for providing services in Chile.

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     In 1994, the Chilean telecommunications law was amended to promote greater competition in the communications sector and to establish a framework for a multicarrier dialing system. The most significant amendments were:

     - in the case of local telephone carriers, only their affiliates or other related companies, rather than the local telephone carriers themselves, can now provide public long distance services; and

     - the establishment of all carriers' maximum market shares in the domestic long distance market for a four-year period and in the international long distance market for three years, each period measured from the inception of the multicarrier dialing system. Companies that carry traffic above these units will be subject to substantial financial penalties and the Chilean Undersecretary of Telecommunications may suspend their service.

     The Chilean telecommunications law also requires providers of public telephone services to conform to a multicarrier system in which end-users, rather than local telephone carriers, will determine on a call-by-call or contractual basis the long distance carrier they want to use. In addition, long distance carriers are authorized to establish direct connections to end users through their own networks.

     The Chilean telecommunications law provides for substantial fines, the suspension of service and other penalties for violations of the multicarrier dialing system. The routing of calls by a local telephone company to a long distance carrier other than the carrier selected by the end user or the obstruction or delay of an interconnection between the local telephone carrier and any long distance carrier would constitute violations, and the local telephone carrier may be required to indemnify the provider of long distance services for any such violations.

COLOMBIA

     Country Overview. Colombia is the second largest country in South America with an estimated population of approximately 39 million. Bogota, the capital of Colombia, has a population of approximately 6.3 million. Cali and Medellin, the two next largest cities in Colombia, have populations of approximately 1.6 million and 2.2 million, respectively. From 1994 through 1999, GDP grew at an average annual rate of 1.9%. Inflation continuously dropped each year from 22.8% in 1994 to 10.9% in 1999.

     Market Overview. As Colombia continues to deregulate its communications market, the country has continued to experience significant growth in communications revenue and telephone density. With new competitors entering the local market, local operators are marketing aggressively to obtain subscribers. According to Pyramid Research, total lines in service in Colombia have increased from approximately 5.4 million in 1997 to approximately 7.4 million in 1999, indicating a penetration rate of approximately 18 per 100 inhabitants.

     In the data communications industry, the addition of new operators has increased the selection of services available to the business community. Significant growth of the communications industry has taken place in Colombia. This is the result of increasing demand for local and wide area networks and value-added data and Internet services. Internet is the fastest growing data communications service in the Colombian market. The increasing demand for Internet access and services has encouraged a greater number of Internet service providers to enter the market.

     Competition. Colombia's communications market has been dominated by the incumbent long distance operator, TELECOM (Empresa Nacional de
Telecomunicaciones). However, TELECOM

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has limited local network presence compared with Empresa de Telecomunicaciones de Santafe de Bogota, Empresas Publicas de Medellin and EMCATEL, in Bogota, Medellin and Cali, respectively.

     There are several companies that provide value-added services to corporate customers, although their traditional focus has been domestic satellite-based solutions. In the metropolitan areas, specifically in Bogota, there appears to be a limited number of high-speed communication service providers. However, there has been increased competition from Emtelco and Teledatos in Bogota in the provision of connections from customers' locations to the principal networks over which communication services travel.

     AT&T Latin America believes that its main competitors in Colombia in data and Internet services are TELECOM and Impsat. In long distance and local services, it believes that its main competitors are TELECOM Empresa de Telecomunicaciones de Santafe de Bogota and Empresas Publicas de Medellin. FirstCom, which entered the market in 1999 when it acquired Teleductos S.A., a last mile access provider, has a significantly smaller share of these markets.

     Telecommunications Laws and Regulations. The principal components of Colombia's regulation of communications services include Decree 1990 issued in 1990, Law 142 enacted in 1994 and various other decrees issued by Colombian governmental authorities. These laws and the governmental authorities that regulate the communications industry constitute the legal and regulatory framework for providing services in Colombia.

     The Ministry of Communications regulates certain areas of the communications sector, including the administration, regulation and control of radioelectric spectrum and frequencies and the physical infrastructure in Colombia. Law 142 was issued to develop policies and regulations related to certain public services and includes the regulation of local and long distance public switched fixed telephone services, both national and international. Law 142 created the Superintendency of Public Services and the Commission for the Regulation of Telecommunications. The Superintendency oversees the management and performance of utilities and has the power to impose sanctions for non-compliance with regulations. The Commission performs the regulatory function within the communications industry with the stated purpose of promoting competition and improving efficiency and quality of service.

     Finally, Colombian law obligates all network operators to make their networks available for interconnection with other networks.

PERU

     Country Overview. Peru is the fourth largest country in South America with an estimated population of 26 million at December 1999. Lima, the capital of Peru and the major economic center in Peru, has a population of approximately
6.3 million. In 1990, the Peruvian government embarked on a series of economic and political measures to curtail inflation and restore economic stability. From 1994 through 1999, GDP increased by an average annual growth rate of 5.5%.

     Market Overview. Demand for telephone service in Peru has historically been unmet due to lack of investment, high prices, poor service and long waiting periods for service. One of the stated goals of privatizing Peru's former local and long distance incumbent, Telefonica del Peru, was to expand significantly the national communications network and improve service quality. The number of lines in service has increased since the privatization from approximately 1.1 million in 1995 to approximately 1.6 million in 1999. Notwithstanding the significant recent growth in lines in service, Peru continues to have a relatively low penetration rate of 6.5 lines in service per 100 inhabitants as of the end of 1999. AT&T Latin America believes that continued growth in demand for communication services in Peru will be influenced by the growth of the Peruvian economy, foreign

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investment and international trade, the continued expansion of the communications network and the re-balancing of tariffs. AT&T Latin America considers Peru's communications market to be an excellent environment for the growth of communications business. It also believes the Peruvian economy is a potential source of increasing demand for communication services with growing domestic and multinational businesses attracting significant foreign investment.

     Competition. Telefonica del Peru dominates Peru's communications market. Telefonica del Peru was formed by the merger in 1994 of the former local telephone service incumbent, Compania Peruana de Telefonos, and ENTEL, the former long distance telephone service incumbent. Telefonica del Peru is owned by Telefonica de Espana S.A. BellSouth, which formerly operated as Tele2000, is also an important competitor. BellSouth provides cellular, public pay phone and cable television services in Lima and other Peruvian cities. BellSouth also owns and operates a small fiber optic loop over which it offers frame relay services. Frame relay services are delivered using the frame relay transfer mode designed for transmission of data over digital networks in packets of varying length. FirstCom has a relatively small market share, having entered the market in 1998.

     Following the August 1998 deregulation of local and domestic and international long distance, competition in these services is arising from a variety of new entrants. They include communications carriers that provide services in other countries as well as companies currently providing services in other industries previously liberalized in Peru. In addition to the public switched long distance concession granted to FirstCom, other entities, including BellSouth, have been granted such a concession. Also, existing communications service providers, including local carriers, wireless telephone operators, the providers of data services, cable television network operators and operators of private networks, may have established customer relationships as well as other capabilities and resources to expand their current service offerings.

     Telecommunications Laws and Regulations. The principal features of Peruvian regulation of communications services include the General Telecommunications Law, the General Regulation to the Telecommunications Law and the Regulation for the Organization for Supervision of Private Investments in Telecommunications.

     The Peruvian telecommunications law sets out the basic framework for the provision and regulation of communications services, and has the stated objective of providing a competitive market in communications. The law grants the Peruvian government the ability to oversee communications services through the Ministry of Transportation, Communications, Housing and Construction. The Ministry has the authority to

     - grant, renew and cancel concessions, authorizations, permits and licenses;

     - approve communications policy;

     - manage the electric spectrum and approve the assignment of frequencies;
       and

     - discontinue the rendering of value added services offered by concessionaires when such services cause any damage or harm to the public communications network.

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               DESCRIPTION OF AT&T LATIN AMERICA'S CAPITAL STOCK

     The following is a discussion of the material terms of AT&T Latin America's Class A common stock and other capital stock as it will exist upon completion of the merger. For a more detailed description, see the forms of AT&T Latin America's amended and restated certificate of incorporation and bylaws attached as exhibits to the merger agreement, which is attached as Annex A to this proxy statement/prospectus, and the applicable provisions of Delaware law.

AUTHORIZED CAPITAL STOCK

     AT&T Latin America is authorized to issue 460 million shares of capital stock, consisting of 300 million shares of Class A common stock, par value $0.0001 per share, 150 million shares of Class B common stock, par value $0.0001 per share, and 10 million shares of preferred stock, par value $0.001 per share.

COMMON STOCK

     VOTING RIGHTS. Holders of AT&T Latin America's Class A common stock have one vote per share, and holders of Class B common stock have ten votes per share, on all matters to be voted on by stockholders, including the election of directors.

     Generally, except as required by law, all matters to be voted on by stockholders must be approved by a majority of the votes that holders of Class A and Class B shares present in person or represented by proxy are entitled to cast, voting together as a single class, subject to any voting rights granted to holders of any preferred stock of AT&T Latin America. Except as otherwise provided by law or in AT&T Latin America's certificate of incorporation, and subject to any voting rights granted to holders of any outstanding preferred stock, amendments to AT&T Latin America's certificate of incorporation need the approval of a majority of the votes entitled to be cast by all holders of Class A and Class B shares voting as a single class. Amendments that would alter or change the relative powers, preferences or special rights of the Class A shares or the Class B shares in an adverse manner, however, also must be approved by a majority of the votes entitled to be cast by the holders of the class so affected, voting as a separate class. Separate class votes are not required for amendments to decrease or increase the authorized shares of any class so long as adequate shares are reserved for issuance upon conversion of the Class B shares or any shares of preferred stock. Stockholders may not act by written consent.

     DIVIDENDS. Holders of AT&T Latin America's Class A and Class B shares share equally on a per share basis in any dividend declared by the board of directors, subject to any preferential rights of any outstanding preferred stock. Dividends to holders of shares of Class A common stock or Class B common stock consisting of shares of common stock or options or other securities convertible into shares of common stock may be paid only in shares of Class A common stock or options or other securities convertible into Class A common stock.

     AT&T Latin America may not split, reclassify, subdivide or combine shares of either class of common stock without at the same time proportionally reclassifying, subdividing or combining shares of the other class.

     ISSUANCE OF SHARES OF CLASS B COMMON STOCK, OPTIONS OR WARRANTS. AT&T Latin America may not issue additional shares of Class B common stock, or issue options, rights or warrants to subscribe for additional shares of Class B common stock, except in connection with a pro rata offer to all holders of its common stock of rights to purchase additional shares of the class of common stock held by them. The Class A shares and the Class B shares will be treated equally with respect to any offer

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AT&T Latin America makes to holders of common stock of options, rights or warrants to subscribe for any of its other capital stock.

     MERGER OR CONSOLIDATION. In the event of a merger or consolidation, the holders of Class A shares and Class B shares will be entitled to receive the same per share consideration, if any.

     CONVERSION OF CLASS B SHARES. Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder at any time, or automatically upon transfer to a person or entity which is not a permitted transferee. Permitted transferees include AT&T Corp. and any person or entity in which it owns directly or indirectly 50% or more of the equity securities.

     LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of AT&T Latin America, subject to the rights of any shares of preferred stock, the net assets of AT&T Latin America available for distribution to holders of equity securities will be distributed pro rata to the holders of shares of common stock. The holders of shares of Class A common stock and Class B common stock will be entitled to any of those distributions on an equal basis.

     PREEMPTIVE RIGHTS; REDEMPTION. Holders of AT&T Latin America's common stock do not have any preemptive rights under the certificate of incorporation, bylaws or Delaware law to subscribe for any additional shares of, or other obligations convertible into or exercisable for shares of, AT&T Latin America's capital stock in connection with any future issuance by AT&T Latin America. No shares of common stock are subject to redemption.

     NASDAQ LISTING. AT&T Latin America has received approval to list shares of its Class A common stock on the Nasdaq National Market under the trading symbol "ATTL." The shares of Class B common stock will not be publicly listed or traded.

     MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

     The following discussion describes the material United States federal income and estate tax consequences of the ownership and disposition of shares of AT&T Latin America Class A common stock by non-U.S. holders. A non-U.S. holder is any person or entity that holds common stock, other than:

     - a citizen or resident of the United States,

     - a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any state of the United States,

     - an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source or

     - a trust, if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) at least one U.S. person has authority to control all substantial decisions of the trust.

     This discussion is based on provisions of the Internal Revenue Code, existing and proposed Treasury regulations and administrative and judicial interpretations, all as of the date of this proxy statement/prospectus. All of these are subject to change, possibly on a retroactive basis.

     The tax treatment of a particular non-U.S. holder may vary depending on the holder's particular situation. This discussion does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular non-U.S. holder. This discussion also does

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not address the tax consequences to holders of shares of AT&T Latin America
Series A convertible preferred stock.

     PROSPECTIVE HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT REGARDING THE SPECIFIC U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF AT&T LATIN AMERICA COMMON STOCK IN LIGHT OF THEIR PARTICULAR INDIVIDUAL CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

INCOME TAX

     DIVIDENDS. Generally, dividends paid on common stock to a non-U.S. holder are subject to U.S. federal income tax. Except for dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business within the United States, this tax is imposed and collected by withholding at the rate of 30% of the amount of the dividend, unless reduced by an applicable income tax treaty. Currently, dividends paid to an address in a country other than the United States are presumed to be paid to a resident of such country in determining the applicability of a treaty for such purposes.

     However, under Treasury regulations relating to withholding of tax on non-U.S. persons, which by their terms apply to dividend and other payments made after December 31, 2000, a non-U.S. holder who is the beneficial owner within the meaning of those regulations of dividends paid on common stock and who wishes to claim the benefit of an applicable treaty is generally required to satisfy certain certification and documentation requirements. Special rules apply to claims for treaty benefits made by non-U.S. persons that are entities rather than individuals and to beneficial owners of dividends paid to entities in which such beneficial owners are interest holders.

     Except as may be otherwise provided in an applicable income tax treaty, dividends paid on common stock to a non-U.S. holder that are effectively connected with the holder's conduct of a trade or business within the United States are subject to tax at ordinary U.S. federal income tax rates, which tax is not collected by withholding (except as described below in "Backup Withholding and Information Reporting"). All or part of any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim an exemption from withholding for effectively connected dividends is generally required to satisfy certain certification and documentation requirements.

     If AT&T Latin America meets certain foreign business requirements, including that at least 80 percent of its gross income constitutes active foreign business income over the relevant testing period, a percentage of its dividends that is equal to the percentage of total gross income represented by active foreign business income will not be subject to U.S. withholding tax. AT&T Latin America is unable to predict whether, or for what years, if any, it may satisfy such requirements.

     A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

     DISPOSITION OF COMMON STOCK. Generally, non-U.S. holders will not be subject to U.S. federal income tax or withholding in respect of gain recognized on a disposition of common stock unless:

     - the gain is effectively connected with the holder's conduct of a trade or business within the United States (in which case the "branch profits" tax described above may also apply if the holder is a non-U.S. corporation);

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     - in the case of a holder who is a nonresident alien individual and holds common stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met;

     - AT&T Latin America is or has been a "United States real property holding corporation" for U.S. federal income tax purposes and the holder has held directly or constructively more than 5% of the outstanding common stock within the five-year period ending on the date of the disposition. AT&T Latin America does not believe it has been or is currently a United States real property holding corporation; or

     - the holder is an individual who lost U.S. citizenship within the 10-year period immediately preceding the close of the taxable year of such disposition, unless such loss of citizenship did not have a U.S. tax avoidance purpose.

     ESTATE TAX

     If an individual non-U.S. holder owns, or is treated as owning, AT&T Latin America Class A common stock at the time of his or her death, such stock would be subject to U.S. federal estate tax imposed on the estates of nonresident aliens, in the absence of a contrary provision contained in an applicable tax treaty.

     BACKUP WITHHOLDING AND INFORMATION REPORTING

     Dividends. Under current law, dividends paid on common stock to a non-U.S. holder at an address outside the United States are generally exempt from backup withholding tax and U.S. information reporting requirements but not from regular withholding tax, as discussed above. For dividends paid after December 31, 2000, a non-U.S. person must generally provide proper documentation indicating non-U.S. status to a withholding agent in order to avoid backup withholding tax. However, dividends paid to certain exempt recipients, not including individuals, will not be subject to backup withholding even if such documentation is not provided. This is true so long as the withholding agent is allowed to rely on certain regulatory presumptions concerning the recipient's non-U.S. status including payment to an address outside the United States.

     Broker Sales. Payments of proceeds from the sale of common stock by a non-U.S. holder made to or through a U.S. office of a broker are generally subject to both information reporting and backup withholding at a rate of 31% unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes entitlement to an exemption. Payments of proceeds from the sale of common stock by a non-U.S. holder made to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, payments made to or through certain non-U.S. offices, including the non-U.S. offices of a U.S. broker, are generally subject to information reporting but not backup withholding unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes entitlement to an exemption.

     A non-U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the Internal Revenue Service.

PREFERRED STOCK

     GENERALLY. AT&T Latin America's board of directors may, without approval of its stockholders, issue a number of shares of preferred stock in one or more series that does not together with the shares of existing outstanding preferred stock exceed the amount established by the certificate of incorporation, which currently is 10,000,000 shares. The board of directors may fix the numbers of

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shares of each series and the designation, powers, preferences and rights and the qualifications, limitations and restrictions of the shares of each series.

     The specific matters that the board of directors may determine include the following:

     - the designation of each series;

     - the voting rights, if any, of each series;

     - the rate of any dividends;

     - redemption rights, if any, of each series;

     - the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of AT&T Latin America;

     - rights and terms of any conversion or exchange;

     - dividend, distribution, redemption or purchase limitations and restrictions relating to other capital stock, if any, while any shares of such series are outstanding;

     - restrictions on the creation of indebtedness or the issuance of shares of the same series or any other series; and

     - the ranking of a series compared to other classes or series as to the payment of dividends, the distribution of assets and all other matters.

     SERIES A CONVERTIBLE PREFERRED STOCK. Upon completion of the merger, each outstanding FirstCom Series A convertible preferred share will convert into a share of AT&T Latin America Series A convertible preferred stock.

     Rights of the holders of shares of Series A convertible preferred stock of AT&T Latin America will include:

     Conversion. Shares of Series A convertible preferred stock will be convertible at the option of the holder into one share of Class A common stock, subject to adjustment. The shares of Series A convertible preferred stock will automatically convert at any time after the second anniversary of the merger that the closing trading price of shares of AT&T Latin America's Class A common stock is greater than $15 for thirty consecutive trading days.

     Dividends. Holders of Series A convertible preferred stock receive in-kind stock dividends at the annual rate of 15%, payable quarterly until June 30, 2001, and are entitled to receive other dividends paid from time to time to common shareholders and all accrued and unpaid dividends.

     Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up, or specified changes of control, of AT&T Latin America, holders of shares of Series A convertible preferred stock will be entitled to receive $8.00, plus all accrued and unpaid dividends.

     Voting. Holders of shares of Series A convertible preferred stock will be entitled to one vote for each share of Series A common stock of AT&T Latin America into which the share of Series A convertible preferred stock is convertible. As of the merger, this exchange ratio will be one-for-one and the holders of shares of Series A convertible preferred stock will be entitled to one vote per share.

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     Special Required Approval.  The certificate of designation for the Series A convertible preferred stock will provide that without the approval of 75% of the outstanding shares of Series A convertible preferred stock, voting together as a class, AT&T Latin America may not:

     - amend, repeal, alter or waive its certificate of incorporation or bylaws if it would have a material adverse effect on the rights, preferences or privileges of the Series A convertible preferred stock;

     - authorize or issue any new or existing capital stock (including securities convertible or exchangeable into capital stock) with superior or on parity preferences or priorities or rights as to dividends, liquidation preference, assets or voting, or preemptive rights;

     - redeem, purchase or otherwise acquire any shares of AT&T Latin America other than the Series A convertible preferred stock; and

     - authorize or pay dividends or other distributions on any shares of AT&T Latin America other than the Series A convertible preferred stock.

     Redemption by AT&T Latin America. AT&T Latin America may redeem all of outstanding shares of Series A convertible preferred stock at any time after July 30, 2001 for an amount that would result in the holders of the Series A convertible preferred stock receiving a 25% internal rate of return on their original investment.

     Redemption by Holders. Holders of shares of Series A convertible preferred stock at any time will be able to redeem any portion of their outstanding shares at a price equal to $8.00, plus all accrued and unpaid dividends. There will be no restrictions on the repurchase or redemption of shares of Series A convertible preferred stock during any period in which AT&T Latin America does not declare dividends on time.

     FirstCom and AT&T Latin America have been in discussions with the holders of the FirstCom Series A convertible preferred shares regarding the possible conversion of these preferred shares into FirstCom common shares shortly before the merger. Those discussions contemplate that, in connection with this conversion, FirstCom will accelerate all future paid-in-kind dividends on these preferred shares. Assuming this acceleration occurs, the holders of the preferred shares would receive 1,666,667 shares of AT&T Latin America Class A common stock in the merger.

     15% SERIES B PREFERRED STOCK. In connection with the financing of the FirstCom tender offer and consent solicitation for FirstCom's 14% senior notes due 2007, AT&T Latin America will issue shares of its 15% Series B preferred stock to a subsidiary of AT&T Corp, which are non-participating and non-convertible.

     Rights of the holders of shares of Series B preferred stock of AT&T Latin America will include:

     Dividends. Holders of shares of 15% Series B preferred stock will be entitled to receive dividends at an annual rate of 15%, payable semi-annually.

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     Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up, holders of shares of 15% Series B preferred stock will be entitled to receive their investment, plus all accrued and unpaid dividends.

     Redemption. The 15% Series B preferred stock will be redeemable, at AT&T Latin America's option or the option of the holder, at any time beginning on the fourth anniversary of the issue date at a redemption price equal to the liquidation value.

     Repurchase upon a change of control. AT&T Latin America will be obligated to offer to repurchase shares of the 15% Series B preferred stock upon a change of control of AT&T Latin America at a redemption price equal to 101% of the liquidation value.

     Voting. Holders of shares of 15% Series B preferred stock will generally not be entitled to vote on any matter required or permitted to be voted upon by our stockholders. However, in specified circumstances, holders of 15% Series B preferred stock, voting as a separate class, will be entitled to elect two members of the AT&T Latin America board of directors. These circumstances are if AT&T Latin America:

     - has not paid cash dividends on the shares of 15% Series B preferred stock for three or more semi-annual dividend periods;

     - fails to discharge any redemption obligation with respect to the stock;

     - fails to make an offer to purchase following a change of control; or

     - breaches other material provisions of the 15% Series B preferred stock.

     Special Required Approval. The certificate of designation for the 15% Series B preferred stock will provide that without the approval of a majority of the outstanding shares of Series B preferred stock, voting together as a class, AT&T Latin America may not:

     - authorize or issue any 15% Series B preferred stock, any stock that is senior or equal to the 15% Series B preferred stock or any security exchangeable or convertible into a stock that does not rank below the 15% Series B preferred stock, or reclassify any security into a stock that does not rank below;

     - amend, alter or revoke AT&T Latin America's certificate of incorporation or bylaws if it would modify the rights, preferences or privileges of the 15% Series B preferred stock; or

     - amend or modify the rights, preferences or privileges of the Series A convertible preferred stock if it would have an adverse effect on the holders of the 15% Series B preferred stock.

PROVISIONS OF AT&T LATIN AMERICA'S CERTIFICATE OF INCORPORATION AND BYLAWS THAT COULD DELAY, DEFER OR PREVENT CHANGES OF CONTROL

     Some provisions of AT&T Latin America's certificate of incorporation and bylaws could delay, defer or prevent a change in control of AT&T Latin America that might be otherwise beneficial to a stockholder. These provisions include:

     - unequal voting rights per share between the shares of Class A common stock and shares of Class B common stock, which are held by AT&T Corp.;

     - a prohibition on stockholder action by written consent;

     - advance notice requirements for stockholder proposals for special meetings; and

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     - the authority of the board of directors to issue without stockholder approval shares of preferred stock with such terms as the board may determine.

OTHER PROVISIONS OF AT&T LATIN AMERICA'S CERTIFICATE OF INCORPORATION AND BYLAWS

     BOARD OF DIRECTORS; DISINTERESTED DIRECTORS. When the merger is completed, AT&T Latin America will have nine directors, including three disinterested directors. Disinterested directors are people who are not

     - directors, officers or employees of AT&T Corp. or any of its affiliates or

     - officers or employees of AT&T Latin America.

Promon's affiliate may designate its chief executive officer as a director until an underwritten primary offering of Class A shares, so long as Promon's affiliate and its permitted transferees hold at least 5% of the outstanding common stock of AT&T Latin America. However, Promon's affiliate has indicated to AT&T Latin America that it does not plan to exercise this right. The total number of AT&T Latin America directors may be increased, but only if approved by:

     - the existing disinterested directors, if the total number of disinterested directors is fewer than five; or

     - at least 80% of the disinterested directors, if the total number of disinterested directors is five or more.

     BOARD POLICY. Before the merger, the board of directors of AT&T Latin America will adopt a policy relating to specified corporate opportunities. The form of this board policy is an exhibit to the merger agreement included in this proxy statement/prospectus as Annex A. This policy provides that AT&T Corp. and its affiliates will only be required to make a corporate opportunity available to AT&T Latin America if it:

     - directly relates to the services that AT&T Latin America may provide under the regional vehicle agreement;

     - directly relates to AT&T Latin America's region;

     - can, in the good faith judgment of AT&T Corp., be financed by AT&T Latin America without the issuance of additional debt or equity to AT&T Corp. or one of its affiliates; and

     - has been presented to:

      - an AT&T Latin America officer or director, who is not also an officer or director of AT&T Corp. or one of its affiliates;

      - an AT&T Latin America officer or director, who is also an officer or director of AT&T Corp. or one of its affiliates, specifically in his or her capacity as an officer or director of AT&T Latin America; or

      - a senior employee of AT&T Corp., specifically for consideration by AT&T Latin America.

     The board policy provides that AT&T Corp. and its affiliates need not present to AT&T Latin America any opportunity other than those described above and AT&T Corp. and its affiliates may pursue, or direct to any other person, any opportunity presented to, and not pursued by, AT&T Latin America's board of directors.

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     This board policy may not be amended without the approval of a majority of the disinterested directors of AT&T Latin America.

     TRANSACTIONS WITH AT&T CORP. AFFILIATES. AT&T Latin America's bylaws provide that no transaction between AT&T Latin America and AT&T Corp. or its affiliates will be void or voidable solely because any directors or officers of AT&T Corp. or the relevant affiliate are present at or participate in the AT&T Latin America board of directors or committee meeting that approves the transaction or solely because his or their votes are counted for the approval, if:

     - the material facts about the transaction are disclosed or known to the AT&T Latin America board of directors or relevant committee and the board of directors or, alternatively, that committee, and a majority of the AT&T Latin America's disinterested directors have approved of it;

     - the transaction is approved by the holders of a majority of the outstanding AT&T Latin America shares entitled to vote on the transaction that are not owned by AT&T Corp. or one of its affiliates, other than AT&T Latin America or its controlled subsidiaries, voting together as a single class;

     - the transaction is approved in accordance with arrangements, standards or guidelines that were approved as set forth above; or

     - the transaction is fair to AT&T Latin America at the time AT&T Latin America enters into it.

     AT&T Latin America directors who are not disinterested directors may be counted in determining the quorum for any approvals of the AT&T Latin America board of directors or its committees that are made in accordance with the requirements listed above. AT&T Latin America shares owned by AT&T Corp. or its affiliates, other than AT&T Latin America or its controlled subsidiaries, may be counted in determining quorum for any approvals by AT&T Latin America stockholders that are made in accordance with the requirements described above.

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                 COMPARISON OF RIGHTS OF FIRSTCOM SHAREHOLDERS
                      AND AT&T LATIN AMERICA STOCKHOLDERS

     As a result of the merger, your FirstCom common shares will be exchanged for AT&T Latin America Class A common stock. The amended and restated certificate of incorporation and bylaws of AT&T Latin America then in effect will govern the rights of those Class A shares. AT&T Latin America is incorporated in Delaware, and FirstCom is incorporated in Texas. In addition, as AT&T Latin America stockholders, the Delaware General Corporation Law will govern your rights instead of the Texas Business Corporation Act, which governs your rights as FirstCom shareholders. The following description discusses the material differences between your current rights as common shareholders of FirstCom and the rights you will have after the merger as holders of AT&T Latin America Class A common stock.

VOTING RIGHTS; QUORUM

     FIRSTCOM. Holders of each outstanding FirstCom common share are entitled to one vote per share on each matter submitted to a shareholder vote. Holders of a majority of the outstanding stock of FirstCom entitled to vote at a meeting constitute a quorum.

     AT&T LATIN AMERICA. Holders of shares of AT&T Latin America Class A common stock, which you will receive in the merger, have one vote per share for each matter submitted to a stockholder vote. Holders of shares of Class B common stock, which AT&T Corp. owns, have ten votes per share. One-third of the outstanding shares of voting stock entitled to vote at an AT&T Latin America stockholders' meeting constitutes a quorum.

NUMBER AND ELECTION OF DIRECTORS

     FIRSTCOM. The FirstCom board of directors consists of at least five but not more than nine directors. Directors serve until the next annual meeting of shareholders or until their successors are elected and qualified. Vacancies in the FirstCom board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by election at an annual shareholders meeting or at a special shareholders meeting called for that purpose.

     FirstCom's bylaws require advance notice of nominations by shareholders for election of directors or other business brought before an annual meeting by a shareholder.

     AT&T LATIN AMERICA. Upon the merger, the AT&T Latin America certificate of incorporation will provide for a board of directors consisting of nine directors, including three disinterested directors. Disinterested directors are people who are not (a) directors, officers or employees of AT&T Corp. or any of its affiliates or (b) officers or employees of AT&T Latin America. The total number of AT&T Latin America directors may be increased, but only if approved by:

     - the existing disinterested directors, if the total number of disinterested directors is fewer than five; or

     - at least 80% of the disinterested directors, if the total number of disinterested directors is five or more.

     The process for filling vacancies in the AT&T Latin America board of directors is the same as for filling vacancies in the FirstCom board of directors. In addition, if the remaining directors are less than a quorum, a Delaware court may, upon the request of the holders of least 10% of the stockholders entitled to vote for the directors, order a special election to fill the vacancies.

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     Unlike FirstCom's organizational documents, AT&T Latin America's bylaws do not require advance notice of nominations by stockholders for election of directors or other business brought before an annual meeting of stockholders. However, advance notice of the purpose or purposes of a special meeting of the stockholders is required.

INDEMNIFICATION

     FIRSTCOM. Under the Texas Business Corporation Act, a corporation may indemnify a director if the director:

     - conducted himself in good faith;

     - reasonably believed while conducting business in his official capacity that his conduct was in the corporation's best interests and otherwise that his conduct was not opposed to the corporation's best interests; and

     - in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     However, directors may not be indemnified for a proceeding if the director is found liable on the basis that he received an improper benefit or is found liable to the corporation, except for reasonable expenses actually incurred by the director in connection with the proceeding. In no case may a corporation indemnify a director if he is found liable for willful or intentional misconduct in the performance of his duty to the corporation. Under its articles of incorporation, FirstCom may indemnify any person, including present or former directors, officers, trustees, employees or agents of FirstCom or any person serving at the request of FirstCom as a director, officer, employee or agent of another person, to the extent permitted by the Texas Business Corporation Act.

     AT&T LATIN AMERICA. AT&T Latin America's bylaws provide that it will indemnify any person made a party to a third-party action as a result of being a director or officer of AT&T Latin America. Also, it may indemnify any other person party to a third-party action as a result of being an employee of AT&T Latin America, against expenses, judgment, fines and amount paid in settlement actually and reasonably incurred. Similar to FirstCom, AT&T Latin America will provide indemnification only upon a determination that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of AT&T Latin America, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. This determination for AT&T Latin America is made, in the case of an individual who is a director or officer at the time of the determination, by:

     - a majority of its directors not a party to the action, even though less than a quorum;

     - a committee of those directors designated by a majority vote of those directors, even though less than a quorum;

     - independent legal counsel in a written opinion; or

     - a majority vote of the stockholders, at a meeting at which a quorum is present.

     In derivative actions, indemnification will be limited to expenses actually and reasonably incurred by the indemnified party. Without court approval, no indemnification for derivative actions may be made if the person is found liable to AT&T Latin America.

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     Delaware law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon that individuals' commitment to repay any advances unless it is determined ultimately that indemnification is proper.

VOTING RIGHTS ON BUSINESS COMBINATIONS; TRANSACTIONS WITH INTERESTED
STOCKHOLDERS

     FIRSTCOM. FirstCom is subject to Part 13 of the Texas Business Corporation Act, which prohibits a Texas corporation from engaging in a business combination with an affiliated shareholder, defined generally as a person owning 20% or more of a corporation's outstanding voting stock, for three years after becoming an affiliated shareholder unless:

     - the board of directors approved the business combination or the transaction in which the affiliated shareholder became an affiliated shareholder before the person became an affiliated shareholder; or

     - holders of two-thirds of the outstanding voting stock of the corporation not owned by the affiliated shareholder approve the business combination at least six months after the person became an affiliated shareholder.

     AT&T LATIN AMERICA. AT&T Latin America is subject to Section 203 of the Delaware General Corporation Law which governs transactions with interested stockholders. Part 13 of the Texas Business Corporation Act and Section 203 of the Delaware General Corporation Law are similar. However, Delaware law generally defines interested stockholders as persons owning 15% or more of a corporation's outstanding voting stock, a lower ownership requirement than the 20% threshold required for a person to be an affiliated shareholder under Texas law. Also, the exceptions to the limit on interested stockholder transactions under Delaware law are different from the exceptions to the limit on affiliated shareholder transactions under Texas law. An interested stockholder is prevented from engaging in a business combination with the corporation for three years after becoming an interested stockholder unless:

     - the board of directors approved the business combination itself or the transaction in which the interested stockholder became an interested stockholder;

     - the interested stockholder owns more than 85% of the stock after the consummation of the transaction in which the stockholder became interested; or

     - the board of directors approves the business combination and two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder approves the business combination.

RIGHT TO CALL SPECIAL MEETINGS

     FIRSTCOM. FirstCom's bylaws authorize each of the board of directors, any person expressly authorized to call a special meeting by the board of directors and the holders of not less than 10% of all the shares entitled to vote at a proposed special meeting to call a special meeting. Additionally, Texas law allows the president of FirstCom to call a special meeting of shareholders.

     AT&T LATIN AMERICA. AT&T Latin America's bylaws also permit special meetings of stockholders to be called at any time by the president or the board of directors. Stockholders may also call a special meeting of the AT&T Latin America stockholders, but only upon the written request of a majority of the entire capital stock of AT&T Latin America entitled to vote at any stockholders meeting.

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SHAREHOLDER ACTION BY WRITTEN CONSENT

     FIRSTCOM. FirstCom's articles of incorporation permit shareholder action by written consent of shareholders having at least the number of votes that would be necessary at a shareholders' meeting to take the shareholder action .

     AT&T LATIN AMERICA. The AT&T Latin America certificate of incorporation prohibits action by written consent of AT&T Latin America's stockholders.

AMENDMENT OF ARTICLES/CERTIFICATE OF INCORPORATION AND BYLAWS

     FIRSTCOM. FirstCom's articles of incorporation provide that a majority of the outstanding shares entitled to vote on a matter must approve an amendment to FirstCom's articles of incorporation. The FirstCom board of directors may amend or repeal FirstCom's bylaws, or adopt new bylaws, unless the FirstCom stockholders, in amending, repealing or adopting a particular bylaw provision, expressly provide that the board of directors may not amend or repeal that bylaw. Under Texas law, FirstCom stockholders also have the power to amend or repeal the bylaws.

     AT&T LATIN AMERICA. Amendments to AT&T Latin America's certificate of incorporation also requires approval of a majority of the outstanding stock entitled to vote on an amendment. Any proposed amendment that would alter or change the relative powers, preferences or participating, option or other special rights of the shares of the AT&T Latin America Class A common stock will require a vote of a majority of the holders of Class A Common Stock, voting as a class. Also, holders of the outstanding shares of any class of AT&T Latin America stock are entitled to vote as a class upon a proposed amendment to the charter if the amendment would change the aggregate number of authorized shares or the par value of shares of that class.

     AT&T Latin America's board of directors or its stockholders may amend, alter or repeal AT&T Latin America's bylaws. AT&T Latin America bylaws relating to the existence of disinterested directors and to transactions with affiliates may not be amended by:

     - the board of directors without the consent of all the disinterested directors, if there are four or fewer, or 80% of the disinterested directors, if there are more than four; or

     - the stockholders, without the approval of the holders of Class A common stock voting as a class.

DISSENTERS' RIGHTS

     FIRSTCOM. Under the Texas Business Corporation Act, FirstCom shareholders generally have the right to dissent and demand payment of the fair value of their shares in connection with mergers and the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation if that action requires the special authorization of the corporation's shareholders, or any plan of exchange in which the shareholders' shares are to be acquired. However, a shareholder does not have dissenters' rights to any plan of merger if there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

     - the shares held by the shareholder are part of a class or series listed on a national securities exchange, listed on a Nasdaq market, designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, or the NASD, or held of record on the applicable record date by not less than 2,000 holders;

     - the shareholder is not required by the terms of the plan of merger or exchange to accept for the shareholder's shares any consideration that is different than the consideration to be provided to any other holder of shares of the same class or series; and

     - the shareholder is not required by the terms of the plan of merger or exchange to accept for his or her shares any consideration other than:

        (a) shares of a corporation that, immediately after the merger or exchange, will be a part of a class or series listed, or authorized for listing on a national securities exchange, approved for quotation as a national market security on an interdealer quotation system by the NASD, or held of record by not less than 2,000 holders;

        (b) cash in lieu of fractional shares; or

        (c) a combination of subsections (a) and (b) above.

FirstCom's shareholders will not have dissenters' rights as a result of the merger.

     AT&T LATIN AMERICA. Stockholders of AT&T Latin America have the right under Delaware law to dissent and demand payment of the fair value of their stock in a merger or consolidation, except that these rights are not available for shares that, among other things, are:

     - listed on a national securities exchange or designated on a national market system security or an interdealer quotation system by the NASD; or

     - held by more than 2,000 stockholders;

unless the corporation's stockholders are required to accept for such stock anything other than:

     - stock of the surviving corporation;

     - stock of any corporation either listed on a national securities exchange or designated on a national market system security or an interdealer quotation system by the NASD or held by more than 2,000 stockholders;

     - cash in lieu of fractional shares of corporations described in the two immediately preceding bullet points; or

     - a combination of the stock or cash described in the three immediately preceding bullet points.

PAYMENT OF DIVIDENDS

     FIRSTCOM. FirstCom's board of directors may authorize a corporation to make distributions to its stockholders out of its surplus, subject to the rights of holders of any preferred stock. FirstCom may not make distributions if the distributions would exceed its surplus or would render it insolvent.

     AT&T LATIN AMERICA. AT&T Latin America's board of directors may authorize dividends and other distributions to its stockholders, either out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the board of directors declares the dividend and/or the preceding fiscal year. It may not make distributions out of net profits, however, if, following the distribution, its capital would be less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Dividends declared by the AT&T Latin America board will also be subject to the rights of the Series A preferred stock and Series B preferred stock and any other preferred stock approved by the board of directors.

SHAREHOLDER RIGHTS PLAN

     FIRSTCOM. FirstCom has adopted a shareholder rights plan pursuant to a rights agreement with American Stock Transfer & Trust Company as rights agent. As the result of an amendment to the rights plan, the merger will not trigger the distribution of rights under the rights plan. FirstCom's shareholder rights plan was designed to deter third parties from making an unsolicited attempt to acquire FirstCom. The plan seeks to achieve this objective by granting FirstCom's shareholders, other than the party seeking to gain control, the right to acquire FirstCom common shares at a substantial discount. These rights are triggered under the following circumstances:

     - when a third party acquires or obtains the right to acquire 20% or more of FirstCom's common shares;

     - 10 business days after a third party acquires at least 10% of FirstCom's common shares and the FirstCom board determines that such person's ownership interest would adversely impact the business or prospects of FirstCom or its shareholders; or

     - 10 business days after a third party commences a tender or exchange offer which would result in such person falling within either of the categories described in the bullet points above.

     The rights issued under this plan may be redeemed at a nominal price or the plan may be amended by the FirstCom board if it determines to approve the transaction that would otherwise trigger the rights.

     AT&T LATIN AMERICA. AT&T Latin America does not have a stockholder rights plan.

                                 LEGAL MATTERS

     Debevoise & Plimpton, New York, New York, counsel to AT&T Corp. and AT&T Latin America, will pass upon the validity of the issuance of shares of AT&T Latin America common stock being offered by this document. Baker & McKenzie, New York, New York, counsel to FirstCom, will be delivering an opinion concerning federal income tax consequences of the merger to FirstCom shareholders. Debevoise & Plimpton also will be delivering an opinion concerning federal income tax consequences of the merger to AT&T Latin America. See "The Merger -- Material U.S. Federal Income Tax Consequences" on page 46. A member of Baker & McKenzie beneficially owns 250,000 shares of FirstCom common stock and is a member of the board of directors of FirstCom.

                                    EXPERTS

     The financial statements of AT&T Latin America Corp. as of December 31, 1999 and for the period from inception (October 13, 1999) through December 31, 1999 included in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on their authority as experts in accounting and auditing.

     The financial statements of FirstCom Corporation incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent certified public accountants, have audited FirstCom's consolidated financial statements included in the FirstCom Annual Report on Form 10-K/A for the years ended December 31, 1999 and 1998, as set forth in their report, which is incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. FirstCom's consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young Auditores Independentes S.C., independent auditors, have audited the Netstream Telecom Ltda. financial statements at September 30, 1999 and December 31, 1998, and for the nine months ended September 30, 1999 and the eleven months ended December 31, 1998, as set forth in their report. The Netstream Telecom Ltda. financial statements are included in the proxy statement/prospectus and elsewhere in the registration statement in reliance on Ernst & Young Auditores Independentes S.C.'s report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     AT&T Latin America has filed with the SEC a registration statement under the Securities Act that registers the distribution to FirstCom shareholders of shares of AT&T Latin America common stock and Series A convertible preferred stock to be issued in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about FirstCom and AT&T Latin America. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this document.

     In addition, FirstCom files reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

                                                                              Chicago Regional Office
Public Reference Room                  New York Regional Office               Citicorp Center
450 Fifth Street, N.W.                 7 World Trade Center                   500 West Madison Street
Room 1024                              Suite 1300                             Suite 1400
Washington, D.C. 20549                 New York, New York 10048               Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including FirstCom and AT&T Corp., which file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about FirstCom at the offices of the Nasdaq Stock Market, 20 Broad Street, New York, New York 10005.

     The SEC allows FirstCom to "incorporate by reference" information into this document. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document except for any information that is superseded by information that is included directly in this document.

     This document incorporates by reference the documents listed below that FirstCom has previously filed with the SEC. They contain important information about FirstCom and its financial condition. Some of these filings have been amended by later filings, which are also listed.

SEC FILINGS (FILE NO. 0-25194)                   PERIOD/DATE FILED
------------------------------                   -----------------
Annual Report on Form 10-K...........  December 31, 1999 (filed February 23, 2000)
Annual Report on Form 10-K/A
  (No. 1)............................  December 31, 1999 (filed May 12, 2000)
Annual Report on Form 10-K/A
   (No. 2)...........................  December 31, 1999 (filed June 27, 2000)
Current Reports on Form 8-K..........  February 1, 2000 (filed February 3, 2000)
                                       February 22, 2000 (filed February 25, 2000)
                                       March 6, 2000 (filed March 7, 2000)
Subsequently filed reports...........  All documents filed by FirstCom under
                                       Sections 13(a), 13(c), 14 or 15(d) of
                                       the Exchange Act after the date of
                                       this prospectus and prior to the
                                       termination of this offering

     FirstCom incorporates by reference additional documents that it may file with the SEC between the date of this document and the date of the FirstCom special meeting. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through FirstCom, or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from FirstCom without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from FirstCom at the following address:

                              FirstCom Corporation
                              220 Alhambra Circle
                          Coral Gables, Florida 33134
                                 (305) 459-6300
                           Attention: General Counsel

     If you would like to request documents, please do so by August 21, 2000 to receive them before the special meeting. If you request any incorporated documents from FirstCom, it will mail them to you by first class mail, or another equally prompt means, within one business day after FirstCom receives your request.

     FirstCom has not authorized anyone to give any information or make any representation about the merger or FirstCom that differs from, or adds to, the information in this document or in FirstCom's documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

     If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

     The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies. Information in this document about FirstCom has been supplied by FirstCom.

                            AT&T LATIN AMERICA CORP.
                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                              AS OF MARCH 31, 2000
                   AND FOR THE THREE-MONTH PERIOD THEN ENDED

                                    CONTENTS

Unaudited Consolidated Balance Sheets.......................  F-3
Unaudited Consolidated Statement of Operations..............  F-4
Unaudited Consolidated Statement of Shareholders' Equity....  F-5
Unaudited Consolidated Statement of Cash Flows..............  F-6
Notes to Unaudited Consolidated Financial Statements........  F-7

AT&T LATIN AMERICA CORP.
UNAUDITED CONSOLIDATED BALANCE SHEETS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
AS OF MARCH 31, 2000 AND DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                              MARCH 31,    DECEMBER 31,
                                                                 2000          1999
                                                              ----------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $      279     $ 24,223
  Account receivable........................................       3,606        1,286
  Prepaid expenses and recoverable taxes....................       3,872        2,109
  Investments...............................................      30,636       27,078
  Other receivables.........................................          30          118
                                                              ----------     --------
          TOTAL CURRENT ASSETS..............................      38,423       54,814
  Plan and equipment, net...................................      86,051       68,269
  Goodwill and other intangible assets, net.................     259,764      261,345
                                                              ----------     --------
          TOTAL ASSETS......................................  $  384,238     $384,428
                                                              ==========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt...........................................  $    3,184     $  1,414
  Current portion of obligations under capital leases.......         340          317
  Trade accounts payable....................................       7,281        5,339
  Social charges payable....................................       1,182          865
  Other current liabilities.................................       6,426          161
  Employee bonus............................................       1,990          531
                                                              ----------     --------
          TOTAL CURRENT LIABILITIES.........................      20,403        8,627
Non-current portion of obligations under capital leases.....         411          383
Deferred tax liability......................................       1,624        1,624
Commitments and contingencies (Note 4)......................          --           --
                                                              ----------     --------
          TOTAL LIABILITIES.................................      22,438       10,634
                                                              ----------     --------
Shareholders' equity:
  Common stock..............................................          --           --
  Additional paid-in capital................................     376,566      376,566
  Accumulated deficit.......................................     (15,341)      (4,124)
  Accumulated other comprehensive income....................         575        1,352
                                                              ----------     --------
          TOTAL SHAREHOLDERS' EQUITY........................     361,800      373,794
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........  $  384,238     $384,428
                                                              ==========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

AT&T LATIN AMERICA CORP.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2000
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

Revenue.....................................................  $   4,364
Operating costs and expenses:
  Cost of revenues..........................................      6,921
  Selling, general and administrative.......................      4,232
  Depreciation and amortization.............................      6,160
                                                              ---------
          TOTAL OPERATING COSTS AND EXPENSES................     17,313
                                                              ---------
     LOSS FROM OPERATIONS...................................    (12,949)
Other interest income.......................................      1,018
Foreign exchange gain, net..................................        714
                                                              ---------
     NET LOSS...............................................  $ (11,217)
                                                              ---------
Basic and diluted loss per share............................  $ (280.43)
                                                              ---------
Weighted average shares outstanding.........................     40,000
                                                              ---------

  The accompanying notes are an integral part of these consolidated financial statements.

AT&T LATIN AMERICA CORP.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2000
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

                                                                                                    ACCUMULATED
                                                                        ADDITIONAL                     OTHER           TOTAL
                                              NUMBER     COMMON STOCK    PAID-IN     ACCUMULATED   COMPREHENSIVE   SHAREHOLDERS'
                                             OF SHARES      AT PAR       CAPITAL       DEFICIT        INCOME           EQUITY
                                             ---------   ------------   ----------   -----------   -------------   --------------
Balance at December 31, 1999...............    40,000      $     --      $376,566     $ (4,124)      $  1,352         $373,794
Currency translation adjustments...........                                                              (777)            (777)
Net loss for the period....................                                            (11,217)                        (11,217)
                                              -------      --------      --------     --------       --------         --------
Comprehensive net loss.....................                                            (11,217)          (777)         (11,994)
                                              -------      --------      --------     --------       --------         --------
BALANCE AT MARCH 31, 2000..................    40,000      $     --      $376,566     $(15,341)      $    575         $361,800
                                              -------      --------      --------     --------       --------         --------

  The accompanying notes are an integral part of these consolidated financial statements.

AT&T LATIN AMERICA CORP.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2000
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

Cash flows from operating activities:
  Net Loss..................................................  $(11,217)
  Adjustments to reconcile net loss cash provided by
     operating activities:
     Depreciation and amortization expense..................     6,160
     Other..................................................      (777)
  Changes in operating assets and liabilities:
     Accounts receivable....................................    (2,320)
     Recoverable taxes......................................    (1,763)
     Other receivables......................................        88
     Trade accounts payable.................................     1,942
     Payroll and related charges............................     1,776
     Other current liabilities..............................     6,266
                                                              --------
       NET CASH PROVIDED BY OPERATING ACTIVITIES............       155
                                                              --------
Cash flows from investing activities:
  Investments in short-term securities......................    (3,558)
  Purchases of property and equipment.......................   (19,853)
  Goodwill and other intangible assets......................    (2,458)
                                                              --------
       NET CASH USED IN INVESTING ACTIVITIES................   (25,869)
                                                              --------
  Cash flows from financing activities:
     Short-term debt........................................     1,770
                                                              --------
       NET CASH PROVIDED BY FINANCING ACTIVITIES............     1,770
                                                              --------
       NET DECREASE IN CASH.................................   (23,944)
Cash at beginning of period.................................    24,223
                                                              --------
       CASH AT END OF PERIOD................................  $    279
                                                              --------
Supplemental information on cash disclosures:
  Interest paid.............................................  $     --
                                                              --------
  Taxes paid................................................  $     --
                                                              ========

  The accompanying notes are an integral part of these consolidated financial statements.

AT&T LATIN AMERICA CORP.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

1. BASIS OF PRESENTATION

     The unaudited consolidated financial statements included herein have been prepared by AT&T Latin America Corp. ("the Company"). The foregoing statements contain all adjustments, consisting only of normal recurring adjustments which are, in the opinion of the Company's management, necessary to present fairly the consolidated financial position of the Company as of March 31, 2000 and the consolidated results of its operations and its consolidated cash flows for the three-month period ended March 31, 2000. Result of operations for the three months ended March 31, 2000 are not necessarily indicative of the results of operations for the full year.

     Certain information and footnote disclosure normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to the instructions, rules and regulations prescribed by the Securities and Exchange Commission ("the Commission"). Although the Company believes the disclosures provided are adequate to make the information presented not misleading, it strongly recommends that these unaudited condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and the footnotes for the year ended December 31, 1999.

2. PLANT AND EQUIPMENT, NET

                                                                MARCH 31,
                        DESCRIPTION                               2000
                        -----------                             ---------
Switching equipment.........................................    $  2,576
Transmission equipment......................................      34,085
Cables......................................................       3,271
Underground installation....................................      25,884
Other plant and equipment...................................      12,438
Construction in progress....................................         715
Client network deployment...................................      12,035
                                                                --------
                                                                  91,004
  Less accumulated depreciation and amortization............       4,953
                                                                --------
     PLANT AND EQUIPMENT, NET...............................    $ 86,051
                                                                ========

     Depreciation expense related to the plant and property was $2,121 for the three-month period ended March 31, 2000.

3. ACQUISITION AGREEMENT

     On February 23, 2000, the Company agreed to acquire 100% of Keytech LD, S.A., a development stage broadband communications company based in Argentina. As of December 31, 1999, Keytech's net loss and total assets were approximately $1,554 and $2,322, respectively. The purchase price for Keytech LD is 1,178,689 shares of the Company's Class A common stock (of which 550,000 shares will be placed in escrow to cover indemnity obligations of the seller), plus $5 million in cash. The Company will also pay up to an additional $1.5 million to the Keytech LD shareholders one year after the acquisition if business milestones specified in the stock purchase agreement are accomplished. The Company believes this transaction to be immaterial.

AT&T LATIN AMERICA CORP.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

4. COMMITMENTS AND CONTINGENCIES

     In accordance with the legislation in force in Brazil, tax registers related to federal, state and municipal taxes are subject to examination by the respective tax authorities from 5 to 30 years.

     In March 2000, Netstream entered into an import financing loan with Dresdner Bank with principal amount of $1,755 at an interest rate of 0.8% plus LIBOR for one year.

     In the normal course of business, the Company may be subject to proceedings, lawsuits and other claims. Although there can be no assurance that the Company will prevail in every case, management does not believe that the ultimate disposition of known legal contingencies will have a material effect on the Company's financial condition, results of operations or cash flows.

                            AT&T LATIN AMERICA CORP.
                       CONSOLIDATED FINANCIAL STATEMENTS

                            AS OF DECEMBER 31, 1999
                         AND FROM THE DATE OF INCEPTION
                  (OCTOBER 13, 1999) THROUGH DECEMBER 31, 1999

                                    CONTENTS

Report of Independent Accountants...........................  F-11
Audited Financial Statements
  Consolidated Balance Sheet................................  F-12
  Consolidated Statement of Operations......................  F-13
  Consolidated Statement of Shareholders' Equity............  F-14
  Consolidated Statement of Cash Flows......................  F-15
  Notes to Consolidated Financial Statements................  F-16

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of AT&T Latin America Corp.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of AT&T Latin America Corp. and its subsidiaries (the "Company") at December 31, 1999, and the results of their operations and their cash flows for the period from inception (October 13, 1999) through December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
----------------------------------------

Florham Park, New Jersey
February 25, 2000

AT&T LATIN AMERICA CORP.
CONSOLIDATED BALANCE SHEET
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
DECEMBER 31, 1999
--------------------------------------------------------------------------------

ASSETS
Current assets:
  Cash and cash equivalents (Note 2)........................  $ 24,223
  Account receivable........................................     1,286
  Recoverable taxes.........................................     2,109
  Investments...............................................    27,078
  Other receivables.........................................       118
                                                              --------
          TOTAL CURRENT ASSETS..............................    54,814
Plant and equipment, net (Notes 2 and 3)....................    68,269
Goodwill and other intangible assets, net (Notes 2 and 4)...   261,345
                                                              --------
          TOTAL ASSETS......................................  $384,428
                                                              ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt...........................................  $  1,414
  Current portion of obligations under capital leases.......       317
  Trade accounts payable....................................     5,339
  Social charges payable....................................       865
  Other current liabilities.................................       161
  Employee bonus............................................       531
                                                              --------
          TOTAL CURRENT LIABILITIES.........................     8,627
Non-current portion of obligations under capital leases.....       383
Deferred tax liability......................................     1,624
Commitments and contingencies (Note 7)......................        --
                                                              --------
          TOTAL LIABILITIES.................................    10,634
                                                              --------
Shareholders' equity:
  Common stock..............................................        --
  Additional paid-in capital................................   376,566
  Accumulated deficit.......................................    (4,124)
  Accumulated other comprehensive income....................     1,352
                                                              --------
          TOTAL SHAREHOLDERS' EQUITY........................   373,794
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........  $384,428
                                                              ========

  The accompanying notes are an integral part of these consolidated financial statements.

AT&T LATIN AMERICA CORP.
CONSOLIDATED STATEMENT OF OPERATIONS
OCTOBER 13, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1999
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

Revenue.....................................................    $    802
Operating costs and expenses:
  Cost of revenues..........................................         865
  Selling, general and administrative.......................       2,164
  Depreciation and amortization.............................       1,707
                                                                --------
          TOTAL OPERATING COSTS AND EXPENSES................       4,736
                                                                --------
     LOSS FROM OPERATIONS...................................      (3,934)
Foreign exchange loss.......................................         190
                                                                --------
     NET LOSS...............................................    $ (4,124)
                                                                --------
Basic and diluted loss per share............................    $(103.10)
                                                                --------
Weighted average shares outstanding.........................      40,000
                                                                --------

  The accompanying notes are an integral part of these consolidated financial statements.

AT&T LATIN AMERICA CORP.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
OCTOBER 13, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1999
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

                                                                                                    ACCUMULATED
                                                                        ADDITIONAL                     OTHER           TOTAL
                                              NUMBER     COMMON STOCK    PAID-IN     ACCUMULATED   COMPREHENSIVE   SHAREHOLDERS'
                                             OF SHARES      AT PAR       CAPITAL       DEFICIT        INCOME           EQUITY
                                             ---------   ------------   ----------   -----------   -------------   --------------
Original share issuance....................     1,000      $     --      $     --     $     --       $     --         $     --
Additional capital increase................    39,000            --       376,566           --             --          376,566
Currency translation adjustments...........                                                             1,352            1,352
Net loss for the period....................                                             (4,124)                         (4,124)
                                              -------      --------      --------     --------       --------         --------
Comprehensive net loss.....................                                                                             (2,772)
                                              -------      --------      --------     --------       --------         --------
BALANCES AT DECEMBER 31, 1999..............    40,000      $     --      $376,566     $ (4,124)      $  1,352         $373,794
                                              =======      ========      ========     ========       ========         ========

  The accompanying notes are an integral part of these consolidated financial statements.

AT&T LATIN AMERICA CORP.
CONSOLIDATED STATEMENT OF CASH FLOWS
OCTOBER 13, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1999
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss..................................................  $  (4,124)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization expense..................      1,707
     Interest, net..........................................         87
  Changes in operating assets and liabilities:
     Accounts receivable....................................       (415)
     Recoverable taxes......................................        (82)
     Other receivables......................................        (11)
     Trade accounts payable.................................      2,777
     Payroll and related charges............................        284
     Other current liabilities..............................       (309)
     Taxes payable..........................................        103
                                                              ---------
     NET CASH PROVIDED BY OPERATING ACTIVITIES..............         17
                                                              ---------
Cash flows from investing activities:
  Investments in short-term securities......................    (27,078)
  Purchases of property and equipment.......................     (6,422)
  Acquisition of Netstream, net of cash acquired............   (320,287)
                                                              ---------
     NET CASH USED IN INVESTING ACTIVITIES..................   (353,787)
                                                              ---------
Cash flows from financing activities:
  Short-term debt...........................................      1,414
  Capital infusion..........................................    376,566
                                                              ---------
     NET CASH PROVIDED BY FINANCING ACTIVITIES..............    377,980
     NET INCREASE IN CASH...................................     24,210
Cash at inception...........................................         13
     CASH AT END OF YEAR....................................  $  24,223
                                                              ---------
Supplemental information on cash disclosures:
  Interest paid.............................................  $      --
                                                              ---------
  Taxes paid................................................  $      --
                                                              ---------

  The accompanying notes are an integral part of these consolidated financial statements.

AT&T LATIN AMERICA CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

1. ORGANIZATION AND BASIS OF PRESENTATION

     AT&T Latin America Corp. ("the Company" or "ATTLA") was incorporated on October 13, 1999, organized under the laws of the State of Delaware. ATTLA is currently a provider of broadband communications services mainly to business and government customers throughout Brazil. However, the Company's target regions also include most countries in South America and the Caribbean.

     Through its operating subsidiary, Netstream Telecom Ltda. ("Netstream"), ATTLA provides data, voice, video conferencing, Internet and electronic commerce services to its Brazilian markets.

     The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and include the results of Netstream for the period December 8 through December 31, 1999 and any activity in the various holding companies within the ATTLA company structure. (See Note 4, Acquisition and Intangible Assets, for additional information related to the Netstream acquisition.)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates, The most significant estimates relate to the useful lives of the property and equipment and intangible assets, including goodwill.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on deposit and securities, held by major financial institutions with favorable credit ratings, with original maturities of three months or less.

PLANT AND EQUIPMENT

     Plant and equipment are stated on the basis of cost. Construction, engineering and labor costs directly related to the development of the Company's networks are capitalized. The Company begins depreciating these costs when the networks become commercially operational. Plant and equipment are depreciated using the straight-line method over estimated useful lives as follows:

Switching equipment.........................................        5
Transmission equipment......................................        7
Cables......................................................       10
Underground installation....................................       25
Other plant and equipment...................................  3 to 10

AT&T LATIN AMERICA CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill represents the excess of the cost of assets acquired from Netstream over the fair value at the date of acquisition and is being amortized using the straight-line method over 20 years. Amortization expense related to goodwill was $1,073 in 1999.

     Intangible assets, which are recorded at cost, include a contract with America On-Line Brazil and the work force in place. Amortization is provided by the straight-line method over three years. Amortization expense related to the intangible assets was $122 in 1999.

INCOME TAX

     The Company is not a separate taxable entity for Federal and state income tax purposes and the results of the Company's operations are included in the Federal and state tax returns of AT&T Corp. and its affiliates. In these financial statements, the Company has provided for income taxes as if it were a separate taxpayer.

     Deferred income taxes have been accounted for under the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes", whereby deferred taxes and liabilities are established for the differences between the financial reporting and income tax basis of assets and liabilities, as well as net operating losses and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FOREIGN CURRENCY TRANSACTIONS

     The Company accounts for foreign currency transactions in accordance with Financial Accounting Standards Board (FASB) Statement No. 52, "Foreign Currency Translation" -- The Company and its foreign operating subsidiary's functional currency is the U.S. dollar. Foreign currency transactions are transactions denominated in a currency other than the entity's functional currency. Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) that is included in determining net income for the period in which the exchange rate changes.

REVENUE RECOGNITION

     Revenues are recognized as services are provided.

ADVERTISING AND PROMOTIONAL COSTS

     Advertising and promotional costs are expensed as incurred and were $56 for the initial operating period from October 13, through December 31, 1999.

AT&T LATIN AMERICA CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

EARNINGS (LOSS) PER SHARE

     Earnings (loss) per share are calculated in accordance with FASB Statement No. 128, "Earnings Per Share".

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash, accounts receivable and accounts payable approximated fair value based on the short maturity of these financial instruments.

3. PLANT AND EQUIPMENT, NET

                                                              DECEMBER 31
                        DESCRIPTION                              1999
                        -----------                           -----------
Switching equipment.........................................    $ 2,223
Transmission equipment......................................     24,243
Cables......................................................      2,350
Underground installation....................................     19,821
Other plant and equipment...................................     17,311
Construction in Progress....................................      5,368
                                                                -------
                                                                 71,316
  Less accumulated depreciation and amortization............      3,047
                                                                -------
     PLANT AND EQUIPMENT, NET...............................    $68,269
                                                                =======

     Depreciation expense related to the plant and property was $512 in 1999.

4. ACQUISITION AND INTANGIBLE ASSETS

     On December 8, 1999, AT&T Corp. acquired 100% of the issued and outstanding capital stock of Netstream Telecom Ltda. ("Netstream") pursuant to a cash purchase agreement. Netstream was in the development stage until May 1999, when it began providing service in Brazil's two largest cities, Rio de Janeiro and Sao Paulo. The Company plans to extend services to other Brazilian cities in 2000. Netstream operates under specialized circuit and network services licenses provided by the Brazilian National Telecommunicacoes Agency (Agencia Nacional de Telecomunicacoes or "ANATEL"), which are granted for an indefinite term.

     Netstream was originally formed in February 1998 as a division of Promon Tecnologia S.A. ("Promon"), a Brazilian engineering company. The Netstream division of Promon primarily consisted of certain general and administrative costs incurred in connection with the commencement of operations. Netstream was formed on July 14, 1998 as a wholly owned subsidiary of Promon and the Netstream division of Promon was subsequently transferred. Promon and other affiliated companies provided various financing and management services for Netstream.

     On August 20, 1999, the owners of Netstream entered into a definitive sale agreement with an indirect wholly owned subsidiary of AT&T Corp., for the sale of 100% of the capital of Netstream, including settlement of the due to Promon and other affiliates' outstanding balances, This transaction required approval by ANATEL which was granted on November 12, 1999.

AT&T LATIN AMERICA CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

     The Netstream transaction closed on December 8, 1999. ATTLA accounted for the acquisition under the purchase method of accounting for financial reporting purposes. Accordingly, the purchase price of $322,500 has been allocated to the identifiable assets and liabilities based on fair values at the acquisition date. The excess of the purchase price over the value of the identifiable net assets in the amount of $257,600 and $4,900 has been classified as goodwill and other intangibles, respectively. Goodwill is amortized on a straight-line basis over 20 years. The other intangible assets represent the fair value of a contract with America On-Line Brazil of $3,600 and the work force in place of $1,300 that are amortized on a straight-line basis over three years.

     ATTLA evaluates the amortization period and the carrying value of intangibles, including goodwill, on a periodic basis, including evaluating the performance of the underlying business which gave rise to such amount to determine whether events or circumstances warrant revised estimates of useful lives or whether impairment exists. In performing the review of recoverability, ATTLA estimates future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount, an impairment is recognized based on the difference between the estimated fair value and the carrying value. Management believes that no impairment existed at December 31, 1999.

     The net purchase price was allocated as follows (in thousands):

Working capital, other than cash............................  $ (1,000)
Property and equipment......................................    61,000
Goodwill and other intangibles..............................   262,500
                                                              --------
       PURCHASE PRICE, NET OF CASH RECEIVED.................  $322,500
                                                              ========

     The results of operations of ATTLA include the operating results of Netstream for the period from December 8 through December 31, 1999. The pro forma results of operations for the current period as though the companies had been combined at the beginning of the period are as follows:

                                                              UNAUDITED
                                                              ---------
Revenues, net...............................................  $  1,993
Net loss....................................................   (36,961)
Net loss per share..........................................      (924)

5. INCOME TAXES

     As of December 31, 1999, the components of the tax effects of temporary differences that give rise to the deferred income tax assets/(liabilities) are as follows:

                                                              NON-CURRENT
                                                              -----------
Net operating loss carryforwards............................   $   1,771
Pre-operating expenses deferred for tax purposes............       4,489
Capital leases..............................................          78
Intangible assets...........................................      (1,775)
                                                               ---------
                                                                   4,563
Less: valuation allowance...................................      (6,187)
                                                               ---------
       NET DEFERRED TAX LIABILITY...........................   $  (1,624)
                                                               =========

AT&T LATIN AMERICA CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

     The deferred tax assets have been fully offset by a valuation allowance resulting from the uncertainty surrounding the future realization of the net deferred tax asset.

     Income tax expense for the initial operating period from October 13, 1999 through December 31, 1999 differed from the amounts computed by applying the applicable statutory income tax rate in which the Company operates as a result of the following:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Statutory federal tax provision/(benefit)...................    $(1,402)
State and local taxes expense...............................          3
Non deductible goodwill.....................................        364
                                                                -------
Unutilized foreign losses...................................    $(1,035)
                                                                -------
Net income tax provision (benefit)..........................    $   (12)
                                                                =======

     At December 31,1999, the Company has foreign net operating loss carryforwards of approximately $5,366 million. These carryforwards are available to offset up to 30% future taxable income and do not expire.

6. RELATED PARTY TRANSACTIONS

DUE TO AFFILIATED COMPANIES

     Loans from affiliated companies, which result from the acquisition of plant and equipment and payment of expenses by the affiliates on behalf of the Company, are as follows:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
SLE Participacoes S.A.......................................      $149

     Promon and its subsidiaries act as general contractor for the construction and installation of Netstream's broadband network.

     The following amounts were charged to Netstream by Promon and are included in plant and equipment:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Engineering services........................................      $276
Construction management fee.................................        24

     Engineering services and certain general and administrative expenses are charged to Netstream at cost. Construction management fees charged to Netstream are based on rates similar to those charged by Promon to unrelated companies for similar services. General and administrative expenses charged by Promon during the period were immaterial.

AT&T Latin America Corp.
Notes to Consolidated Financial Statements
Expressed in thousands of U.S. dollars, except share and per share data
--------------------------------------------------------------------------------

7. COMMITMENTS AND CONTINGENCIES

LEASES

     The Company leases certain equipment and facilities under noncancelable lease arrangements. Future minimum payments under capital leases and operating leases with initial terms of one year or more at December 31, 1999 were as follows:

                                                              CAPITAL   OPERATING
                        DECEMBER 31,                          LEASES     LEASES
                        ------------                          -------   ---------
2000........................................................  $  362       8,625
2001........................................................     366         591
2002........................................................      11         504
2003........................................................      --         429
2004........................................................      --         202
                                                              ------     -------
          TOTAL MINIMUM LEASE PAYMENTS......................     739     $10,351
                                                                         =======
Less amount representing interest...........................     (94)
                                                              ------
  PRESENT VALUE OF NET MINIMUM LEASE PAYMENTS, INCLUDING
     CURRENT MATURITIES OF $294.............................  $  645
                                                              ======

     Operating leases includes $8,024 minimum obligation on fines for interruption on leased line contracts, signed with several telecommunications companies in Brazil. These contracts expire from 1 to 3 years and the fines vary up to 50% of the total payments until the end of the contract.

     Plant and equipment includes the following amounts for capitalized leases:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Equipment...................................................    $    521
Less allowances for amortization............................        (128)
                                                                --------
                                                                $    393
                                                                ========

     Rent expense for the initial operating period from October 13 through December 31, 1999 was $97.

OTHER

     In accordance with the legislation in force in Brazil, tax registers related to federal, state and municipal taxes are subject to examination by the respective tax authorities from 5 to 30 years.

     Commitments for construction or purchase of plant and equipment approximated $1,759 at December 31, 1999.

     In December 1999, Netstream entered into an import financing loan with Dresdner Bank with principal amount of $1,414 at a 7.28% fixed rate interest for one year.

     In the normal course of business, the Company may be subject to proceedings, lawsuits and other claims. Although there can be no assurance that the Company will prevail in every case,

AT&T LATIN AMERICA CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA
--------------------------------------------------------------------------------

management does not believe that the ultimate disposition of known legal contingencies will have a material effect on the Company's financial condition, results of operations or cash flows.

8. SUBSEQUENT EVENTS

     On February 23, 2000, the Company agreed to acquire 100% of Keytech LD, S.A., a development stage broadband communications company based in Argentina. As of September 30, 1999, Keytech's net loss and total assets were approximately $1,000 and $1,800, respectively. The purchase price for Keytech LD is 1,178,689 shares of the Company's Class A common stock (of which 550,000 shares will be placed in escrow to cover indemnity obligations of the seller), plus $5 million in cash. The Company will also pay up to an additional $1.5 million to the Keytech LD shareholders one year after the acquisition if certain business milestones specified in the stock purchase agreement are accomplished. The Company believes this transaction to be immaterial.

                            NETSTREAM TELECOM LTDA.
                              FINANCIAL STATEMENTS

                    NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
                   ELEVEN MONTHS ENDED DECEMBER 31, 1998 WITH
                         REPORT OF INDEPENDENT AUDITORS

                            NETSTREAM TELECOM LTDA.

                              FINANCIAL STATEMENTS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                   AND ELEVEN MONTHS ENDED DECEMBER 31, 1998

                                    CONTENTS

Report of Independent Auditors..............................  F-25
Audited Financial Statements Balance Sheets.................  F-26
Statements of Operations....................................  F-27
Statements of Quotaholders' Equity..........................  F-28
Statements of Cash Flows....................................  F-29
Notes to Financial Statements...............................  F-30

                         REPORT OF INDEPENDENT AUDITORS

The Quotaholders
Netstream Telecom Ltda.

     We have audited the accompanying balance sheets of Netstream Telecom Ltda. as of September 30, 1999 and December 31, 1998, and the related statements of operations, statements of quotaholders' equity, and statements of cash flows for the nine months ended September 30, 1999 and the eleven months ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netstream Telecom Ltda. at September 30, 1999 and December 31, 1998, and the results of its operations and its cash flows for the nine months ended September 30, 1999 and the eleven months ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America.

                   Ernst & Young Auditores Independentes S.C.

                            Pedro L. Siqueira Farah
                                    Partner

Sao Paulo, Brazil
November 26, 1999

                            NETSTREAM TELECOM LTDA.

                                 BALANCE SHEETS
          (EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT QUOTA DATA)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
ASSETS
CURRENT ASSETS:
  Cash......................................................     $    29        $     2
  Account receivable........................................         284             --
  Recoverable taxes.........................................       1,855             65
  Other receivables.........................................         141            271
                                                                 -------        -------
          TOTAL CURRENT ASSETS..............................       2,309            338
                                                                 -------        -------
PLANT AND EQUIPMENT, NET....................................      47,484         12,212
RECOVERABLE TAXES...........................................          --            430
                                                                 -------        -------
          TOTAL ASSETS......................................     $49,793        $12,980
                                                                 =======        =======

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
LIABILITIES AND QUOTAHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of obligations under capital leases.......    $    307        $   137
  Trade accounts payable:
     Plant and equipment....................................       1,977             --
     Other..................................................         330            392
  Social charges payable....................................         681            185
  Other current liabilities.................................         744             37
  Due to affiliated companies...............................      29,400         13,267
                                                                --------        -------
          TOTAL CURRENT LIABILITIES.........................      33,439         14,018
                                                                --------        -------
NON-CURRENT LIABILITIES:
  Obligations under capital leases..........................         375            457
                                                                --------        -------
COMMITMENTS AND CONTINGENCIES (NOTE 6)
QUOTAHOLDERS' EQUITY:
  Capital, par value R $1.00, authorized and outstanding
     quotas -- 50,000,000 in 1999 and 1,264,127 in 1998.....      26,540          1,082
  Additional paid-in capital................................       2,309            831
  Accumulated deficit.......................................     (15,443)        (3,442)
  Accumulated other comprehensive income....................       2,573             34
                                                                --------        -------
                                                                  15,979         (1,495)
                                                                --------        -------
          TOTAL LIABILITIES AND QUOTAHOLDERS' EQUITY........    $ 49,793        $12,980
                                                                ========        =======

See accompanying notes.

                            NETSTREAM TELECOM LTDA.

                            STATEMENTS OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                   AND ELEVEN MONTHS ENDED DECEMBER 31, 1998
   (EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT QUOTA AND PER QUOTA DATA)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
GROSS REVENUE...............................................   $      533      $       --
Sales taxes.................................................          138              --
                                                               ----------      ----------
NET REVENUE.................................................          395              --
                                                               ----------      ----------
OPERATING COSTS AND EXPENSES:
  Cost of revenues..........................................        1,768              --
  Selling, general and administrative.......................        9,691           3,848
  Depreciation and amortization.............................        1,511              --
                                                               ----------      ----------
                                                                   12,970           3,848
                                                               ----------      ----------
LOSS FROM OPERATIONS........................................       12,575           3,848
Foreign exchange loss.......................................          254               6
Interest expense............................................           51              --
                                                               ----------      ----------
LOSS BEFORE INCOME TAXES....................................       12,880           3,854
Income tax benefit..........................................          879             412
                                                               ----------      ----------
NET LOSS....................................................   $   12,001      $    3,442
                                                               ==========      ==========
BASIC LOSS PER QUOTA........................................   $     5.13      $     2.72
                                                               ==========      ==========
WEIGHTED AVERAGE QUOTAS OUTSTANDING.........................    2,339,183       1,264,127
                                                               ==========      ==========

See accompanying notes.

                            NETSTREAM TELECOM LTDA.

                       STATEMENTS OF QUOTAHOLDERS' EQUITY

                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                   AND ELEVEN MONTHS ENDED DECEMBER 31, 1998
         (EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT QUOTA AMOUNTS)

                                                                                                     ACCUMULATED
                                                                         ADDITIONAL                     OTHER           TOTAL
                                                  NUMBER OF               PAID-IN     ACCUMULATED   COMPREHENSIVE   QUOTAHOLDERS'
                                                    QUOTAS     CAPITAL    CAPITAL       DEFICIT        INCOME          EQUITY
                                                  ----------   -------   ----------   -----------   -------------   -------------
ORIGINAL QUOTA ISSUANCE.........................   1,264,127    1,082         --             --            --            1,082
Additional capital increase.....................          --       --        831             --            --              831
Net loss........................................          --       --         --         (3,442)           --           (3,442)
Currency translation adjustments................          --       --         --             --            34               34
                                                                                                                       -------
  Comprehensive loss............................          --       --         --             --            --           (3,408)
                                                  ----------   ------      -----        -------         -----          -------
BALANCES AT DECEMBER 31, 1998...................   1,264,127    1,082        831         (3,442)           34           (1,495)
Capital increase on September 24, 1999..........  48,735,873   25,458         --             --            --           25,458
Additional capital increase.....................          --       --      1,478             --            --            1,478
Net loss........................................          --       --         --        (12,001)           --          (12,001)
Currency translation adjustments................          --       --         --             --         2,539            2,539
                                                                                                                       -------
  Comprehensive loss............................          --       --         --             --            --           (9,462)
                                                  ----------   ------      -----        -------         -----          -------
BALANCES AT SEPTEMBER 30, 1999..................  50,000,000   26,540      2,309        (15,443)        2,573           15,979
                                                  ==========   ======      =====        =======         =====          =======

See accompanying notes.

                            NETSTREAM TELECOM LTDA.

                            STATEMENTS OF CASH FLOWS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                   AND ELEVEN MONTHS ENDED DECEMBER 31, 1998
                    (EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss...............................................    $(12,001)       $(3,442)
     Adjustments to reconcile net loss to net cash provided
      by (used in) operating activities:
       Depreciation and amortization expense................       1,511             --
       Unrealized foreign exchange loss.....................         235              6
       Expenses contributed by affiliated company...........       1,478            831
     Changes in operating assets and liabilities:
       Accounts receivable..................................        (362)            --
       Other current liabilities............................          37           (278)
       Trade accounts payable...............................         106            403
       Social charges payable...............................         721            190
       Other current liabilities............................         352             38
       Due to affiliated companies..........................       7,950          2,245
                                                                --------        -------
     Net cash provided by (used in) operating activities....          27             (7)
                                                                --------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Initial capital contribution..............................          --              9
                                                                --------        -------
     Net cash provided by investing activities..............                          9
                                                                --------        -------
Net increase in cash........................................    $     27        $     2
Cash at beginning of period.................................           2             --
                                                                --------        -------
Cash at end of period.......................................    $     29        $     2
                                                                ========        =======
SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING
  ACTIVITIES
Plant and equipment and recoverable taxes acquired through
  increase in due to affiliated companies...................    $ 51,065        $12,260
                                                                ========        =======
Plant and equipment acquired through capital leases.........         135            524
                                                                ========        =======
Increase in capital through conversion of due to affiliated
  companies balances........................................      25,458          1,073
                                                                ========        =======
Plant and equipment included in current liabilities.........       3,093             --
                                                                ========        =======
Capital lease payment financed through due to affiliated
  companies.................................................    $     46        $    --
                                                                ========        =======

See accompanying notes.

The accompanying notes are an integral part of these consolidated financial statements.

                            NETSTREAM TELECOM LTDA.

                         NOTES TO FINANCIAL STATEMENTS
                    (EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

1. ORGANIZATION AND BASIS OF PRESENTATION

     Netstream Telecom Ltda. ("the Company" or "Netstream") is a limited liability company organized under the laws of Brazil. The Company provides broadband telecommunication services to business and government customers in Brazil. The Company was in the development stage until May 1999, when it began providing service in Brazil's two largest cities, Rio de Janeiro and Sao Paulo. The Company plans to extend services to other Brazilian cities, including Belo Horizonte, Brasilia, Campinas, Curitiba, Porto Alegre and Salvador, in 1999 and 2000. The Company operates under specialized circuit and network services licenses provided by the Brazilian National Telecommunications Agency (Agencia Nacional de Telecomunicacoes or "ANATEL"), which are granted for an indefinite term.

     Netstream was originally formed in February 1998 as a division of Promon Tecnologia S.A. ("Promon"), a Brazilian engineering company. The Netstream division of Promon primarily consisted of certain general and administrative costs incurred in connection with the start-up of operations. The Company was formed on July 14, 1998 as a wholly owned subsidiary of Promon and the Netstream division of Promon was subsequently transferred to the Company. Promon and other affiliated companies provide various financing and management services for the Company. See related party transactions Note 5.

     Promon is controlled by Promon Ltda., a limited liability company owned by certain individuals (the "Controlling Owners"), along with minority interests held by the current and former employees of Promon or its other affiliates. Such individuals and current and former employees are referred to herein as the "Owners".

     On August 20, 1999, the Controlling Owners entered into a definitive sale agreement with an indirect wholly owned subsidiary of AT&T Corp. for the sale of 100% of the capital of the Company, including settlement of the due to Promon and other affiliates' outstanding balances. This transaction requires approval by ANATEL. Such approval was granted on November 12, 1999. This transaction is expected to close during December 1999.

     In connection with the sale agreement, SL Participacoes S.A. was created to hold the direct ownership interests of the Owners. On September 24, 1999, the capital of the Company was increased through the conversion of Netstream's liabilities to Promon into 48.7 million quotas. As of September 30, 1999, the Company's capital consisted of 50,000,000 registered quotas of R$ 1.00 each, of which one quota is held by Promon Ltda. and the remainder are held by SL Participacoes S.A.

     The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the combined results of the Company and the Netstream division of Promon.

     Substantially all transactions of the Company were funded by Promon through the due to affiliates account. The cash flow statement reflects only the cash receipts and disbursements which were effected through Netstream's bank account. Other transactions which were effected through Promon's bank accounts are considered non-cash transactions and are reported as supplemental information to the cash flow statement.

                            NETSTREAM TELECOM LTDA.

                         NOTES TO FINANCIAL STATEMENTS
                    (EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

     Additional paid-in-capital of $ 1,478 and $ 831 in 1999 and 1998, respectively, represents certain general and administrative costs absorbed by Promon on behalf of the Company, net of the related income tax benefits of $ 879 and $ 412 which will be realized by Promon.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Currency translation

     The financial statements have been translated into U.S. dollars from the Company's functional currency, the Brazilian Real, in accordance with Financial Accounting Standards Board (FASB) Statement No. 52, "Foreign Currency Translation." Assets and liabilities have been translated using exchange rates in effect at the balance sheet dates. Statement of operations amounts have been translated using average exchange rates for the reporting periods. Translation gains and losses are included in accumulated other comprehensive income within quotaholders' equity.

  (b) Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. Actual results could differ from those estimates.

  (c) Plant and equipment

     Plant and equipment are stated on the basis of cost. Construction, engineering and labor costs directly related to the development of the Company's networks are capitalized. The Company begins depreciating these costs when the networks become commercially operational. Plant and equipment are depreciated using the straight-line method over estimated useful lives as follows:

                                                               YEARS
                                                              -------
Switching equipment.........................................        5
Transmission equipment......................................        7
Cables......................................................       10
Underground installation....................................       25
Other plant and equipment...................................  3 to 10

  (d) Income taxes

     Income and social contribution taxes have been provided using the liability method in accordance with FASB Statement No. 109, "Accounting for Income Taxes."

  (e) Revenue recognition

     Revenues are recognized as services are provided.

                            NETSTREAM TELECOM LTDA.

                         NOTES TO FINANCIAL STATEMENTS
                    (EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

  (f) Advertising and promotional costs

     Advertising and promotional costs are expensed as incurred and were $739 and $450 in 1999 and 1998, respectively.

  (g) Earnings (loss) per quota

     Earnings (loss) per quota are calculated in accordance with FASB Statement No. 128, "Earnings Per Share."

  (h) Fair value of financial instruments

     The carrying amount of cash, accounts receivable and accounts payable approximated fair value based on the short maturity of these financial instruments. The fair value of the due to affiliated companies' balances is not estimable as the timing and manner of settlement is uncertain in the absence of the successful completion of the sale agreement referred to in Note 1.

3. PLANT AND EQUIPMENT

                                                              SEPTEMBER 30,   DECEMBER 31,
                        DESCRIPTION                               1999            1998
                        -----------                           -------------   ------------
Switching equipment.........................................     $ 2,160        $    --
Transmission equipment......................................      17,281             --
Cables......................................................       2,053             --
Underground installation....................................      15,772             --
Other plant and equipment...................................      10,470             --
Construction in progress....................................       1,259         12,212
                                                                 -------        -------
                                                                  48,995         12,212
Less accumulated depreciation and amortization..............       1,511             --
                                                                 -------        -------
Plant and equipment, net....................................     $47,484        $12,212
                                                                 =======        =======

4. INCOME TAXES

     The Company is subject to income taxes but has not incurred a liability for such taxes due to losses incurred. At September 30, 1999 the Company has tax loss carryforwards of approximately $269. These carryforwards are available to offset up to 30% future taxable income and do not expire.

                            NETSTREAM TELECOM LTDA.

                         NOTES TO FINANCIAL STATEMENTS
                    (EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

     The tax effects of temporary differences that give rise to deferred tax assets are presented below:

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
Net operating loss carryforwards............................     $    89         $  --
Pre-operating expenses deferred for tax purposes............       2,692           839
Depreciation................................................         446            --
Capital leases..............................................          84            --
                                                                 -------         -----
                                                                   3,311           839
Less: valuation allowance...................................      (3,311)         (839)
                                                                 -------         -----
Net deferred tax asset......................................     $    --         $  --
                                                                 =======         =====

     The deferred tax assets have been fully offset by a valuation allowance resulting from the uncertainty surrounding the future realization of the net deferred tax asset.

     Income tax expense for the periods ended September 30, 1999 and December 31, 1998 differed from the amounts computed by applying the applicable statutory income tax rate in which the Company operates as a result of the following:

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
Computed "expected" tax benefit.............................     $4,766          $1,271
Effect of increase in social contribution rate..............       (515)             --
Increase in valuation allowance.............................     (3,376)           (839)
Other.......................................................          4             (20)
                                                                 ------          ------
                                                                 $  879          $  412
                                                                 ======          ======

5. RELATED PARTY TRANSACTIONS

  (a) Due to affiliated companies

     Loans from affiliated companies, which result from the acquisition of plant and equipment and payment of expenses by the affiliates on behalf of the Company, are as follows:

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
Promon Tecnologia S.A.......................................     $ 7,204        $    --
Promon Engenharia Ltda......................................         663             --
Promon Eletronica Ltda......................................      21,384         13,267
SL Participacoes S.A........................................         149             --
                                                                 -------        -------
                                                                 $29,400        $13,267
                                                                 =======        =======

     Loans from affiliated companies are non interest bearing and are due to be repaid by December 31, 1999. Repayment is expected to occur in connection with the closing of the sale of the Company referred to in Note 1. In the absence of this closing prior to December 31, 1999, the affiliated companies have indicated they will extend the repayment terms of the above balances to December 31, 2000.

                            NETSTREAM TELECOM LTDA.

                         NOTES TO FINANCIAL STATEMENTS
                    (EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

  (b) Plant and equipment acquisitions and operating expenses

     Promon and its subsidiaries act as general contractor for the construction and installation of Netstream's broadband network and also have incurred certain operating expenses on Netstream's behalf.

     The following amounts were charged to Netstream by Promon and are included in plant and equipment and recoverable taxes:

                                                              PERIOD ENDED    PERIOD ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
Purchases of property and equipment, including value-added
  taxes.....................................................     $41,782        $11,819
Engineering services........................................       1,534            441
Construction management fee.................................       7,749             --

     Substantially all of the operating expenses of Netstream were funded through the due to affiliated companies' balances.

     The purchases of property and equipment, including value-added taxes, engineering services and the operating expenses were charged to Netstream at cost. Construction management fees changed to Netstream were based on rates similar to those charged by Promon to unrelated companies for similar services.

     General and administrative expenses include finance, legal, facilities and systems. These expenses were allocated to the Company based on utilization or other methods which management believes to be reasonable.

6. COMMITMENTS AND CONTINGENCIES

LEASES

     The Company leases certain equipment and facilities under noncancelable lease arrangements. Future minimum payments under capital leases and operating leases with initial terms of one year or more at September 30, 1999 were as follows:

FOR THE 12 MONTH PERIODS ENDED                                CAPITAL   OPERATING
SEPTEMBER 30,                                                 LEASES     LEASES
------------------------------                                -------   ---------
2000........................................................   $331      $  593
2001........................................................    366         567
2002........................................................    103         515
2003........................................................     --         439
2004........................................................     --         265
2005........................................................     --          11
                                                               ----      ------
          Total minimum lease payments......................    800       2,390
                                                                         ======
  Less amount representing interest.........................   (118)
                                                               ----
  Present value of net minimum lease payments, including
     current maturities of $307.............................   $682
                                                               ====

     Installments under the capital leases are indexed to the U.S. dollar.

                            NETSTREAM TELECOM LTDA.

                         NOTES TO FINANCIAL STATEMENTS
                    (EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

     Plant and equipment includes the following amounts for capitalized leases:

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
Equipment...................................................      $504            $588
Less allowances for amortization............................       (78)             --
                                                                  ----            ----
                                                                  $426            $588
                                                                  ====            ====

     Rent expense for the periods ended September 30, 1999 and December 31, 1998 was $276 and $123, respectively.

OTHER

     In accordance with the legislation in force in Brazil, tax registers related to federal, state and municipal taxes are subject to examination by the respective tax authorities for 5 to 30 years.

     Commitments for construction or purchase of plant and equipment approximated $8,552 at September 30, 1999.

     In the normal course of business, the Company may be subject to proceedings, lawsuits and other claims. Although there can be no assurance that the Company will prevail in every case, management does not believe that the ultimate disposition of known legal contingencies will have a material effect on the Company's financial condition, results of operations or cash flows.

                                    ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                  AT&T CORP.,

                                   KIRI INC.,

                                 FRANTIS, INC.

                                      AND

                              FIRSTCOM CORPORATION

                          DATED AS OF NOVEMBER 1, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE I THE MERGER............................................................    2
     1.1.           The Merger..................................................    2
     1.2.           Closing.....................................................    2
     1.3.           Effective Time of the Merger................................    2
     1.4.           Certificate of Incorporation and By-Laws....................    2
     1.5.           Directors; Officers.........................................    2
ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
  CORPORATIONS; EXCHANGE OF CERTIFICATES........................................    2
     2.1.           Effect on Capital Stock.....................................    2
     2.2.           Delivery of Certificates....................................    3
     2.3.           Company Stock Options.......................................    5
ARTICLE III REPRESENTATIONS AND WARRANTIES......................................    6
     3.1.           Representations and Warranties of the Company...............    6
     3.2.           Representations and Warranties of Parent....................   16
ARTICLE IV COVENANTS............................................................   19
     4.1.           No Solicitation.............................................   19
     4.2.           Conduct of Business.........................................   20
     4.3.           Filings; Other Action.......................................   24
     4.4.           Access to Information; Pre-Closing Review...................   24
     4.5.           Publicity...................................................   25
     4.6.           Further Action..............................................   25
     4.7.           Insurance; Indemnity........................................   26
     4.8.           Shareholder Approval; Preparation of Proxy Statement........   26
     4.9.           Certain Tax Matters.........................................   27
     4.10.          Senior Notes................................................   27
     4.11.          Ancillary Agreements........................................   28
     4.12.          Netstream Purchase Price Adjustment.........................   28
     4.13.          Conduct of Business of RV and Netstream.....................   28
     4.14.          RV Public Shares............................................   30
     4.15.          Credit Facility.............................................   30
ARTICLE V CONDITIONS............................................................   30
     5.1.           Conditions to Each Party's Obligations......................   30
                    Additional Conditions to Obligations of Parent, RV and
     5.2.           Merger Sub..................................................   31
     5.3            Additional Conditions to Obligations of the Company.........   32
ARTICLE VI TERMINATION..........................................................   33
     6.1.           Termination.................................................   33
     6.2.           Effect of Termination.......................................   34

                                                                                  PAGE
                                                                                  ----
ARTICLE VII GENERAL PROVISIONS..................................................   34
     7.1.           Nonsurvival of Representations and Warranties...............   34
     7.2.           Amendment...................................................   34
     7.3.           Extension; Waiver...........................................   34
     7.4.           Notices.....................................................   35
     7.5.           Assignment; Binding Effect..................................   35
     7.6.           Entire Agreement............................................   35
     7.7.           Fees and Expenses...........................................   35
     7.8.           Governing Law...............................................   36
     7.9.           Headings....................................................   36
     7.10.          Interpretation..............................................   36
     7.11.          Investigations..............................................   36
     7.12.          Severability................................................   36
     7.13.          Enforcement of Agreement....................................   37
     7.14.          Counterparts................................................   37
Schedule A          Definitions
Exhibit A Certificate of Incorporation and By-Laws of RV and of Merger Sub
Exhibit B Form of RV Board Policy
Exhibit C-1 Forms of Amended and Restated Certificate of Incorporation of RV
Exhibit C-2 Form of Amended and Restated By-Laws of RV
Exhibit D Form of Service Mark License Agreement
Exhibit E Form of RV Agreement
Exhibit F Terms of Credit Facility
Exhibit G Form of Certificate of Designation
Annex A Representation Letters

     AGREEMENT AND PLAN OF MERGER, dated as of November 1, 1999 ("Agreement"), among AT&T Corp., a New York corporation ("Parent"), Kiri Inc., a Delaware corporation ("RV"), Frantis, Inc., a Delaware corporation and wholly-owned subsidiary of RV ("Merger Sub"), and FirstCom Corporation, a Texas corporation (the "Company"). Certain capitalized terms used herein are defined in Schedule A attached hereto.

                                    RECITALS

     A. Each of Parent, RV, Merger Sub and the Company desire to enter into the business combination transaction described herein, in which the Company would merge with and into Merger Sub (the "Merger").

     B. The Boards of Directors of Parent and the respective Boards of Directors or shareholders (as the case may be) of each of RV and Merger Sub have duly adopted resolutions approving the transactions contemplated hereby.

     C. The Board of Directors of the Company, acting on the recommendation of a special committee of independent directors, has approved this Agreement and the Merger, has determined by unanimous resolution that the Merger is in the best interests of the Company and its shareholders and intends to recommend to the shareholders of the Company that they vote to approve the Merger.

     D. Concurrently with the execution of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of the Company have entered into a voting agreement, dated as of the date hereof (the "Voting Agreement"), among Parent and the several shareholders named therein, providing, among other things, that such shareholders will vote in favor of the Merger.

     E. JAMTIS, Inc., a Delaware corporation ("Jamtis"), and an indirect wholly-owned subsidiary of Parent, has entered into agreements (the "Netstream Acquisition Agreements") to acquire quotas (the "Netstream Shares") representing 100% of the outstanding equity interest in Netstream Telecom Ltda., a Brazilian company ("Netstream").

     F. Parent intends to cause Jamtis to merge with a wholly-owned subsidiary of RV, such that, following such merger, (i) Jamtis will be a direct wholly-owned subsidiary of RV, and (ii) Netstream will be an indirect wholly-owned subsidiary of RV.

     G. Pursuant to the Netstream Acquisition Agreements, Promon Tecnologia S.A., a Brazilian corporation (sociedade anonima) (together with its affiliates, "Promon") has agreed to purchase, prior to the Closing a 10% interest in the capital of RV, in the form of RV Class A Shares.

     H. Each of Parent, RV, Merger Sub and the Company intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     I. Each of Parent, RV, Merger Sub and the Company intend that, immediately following the Effective Time, on a fully-diluted basis, (i) the former shareholders of the Company will own, collectively, approximately 34% of the shares of common stock of RV, in the form of RV Class A Common Stock or RV Preferred Stock, as the case may be, (ii) Promon will own, directly or indirectly, approximately 6% of the shares of common stock of RV, in the form of RV Class A Common Stock, and (iii) Parent will own, directly or indirectly, approximately 60% of the shares of common stock of RV, in the form of RV Class B Common Stock (as defined herein).

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable state corporation laws, the Company shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.3 below). Upon the Effective Time, the separate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation").

     1.2. Closing.  Unless this Agreement shall have been terminated pursuant to
Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article V (the "Closing Date"), at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, unless another date or place is agreed to in writing by the parties hereto.

     1.3. Effective Time of the Merger. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V, the Surviving Corporation shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the Delaware General Corporation Law ("DGCL"). The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     1.4. Certificate of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation following the Merger, until amended in accordance with the DGCL.

     1.5. Directors; Officers. (a) The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     (b) The officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any further act or deed on the part of Parent, RV, Merger Sub, the Company or any holder of any of the following securities:

          (a) Common Stock of the Company. Each issued and outstanding share of common stock, par value $0.001 per share, of the Company (together with any rights appurtenant thereto, "Company Common Stock") shall be converted into the right to receive one fully paid and non-assessable share of Class A common stock, par value $0.01 per share, of RV ("RV Class A Common Stock").

          (b) Preferred Stock of the Company. Each issued and outstanding share of Series A convertible preferred stock, par value $0.001 per share, of the Company ("Preferred Stock") shall be converted into the right to receive one fully paid and non-assessable share of Series A convertible preferred stock, par value $0.001 per share, of RV ("RV Preferred Stock").

     2.2. Delivery of Certificates. (a) Exchange Agent; Exchange Fund. As of the Effective Time, Parent and the Company shall cause to be deposited, with a bank or trust company designated by Parent (and reasonably acceptable to the Company) (the "Exchange Agent"), for exchange in accordance with this Article II, through the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, certificates representing the shares of RV Class A Common Stock issuable pursuant to Section 2.1 in exchange for issued and outstanding shares of Company Common Stock. All of such deposited certificates representing shares of RV Class A Common Stock, collectively, together with any dividends or distributions with respect thereto, are referred to hereinafter as the "Exchange Fund."

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (collectively, the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for certificates representing shares of RV Class A Common Stock. Upon surrender of one or more Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary or other reasonable documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of RV Class A Common Stock which such holder has the right to receive in respect of the Certificates surrendered by such holder pursuant to the provisions of this Article II, and the Certificates so surrendered shall forthwith be cancelled. In the event of transfer of ownership of Company Common Stock which is not registered in the transfer of records of the Company, a certificate representing the proper number of shares of RV Class A Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to present only the right to receive upon such surrender a certificate representing shares of RV Class A Common Stock, and cash in lieu of any fractional shares of RV Class A Common Stock as contemplated by this Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to RV Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of RV Class A Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of such Certificate shall have duly surrendered such Certificate in accordance with Section 2.2(b). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of RV Class A Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender or as promptly thereafter as practicable, the amount of any cash payable with respect to a fractional share of RV Class A Common Stock to

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

which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore paid with respect to such whole shares of RV Class A Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of RV Class A Common Stock.

     (d) No Further Ownership Rights in Company Common Stock. All shares of RV Class A Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

     (e) Treatment of Fractional Shares. (i) No certificates or scrip representing fractional shares of RV Class A Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation.

     (ii) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (x) the aggregate number of shares of RV Class A Common Stock delivered to the Exchange Agent over (y) the aggregate number of whole shares of RV Class A Common Stock to be distributed in connection with the Merger (such excess being referred to herein as the "Excess Shares"). Following the Effective Time, Parent and RV will cause the Exchange Agent, on behalf of the former stockholders of the Company, to sell the Excess Shares at then-prevailing prices on the securities exchange on which they are listed in the manner provided in clause (iii) of this Section.

     (iii) The sale of the Excess Shares by the Exchange Agent will be executed through one or more member firms and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time, as, in its sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds in trust for such holders (the "Excess Shares Trust"). All commissions, transfer taxes and other out-of-pocket transaction costs incurred in connection with such sale of Excess Shares shall be paid by RV. The Exchange Agent will determine the portion of the Excess Shares Trust to which each holder of Company Common Stock, is entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Excess Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all such shares held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled pursuant to the Merger are entitled pursuant to the Merger provided, that no holder of Company Common Stock will be entitled to receive cash in an amount equal to or greater than the value of one full share of RV Class A Common Stock.

     (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to fractional share interests, the Exchange Agent will make available such amounts to such holders.

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

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to RV upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to RV for payment of their claim for RV Class A Common Stock, any cash in lieu of fractional shares of RV Class A Common Stock and any dividends or distributions with respect to RV Class A Common Stock.

     (g) No Liability. None of Parent, RV and the Surviving Corporation shall be liable to any holder of shares of Company Common Stock or RV Class A Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Withholding Rights. RV or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, or any court order. To the extent that amounts are so withheld by RV or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by RV or the Exchange Agent.

     2.3. Company Stock Options. (a) Each option (each, a "Company Stock Option" and collectively, the "Company Stock Options") to purchase shares of Company Common Stock granted under the Company's long-term incentive plans and directors stock option plans or pursuant to the authority of the Board of Directors of the Company that is outstanding immediately prior to the Closing Date shall be deemed to constitute an option to acquire one share of RV Class A Common Stock (each, an "Assumed Award"), provided that any fractional share of RV Class A Common Stock resulting from an aggregation of all of the shares of a holder subject to Company Stock Options shall be rounded to the nearest whole share, and provided, further, that, for any Company Stock Option to which
Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code. Each such Assumed Award, to the extent permissible under Section 424(a) of the Code, shall thereafter be exercisable until the end of the period during which the Company Stock Option was exercisable and shall otherwise have terms no less favorable to the holder thereof than the original Company Stock Option.

     (b) RV shall take such actions as are necessary for the assumption of Company Stock Options pursuant to this Section 2.3, including the reservation, issuance and listing of RV Class A Common Stock as is necessary to effectuate the transactions contemplated by this Section 2.3. RV shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act (as defined herein), with respect to the shares of RV Class A Common Stock subject to the Assumed Awards and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective by Closing Date and to maintain the effectiveness of such Assumed Awards (and to maintain the current status of the prospectus contained therein) for so long as such Assumed Awards remain outstanding. With respect to those individuals, if any, who, subsequent to the Closing, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, RV shall use its reasonable efforts to administer Company Stock Options assumed pursuant to this Section 2.3 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act (as defined herein).

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

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent, RV and Merger Sub as of the date hereof and as of the Closing Date as follows:

          (a) Existence; Good Standing; Corporate Authority. Each of the Company and its Subsidiaries is (i) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States or (to the extent the concepts of "qualified to do business" and "good standing" exist) any other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such licensure, qualification or good standing necessary, except where the failure to be so in good standing or to be so licensed or qualified, individually or in the aggregate, would not have a material adverse effect on (x) the business, operations, results of operations, assets or financial condition of the Company or any Subsidiary, or (y) the ability of the Company to perform its obligations under this Agreement or any Ancillary Agreement (any of the foregoing events or circumstances being referred to herein as a "Material Adverse Effect"). Each of the Company and its Subsidiaries has the requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business as now conducted and proposed to be conducted as discussed in the Company Reports (as defined below). The Company has delivered to Parent true and correct copies of the Certificate of Incorporation and By-Laws of the Company and of the comparable organizational documents of each Subsidiary of the Company, each of which is in full force and effect.

          (b) Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and such Ancillary Agreements, the performance of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company, and no other action on the part of the Company or any shareholder thereof is necessary to authorize the execution and delivery by the Company of this Agreement or such Ancillary Agreements, to perform the obligations hereunder or thereunder or to consummate the transactions contemplated hereby or thereby (other than the approval of this Agreement and the Merger by the holders of a majority of the shares of Company Common Stock). The Board of Directors of the Company, acting on the recommendation of a duly constituted special committee of independent directors, has duly adopted resolutions determining that the Merger is advisable and the terms of this Agreement and the Merger are fair to, and in the best interests of, the Company and the Company's shareholders. This Agreement has been, and upon execution as contemplated herein, each Ancillary Agreement to which the Company is a party, will have been, duly and validly executed and delivered by the Company, and (assuming due execution and delivery of this Agreement and each of such Ancillary Agreements by each other party hereto and thereto) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (c) Compliance with Laws. Except as set forth on Schedule 3.1(c) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is in violation of any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment, ruling or decree ("Laws") of any foreign, federal, state or local judicial, legislative, executive, administrative or regulatory

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

     body or authority or any court, arbitration, board or tribunal (each such entity, a "Governmental Entity") applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          (d) Capitalization of the Company. (i) As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock and (A) 24,376,556 shares of Company Common Stock are issued and outstanding, (B) 1,313,086 shares of Preferred Stock are issued and outstanding, (C) options to purchase an aggregate of 10,578,500 shares of Company Common Stock are outstanding (the "Options"), 10,578,500 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding Options and 300,000 shares are reserved for future grants under all stock option or other incentive plans or arrangements of the Company (the "Company Stock Plans"), and there are no stock appreciation rights or limited stock appreciation rights or other equity-related rights or awards outstanding other than the Options, (D) warrants to purchase 5,758,771 shares of Company Common Stock are outstanding (the "Warrants"), and 5,758,771 shares are reserved for issuance upon the exercise of the Warrants, and (E) no shares of Company Common Stock or Preferred Stock are held by the Company's Subsidiaries or in treasury. Except for the Warrants, the Options and the shares of Preferred Stock outstanding, the Company has no outstanding bonds, debentures, notes or other obligations, instruments or securities entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. Schedule 3.1(d) of the Disclosure Letter sets forth for each Option and Warrant outstanding as of the date hereof, (I) its exercise price, (II) its expiration date, (III) the first date upon which it becomes exercisable, and (IV) the number of shares of Company Common Stock (or other securities) for which it is exercisable.

          (ii) Except as set forth on Schedule 3.1(d)(ii), of the Disclosure Letter, since June 30, 1999 the Company has not (A) issued any shares of its capital stock, (B) granted any options or warrants to purchase any shares of its capital stock or (C) split, combined or reclassified any shares of its capital stock. All issued and outstanding shares of Company Common Stock and Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

          (iii) Except for the Options, the Warrants, the outstanding shares of Preferred Stock and the rights (the "Company Rights") distributed to holders of Company Common Stock pursuant to the Rights Agreement, dated as of April 1, 1998 (in the form attached as Exhibit 2.1 to the SEC Form 8-A filed by the Company on April 3, 1998), between the Company and American Stock Transfer & Trust Company (the "Rights Agreement"), and except as set forth in this Section 3.1(d) or in Schedule 3.1(d) of the Disclosure Letter, there are no other shares of capital stock of the Company, no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of, or equity interests in, the Company or any of its Subsidiaries. Except as set forth in the certificate of designation relating to the outstanding shares of Preferred Stock, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company and, other than outstanding Options, there are no awards outstanding under any Company Stock Plans or any other outstanding stock-related awards. There are no voting agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party (or, to

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

     the knowledge of the Company, to which any two or more shareholders are parties, other than the Voting Agreement) with respect to the voting of capital stock of the Company or any of its Subsidiaries.

          (e) Subsidiaries. Schedule 3.1(e) of the Disclosure Letter sets forth for each Subsidiary of the Company: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share or equity capital; (iii) the number of issued and outstanding shares of capital stock or equity capital; and (iv) the legal and beneficial owner or owners of such shares. Except as set forth on Schedule 3.1(e) of the Disclosure Letter, each of the outstanding shares of capital stock or other equity interest of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances (collectively, "Encumbrances"). Except for interests in the Company's Subsidiaries or as set forth on
     Schedule 3.1(e) of the Disclosure Letter, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, firm, partnership, limited liability company, joint venture, business, association, trust, business trust or other entity (each individually, along with any natural person and any Government Entity, a "Person").

          (f) No Violation; Consents. (i) Except as set forth on Schedule 3.1(f) of the Disclosure Letter, neither the execution, delivery or performance by the Company of this Agreement or any of the Ancillary Agreements nor the consummation by the Company of the transactions contemplated hereby or thereby will: (A) violate, conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-Laws (or comparable organizational documents) of the Company or any of its Subsidiaries; (B) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in there being declared void, voidable, subject to withdrawal, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, Permit, lease, contract, plan, agreement or other instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries or any of their respective properties is bound, or under which the Company or any of its Subsidiaries or any of their respective properties is entitled to a benefit (each of the foregoing, to the extent the same have any continuing force or effect, a "Contract" and collectively, "Contracts"), except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby (a "Material Delaying Effect"); or (C) violate any Laws applicable to the Company, any of its Subsidiaries or any of their respective assets or properties, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          (ii) Except as set forth on Schedule 3.1(f) of the Disclosure Letter, and other than the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (with respect to the Registration Statement) or filings in connection with the maintenance of qualification to do business in other jurisdictions (the filings disclosed in the Disclosure Letter relating to this clause (ii), the other filings referred to in this clause (ii) and

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

     the Other Antitrust Filings and Consents required or permitted to be made or obtained, collectively, the "Regulatory Filings"), neither the execution, delivery or performance by the Company of this Agreement or any of the Ancillary Agreements nor the consummation by the Company of the transactions contemplated hereby or thereby will require any consent, approval or authorization of, or declaration, filing or registration with,
     (A) any Governmental Entity, including any such consent, approval, authorization, declaration, filing or registration under any Laws of any foreign jurisdiction relating to antitrust matters or competition ("Foreign Antitrust Laws"), (B) any other Law of any foreign jurisdiction, or (C) any other Person, except for those consents, approvals, authorizations, declarations, filings or registrations the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect or a Material Delaying Effect.

          (g) Company Reports; Absence of Undisclosed Liabilities. (i) Each registration statement, report (including annual and quarterly reports), proxy statement or information statement (as defined under the Exchange
     Act) and all attachments and exhibits thereto prepared by the Company or relating to its securities or properties since January 1, 1997, each in the form (including all exhibits and amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, as amended or restated, the "Company Reports"), as of their respective dates (or the respective dates of the latest amendments thereto or restatements thereof),
     (A) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and the Exchange Act and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference in the Company Reports fairly presented the financial position of the entity or entities to which it relates as of its date, and each of the consolidated statements of results of operations and consolidated statements of cash flows included in or incorporated by reference in the Company Reports fairly presented the results of operations or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles consistently applied during the periods involved.

          (ii) Except as set forth on Schedule 3.1(g) of the Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations, whether liquidated, accrued, contingent or otherwise, except
     (x) liabilities and obligations in the respective amounts reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1999 included in the Company Reports and (y) liabilities and obligations incurred in the ordinary course of business since that date which individually or in the aggregate would not have a Material Adverse Effect.

          (h) Rights Agreement; Absence of Affiliated Shareholder. (i) The Company has duly amended the Rights Agreement to provide that none of the approval, execution or delivery of this Agreement or the consummation of the Merger will cause (x) the Company Rights to become exercisable under the Rights Agreement, (y) Parent or Merger Sub (or any of their respective affiliates), to be deemed an "Acquiring Person" (as defined in the Rights Agreement), or (z) result in the occurrence of a "Distribution Date" or "Triggering Event" (as defined, respectively, in the Rights Agreement).

          (ii) No shareholder of the Company is or, at any time during the three-year period preceding the date hereof or the Effective Time, has been, an "affiliated shareholder" of the Company as such term is defined in Part Thirteen of the Texas Business Corporation Act.

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

          (i) Litigation. Except as disclosed in the Company Reports, there are no claims, actions, suits, proceedings, arbitrations, investigations or audits (collectively, "Litigation") by a third party (including a Governmental Entity) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, other than those which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in the Company Reports, no Governmental Entity has advised the Company or any of its Subsidiaries of an intention to conduct any audit, investigation or other review with respect to the Company or any of its Subsidiaries that the Company reasonably believes would be material.

          (j) Absence of Certain Changes. Except as set forth in the Company Reports or on Schedule 3.1(j) or 3.1(d) of the Disclosure Letter, since June 30, 1999, the Company and its Subsidiaries have conducted their business only in the ordinary course of such business consistent with past practices, and there has not occurred (i) any Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or any of its Subsidiaries (other than Subsidiaries that, at all times since June 30, 1999, have been wholly-owned, directly or indirectly, by the Company) or any repurchase, redemption or any other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries; (iii) any change in accounting principles, practices or methods used by the Company or any of its Subsidiaries; (iv) any entering into or amendment of any employment agreement, which is, or would be required to be, set forth on Schedule 3.1(m), with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable, or to become payable, by the Company or any of its Subsidiaries to, their respective directors, officers or employees; (v) any entering into or amendment of any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or arrangement covering any such directors, officers or employees; (vi) any revaluation by the Company or any of its Subsidiaries of any of their respective assets except for write-downs and write-offs not exceeding $500,000 or equivalent in the aggregate or for which specific reserves were made in the preparation of the consolidated balance sheet of the Company and its Subsidiaries, as at June 30, 1999, included in the Company Reports; (vii) any transaction or commitment made by the Company or any of its Subsidiaries to buy or sell any assets that are or would be material to the Company's business; or (viii) any other transaction or event that, had it occurred after the date of this Agreement, would constitute a breach of the covenant set forth in Section 4.2(b).

          (k) Taxes. Except as set forth on Schedule 3.1(k) of the Disclosure
     Letter:

             (i)(A) All Tax Returns relating to the Company and each of its Subsidiaries or the business or assets thereof that were required to be filed on or before the Closing Date have been duly and timely filed and are correct and complete in all material respects, (B) all Taxes shown as owing on such Tax Returns have been paid, and (C) neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return which has not been filed.

             (ii)(A) All material Taxes that are or may become payable by the Company or any of its Subsidiaries or chargeable as an Encumbrance upon the assets thereof as of the Closing Date for which the filing of a Tax Return is not required have been duly and timely paid, (B) the Company and each of its Subsidiaries has duly and timely withheld all material Taxes required to be withheld in connection with the business or assets of such person, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose, and (C) the Company

        Reports reflect an adequate reserve for all material Taxes payable or asserted to be payable by the Company or any of its Subsidiaries for all taxable periods or portions thereof through the date of the most recent financial statements set forth therein.

             (iii) There has been no claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of the Company or any of its Subsidiaries asserted, raised or, to the knowledge of the Company, threatened by any taxing authority.

             (iv) Schedule 3.1(k) of the Disclosure Letter lists all Income Tax Returns that have been filed with respect to the Company and any of its Subsidiaries for taxable periods ended on or after January 1, 1992 and that have not yet been audited or are currently the subject of audit.

             (v) Neither the Company nor any of its Subsidiaries has (A) waived any statute of limitations, (B) agreed to any extension of the period for assessment or collection or (C) executed or filed any power of attorney with respect to Taxes, which waiver, agreement or power of attorney is currently in force.

             (vi)(A)There are no outstanding adjustments under Section 481 of the Code (or similar or analogous provision of state, local or foreign law) for Income Tax purposes applicable to the Company or any of its Subsidiaries required as a result of changes in methods of accounting effected on or before the Closing Date, and (B) no material elections for Income Tax purposes have been made by the Company or any of its Subsidiaries that are currently in force or by which the Company or any of its Subsidiaries is bound.

             (vii) Neither the Company nor any of its Subsidiaries (A) is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement, or (B) is or has been a member of any group of companies filing a consolidated, combined or unitary Income Tax Return.

          (l) Employee Benefit Plans. (i) Schedule 3.1(l) of the Disclosure Letter lists all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option plans, or any other employee benefit plan, program, agreement, or arrangement, whether written or unwritten and regardless of whether they are funded or unfunded or U.S. or non-U.S., with, for the benefit of, or covering employees or former employees of the Company and its Subsidiaries whether maintained by the Company or its Subsidiaries or with respect to which the Company or its Subsidiaries have any liability, including any "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Company Benefit Plans"). The Company has provided Parent with a true and correct copy of each of the Company Benefit Plans (or a true and correct description of any unwritten Company Benefit Plan) and all contracts relating thereto, or to the funding thereof, and the two most recent annual reports and actuarial valuations (if applicable) relating to each Company Benefit Plan.

          (ii) The Company is not aware that any officer, executive or key employee or any group of employees of the Company or any of its Subsidiaries has any plans to terminate his, her or its employment.

          (iii) Each Company Benefit Plan and Employment Agreement conforms in all material respects to, and its administration is in conformity in all material respects with, all applicable laws. No material liability has been or is expected to be incurred by the Company or any of its

     Subsidiaries with respect to any Company Benefit Plan and Employment Agreement except for benefits payable or contributions due under the terms of such plans or agreements, and full payment has been made of all amounts that the Company or any of its Subsidiaries is required to have paid as contributions to each Company Benefit Plan and Employment Agreement. All Company Benefit Plans intended and Employment Agreements to satisfy applicable tax qualification requirements or other requirements necessary to secure favorable tax or other legal treatment comply in all material respects with such requirements, and adequate accruals for all obligations under the Company Benefit Plans and Employment Agreements are reflected in the financial statements of the Company. Neither the Company nor any of its Subsidiaries nor any of their ERISA Affiliates has ever maintained, contributed to or incurred or expects to incur any liability under Title IV of ERISA. Except as set forth on Schedule 3.1(l) of the Disclosure Letter,
     (A) the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee and
     (B) no payment or benefit which will or may be made by the Company, any of its Subsidiaries or Parent with respect to any employee, officer or director will constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (iv) Except as described in the Company Reports or listed on Schedule 3.1(l) of the Disclosure Letter, neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his or her retirement or termination of employment, and neither the Company nor any of its Subsidiaries has ever represented, promised or contracted (whether in written form or, to the knowledge of the Company, in unwritten form) to any employee or former employee that such benefits would be provided. None of the Company Benefit Plans is a Multiemployer Plan or a Single Employer Plan within the meaning of ERISA.

          (m) Labor and Employment Matters. (i) Schedule 3.1(m) of the Disclosure Letter lists, as of October 15, 1999, each officer and employee of the Company and any of its Subsidiaries. Not more than 30 additional employees were hired by the Company and its Subsidiaries between October 15, 1999 and the date hereof. Except as set forth on Schedule 3.1(m) of the Disclosure Letter, (i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contracts or understanding with a labor union or labor organization; and
     (ii) there is no (x) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (y) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or (z) lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees. The Company and each of its Subsidiaries is in substantial compliance with all Laws regarding employment, employment practices, terms and conditions of employment and wages and hours.

          (ii) There are no pending or, to the knowledge of the Company, threatened claims for indemnification by the Company or any of its subsidiaries in favor of directors, officers, employees and agents of the Company or any of its Subsidiaries.

          (iii) Except for (a) any benefits to be provided to employees under any Company Benefit Plan, (b) any benefits to be provided to employees under any Employment Agreement and

     (iii) compensation payable in the ordinary course for services rendered within the payroll period immediately preceding the date hereof, the Company and its Subsidiaries have no liabilities with respect to any employees, other than as reflected in the Company Reports or on Schedule 3.1(m) of the Disclosure Letter.

          (n) Brokers and Finders. Except for CIBC World Markets Corp. pursuant to an engagement letter, a true and complete copy of which has previously been delivered to Parent, no broker, dealer or financial advisor is entitled to receive from the Company or any of its Subsidiaries any broker's, finder's or investment banking fee in connection with this Agreement or the transactions contemplated hereby.

          (o) Licenses and Permits. Schedule 3.1(o) of the Disclosure Letter sets forth a complete and correct list of all licenses, concessions, permits, certificates of need, approvals and authorizations (collectively, "Permits") from all Governmental Entities held by the Company and its Subsidiaries. Such Permits are sufficient to enable the Company and its Subsidiaries to lawfully conduct their respective businesses as presently conducted in all material respects. No Permit listed, or required to be listed, on Schedule 3.1(o) of the Disclosure Letter is subject to revocation, forfeiture or renegotiation by virtue of any existing circumstances affecting the Company and its Subsidiaries or by virtue of the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby. There is no Litigation pending or, to the knowledge of the Company, threatened to modify or revoke any Permit, and no Permit is subject to any outstanding order, decree, judgment, stipulation, or investigation that would be likely to affect such Permit or the rights of the Company or any of its Subsidiaries thereunder, except for instances of any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect.

          (p) Environmental Matters. Except as set forth on Schedule 3.1(p) of the Disclosure Letter, and except where the failure of any of the following to be true and correct would not have a Material Adverse Effect:

             (i) The Company and its Subsidiaries are in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any properties or assets of the Company or any of its Subsidiaries ("Company Property");

             (ii) There are no past, pending or, to the knowledge of the Company, threatened material Environmental Claims against the Company, any of its Subsidiaries or any Company Property; and

             (iii) There are no facts, circumstances, conditions or occurrences regarding any Company Property or any property adjoining or in the vicinity of any Company Property, that could reasonably be anticipated
        (i) to form the basis of a material claim under any Environmental Law against the Company, any of its Subsidiaries or any Company Property or
        (ii) to cause such Company Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

          (q) Material Contracts. Except as set forth on Schedule 3.1(q) of the Disclosure Letter, none of the Company and any of its Subsidiaries is bound by (a) any agreement, contract or commitment providing for annual payments of more than $250,000, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock providing for annual payments of more than $250,000, (c) any agreement, indenture or instrument relating to indebtedness providing for annual payments of more than $250,000, (d) any agreement or contract with any Affiliate providing for annual payments of more than $250,000, (e) any interconnection agreement providing for annual payments of more than $250,000, (f) any employment, consulting, severance, "change of control" or other similar agreements, understandings or arrangements, whether written or unwritten, which cover any employee or former employee of the Company or any of its Subsidiaries (the "Employment Agreements"). The Company has provided Parent with a true and correct copy of each of the Employment Agreements (or a true and complete description of each unwritten Employment Agreement) (in each case, which may entitle any Person to receive payments from the Company or any of its Subsidiaries in excess of $100,000 per year) or any other similar type of contract, (g) any material license, contract or agreement transferring, providing for or restricting the use of, or settling any claim with respect to, any Intellectual Property, or (h) any agreement, contract or commitment limiting the ability of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person or to otherwise acquire property or conduct business in any area. Except as otherwise set forth on
     Schedule 3.1(q) of the Disclosure Letter, each contract or agreement set forth on Schedule 3.1(q) of the Disclosure Letter (or required to be set forth in Section 3.1(q) of the Disclosure Letter) is in full force and effect and there exists no material default or material event of default or to the knowledge of each of the Company and each of its Subsidiaries, event, occurrence, condition or act (including the consummation of the Merger) which, with the giving of notice, the lapse of time or the happening of any other material event or condition, would become a default or event of default thereunder.

          (r) Assets. Except as set forth in the Company Reports, the Company and its Subsidiaries own, or otherwise have sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the business and operations of the Company and its Subsidiaries (the "Assets"). The Company and its Subsidiaries have good, valid and marketable title to, or in the case of leased property has good and valid leasehold interests in, all Assets that are material to their respective businesses and operations, including but not limited to all such Assets reflected in the Company Reports or acquired since the date most recent thereof (except any that have been disposed of in the ordinary course of business after the date hereof and in accordance with this Agreement), in each case free and clear of any Encumbrance, except Permitted Encumbrances. The Company and its Subsidiaries have maintained all tangible Assets that are material to their respective businesses and operations in good repair, working order and operating condition subject only to ordinary wear and tear, and all such tangible Assets are fully adequate and suitable for the purposes for which they are presently being used. Schedule 3.1(r) of the Disclosure Letter sets forth a list as of August 31, 1999 of all tangible Assets that are material to the business and operations of the Company and its Subsidiaries and identifies the location of such Assets.

          (s) Intellectual Property; Technology. (i) Except as otherwise indicated on Schedule 3.1(s) of the Disclosure Letter the Company and its Subsidiaries own the entire right, title and interest in and to the Marks, the Copyrights and the Patents free and clear of any Encumbrances except for Permitted Encumbrances. Each item that is indicated as registered on
     Schedule 3.1(s) of the Disclosure Letter has been duly registered, filed with or issued by the appropriate authorities in the countries indicated on
     Schedule 3.1(s) of the Disclosure Letter and to the knowledge of the Company, all such registrations, filings and issuances remain in full force and effect. Except as otherwise indicated on Schedule 3.1(s) of the Disclosure Letter, none of the Marks, the Copyrights or the Patents are the subject of any pending, or to the Company's knowledge, threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before a registration or issuing authority in any jurisdiction. Except as otherwise disclosed in Schedule 3.1(s) of the Disclosure Letter, the conduct of the business of the Company and its Subsidiaries as presently conducted does not infringe, violate, or constitute misappropriation of any Intellectual Property of any other Person, nor, since January 1, 1997, has the Company or any of its Subsidiaries received notice to the contrary from any Person. The Company and its Subsidiaries own or have the right to use through assignment, lease, license or other agreement all Intellectual Property necessary for the conduct of the business as presently conducted. Except as set forth in Schedule 3.1(s) of the Disclosure Letter, there are no pending, or to the Company's knowledge, threatened material claims by any Person for infringement of any Intellectual Property or unfair competition by the Company or any of its Subsidiaries. Except as set forth in Schedule 3.1(s) of the Disclosure Letter, to the Company's knowledge no Person is infringing upon the Intellectual Property owned by, assigned to or subject to assignment of, the Company or any of its Subsidiaries, and the Company and its Subsidiaries are aware of no facts that would support such a claim. The consummation of the transaction contemplated hereby will not result in the loss or impairment of the Company's or any of its Subsidiaries' right to own or use any of the Intellectual Property necessary to the conduct of the business as presently conducted (including, but not limited to the Marks, the Copyrights and the Patents) nor will it require the consent of any governmental authority or third party.

          (ii) The costs to the Company and its Subsidiaries of reprogramming required to permit the proper functioning in and following the year 2000, of the (i) computer systems and (ii) equipment containing embedded microchips, in each case, owned or operated by the Company or any of its Subsidiaries and the testing of all such systems and equipment (including, without limitation, reprogramming errors) could, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect. Except for the cost of such of the reprogramming referred to in this
     Section 3.1(s) as may be necessary, the computer and management information systems of the Company and its Subsidiaries are sufficient to permit the Company and its Subsidiaries to conduct its business without material interruption arising out of any failure to be Year 2000 Compliant and without such conduct resulting in a Material Adverse Effect.

          (t) Insurance. All insurance policies maintained by or on behalf of any the Company or any Subsidiary are in full force and effect, and all premiums due thereon have been paid. The Company and each Subsidiary has complied in all material respects with the terms and provisions of such policies. The Company has delivered to Parent complete and correct copies of its directors and officers liability insurance policies, which policies are in full force and effect.

          (u) Affiliate Transactions. Except as otherwise described in the Company's Proxy statement for its 1999 annual meeting of shareholders (the "1999 Proxy") or on Schedule 3.1(u) of the Disclosure Letter, each agreement, contract, arrangement, understanding, transfer of assets or liabilities or other commitment or transaction between the Company or any Subsidiary of the Company, on one hand, and any Person who is (or, at the time such agreement, contract, arrangement, understanding, transfer, commitment or transaction was entered into or made, was) a shareholder, director or employee of the Company or any Subsidiary of the Company (or other Person controlled, directly or indirectly, by any of the foregoing), on the other hand (collectively, "Affiliate Transactions"), is on terms and conditions at least as favorable to the Company (or such Subsidiary, as the case may be) as would be obtainable by it in a comparable arm's-length transaction with a Person unrelated to any shareholder, director or employee of the Company or any of its Subsidiaries. All Affiliate Transactions having effect or outstanding as of the date hereof that are material to the Company or any of its Subsidiaries are described in the 1999 Proxy or on Schedule 3.1(u) of the Disclosure Letter.

          (v) Opinion. The board of directors of the Company has received an opinion of CIBC World Markets Corp. (the "Opinion"), to the effect that, as of the date of such opinion, the equity ownership of the Company's shareholders in RV is fair from a financial point of view to

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

     the holders of the Company Common Stock. The Company has been authorized by CIBC World Markets Corp. to permit the inclusion of the Opinion in its entirety and references thereto, subject to prior review of, and consent to, such inclusion and references by CIBC World Markets Corp. and its counsel (such consents not to be unreasonably withheld or delayed), in the Proxy Statement.

          (w) State Statutes. The Board of Directors of the Company has approved the terms of this Agreement and the Merger, and such approval is sufficient to render inapplicable the provisions of Part Thirteen of the Texas Business Corporation Act (the "TBCA") to the extent, if any, that such
     Section is applicable to the Merger, this Agreement and the transactions contemplated hereunder. To the knowledge of the Company (based on consultation with outside legal counsel), except for the DGCL and the TBCA, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated hereunder.

          (x) No Extortion Payments. None of the Company or any of its Subsidiaries has made, or has agreed to make, any payment in connection with any Person's scheme or plan to demand money or property in exchange for (i) the safety of any Person or (ii) the ability of any Person to conduct otherwise legal business.

          (y) No Improper Payments. None of the Company or any of its Subsidiaries nor any Person acting on behalf of any of them has paid or delivered, or promised to pay or deliver, directly or indirectly through any other Person, any monies or anything of value to (i) any person or firm employed by or acting for or on behalf of any customer or supplier, whether private or governmental, or (ii) any government official or employee or any political party, for the purpose of illegally or improperly inducing or rewarding any action by such customer, supplier, official, employee or political party favorable to the Company or any of its Subsidiaries.

          (z) No Venezuelan Investments. As of the date hereof, the Company does not operate any business or have any investment in any person operating any business in Venezuela.

     3.2. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

          (a) Existence; Good Standing; Corporate Authority. Each of Parent, RV and Merger Sub, and each member of the Jamtis Group, is (i) a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing (to the extent that "good standing" is a cognizable legal concept under applicable law) under the laws of its jurisdiction of incorporation and (ii) is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States or any other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such licensure, qualification or good standing necessary, except where the failure to be so in good standing or to be so licensed or qualified, individually or in the aggregate, would not have a material adverse effect on the business, operations, results of operations, assets or financial condition of RV or Merger Sub, or on the ability of Parent, RV or Merger Sub to consummate the transactions contemplated herein (an "Acquiror Material Adverse Effect"). Each of RV and Merger Sub, and each member of the Jamtis Group, has the requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business. True and correct copies of the Certificate of Incorporation and Bylaws of each of RV and Merger Sub as of the date hereof are attached as Exhibit A. The organizational documents of RV, Merger Sub and, as of the Closing Date, each member of the Jamtis Group, are or will be in full force and effect.

          (b) Authorization, Validity and Effect of Agreements. Each of Parent, RV and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent, RV and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent or by the shareholder or shareholders of RV and Merger Sub, as the case may be, and no other corporate proceedings on the part of Parent, RV or Merger Sub are necessary to authorize this Agreement or the Ancillary Agreements (to which any of them is a party), to perform the obligations hereunder or thereunder or to consummate the transactions contemplated hereby or thereby. This Agreement and, upon execution as contemplated herein, each Ancillary Agreement to which Parent, RV or Merger Sub is a party, has been duly and validly executed and delivered by Parent, RV and/or Merger Sub, as the case may be, and (assuming due execution and delivery of this Agreement and each of the Ancillary Agreements by each other party hereto and thereto), constitutes the valid and binding obligation of Parent, RV or Merger Sub, as the case may be, enforceable against Parent, RV or Merger Sub, as the case may be, in accordance with its terms.

          (c) Compliance with Laws. None of Parent, RV, Merger Sub or any member of the Jamtis Group is in violation of any Laws applicable to Parent, RV, Merger Sub or such member, or any of its properties or assets, except for violations which, individually or in the aggregate, would not have an Acquiror Material Adverse Effect.

          (d) Capitalization. (i) As of the date hereof, the authorized capital stock of RV consists of 1,000 shares of common stock, par value $.01 per share, and 1,000 shares of common stock are issued and outstanding. As of the Closing Date, the aggregate number of shares of capital stock of RV shall be not more than the sum of (i) 80,848,204, plus (ii) the product of
     (x) such number of shares of Preferred Stock issued or accrued as paid-in-kind dividends from November 1, 1999 to the Closing Date, and (y)
     2.077. All issued and outstanding shares of capital stock of RV and of Merger Sub are duly authorized, validly issued, fully paid, non-assessable and free of pre-emptive rights. As of the Closing, except for approximately 10% of the aggregate number of shares of capital stock of RV that will be owned by Promon, in the form of shares of RV Class A Common Stock, all issued and outstanding shares of capital stock of RV will be owned, directly or indirectly, by Parent, in the form of shares of RV Class B Common Stock, all issued and outstanding shares of capital stock of Merger Sub are owned directly by RV and all issued and outstanding shares or quota, as the case may be, of each member of the Jamtis Group are owned indirectly by RV, in each case free and clear of Encumbrances (other than any Encumbrances created by Promon as to the shares of RV Class A Common Stock owned by it). None of RV, Merger Sub or any member of the Jamtis Group has any outstanding bonds, debentures, notes or other similar obligations, instruments or securities entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of RV, Merger Sub or such member on any matter. As of the date hereof and as of the Closing Date, the amount and ownership of the issued equity capital of each member of the Jamtis Group are as set forth on Schedule 3.2(d) of the RV Disclosure Letter.

          (ii) Except as described in this Agreement or in the Netstream Acquisition Agreements, or as set forth in the RV Disclosure Letter, there are no other shares of capital stock (or quota, as the case may be) of RV, Merger Sub or any member of the Jamtis Group, no securities of RV, Merger Sub or any member of the Jamtis Group convertible or exchangeable for shares of capital stock, voting securities (or quota, as the case may be) of RV, Merger Sub or any member of the Jamtis Group, and no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate RV, Merger Sub or any member of the Jamtis Group to issue, transfer or sell any shares of capital stock of RV, Merger Sub or any member of the Jamtis Group.

          (e) No Violation; Consents. (i) Neither the execution, delivery or performance by Parent, RV and Merger Sub of this Agreement or any of the Ancillary Agreements nor the consummation by Parent, RV and Merger Sub of the transactions contemplated hereby or thereby will: (x) violate, conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of any of Parent, RV, Merger Sub or any member of the Jamtis Group; (y) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation of any Encumbrance upon any of the properties or assets of RV, Merger Sub or any member of the Jamtis Group under, or result in there being declared void, voidable, subject to withdrawal, or without further binding effect, any of the terms, conditions or provisions of any contract to which any of RV or Merger Sub is a party, by which any of RV, Merger Sub or any member of the Jamtis Group or any of their respective properties are bound, or under which any of RV, Merger Sub or any member of the Jamtis Group or any of their respective properties are entitled to a benefit, except for any of the foregoing matters which, individually or in the aggregate, would not have an Acquiror Material Adverse Effect or a Material Delaying Effect; or
     (z) violate any Laws applicable to any of RV, Merger Sub or any member of the Jamtis Group or any of its assets or properties, except for violations which, individually or in the aggregate, would not have an Acquiror Material Adverse Effect.

          (ii) Other than the filings required under the HSR Act, the Exchange Act, notifications to the Superintendencia de Valores y Seguros of Chile and the Superintendencia de Industria y Comercio of Colombia and filings in connection with the maintenance of qualification to do business in other jurisdictions required or permitted to be made or obtained by Parent, RV or Merger Sub, neither the execution, delivery or performance by Parent, RV and Merger Sub of this Agreement or any of the Ancillary Agreements nor the consummation by Parent, RV and Merger Sub of the transactions contemplated hereby or thereby will require any consent, approval or authorization of, or declaration, filing or registration with, (A) any Governmental Entity, including any such consent, approval, authorization, declaration, filing or registration under any Foreign Antitrust Laws, (B) any other Law of any foreign jurisdiction, or (C) any other Person, except for those consents, approvals, authorizations, declarations, filings or registrations the failure of which to obtain or make, individually or in the aggregate, would have an Acquiror Material Adverse Effect or a Material Delaying Effect.

          (iii) Neither RV nor any of its Subsidiaries has any liabilities or obligations, contingent or otherwise, except liabilities and obligations arising hereunder or under the Netstream Acquisition Agreements and/or, as of the Closing, liabilities and obligations (a) arising under the Brand License, the RV Agreement, the Executive Agreement and under any bond tender offer arrangements being undertaken by RV, if any, and (b) incurred in the ordinary course of business following the Final Closing under the Netstream Acquisition Agreements which individually or in the aggregate would not have an Acquiror Material Adverse Effect.

          (f) Netstream Acquisition Agreements. Parent has delivered to the Company complete and correct copies of the Netstream Acquisition Agreements (including all exhibits, schedules and other attachments thereto), as executed and delivered by the parties thereto (or in the form to

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

     be executed and delivered at the closing thereunder). Each of the Netstream Acquisition Agreements is (or, following execution and delivery, as the case may be, will be) in full force and effect in accordance with its terms.

          (g) Litigation. There is no Litigation claim by a third party (including a Governmental Entity) pending or, to the knowledge of Parent, threatened against Parent, RV, Merger Sub or any member of the Jamtis Group, other than those which, individually or in the aggregate, would not have an Acquiror Material Adverse Effect. No Governmental Entity has indicated an intention to conduct any audit, investigation or other review with respect to RV or Merger Sub.

          (h) Proxy Statement. None of the information supplied by Parent for inclusion in the Proxy Statement, at the respective times filed with the SEC and distributed to shareholders of the Company, will contain any untrue statement of a material fact or omit to state any material fact relating to Parent, RV, Merger Sub or any member of the Jamtis Group required to be stated therein or necessary in order to make the statements therein relating to Parent, RV, Merger Sub or any member of the Jamtis Group in light of the circumstances under which they were made, not misleading.

          (i) Brokers and Finders. No actions by Parent, RV or Merger Sub or by any Person acting on behalf of either of them has given rise to any valid claim against the Company, RV, Merger Sub or any member of the Jamtis Group for any broker's, finder's or investment banking fee in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

                                   COVENANTS

     4.1. No Solicitation. (a) The Company and its Subsidiaries shall, and shall direct and use reasonable best efforts to cause their respective officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties other than Parent (or RV or Merger
Sub) that may be ongoing with respect to an Acquisition Proposal. The Company and its Subsidiaries shall not, and shall not authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding an Acquisition Proposal; provided, however, that if, at any time prior to the approval of the Merger by the holders of a majority of the shares of Company Common Stock, the Board of Directors of the Company determines in good faith, having received the advice of outside counsel concerning its fiduciary duties to the Company's shareholders under applicable law, the Company, in response to an Acquisition Proposal that (A) was unsolicited or that did not otherwise result from a breach of this Section 4.1(a) (subject to compliance with Sections 4.1(c) and 4.1(d)), and (B) constitutes a Superior Proposal, may (I) furnish non-public information with respect to the Company and its Subsidiaries to the person who made such Acquisition Proposal pursuant to a customary confidentiality agreement and (II) participate in negotiations regarding such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of the Company or any of its Subsidiaries or any authorized investment banker, financial advisor, attorney, accountant or other representative of the Company or any of its Subsidiaries, acting on behalf of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 4.1(a) by the Company.

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

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger unless there is a Superior Proposal outstanding,
(ii) approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless such Acquisition Proposal is a Superior Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement (an "Acquisition Agreement") with respect to an Acquisition Proposal unless such Acquisition Proposal is a Superior Proposal, and unless, in each case, such Board of Directors shall have
(A) determined in good faith, based on the advice of outside counsel, that failure to do so would constitute a breach of its fiduciary duties to the Company's shareholders under applicable law and (B) delivered a notice of termination to Parent pursuant to Section 6.1(c).

     (c) The Company shall promptly (but in any event within one day) advise Parent orally and in writing of any Acquisition Proposal or any inquiry delivered to or received by the chief executive officer, any other senior officer or any director of the Company regarding the making of an Acquisition Proposal including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person making such request, Acquisition Proposal or inquiry. The Company will, to the extent reasonably practicable, keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, the Company will deliver to Parent a written notice (the "Acquisition Agreement Notice") not less than five days prior to entering into any Acquisition Agreement.

     (d) Nothing contained in this Section 4.1 shall prohibit the Company from at any time taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of its Board of Directors, based upon the advice of outside counsel, failure so to disclose would constitute a breach of its fiduciary duties to the Company's shareholders under applicable law; provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.1(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or approve or recommend, or propose to approve or recommend, an Acquisition Proposal; and provided, further, that the taking of a position by the Company pursuant to Rule 14e-2(a)(2) or (3) of the Exchange Act in respect of an Acquisition Proposal shall not be deemed a withdrawal, a modification or a proposal to do either, of its position with respect to this Agreement for purposes hereof.

     4.2. Conduct of Business. (a) From the date hereof to and including the Closing Date, except as set forth on Schedule 4.2(a) of the Disclosure Letter or as otherwise required pursuant to this Agreement, unless Parent has consented in writing thereto, the Company shall, and shall cause each of its Subsidiaries to:

          (i) conduct its operations according to its usual, regular and ordinary course of business in accordance with its current business plan;

          (ii) use its reasonable best efforts to preserve intact its business organization and goodwill, to maintain in effect all existing qualifications, licenses, Permits, approvals and other authorizations referred to in Sections 3.1(a) and 3.1(o), to keep available the services of its officers and employees and to maintain satisfactory relationships with customers, suppliers, distributors, brokers, sales agents and all other persons having business relationships with it;

          (iii) promptly notify Parent upon becoming aware of any material breach of any representation, warranty or covenant contained in this Agreement or the occurrence of any event

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

     that would cause any representation or warranty of the Company contained in this Agreement no longer to be true and correct or any covenant of the Company contained in this Agreement not to be complied with;

          (iv) timely file with the SEC, and promptly deliver to Parent, true and correct copies of all reports, statements or schedules or other filings required to be filed by the Company under the Securities Act or Exchange Act with the SEC subsequent to the date of this Agreement; and

          (v) deliver, as promptly as reasonably practicable but in any event within 30 business days after the end of each accounting month, monthly consolidated financial statements for the Company and its Subsidiaries for and as of the end of each such month.

     (b) From the date hereof to and including the Closing Date, except as set forth on Schedule 4.2(b) of the Disclosure Letter, unless Parent has consented in writing thereto, the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) amend its Certificate of Incorporation or By-Laws or comparable governing instruments;

          (ii) except as otherwise provided in this Section 4.2(b), issue, sell, pledge or otherwise dispose of any shares of its capital stock or other ownership interest in the Company or any of the Subsidiaries, or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest, or convertible or exchangeable securities, except (a) issuances of shares of Company Common Stock in respect of any exercise of Options or Warrants outstanding on the date hereof and disclosed in the Disclosure Letter, (b) issuances of shares of Company Common Stock in respect of any conversion of the Company's Series A preferred stock outstanding at the time immediately prior to such issuance, and (c) issuance of newly created shares of preferred stock of the Company that are redeemable at the option of the Company (and the Surviving Corporation or RV, as the case may be) on or, at the Company's election, at any time after the Closing Date, provided that the sum of (1) the aggregate redemption price of such newly-created shares of preferred stock as of the Closing Date, and (2) the aggregate principal amount of any indebtedness incurred under subclause (b) of clause (xi) of this Section 4.2, does not exceed US$20,000,000; or accelerate any right to convert or exchange or acquire any securities of the Company or any of its Subsidiaries for any such shares or ownership interest;

          (iii) effect any stock split, reverse stock split, stock dividend, subdivision, reclassification or similar transaction, or otherwise change its capital structure as it exists on the date hereof;

          (iv) grant, confer, award or amend any option, warrant, convertible security or other right to acquire any shares of its capital stock or take any action to cause to be exercisable any otherwise unexercisable option under any Company Stock Plan, provided that this Section 4.2(b) shall not prohibit or restrict the Company from granting unvested options to acquire up to 300,000 shares of Company Common Stock prior to the Closing Date ("Interim Company Options"), provided further, that no Interim Company Options (i) shall be granted except in the ordinary course of business to employees of the Company and its Subsidiaries as of the date hereof and employees of the Company and its Subsidiaries hired by the Company or such Subsidiaries after the date hereof, or (ii) shall become vested according to their terms as a result of the consummation of the Merger and other transactions contemplated hereby;

          (v) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of Common Stock or other capital stock or ownership interests (other than such payments by a majority-owned Subsidiary to the Company or another majority-owned Subsidiary);

          (vi) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or the capital stock of any of its Subsidiaries;

          (vii) sell, lease, assign, transfer or otherwise dispose of (by merger or otherwise) any of its property, business or assets (including, without limitation, receivables, leasehold interests or Intellectual Property and including any sale and leaseback transaction) except for fair value in the ordinary course of business provided that the proceeds of such sales do not exceed $50,000 in any single transaction or $100,000 in the aggregate prior to the Closing Date;

          (viii) settle or compromise any pending or threatened Litigation other than settlements of Litigations which involve solely the payment of money (without admission of liability) not to exceed $250,000 in any one case or $500,000 in the aggregate;

          (ix) make any advance, loan, extension of credit or capital contribution to, or purchase or acquire (by merger or otherwise) any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in (other than capital contributions to Subsidiaries of the Company made in accordance with the Company's current business plan), any person, firm or entity, except (a) extensions of trade credit and endorsements of negotiable instruments and other negotiable documents in the ordinary course of business, (b) investments in cash and cash equivalents, (c) payroll and travel advances in the ordinary course of business and (d) investments in majority-owned Subsidiaries;

          (x) make any capital expenditures in the aggregate for the Company and its Subsidiaries in excess of the amounts specified in the Company's current budget for capital expenditures, a true and complete copy of which has been delivered to Parent, or otherwise acquire assets having a value, in the aggregate, in excess of $150,000 not in the ordinary course of business;

          (xi) incur, assume or create any indebtedness for borrowed money or for the deferred purchase price for property or services or pursuant to any capital lease or other financing, except (a) indebtedness incurred in the ordinary course of business consistent with past practice for working capital purposes pursuant to the Company's existing credit facilities as disclosed in the Disclosure Letter or equipment financing facilities referred to in the Company's current budget for capital expenditures and
     (b) for the incurrence or creation of such indebtedness that is prepayable
     by its terms without penalty or premium in excess of      % of the proceeds
     received from the incurrence or creation of such indebtedness at any time on or after the Closing Date, provided that the sum of (1) the aggregate principal amount of such indebtedness incurred or created pursuant to this subclause, and (2) the aggregate redemption price of all shares of preferred stock issued under clause (ii) of this Section 4.2(b), does not exceed US$20,000,000;

          (xii) take any action to assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except majority-owned Subsidiaries of the Company and except for obligations in the ordinary course of business consistent with the past practice of the Company not exceeding $50,000 individually and $150,000 in the aggregate;

          (xiii) make any material Tax election (unless required by law or unless consistent with prior practice) or settle or compromise any material Income Tax liability except, in each case, with the express consent of Parent;

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

          (xiv) waive or amend any term or condition of any confidentiality or "standstill" agreement to which the Company is a party and which relates to a business combination with or involving the Company or the purchase of shares or assets of the Company;

          (xv) grant or amend any stock-related or performance awards except as otherwise permitted herein;

          (xvi) enter into or amend any legally binding employment, severance, retention, change in control, consulting or salary continuation agreement with any officer, director, employee or former employee of the Company or any of its Subsidiaries (which would involve, together with all other such agreements, aggregate payments by the Company or any of its Subsidiaries the payment by Company or any of its Subsidiaries of more than $250,000 in the aggregate or grant any increases in compensation or benefits to employees other than increases to officers and employees in the ordinary course of business consistent with the past practice of the Company;

          (xvii) adopt, amend or terminate any employee benefit plan, policy, understanding or arrangement;

          (xviii) enter into any agreements that would constitute Material Contracts; or amend any of the foregoing agreements as exist on the date hereof other than in the ordinary course of business;

          (xix) amend, change or waive (or exempt any Person from the effect of) the Rights Agreement, except for Parent, RV and Merger Sub in connection with the transactions contemplated by this Agreement;

          (xx) make any material changes in the type or amount of insurance coverage;

          (xxi) except as may be required by law or generally acceptable accounting principles and with prior written notice to Parent, change any accounting principles or practices used by the Company or its Subsidiaries;

          (xxii) effect any material change in the Company's advertising, services promotion or brand support policies or programs or commit to any significant new product promotion or advertising campaign except, in each case, for matters in the ordinary course of business of the Company;

          (xxiii) effect any material change in the Company's billing practices or sales terms, or cause a material acceleration or delay in the collection of accounts or notes receivable or the payment of accounts or notes payable;

          (xxiv) waive, relinquish, release or terminate any right or claim, including any such right or claim under any Material Contract or permit any rights of material value to use any Intellectual Property to lapse or be forfeited, in each case, except in the ordinary course of business consistent with the past practice of the Company;

          (xxv) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of the Company or any Subsidiary, or make a general assignment for the benefit of creditors, or permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any Subsidiary;

          (xxvi) acquire, invest in or enter into any arrangement or contract with any person having operations in Venezuela of a nature conducted by any of the parties hereto; or

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

          (xxvii) agree in writing or otherwise to take any of the foregoing actions.

     (c) If the Company shall have given notice to Parent of an action as to which it seeks consent pursuant to section 4.2(b), such notice to describe the relevant matters in reasonable detail, and Parent shall not have objected within 15 days, the Company may take the action described in such notice.

     4.3. Filings; Other Action. Subject to the terms and conditions herein provided, the Company and Parent shall: (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (ii) cooperate and consult with one another in (A) determining which Regulatory Filings are required or, in the case of Other Antitrust Filings, permitted to be made prior to the Effective Time with, and which consents, approvals, Permits, authorizations or waivers (collectively, "Consents") are required or, in the case of Other Antitrust Consents, permitted to be obtained prior to the Closing Date from Governmental Entities or other Persons in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, (I) all such Regulatory Filings and Consents as relate to Foreign Antitrust Laws (the "Other Antitrust Filings" and the "Other Antitrust Consents," respectively; collectively, the "Other Antitrust Filings and Consents") and (II) all Consents required to transfer to the Company any Permits or registrations held on behalf of the Company or any of its Subsidiaries by or in the name of distributors, brokers or sales agents; (B) preparing all Regulatory Filings and all other filings, submissions and presentations required or prudent to obtain all Consents, including by providing to the other party drafts of such material reasonably in advance of the anticipated filing or submission dates; and (C) timely making all such Regulatory Filings and timely seeking all such Consents (it being understood that the parties will make or seek to obtain all Other Antitrust Filings and Consents, whether mandatory or voluntary); and (iii) use their reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. Each of Parent and the Company shall use its reasonable best efforts to contest any proceeding seeking a preliminary injunction or other legal impediment to, and to resolve any objections as may be asserted by any Governmental Entity with respect to the Merger under the HSR Act or Foreign Antitrust Laws; provided that the foregoing shall not require Parent to take any action that could directly or indirectly (A) impose limitations on the ability of Parent (or any of its affiliates or Subsidiaries) effectively to acquire, operate or hold, or require Parent or the Company or any of their respective affiliates or Subsidiaries to dispose of or hold separate, any portion of their respective assets or business that (I) is either material to the business of Parent and its Subsidiaries or material to the business of the Company and its Subsidiaries, or (II) is reasonably likely to have a Material Adverse Effect, (B) restrict any future business activity by Parent, the Company or any of their affiliates or Subsidiaries that (I) is either material to the business of Parent and its Subsidiaries or material to the business of the Company and its Subsidiaries, or (II) is reasonably likely to have a Material Adverse Effect, including, without limitation, requiring the prior consent of any Governmental Entity to future transactions by Parent, the Company or any of their affiliates or Subsidiaries, or (C) otherwise adversely affect Parent, the Company or any of their respective affiliates or Subsidiaries in a manner that
(I) is either material to the business of Parent and its Subsidiaries or material to the business of the Company and its Subsidiaries, or (II) is reasonably likely to have a Material Adverse Effect. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and the Company shall take all such necessary action.

     4.4. Access to Information; Pre-Closing Review. From the date of this Agreement to the Closing Date, the Company shall, and shall cause its Subsidiaries to, (i) give Parent and its authorized representatives full access during normal business hours to all books, records, personnel,

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

research and other consultants, offices and other facilities and properties of the Company and its Subsidiaries and its accountants (and shall use its reasonable best efforts to give Parent and such representatives access to such accountants' work papers, as Parent may reasonably request), (ii) permit Parent to make such copies and inspections thereof as Parent may reasonably request and
(iii) furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request; provided that no investigation or information furnished pursuant to this Section 4.4 shall affect any representations or warranties made by the Company herein or the conditions to the obligations of Parent to consummate the transactions contemplated hereby. The Company acknowledges that it has been afforded an adequate opportunity to investigate the properties, assets, liabilities, personnel and records of Netstream. Prior to the closing under the Netstream Acquisition Agreements, Parent will use its reasonable best efforts to assist the Company in obtaining any further information as to Netstream that the Company may reasonably request. From and after the date of the Final Closing under the Netstream Acquisition Agreements, Parent shall, and shall cause its Subsidiaries to, (i) give the Company and its authorized representatives full access during normal business hours to all books, records, personnel, research and other consultants, offices and other facilities and properties of Netstream and Netstream's accountants (and shall use its reasonable best efforts to give the Company and such representatives access to such accountants' work papers),
(ii) permit the Company to make such copies and inspections thereof as the Company may reasonably request and (iii) furnish the Company with such financial and operating data and other information with respect to the business and properties of Netstream as the Company may from time to time reasonably request.

     4.5. Publicity. Except as otherwise required by law, each of the Company and Parent shall obtain the prior written consent of the other party (which consent will not be unreasonably withheld or delayed) before issuing any press release or otherwise making (or proposing publicly to make) any public statement with respect to the transactions contemplated hereby or by any of the Ancillary Agreements and in making any filings with any national securities exchange with respect thereto.

     4.6. Further Action. (a) Each party hereto shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

     (b) The Company shall not, and cause its Subsidiaries not to, and Parent shall not, and shall cause RV and Merger Sub not to, take any action that could reasonably be expected to result in (i) any of its representations and warranties set forth in this Agreement that are qualified by materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions set forth in Article V not being satisfied (subject to the Company's right to take actions specifically permitted by Section 4.1). The Company shall use, and the Company shall cause its Subsidiaries to use, and each of Parent, RV and Merger Sub shall use, their reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using their reasonable efforts to satisfy the conditions contained in Article V.

     (c) The Company and Parent shall confer on a regular and frequent basis as reasonably requested by either of them. Each of Parent and the Company shall promptly notify the other in writing of the occurrence of any event that will or may result in the failure to satisfy any of the conditions to the other party's obligations specified in Article V. The Company will promptly provide to Parent (and its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby and shall promptly advise Parent orally and, if requested by Parent, in writing of any Material Adverse Effect.

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

     4.7. Insurance; Indemnity. For a period of six years after the Closing Date, Parent shall cause RV or the Surviving Corporation to maintain officers' and directors' liability insurance covering the parties who are currently covered, in their capacities as officers and directors, by the Company's existing officers' and directors' liability insurance policies (the "Current Policies") on terms substantially no less advantageous to such parties than such Current Policies and providing for aggregate coverage of 300% of the amount covered by the Current Policies.

     4.8. Shareholder Approval; Preparation of Proxy Statement. (a) Subject to the provisions of this Agreement, the Company will (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Shareholder Meeting") for the purpose of obtaining a vote upon the Merger and (ii) through its Board of Directors, declare the advisability of the Merger and recommend to its shareholders that the Company Shareholder Approval be given.

     (b) Subject to the provisions of this Agreement, the Company and RV will prepare and file a preliminary proxy statement (such proxy statement, and any amendments or supplements thereto, the "Proxy Statement") and a registration statement in appropriate form (the "Registration Statement") with the SEC and will use their respective reasonable best efforts to respond to any comments of the SEC or its staff, to cause the Proxy Statement to be cleared by the SEC and to have the Registration Statement declared effective under the Securities Act as soon as practicable after responding to all such comments to the satisfaction of the staff. Each of the Company and RV will notify the other party promptly of its receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement and/or the Registration Statement or for additional information and will supply the other party with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Registration Statement or the Merger. The Company agrees to notify RV a reasonable time prior to any filing or distribution of the Proxy Statement or the Registration Statement of such filing or distribution. Each of the Company and RV shall give the other party and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review and approve the Proxy Statement and the Registration Statement prior to filing with the SEC and shall give the other party and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review all amendments and supplements to the Proxy Statement and the Registration Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and RV agrees to use its reasonable best efforts, after consultation with the other party, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the shareholders of the Company. If at any time prior to the Shareholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its shareholders such an amendment or supplement. The Company will not mail or distribute any proxy statement or (except with respect to shares of Company Common Stock reserved for issuance upon the exercise of Options or Warrants outstanding on the date hereof not exceeding 100,000 of such shares) registration statement, or any amendment or supplement thereto, to which RV reasonably objects; provided that RV shall identify its objections and fully cooperate with the Company to create a mutually satisfactory Proxy Statement and Registration Statement.

     (c) Notwithstanding anything to the contrary in this Agreement, without the prior written consent of RV, the Company shall neither (i) call a Shareholder Meeting for the purpose of voting on the Merger, nor (ii) file a proxy statement or offering document with the SEC or otherwise publish a proxy statement or offering document, unless and until the Company shall be in compliance with all reporting requirements applicable to the Company under the Securities Act and the

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

Exchange Act except such requirements, the failure of with which to comply, would not, individually or in the aggregate, have a Material Adverse Effect.

     4.9. Certain Tax Matters. (a) Each of Parent, RV, Merger Sub and the Company intend the Merger to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and shall use their best efforts to cause the Merger to so qualify. Each of Parent, RV, Merger Sub and the Company shall take the position for all purposes that the Merger qualifies as a reorganization under those Sections of the Code. None of Parent, RV, Merger Sub or the Company shall take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     (b) Each of Parent, RV, Merger Sub and the Company shall cooperate and use their best efforts in obtaining the opinions of Debevoise & Plimpton, counsel to Parent, RV and Merger Sub, and Baker & McKenzie, counsel to the Company, described in Sections 5.2(f) and 5.3(g), respectively. In connection therewith, both the Company, on the one hand, and Parent, RV and Merger Sub, on the other hand, shall deliver to Debevoise & Plimpton and Baker & McKenzie representation letters substantially in the form attached hereto as Annex A (the "Representation Letters").

     4.10. Senior Notes. As promptly as practicable following the date hereof, the Company shall solicit waivers from holders of a requisite majority or majorities of the Company's outstanding 14% Senior Notes due 2007 (the "Notes") of the applicability to the transactions contemplated hereby of certain covenants set forth in the indenture governing the Notes, as identified by Parent to the Company (such waivers, the "Requisite Waivers"). If requested by RV, the Company shall prepare and distribute to the holders of the Notes, as promptly as reasonably practicable following the date on which the Registration Statement shall have been declared effective, an offer to purchase and consent solicitation statement, on terms and conditions and in a form satisfactory to RV (together with all related transmittal and consent forms and other documents delivered to such holders, the "Tender Offer Statement"), seeking the tender, and the delivery of an accompanying consent by holders of a requisite majority or majorities of outstanding principal amount of the Notes ("Requisite Majority") to the amendments to the indenture constituting the Notes as are considered necessary or appropriate by RV. RV shall be entitled to participate in the preparation of the Tender Offer Statement and in any discussions with holders of Notes relating to the terms of any offer to purchase Notes or solicitation of consents or waivers. The Company shall not distribute to any Person the Tender Offer Statement or any written material relating to any offer to purchase Notes or to the solicitation of any consents or waivers from holders of the Notes, or make any announcement with respect to the Tender Offer Statement or any such offer or solicitation, or engage, directly or through intermediaries, in any discussions with any holder of Notes after the date hereof, without the prior express approval of RV. Any registration statement, if any, required in connection with any such offer or solicitation shall be in form and substance satisfactory to RV, and RV shall be entitled to participate in the preparation and filing thereof, and the Company shall cooperate in such preparation and filing as the registrant thereunder. If RV shall have requested the distribution of a Tender Offer Statement, at the Closing (provided that the Requisite Majority has been obtained) the Company shall execute and deliver to the trustee under the indenture relating to the Notes a supplemental indenture in the form specified in, and otherwise in accordance with, such Tender Offer Statement. On or prior to the settlement date of any tender offer, Parent shall, and shall cause RV to, provide financing as necessary to enable the Company to pay for tendered Notes, in a manner not inconsistent with the terms of the Tender Offer Statement. The Company shall be responsible for all out-of-pocket expenses incurred by it in connection with the making of any offers to purchase Notes or solicitation as contemplated in this Section, provided that RV shall pay and reimburse the Company for all out-of-pocket fees and

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

expenses of outside advisers actually incurred by the Company prior to the Closing if this Agreement is terminated in accordance with Section 6.1(b)(i).

     4.11. Ancillary Agreements. At or prior to the Closing, and subject to the fulfillment or waiver of all other conditions to Closing, each of Parent, RV and the Company shall execute and deliver the Ancillary Agreements to which it is a party.

     4.12. Netstream Purchase Price Adjustment. If the amount Jamtis pays to purchase the Netstream Shares is reduced pursuant to the Netstream Acquisition Agreements, Parent shall, or shall cause its affiliates to, make a cash capital contribution to RV in the amount of such reduction prior to the Closing.

     4.13. Conduct of Business of RV and Netstream. (a) From the date hereof to and including the date of the "Final Closing" (as such term is defined in the Netstream Acquisition Agreements), Parent, as soon as reasonably practicable, shall consult in good faith with the Company concerning (i) any approval or waiver by Parent or Jamtis with respect to actions by or concerning Netstream that are restricted under Section 7.1(a) of the Netstream Master Agreement and
(ii) designating Nancy Parent (or an affiliate of Nancy Parent) as a preferred supplier to Netstream. Such consultation shall include meetings between the parties as reasonably necessary.

     (b) From the date hereof to and including the Closing Date, except as set forth in Schedule 4.13(b) of the RV Disclosure Letter or as otherwise required pursuant to this Agreement, unless the Company has consented in writing thereto, RV shall, and shall cause each of its Subsidiaries to:

          (i) use its reasonable best efforts to preserve intact its business organization and goodwill, to maintain in effect all existing qualifications, licenses, permits, approvals and other authorizations, to keep available the services of its officers and employees and to maintain satisfactory relationships with customers, suppliers, distributors, brokers, sales agents and all other persons having business relationships with it; and

          (ii) promptly notify the Company upon becoming aware of any material breach of any representation, warranty or covenant contained in this Agreement or the occurrence of any event that would cause any representation or warranty of Parent relating to RV or any of its Subsidiaries no longer to be true and correct;

     (c) From the date hereof to and including the Closing Date, except as contemplated hereby or as set forth in Schedule 4.13(c) of the RV Disclosure Letter, unless the Company has consented in writing thereto, RV shall not, and shall not permit any of its Subsidiaries to (and Parent shall not, and/or shall not cause RV and its Subsidiaries to):

          (i) amend its Certificate of Incorporation or By-Laws or comparable governing instruments;

          (ii) issue, sell, pledge or otherwise dispose of any shares of its capital stock or other ownership interest in RV or any of the Subsidiaries, or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest, or convertible or exchangeable securities, except (a) issuances related to the merger of Jamtis with a wholly-owned subsidiary of RV, (b) issuances related to the contributions to the capital of RV contemplated hereby, and
     (c) following the closing under the Netstream Acquisition Agreements and prior to the Closing, issuance or granting of unvested options to acquire up to 625,000 shares of RV Class A Common Stock ("Interim RV Options") to officers and employees of Netstream, provided that no Interim RV Options shall become vested according to their terms as a result of

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

     the consummation of the Merger and the other transactions contemplated hereby and by the Netstream Acquisition Agreements;

          (iii) effect any stock split, reverse stock split, stock dividend, subdivision, reclassification or similar transaction, or otherwise change its capital structure as it exists on the date hereof, except as required in order to achieve an appropriate number of shares to effect the share exchange contemplated in the Merger;

          (iv) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of capital stock or ownership interests (other than such payments by a wholly-owned Subsidiary of RV to RV or to another such wholly-owned Subsidiary);

          (v) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or the capital stock of any of its Subsidiaries;

          (vi) sell, lease, assign, transfer or otherwise dispose of (by merger or otherwise) any of its property, business or assets (including, without limitation, receivables, leasehold interests or Intellectual Property and including any sale and leaseback transaction) except for fair value in the ordinary course of business provided that the proceeds of such sales do not exceed $50,000 in any single transaction or $100,000 in the aggregate prior to the Closing Date;

          (vii) settle or compromise any pending or threatened Litigation other than settlements of Litigations which involve solely the payment of money (without admission of liability) not to exceed $50,000 in any one case or $100,000 in the aggregate;

          (viii) make any advance, loan, extension of credit or capital contribution to, or purchase or acquire (by merger or otherwise) any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in, any person, firm or entity, except (a) extensions of trade credit and endorsements of negotiable instruments and other negotiable documents in the ordinary course of business, (b) investments in cash and cash equivalents, (c) payroll and travel advances in the ordinary course of business and (d) investments in majority-owned Subsidiaries;

          (ix) incur, assume or create any indebtedness for borrowed money or for the deferred purchase price for property or services or pursuant to any capital lease or other financing, except indebtedness incurred in the ordinary course of business for working capital or capital expenditures;

          (x) waive, relinquish, release or terminate any right or claim, including any such right or claim under any Material Contract or permit any rights of material value to use any Intellectual Property to lapse or be forfeited, in each case, except in the ordinary course of business;

          (xi) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of RV or any Subsidiary, or make a general assignment for the benefit of creditors, or permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of RV or any Subsidiary;

          (xii) amend the Netstream Acquisition Agreements in any material respect;

          (xiii) agree in writing or otherwise to take any of the foregoing actions.

     (d) If Parent or RV shall have given notice to the Company of an action as to which it seeks consent pursuant to Section 4.13(c), such notice to describe the relevant matters in reasonable detail, and the Company shall not have objected within 15 days, RV and its Subsidiaries (and Parent, if applicable) may take the action described in such notice.

     4.14. RV Public Shares. Parent shall not take, or cause its affiliates to take, any action in the twelve-month period following the Effective Time to increase above 80% Parent's direct and indirect percentage interest in the capital stock of RV, without the approval of all of the Disinterested Directors of RV.

     4.15. Credit Facility. RV and Parent shall enter into a Credit Facility containing terms and conditions in accordance with those in the term sheet attached hereto as Exhibit F.

                                   ARTICLE V

                                   CONDITIONS

     5.1. Conditions to Each Party's Obligations. The respective obligation of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction or, where permissible, waiver, on or prior to the Closing Date, of the following conditions:

          (a) The waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

          (b) None of the parties shall be subject to any order, judgment, injunction, decree or ruling, or other action of a court or other Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the Merger or any other transactions contemplated by this Agreement; provided that each of the parties shall have used its reasonable best efforts to appeal as promptly as practicable any such order, judgment, injunction, decree, ruling or other action.

          (c) The Company Shareholder Approval shall have been obtained in accordance with the Texas Business Corporation Act and the Company's Certificate of Incorporation and By-laws.

          (d) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) All Regulatory Filings and Consents (including, without limitation, the Other Antitrust Filings and Consents) which are necessary for the consummation of the Merger shall have been made or obtained, or any waiting period (whether requisite or voluntary) under any Foreign Antitrust Laws shall have expired, in each case, to the extent that the failure to make or obtain such Regulatory Filings or Consents or of the waiting period to have expired, in the aggregate, is reasonably likely, individually or in the aggregate, to have a Material Delaying Effect (all such Consents, Regulatory Filings and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect. There shall not be any statute, law, rule or regulation that makes consummation of the transactions contemplated hereby illegal or prohibited.

          (f) The Company shall have received the Requisite Waivers, and, if Parent shall have requested the Company to prepare and distribute a Tender Offer Statement, the holders of a Requisite Majority shall have tendered the Notes held by them, and the Company shall have received written notice of the approval of a Requisite Majority for the amendments and/or waivers described in the final version of such Tender Offer Statement distributed to holders of Notes, and, with respect to any Notes which remain outstanding, the Trustee with respect to the

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

     Notes shall have executed and delivered to the Company a supplemental indenture acceptable in form and substance to Parent.

          (g) RV shall have acquired, directly or indirectly, the Netstream Shares free and clear of any Encumbrances other than any Encumbrances created pursuant to this Agreement.

     5.2. Additional Conditions to Obligations of Parent, RV and Merger
Sub. The obligations of Parent, RV and Merger Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction or, where permissible, waiver, on or prior to the Closing Date, of the following conditions:

          (a) (i) The representations and warranties made by the Company in this Agreement shall be true and correct in all respects as of the date hereof, and shall be true and correct in all respects as of the Closing Date as if made as of the Closing Date (other than representations and warranties made as of a specified date), except where the failure to be so true and correct (without giving effect to any materiality qualifications or thresholds contained in such representations and warranties), individually and in the aggregate, would not have a Material Adverse Effect, (ii) the Company shall not have breached or failed to comply in any material respect with any of its obligations under this Agreement or any of the Ancillary Agreements to which it is a party, provided that the Company shall have a 15 day period in which to cure breaches that are reasonably likely to be curable, and
     (iii) the Company shall have delivered to Parent a certificate dated the Closing Date and signed by the Company's President or a Vice President to the effect set forth above in this Section 5.2(a)(i).

          (b) Each Ancillary Agreement shall have been executed and delivered by each party thereto other than Parent, RV or Merger Sub and shall be in full force and effect, in accordance with its terms.

          (c) There shall not have been issued, delivered, sold or granted any shares of Common Stock pursuant to the Rights Agreement.

          (d) The Executive Agreement shall be in full force and effect in accordance with its terms.

          (e) All directors of the Company whose resignations shall have been requested by Parent not less than five days prior to the Closing Date shall have submitted their resignations or been removed from office effective as of the Closing Date.

          (f) Parent, RV and Merger Sub shall have received an opinion of Debevoise & Plimpton, counsel to Parent, RV and Merger Sub, or other counsel of national reputation, dated on or about the date of the mailing to the Company shareholders of the Proxy Statement, which opinion shall be reconfirmed as of the Effective Time, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that RV, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel may require and rely upon the Representation Letters.

          (g) FirstCom Colombia SA shall have duly completed a fusion impropia as provided in Schedule 5.2(g) (or such other corporate transaction as is approved by Parent) and shall have received all requisite governmental approvals with respect to the transfer or assumption of all material licenses and concessions held by FirstCom Colombia SA as of the date such fusion impropia is effective, and Parent shall have received from Baker & McKenzie an opinion with regard to the status of FirstCom Colombia in substantially the form previously delivered to the Company.

          (h) Parent shall have received such evidence as reasonably requested that the Company has good and valid title to the shares owned by it of all of its Subsidiaries.

          (i) The Federal Communications Commission shall have given any approval required in connection with the change of control of the Company.

     5.3. Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction or, where permissible, waiver, on or prior to the Closing Date, of the following conditions:

          (a) (i) The representations and warranties made by Parent in this Agreement shall be true and correct in all respects as of the date hereof, and shall be true and correct in all respects as of the Closing Date as if made as of the Closing Date (other than representations and warranties made as of a specified date), except where the failure to be so true and correct (without giving effect to any materiality qualifications or thresholds contained in such representations and warranties), individually and in the aggregate, would not have a Material Adverse Effect, (ii) none of Parent, RV or Merger Sub shall have breached or failed to comply in any material respect with any of its obligations under this Agreement to which it is a party, or any of the Ancillary Agreements to which it is a party, provided that Parent, RV and Merger Sub shall have a 15 day period in which to cure breaches that are reasonably likely to be curable, and (iii) Parent shall have delivered to the Company a certificate dated the Closing Date and signed by an authorized officer of Parent to the effect set forth above in this Section 5.3(a).

          (b) Each Ancillary Agreement shall have been executed and delivered by each party thereto other than the Company and shall be in full force and effect, in accordance with its terms.

          (c) Parent shall have delivered a certificate to the Company certifying as to the amount of any reduction, if any, in the purchase price paid by Jamtis under the Netstream Acquisition Agreements, and the shareholders of RV shall have contributed to the capital of RV an aggregate of not less than $70,000,000 plus any additional amount required by Section 4.12, as equity in cash.

          (d) The RV Class A Common Stock shall have been accepted for listing by a national securities exchange.

          (e) Parent shall have caused to be duly elected as members of the board of directors of RV (i) the Chief Executive Officer of the Company,
     (ii) if requested by Promon, one "Disinterested Director" (as defined in the Articles of Incorporation of RV) nominated by Promon, and (iii) two or, if Promon shall not have nominated any Disinterested Director, three Disinterested Directors proposed by Parent and agreed by the Company, and each of such Disinterested Directors shall have agreed to serve in such capacity.

          (f) The shareholders of RV shall have duly adopted the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of RV in the form attached as Exhibit C, and the board of directors of RV shall have duly adopted (i) a Board Policy in the form of Exhibit B and
     (ii) if any shares of Series A preferred stock of the Company are outstanding, a Certificate of Designation substantially in the form of Exhibit G.

          (g) The Company shall have received an opinion of Baker & McKenzie, counsel to the Company, or other counsel of national reputation, dated on or about the date of the mailing to the Company shareholders of the Proxy Statement, which opinion shall be reconfirmed as of the Effective Time, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that RV, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel may require and rely upon the Representation Letters.

                                   ARTICLE VI

                                  TERMINATION

     6.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, notwithstanding approval thereof by the shareholders of the
Company:

          (a) by mutual written consent of the Company and Parent;

          (b) by Parent or the Company by written notice if:

             (i) the Closing Date shall not have occurred on or before April 30, 2000 (provided that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing Date to occur on or before such date); or

             (ii) there shall be any statute, law, rule or regulation that makes consummation of the transactions contemplated hereby illegal or prohibited or if any court or other Governmental Entity of competent jurisdiction shall have issued an order, judgment, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, judgment, injunction, decree, ruling or other action shall have become final and non-appealable, provided that the party terminating this Agreement has complied with the provisions of the penultimate sentence of Section 4.3;

          (c) by the Company by written notice if:

             (i) the Company shall have entered into or agreed to enter into an Acquisition Agreement, provided that the Company shall have delivered an Acquisition Agreement Notice in accordance with Section 4.1(c) and paid the Termination Amount and Parent Expenses as provided in Section 7.7(b);

             (ii) the Final Closing under the Netstream Acquisition Agreements shall have failed to occur, or shall be incapable of occurring, prior to April 30, 2000 in either case as a result of a breach of any covenant of Parent or any of its affiliates thereunder; or

             (iii) a "Material Adverse Effect", as defined in the Netstream Master Agreement, shall have occurred with respect to Netstream.

          (d) by Parent by written notice if:

             (i) Any Person, other than Parent, RV, Merger Sub and any other Person that would be included with the Parent in a "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, shall have acquired beneficial ownership of 20% or more of the outstanding shares of Company Common Stock;

             (ii) Since the date hereof, there shall have occurred any event, change, effect or development that, individually or in the aggregate, would have a Material Adverse Effect, provided that such a notice from Parent with respect to this subparagraph (ii) must be given not later than 15 days after any notice from the Company to Parent that such an event, change, effect or development has occurred, such notice to describe the same in reasonable detail;

             (iii) The Company shall have entered into an Acquisition Agreement or the Board of Directors of the Company shall have (a) withdrawn, modified or failed to maintain its recommendation to the shareholders of the Company to approve the Merger in any manner adverse to the ability of Merger Sub and Parent to complete the Merger hereunder, (b) recommended an Acquisition Proposal or received from a financial advisor to the Company of nationally recognized standing a fairness opinion with respect to an Acquisition Proposal that indicates such Acquisition Proposal is a Superior Proposal, or (c) authorized the execution of an agreement in principle or a definitive agreement relating to an Acquisition Proposal with a Person other than Parent; or

             (iv) The Shareholder Approval shall not have been obtained at the Shareholder Meeting (including any postponement or adjournment thereof).

     6.2. Effect of Termination.  If this Agreement is terminated pursuant to
Section 6.1 hereof, this Agreement, except for the provisions of Section 6 and
Article VII, shall terminate, without any liability on the part of any party or its directors, officers or shareholders. Nothing herein shall relieve any party to this Agreement from any liability for breach of this Agreement or prejudice the ability of the non-breaching party to seek damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Notwithstanding anything to the contrary in the foregoing, no party hereto shall be entitled to bring any action, suit or claim under this Agreement for damages against any other party hereto unless the amount of such damages exceeds $500,000 (provided that, if the damages of the claiming party are found to have, or are agreed as having, exceeded such amount on a cumulative basis, the full amount of such damages will be recoverable).

                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any document delivered pursuant to this Agreement shall survive the Effective Time.

     7.2. Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of the Company and Parent at any time before or after approval of the Merger by the shareholders of the Company but, after any such shareholder approval, no amendment shall be made which adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders owning a majority of the outstanding shares of Company Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties.

     7.3. Extension; Waiver. At any time prior to the Closing Date, either party, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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

     7.4. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

IF TO PARENT, RV OR MERGER SUB:                                         IF TO THE COMPANY:
-------------------------------                                         ------------------
AT&T Corp.                                             FirstCom Corporation
295 North Maple Avenue                                 220 Alhambra Circle, Suite 910
Basking Ridge, NJ 07920                                Coral Gables, FL 33134
Telephone: (908) 221-4057                              Telephone: (305) 448-1422
Facsimile: (908) 221-4408                              Facsimile: (305) 448-2636
Attention: Gary A. Swenson                             Attention: General Counsel
General Attorney

WITH A COPY (WHICH COPY SHALL NOT CONSTITUTE NOTICE) TO:  WITH A COPY (WHICH COPY SHALL NOT CONSTITUTE NOTICE) TO:
--------------------------------------------------------  --------------------------------------------------------
Debevoise & Plimpton                                      Baker & McKenzie
875 Third Avenue                                          1200 Brickell Avenue
New York, New York 10022                                  Miami, FL 33131
Telephone: (212) 909-6000                                 Telephone: (305) 789-8985
Facsimile: (212) 909-6836                                 Facsimile: (305) 789-8953
Attention: Paul H. Wilson, Jr.                            Attention: Andrew Hulsh

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     7.5. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Parent may assign its rights hereunder to an affiliate but nothing shall relieve the assignor from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.6. Entire Agreement. This Agreement, the Disclosure Letter, the Ancillary Agreements and any other documents delivered by the parties in connection herewith or therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

     7.7. Fees and Expenses. (a) Except as expressly provided otherwise herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such expenses provided that any such costs and expenses incurred by RV or Merger Sub shall be paid, or shall be reimbursed to RV or Merger Sub, as the case may be, by Parent.

     (b) If this Agreement is terminated pursuant to Section 6.1(c)(i) or any of clauses (i) and (iii) of Section 6.1(d), the Company shall pay to Parent as promptly as practicable in same-day funds an aggregate amount equal to the sum of (i) $10,000,000 (the "Termination Amount") and (ii) the out-of-pocket expenses of Parent and its affiliates incurred in connection with or arising out of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby

(including, without limitation, amounts paid or payable to investment bankers (if any), information agents, lending banks, fees and expenses of counsel, accountants and consultants and printing and mailing expenses, regardless of when such expenses are incurred) (the "Parent Expenses"), provided that the maximum amount of Parent Expenses payable shall be $1,000,000.

     (c) If this Agreement is terminated pursuant to Section 6.1(c)(ii), Parent shall pay to the Company the out-of-pocket expenses of the Company and its affiliates incurred in connection with or arising out of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including, without limitation, any amounts paid or payable to investment bankers, information agents, lending banks, fees and expenses of counsel, accountants and consultants and printing and mailing expenses, regardless of when such expenses are incurred) (the "Company Expenses,") provided that the maximum amount of Company Expenses payable shall be $1,000,000.

     (d) If the Company fails to pay promptly any amounts owing pursuant to
Section 7.7(b) when due, the Company shall in addition thereto pay to Parent, or if Parent fails to pay promptly any amounts owing pursuant to Section 7.7(c) when due, Parent shall in addition thereto pay to the Company, in each case, all costs and expenses (including, pursuant to Section 7.7(b), fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by Parent or the Company, as the case may be, at the prime rate of The Chase Manhattan Bank as in effect from time to time during such period.

     7.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws. Each of the Company and Parent hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

     7.9. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     7.10. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the words "Subsidiary," "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act. For purposes of this Agreement, one party shall be considered "wholly owned" by another party if all of the shares of its outstanding capital stock, other than directors' qualifying shares, are beneficially owned by such other party.

     7.11. Investigations. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

     7.12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this

Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7.13. Enforcement of Agreement. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     (b) The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

     7.14. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          AT&T CORP.

                                          By: /s/ JOHN A. HAIGH
                                            ------------------------------------
                                          Name: John A. Haigh
                                          Title: Vice President

                                          KIRI INC.

                                          By: /s/ ALFREDO DIBLASIO
                                            ------------------------------------
                                          Name: Alfredo DiBlasio
                                          Title: President

                                          FRANTIS, INC.

                                          By: /s/ ALFREDO DIBLASIO
                                            ------------------------------------
                                          Name: Alfredo DiBlasio
                                          Title: President

                                          FIRSTCOM CORPORATION

                                          By: /s/ PATRICIO E. NORTHLAND
                                            ------------------------------------
                                          Name: Patricio E. Northland
                                          Title: Chairman, President and CEO

                               SCHEDULE A TO THE
                          AGREEMENT AND PLAN OF MERGER

                                   SCHEDULE A

                                  DEFINITIONS

     1. Defined Terms. The following capitalized terms, when used in this Agreement, shall have the following respective meanings:

          "Acquisition Proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of 10% or more of the assets of the Company or any of its Subsidiaries or any shares of any class of outstanding equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, joint venture, management or operating agreement, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          "Ancillary Agreements" means the Voting Agreement, the RV Agreement (in the form of Exhibit E), the Brand License, the Employment Agreements and the Credit Facility Agreement between Parent and RV (based on the terms set forth in Exhibit F).

          "Brand License" means the Service Mark License Agreement between Parent and RV, in the form of Exhibit D).

          "Copyrights" shall mean all material copyrights, whether registered or unregistered, owned by, assigned to or subject to assignment to the Company or any of its Subsidiaries anywhere in the world.

          "Disclosure Letter" means the letter dated as of the date hereof delivered by the Company to Parent and identified as such and initialed by the parties to this Agreement.

          "Environmental Laws" means laws relating to the protection of human health or the environment

          "ERISA Affiliate" means any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in
     Section 414(b), (c), (m) or (o) of the Code, including Company or any one of its Subsidiaries.

          "Executive Agreement" means the Employment Agreement dated as of November 1, 1999, between RV FirstCom and Patricio E. Northland, including the exhibits thereto.

          "Income Tax" means any Tax computed in whole or in part based on or by reference to net income and any alternative, minimum, accumulated earnings or personal holding company Tax (including all interest and penalties thereon and additions thereto).

          "Income Tax Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Intellectual Property" means the United States and foreign trademarks, service marks, trade names, trade dress, domain names, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, the United States and foreign letters patent and patent applications, inventions, processes, designs, formulae, trade secrets, know-how, ideas, research and development, technical data, copyrightable works, engineering notebooks, confidential information, Software, firmware, Internet Web sites, mask works and other semiconductor chip rights and applications, registrations and renewals thereof, and all similar intellectual property rights (including moral rights), all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the Laws of any jurisdiction, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing.

          "Jamtis Group" means, collectively, Jamtis, Inc., Jamtis LLC, Atlantis Holdings do Brasil Ltda. and Atlantis do Brasil Ltda..

          "Marks" shall mean all registrations for trademarks, service marks and domain names and all pending applications for such registrations owned by, assigned to or subject to assignment to the Company or any of its Subsidiaries anywhere in the world and all material unregistered trademarks, trade names, service makers, brand names, and business names.

          "Netstream Master Agreement" means the Master Agreement, dated as of August 20, 1999, between Jamtis and the individuals listed on Schedule 4.8(b) attached thereto.

          "Patents" shall mean all patents and patent applications owned by, assigned to or subject to assignment to the Company or any of its Subsidiaries anywhere in the world.

          "Permitted Encumbrances" means (a) Encumbrances reserved against or reflected in the Company Reports, to the extent reserved or reflected or described in the notes to any balance sheet set forth therein, (b) Encumbrances for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Company's books in accordance with GAAP, (c) those Encumbrances set forth in Section 3.1(r) of the Disclosure Schedule and (d) those Encumbrances that, individually and in the aggregate with all other Permitted Encumbrances, do not and will not materially interfere with the use of the properties or assets of the Company and its Subsidiaries taken as a whole as currently used, or otherwise have or result in a Material Adverse Effect.

          "RV Disclosure Letter" means the letter dated as of the date hereof delivered by RV to the Company and identified as such and initialed by the parties to this Agreement.

          "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 50% or more of the voting power of the common stock of, or all or substantially all the assets of, the Company and its Subsidiaries and otherwise on terms which the Board of Directors determines in good faith (after receiving the advice of a financial advisor of nationally recognized standing (which advice shall be disclosed in reasonable detail to Parent)) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent necessary with respect to such proposal, is then committed or which, in the good faith judgment of the Board of Directors, is reasonably capable of being obtained by such third party.

          "Tax" means any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

          "Tax Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Year 2000 Compliant" means that software, hardware and equipment (x) correctly perform date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (y) operate or are expected to operate on a basis comparable to their current operation during and after calendar year 2000 A.D., including but not limited to leap years; and (z) shall not end abnormally or provide invalid or incorrect results as a result of date data which represents or references different centuries or more than one century.

     2. Other Defined Terms. The following capitalized terms, when used in this Agreement without definition, shall have the meanings set forth in the Sections of this Agreement indicated below:

DEFINED TERM                                           SECTION REFERENCE
------------                                           -----------------
"1999 Proxy"                                           Section 3.1(u)
"Acquiror Material Adverse Effect"                     Section 3.2(a)
"Acquisition Agreement"                                Section 4.1(b)
"Acquisition Agreement Notice"                         Section 4.1(c)
"affiliate"                                            Section 7.10
"Affiliate Transactions"                               Section 3.1(u)
"Agreement"                                            First Paragraph
"Assets"                                               Section 3.1(r)
"associate"                                            Section 7.10
"Assumed Award"                                        Section 2.3(a)
"Certificate of Merger"                                Section 1.3
"Certificates"                                         Section 2.2(b)
"Closing"                                              Section 1.2
"Closing Date"                                         Section 1.2
"Code"                                                 Recitals
"Company"                                              First Paragraph
"Company Benefit Plans"                                Section 3.1(l)
"Company Common Stock"                                 Section 2.1(a)
"Company Expenses"                                     Section 7.7(c)
"Company Property"                                     Section 3.1(p)
"Company Reports"                                      Section 3.1(g)
"Company Rights"                                       Section 3.1(d)
"Company Shareholder Approval"                         Section 3.1(h)
"Company Stock Option"                                 Section 2.3(a)
"Company Stock Plans"                                  Section 3.1(d)
"Consents"                                             Section 4.3
"Consent Solicitation Statement"                       Section 4.10
"Contract" or "Contracts"                              Section 3.1(f)
"Current Policies"                                     Section 4.7
"Effective Time"                                       Section 1.3
"Employment Agreements"                                Section 3.1(l)
"Encumbrances"                                         Section 3.1(e)
"ERISA"                                                Section 3.1(l)
"excess parachute payment"                             Section 3.1(l)
"Excess Shares Trust"                                  Section 2.2(e)

DEFINED TERM                                           SECTION REFERENCE
------------                                           -----------------
"Exchange Act"                                         Section 3.1(f)
"Exchange Agent"                                       Section 2.2(a)
"Exchange Fund"                                        Section 2.2(a)
"Fairness Opinion"                                     Section 3.1(v)
"Foreign Antitrust Laws"                               Section 3.1(f)
"Governmental Entity"                                  Section 3.1(c)
"HSR Act"                                              Section 3.1(f)
"Interim RV Options"                                   Section 4.13(c)
"Jamtis"                                               Recitals
"Laws"                                                 Section 3.1(c)
"Litigation"                                           Section 3.1(i)
"Material Adverse Effect"                              Section 3.1(a)
"Material Contracts"                                   Section 3.1(q)
"Material Delaying Effect"                             Section 3.1(f)
"Merger"                                               Recitals
"Merger Sub"                                           First Paragraph
"Netstream Acquisition Agreements"                     Recitals
"Netstream Shares"                                     Recitals
"New York Courts"                                      Section 7.8
"Notes"                                                Section 4.10
"Option" or "Options"                                  Section 3.1(d)
"Other Antitrust Consents"                             Section 4.3
"Other Antitrust Filings"                              Section 4.3
"Other Antitrust Filings and Consents"                 Section 5.3
"Parent"                                               First Paragraph
"Parent Expenses"                                      Section 7.7(b)
"Permits"                                              Section 3.1(o)
"Person"                                               Section 3.1(e)
"Preferred Stock"                                      Section 2.1(b)
"Proxy Statement"                                      Section 4.8(b)
"Registration Statement"                               Section 4.8(b)
"Regulatory Filings"                                   Section 3.1(f)
"Representation Letters"                               Section 4.9(b)
"Requisite Majority"                                   Section 4.10
"Requisite Regulatory Approvals"                       Section 5.1(e)
"Rights Agreement"                                     Section 3.1(d)
"RV"                                                   First paragraph
"RV Class A Common Stock"                              Section 2.1(a)
"RV Class B Common Stock"                              Section 2.1(b)
"RV Preferred Stock"                                   Section 2.1(b)
"SEC"                                                  Section 3.1(g)
"Securities Act"                                       Section 3.1(g)
"Shareholder Meeting"                                  Section 4.8(a)
"Subsidiary"                                           Section 7.10
"Surviving Corporation"                                Section 1.1
"TBCA"                                                 Section 3.1(w)
"Termination Amount"                                   Section 7.7(b)
"Voting Agreement"                                     Recitals
"Warrants"                                             Section 3.1(d)

                                                                EXHIBIT A TO THE
                                                    AGREEMENT AND PLAN OF MERGER

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                             ---------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "KIRI INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF OCTOBER, A.D. 1999, AT 12:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                                          By: /s/ EDWARD J. FREEL
                                                          ----------------------------------------------------
                                                          Edward J. Freel, Secretary of State
3108376  8100                               [SEAL]        AUTHENTICATION:  0023372
991432556                                                 DATE:  10-13-99

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   KIRI INC.

                                   ARTICLE I

                              NAME OF CORPORATION

     The name of the corporation is Kiri Inc. (the "Corporation").

                                   ARTICLE II

                               REGISTERED OFFICE

     The Corporation's registered office in the State of Delaware is at 1209 Orange Street, City of Wilmington, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSE

     The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be engaged under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                AUTHORIZED STOCK

     The aggregate number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

                                   ARTICLE V

                                  INCORPORATOR

     The name and mailing address of the incorporator is as follows:

         Shannon Conaty, Esq.
         c/o Debevoise & Plimpton
         875 Third Avenue
         New York, NY 10021

                                   ARTICLE VI

                         MANAGEMENT OF THE CORPORATION

     The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

          (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

          (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

          (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

          (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VII

                                   AMENDMENT

     The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

     IN WITNESS WHEREOF, I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of October, 1999.

                                            /s/ SHANNON CONATY
                                            Shannon Conaty

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   KIRI INC.

                                    BY-LAWS

                         AS ADOPTED ON OCTOBER 14, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   KIRI INC.

                                    BY-LAWS

                               TABLE OF CONTENTS

SECTION                                                       PAGE
-------                                                       ----
ARTICLE I
  STOCKHOLDERS..............................................    1
     Section  1.01.  Annual Meetings........................    1
     Section  1.02.  Special Meetings.......................    1
     Section  1.03.  Notice of Meetings; Waiver.............    1
     Section  1.04.  Quorum.................................    1
     Section  1.05.  Voting.................................    2
     Section  1.06.  Voting by Ballot.......................    2
     Section  1.07.  Adjournment............................    2
     Section  1.08.  Proxies................................    2
     Section  1.09.  Organization; Procedure................    3
     Section  1.10.  Consent of Stockholders in Lieu of
      Meeting...............................................    3
ARTICLE II
  BOARD OF DIRECTORS........................................    3
     Section  2.01.  General Powers.........................    3
     Section  2.02.  Number and Term of Office..............    3
     Section  2.03.  Election of Directors..................    3
     Section  2.04.  Annual and Regular Meetings............    4
     Section  2.05.  Special Meetings; Notice...............    4
     Section  2.06.  Quorum; Voting.........................    4
     Section  2.07.  Adjournment............................    4
     Section  2.08.  Action Without a Meeting...............    4
     Section  2.09.  Regulations; Manner of Acting..........    4
     Section  2.10.  Action by Telephonic Communications....    5
     Section  2.11.  Resignations...........................    5
     Section  2.12.  Removal of Directors...................    5
     Section  2.13.  Vacancies and Newly Created
                         Directorships......................    5
     Section  2.14.  Compensation...........................    5
     Section  2.15.  Reliance on Accounts and Reports,
                         etc................................    5
ARTICLE III
  EXECUTIVE COMMITTEE AND OTHER COMMITTEES..................    5
     Section  3.01.  How Constituted........................    5
     Section  3.02.  Powers.................................    6
     Section  3.03.  Proceedings............................    6
     Section  3.04.  Quorum and Manner of Acting............    6
     Section  3.05.  Action by Telephonic Communications....    7
     Section  3.06.  Absent or Disqualified Members.........    7
     Section  3.07.  Resignations...........................    7
     Section  3.08.  Removal................................    7
     Section  3.09.  Vacancies..............................    7

SECTION                                                       PAGE
-------                                                       ----
ARTICLE IV
  OFFICERS..................................................    7
     Section  4.01.  Number.................................    7
     Section  4.02.  Election...............................    7
     Section  4.03.  Salaries...............................    7
     Section  4.04.  Removal and Resignation; Vacancies.....    7
     Section  4.05.  Authority and Duties of Officers.......    8
     Section  4.06.  The President..........................    8
     Section  4.07.  The Secretary..........................    8
     Section  4.08.  The Treasurer..........................    8
     Section  4.09.  Additional Officers....................    9
     Section  4.10.  Security...............................    9
ARTICLE V
  CAPITAL STOCK.............................................   10
     Section  5.01.  Certificates of Stock, Uncertificated
      Shares................................................   10
     Section  5.02.  Signatures; Facsimile..................   10
     Section  5.03.  Lost, Stolen or Destroyed
      Certificates..........................................   10
     Section  5.04.  Transfer of Stock......................   10
     Section  5.05.  Record Date............................   10
     Section  5.06.  Registered Stockholders................   11
     Section  5.07.  Transfer Agent and Registrar...........   11
ARTICLE VI
  INDEMNIFICATION...........................................   12
     Section  6.01.  Nature of Indemnity....................   12
     Section  6.02.  Successful Defense.....................   12
     Section  6.03.  Determination That Indemnification Is
      Proper................................................   12
     Section  6.04.  Advance Payment of Expenses............   13
     Section  6.05.  Procedure for Indemnification of
      Directors and Officers................................   13
     Section  6.06.  Survival; Preservation of Other
      Rights................................................    1
     Section  6.07.  Insurance..............................   14
     Section  6.08.  Severability...........................   14
ARTICLE VII
  OFFICES...................................................   14
     Section  7.01.  Registered Office......................   14
     Section  7.02.  Other Offices..........................   14
ARTICLE VIII
  GENERAL PROVISIONS........................................   15
     Section  8.01.  Dividends..............................   15
     Section  8.02.  Reserves...............................   15
     Section  8.03.  Execution of Instruments...............   15
     Section  8.04.  Corporate Indebtedness.................   15
     Section  8.05.  Deposits...............................   15
     Section  8.06.  Checks.................................   15
     Section  8.07.  Sale, Transfer, etc. of Securities.....   16
     Section  8.08.  Voting as Stockholder..................   16
     Section  8.09.  Fiscal Year............................   16

SECTION                                                       PAGE
-------                                                       ----
     Section  8.10.  Seal...................................   16
     Section  8.11.  Books and Records; Inspection..........   16
ARTICLE IX
  AMENDMENT OF BY-LAWS......................................   16
     Section  9.01.  Amendment..............................   16
ARTICLE X
  CONSTRUCTION..............................................   17
     Section 10.01.  Construction...........................   17

                                                                       KIRI INC.

                                   KIRI INC.

                                    BY-LAWS

                         AS ADOPTED ON OCTOBER 14, 1999

                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1.01. Annual Meetings. Subject to Section 1.12 of these By-Laws, the annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 9:00 a.m. local time on the fifteenth of May (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

     Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within twenty days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

     Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law.

     No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares

                                                                       KIRI INC.

entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

     Section 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

     Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

     Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 of these By-Laws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

     Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used,

                                                                       KIRI INC.

provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the President or, in the event of his or her absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

     Section 1.10. Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law) and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

     Section 2.02. Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be two, which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than one. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

     Section 2.03. Election of Directors. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the

                                                                       KIRI INC.

annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

     Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

     Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or, in the event of his or her absence or disability, by any Vice President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four hours' notice, if notice is given to each Director personally or by telephone or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

     Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each Director.

     Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the

                                                                       KIRI INC.

property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

     Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 2.12. Removal of Directors. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws.

     Section 2.13. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

     Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

     Section 2.15. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                  ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 3.01. How Constituted. The Board of Directors may designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may

                                                                       KIRI INC.

designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

     Section 3.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

          (a) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

          (b) to adopt an agreement of merger or consolidation;

          (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

          (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; and

          (e) to amend the By-Laws of the Corporation.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

     Section 3.03. Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

     Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action

                                                                       KIRI INC.

required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

     Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     Section 3.06. Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 3.07. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 3.08. Removal. Any member (and any alternate member) of any Committee may be removed from his or her position as a member (or alternate member, as the case may be) of such Committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

     Section 3.09. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

     Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

     Section 4.03. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                                                                       KIRI INC.

     Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

     Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

     Section 4.06. The President. The President shall preside at all meetings of the stockholders and directors at which he or she is present, shall be the chief executive officer and the chief operating officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

     Section 4.07. The Secretary. The Secretary shall have the following powers and duties:

          (a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

          (b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

          (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

          (d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

          (e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

          (f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number

                                                                       KIRI INC.

     of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

          (g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (h) He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

     Section 4.08. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

          (a) He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

          (b) He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

          (c) He or she shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (d) He or she shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

          (e) He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

          (f) He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (g) He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

     Section 4.09. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

                                                                       KIRI INC.

     Section 4.10. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

                                   ARTICLE V

                                 CAPITAL STOCK

     Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

     Section 5.02. Signatures; Facsimile. All of such signatures on the certificate referred to in Section 5.01 of these By-Laws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

     Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in

                                                                       KIRI INC.

advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

     Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                                                       KIRI INC.

                                   ARTICLE VI

                                INDEMNIFICATION

     Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 6.02. Successful Defense. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 of these By-Laws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 6.03. Determination That Indemnification Is Proper. Any indemnification of a present or former director or officer of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any indemnification of a present or former employee or

                                                                       KIRI INC.

agent of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 6.04. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a present director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Corporation, or in respect of a present director or officer the Board of Directors, may authorize the Corporation's counsel to represent such present or former director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 6.05. Procedure for Indemnification of Directors and Officers. Any indemnification of a director, officer, employee or agent of the Corporation under Sections 6.01 and 6.02 of these By-Laws, or advance of costs, charges and expenses to such person under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty days, upon the written request of such person. If a determination by the Corporation that such person is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                                                       KIRI INC.

     Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

     Section 6.08. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                    OFFICES

     Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

     Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                                                       KIRI INC.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's Capital Stock.

     A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

     Section 8.03. Execution of Instruments. The President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

     Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the President. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the President shall authorize. When so authorized by the Board of Directors or the President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

     Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

                                                                       KIRI INC.

     Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

     Section 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

     Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

     Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

     Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

     Section 8.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

     Section 9.01. Amendment. Subject to the provisions of the Certificate of Incorporation, these By-Laws may be amended, altered or repealed

          (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

          (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

                                                                       KIRI INC.

                                   ARTICLE X

                                  CONSTRUCTION

     Section 10.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "FRANTIS, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF OCTOBER, A.D. 1999, AT 12:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                                          /s/ EDWARD J. FREEL
                                                          -----------------------------------------------------
                                               [SEAL]     Edward J. Freel, Secretary of State
3108374     8100
                                                          AUTHENTICATION:  0023378
991432541                                                 DATE:  10-13-99

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 FRANTIS, INC.

                                   ARTICLE I

                              NAME OF CORPORATION

     The name of the corporation is Frantis, Inc. (the "Corporation").

                                   ARTICLE II

                               REGISTERED OFFICE

     The Corporation's registered office in the State of Delaware is at 1209 Orange Street, City of Wilmington, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSE

     The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be engaged under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                AUTHORIZED STOCK

     The aggregate number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

                                   ARTICLE V

                                  INCORPORATOR

     The name and mailing address of the incorporator is as follows:

         Shannon Conaty, Esq.
         c/o Debevoise & Plimpton
         875 Third Avenue
         New York, NY 10021

                                   ARTICLE VI

                         MANAGEMENT OF THE CORPORATION

     The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

          (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

          (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

          (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

          (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VII

                                   AMENDMENT

     The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

     IN WITNESS WHEREOF, I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of October, 1999.

                                          /s/ SHANNON CONATY
                                          --------------------------------------
                                          Shannon Conaty

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 FRANTIS, INC.

                                    BY-LAWS

                         AS ADOPTED ON OCTOBER 14, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 FRANTIS, INC.

                                    BY-LAWS

                               TABLE OF CONTENTS

SECTION                                                       PAGE
-------                                                       ----
ARTICLE I STOCKHOLDERS......................................    1
     Section  1.01.  Annual Meetings........................    1
     Section  1.02.  Special Meetings.......................    1
     Section  1.03.  Notice of Meetings; Waiver.............    1
     Section  1.04.  Quorum.................................    1
     Section  1.05.  Voting.................................    2
     Section  1.06.  Voting by Ballot.......................    2
     Section  1.07.  Adjournment............................    2
     Section  1.08.  Proxies................................    2
     Section  1.09.  Organization; Procedure................    3
     Section  1.10.  Consent of Stockholders in Lieu of
      Meeting...............................................    3
ARTICLE II BOARD OF DIRECTORS...............................    3
     Section  2.01.  General Powers.........................    3
     Section  2.02.  Number and Term of Office..............    3
     Section  2.03.  Election of Directors..................    3
     Section  2.04.  Annual and Regular Meetings............    4
     Section  2.05.  Special Meetings; Notice...............    4
     Section  2.06.  Quorum; Voting.........................    4
     Section  2.07.  Adjournment............................    4
     Section  2.08.  Action Without a Meeting...............    4
     Section  2.09.  Regulations; Manner of Acting..........    5
     Section  2.10.  Action by Telephonic Communications....    5
     Section  2.11.  Resignations...........................    5
     Section  2.12.  Removal of Directors...................    5
     Section  2.13.  Vacancies and Newly Created
      Directorships.........................................    5
     Section  2.14.  Compensation...........................    5
     Section  2.15.  Reliance on Accounts and Reports,
      etc...................................................    5
ARTICLE III EXECUTIVE COMMITTEE AND OTHER COMMITTEES........    5
     Section  3.01.  How Constituted........................    5
     Section  3.02.  Powers.................................    6
     Section  3.03.  Proceedings............................    6
     Section  3.04.  Quorum and Manner of Acting............    6
     Section  3.05.  Action by Telephonic Communications....    7
     Section  3.06.  Absent or Disqualified Members.........    7
     Section  3.07.  Resignations...........................    7
     Section  3.08.  Removal................................    7
     Section  3.09.  Vacancies..............................    7
ARTICLE IV OFFICERS.........................................    7
     Section  4.01.  Number.................................    7
     Section  4.02.  Election...............................    7
     Section  4.03.  Salaries...............................    7
     Section  4.04.  Removal and Resignation; Vacancies.....    8

SECTION                                                       PAGE
-------                                                       ----
     Section  4.05.  Authority and Duties of Officers.......    8
     Section  4.06.  The President..........................    8
     Section  4.07.  The Secretary..........................    8
     Section  4.08.  The Treasurer..........................    9
     Section  4.09.  Additional Officers....................    9
     Section  4.10.  Security...............................   10
ARTICLE V CAPITAL STOCK.....................................   10
     Section  5.01.  Certificates of Stock, Uncertificated
      Shares................................................   10
     Section  5.02.  Signatures; Facsimile..................   10
     Section  5.03.  Lost, Stolen or Destroyed
      Certificates..........................................   10
     Section  5.04.  Transfer of Stock......................   10
     Section  5.05.  Record Date............................   10
     Section  5.06.  Registered Stockholders................   11
     Section  5.07.  Transfer Agent and Registrar...........   11
ARTICLE VI INDEMNIFICATION..................................   12
     Section  6.01.  Nature of Indemnity....................   12
     Section  6.02.  Successful Defense.....................   12
     Section  6.03.  Determination That Indemnification Is
      Proper................................................   12
     Section  6.04.  Advance Payment of Expenses............   13
     Section  6.05.  Procedure for Indemnification of
      Directors and Officers................................   13
     Section  6.06.  Survival; Preservation of Other
      Rights................................................   14
     Section  6.07.  Insurance..............................   14
     Section  6.08.  Severability...........................   14
ARTICLE VII OFFICES.........................................   14
     Section  7.01.  Registered Office......................   14
     Section  7.02.  Other Offices..........................   14
ARTICLE VIII GENERAL PROVISIONS.............................   15
     Section  8.01.  Dividends..............................   15
     Section  8.02.  Reserves...............................   15
     Section  8.03.  Execution of Instruments...............   15
     Section  8.04.  Corporate Indebtedness.................   15
     Section  8.05.  Deposits...............................   15
     Section  8.06.  Checks.................................   15
     Section  8.07.  Sale, Transfer, etc. of Securities.....   16
     Section  8.08.  Voting as Stockholder..................   16
     Section  8.09.  Fiscal Year............................   16
     Section  8.10.  Seal...................................   16
     Section  8.11.  Books and Records; Inspection..........   16
ARTICLE IX AMENDMENT OF BY-LAWS.............................   16
     Section  9.01.  Amendment..............................   16
ARTICLE X CONSTRUCTION......................................   17
     Section 10.01.  Construction...........................   17

                                                                   FRANTIS, INC.

                                 FRANTIS, INC.

                                    BY-LAWS

                         AS ADOPTED ON OCTOBER 14, 1999

                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1.01. Annual Meetings. Subject to Section 1.12 of these By-Laws, the annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 9:00 a.m. local time on the fifteenth of May (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

     Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within twenty days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

     Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law.

     No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares

                                                                   FRANTIS, INC.

entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

     Section 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

     Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

     Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 of these By-Laws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

     Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used,

                                                                   FRANTIS, INC.

provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the President or, in the event of his or her absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

     Section 1.10. Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law) and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

     Section 2.02. Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be two, which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than one. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

     Section 2.03. Election of Directors. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the

                                                                   FRANTIS, INC.

annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

     Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

     Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or, in the event of his or her absence or disability, by any Vice President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four hours' notice, if notice is given to each Director personally or by telephone or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

     Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each Director.

     Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the

                                                                   FRANTIS, INC.

property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

     Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 2.12. Removal of Directors. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws.

     Section 2.13. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

     Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

     Section 2.15. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                  ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 3.01. How Constituted. The Board of Directors may designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may

                                                                   FRANTIS, INC.

designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

     Section 3.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

          (a) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

          (b) to adopt an agreement of merger or consolidation;

          (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

          (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; and

          (e) to amend the By-Laws of the Corporation.

     The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

     Section 3.03. Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

     Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action

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required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

     Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     Section 3.06. Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 3.07. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 3.08. Removal. Any member (and any alternate member) of any Committee may be removed from his or her position as a member (or alternate member, as the case may be) of such Committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

     Section 3.09. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

     Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

     Section 4.03. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

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                                                                   FRANTIS, INC.

     Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

     Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

     Section 4.06. The President. The President shall preside at all meetings of the stockholders and directors at which he or she is present, shall be the chief executive officer and the chief operating officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

     Section 4.07. The Secretary. The Secretary shall have the following powers and duties:

          (a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

          (b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

          (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

          (d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

          (e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

          (f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number

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                                                                   FRANTIS, INC.

     of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

          (g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (h) He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

     Section 4.08. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

          (a) He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

          (b) He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

          (c) He or she shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (d) He or she shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

          (e) He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

          (f) He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (g) He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

     Section 4.09. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

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                                                                   FRANTIS, INC.

     Section 4.10. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

                                   ARTICLE V

                                 CAPITAL STOCK

     Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

     Section 5.02. Signatures; Facsimile. All of such signatures on the certificate referred to in Section 5.01 of these By-Laws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

     Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in

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                                                                   FRANTIS, INC.

advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

     Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

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                                                                   FRANTIS, INC.

                                   ARTICLE VI

                                INDEMNIFICATION

     Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 6.02. Successful Defense. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 of these By-Laws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 6.03. Determination That Indemnification Is Proper. Any indemnification of a present or former director or officer of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any indemnification of a present or former employee or

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                                                                   FRANTIS, INC.

agent of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 6.04. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a present director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Corporation, or in respect of a present director or officer the Board of Directors, may authorize the Corporation's counsel to represent such present or former director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 6.05. Procedure for Indemnification of Directors and Officers. Any indemnification of a director, officer, employee or agent of the Corporation under Sections 6.01 and 6.02 of these By-Laws, or advance of costs, charges and expenses to such person under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty days, upon the written request of such person. If a determination by the Corporation that such person is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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                                                                   FRANTIS, INC.

     Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

     Section 6.08. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                    OFFICES

     Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

     Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

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                                                                   FRANTIS, INC.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's Capital Stock.

     A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

     Section 8.03. Execution of Instruments. The President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

     Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the President. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the President shall authorize. When so authorized by the Board of Directors or the President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

     Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

                                                                   FRANTIS, INC.

     Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

     Section 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

     Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

     Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

     Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

     Section 8.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

     Section 9.01. Amendment. Subject to the provisions of the Certificate of Incorporation, these By-Laws may be amended, altered or repealed

          (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

          (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

                                                                   FRANTIS, INC.

                                   ARTICLE X

                                  CONSTRUCTION

     Section 10.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

                                                                EXHIBIT B TO THE
                                                    AGREEMENT AND PLAN OF MERGER

                                                                EXHIBIT B TO THE
                                                                MERGER AGREEMENT

                      REGIONAL VEHICLE ("RV") BOARD POLICY

     Corporate Opportunities. AT&T Corp. and its non-RV affiliates (an "AT&T Entity") and persons affiliated with them shall only be required to make a corporate opportunity available to RV if the corporate opportunity:

     - directly relates to the Territory (as defined in the Regional Vehicle Agreement, between AT&T Corp. and RV (a form of which is attached to the Agreement and Plan of Merger, dated November 1, 1999, among AT&T Corp., Kiri Inc., Frantis Inc. and FirstCom Corporation)(the "Regional Vehicle Agreement")),

     - directly relates to the provision of RV Services (as defined in the Regional Vehicle Agreement),

     - can, in the good faith judgment of AT&T Corp., be financed by the RV without issuance of additional debt or equity to an AT&T Entity, and

     - has been presented to (1) an RV officer or director who is not an employee, officer or director of an AT&T Entity, (2) an RV officer or director, who is also an employee (but not an officer or director) of an AT&T Entity, (3) an RV officer or director, who is also an officer or director of an AT&T Entity specifically in his capacity as an officer of director of the RV or (4) a senior AT&T employee specifically for consideration by the RV.

     AT&T may consider all other opportunities as the province of AT&T Entities. The AT&T Entities will be free to pursue, or to direct to other Persons, corporate opportunities presented to the RV pursuant to this Board Policy, which the RV determines not to pursue.

     This Board Policy may not be amended except with the approval of a majority of the Disinterested Directors (as such term is defined in the Bylaws of RV).

                                                    EXHIBIT C-1 TO THE AGREEMENT
                                                              AND PLAN OF MERGER

                            EXHIBIT C-1 TO AGREEMENT
                               AND PLAN OF MERGER

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   KIRI INC.
                             ---------------------

                                 ARTICLE FIRST

                              NAME OF CORPORATION

     The name of the corporation is AT&T Latin America, Inc. (the
"Corporation").

                                 ARTICLE SECOND

                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

                                    PURPOSE

     The purpose of the Corporation is to engage in the business of providing telecommunications services and related or incidental activities in the Territory. "Territory" means Antigua and Barbuda, Argentina, Bahamas, Barbados, Bolivia, Brazil, Chile, Colombia, Dominica, Dominican Republic, Ecuador, Grenada, Guyana, Haiti, Jamaica, Panama, Paraguay, Peru, Saint Lucia, Saint Vincent and the Grenadines, Suriname, St. Kitts and Nevis, Trinidad and Tobago, Uruguay and Venezuela.

                                 ARTICLE FOURTH

                                 CAPITAL STOCK

     A. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 450,000,000 shares consisting of:
(1) 300,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (2) 150,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and (3) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). Except as otherwise provided herein, the number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon reclassification or conversion of the Class B Common Stock or any series of Preferred Stock, or upon the exercise of outstanding options, warrants or other instruments or securities outstanding from time to time that are convertible into, or exchangeable for Common Stock or Preferred Stock) by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto). This paragraph A of Article FOURTH shall not in any way limit the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware other than with respect to the elimination of any class vote that would otherwise be required pursuant to Section 242(b)(2).

     B. The Board of Directors shall have the full authority permitted by law, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series and to determine by resolution or resolutions the following provisions, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of the shares of any such series of Preferred Stock:

          (1) the designation of such series (which may be by distinguishing number, letter or title), the number of shares to constitute such series (which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding) and the stated or liquidation value thereof, if different from the par value thereof;

          (2) whether the shares of such series shall have voting rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

          (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class of capital stock or any other series of Preferred Stock;

          (4) whether the shares of such series shall be subject to redemption at the election of the Corporation or the holders of such series, or upon the occurrence of a specified event and, if so, the times, prices and other terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed and the securities or other property payable on such redemption, if any;

          (5) the amount or amounts payable on, if any, and the preferences, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

          (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class of capital stock or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of any other class of capital stock or any other series of Preferred Stock;

          (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of any other series of Preferred Stock or of any other class of capital stock;

          (10) the ranking (be it pari passu, junior or senior) of each series vis-a-vis any other class of capital stock or series of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

          (11) any other powers, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such series of Preferred Stock, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the General Corporation Law of the State of Delaware.

     C. The powers, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     D. Subject to the other provisions of this Article FOURTH and actions taken by the Board of Directors pursuant to this Article FOURTH:

          (1) The holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends or other distributions payable in cash, capital stock or otherwise, when, as and if declared by the Board of Directors at any time or from time to time, out of funds legally available for the payment thereof, and shall share equally on a per share basis in all such dividends or other distributions. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if a dividend or other distribution payable in shares of any class of Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock shall be declared with respect to the Common Stock, the dividend or other distribution payable to holders of Class A Common Stock shall be payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be, and the dividend or other distribution payable to holders of Class B Common Stock shall be payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock.

          (2) Except as may be designated by the Board of Directors with respect to any Preferred Stock issued by the Corporation, the voting power of the Corporation shall be exclusively vested in the Common Stock.

          (3) Holders of Preferred Stock and holders of Common Stock shall not have any preemptive, preferential or other right to subscribe for or purchase or acquire any shares of any class or series of capital stock or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or series of capital stock or any other securities now or hereafter authorized and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise, other than such right, if any, as the Board of Directors in its discretion from time to time may determine. If the Board of Directors shall offer to the holders of the Preferred Stock or the holders of the Common Stock, or any of them, any such shares or other securities of the Corporation, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of said shares or securities without so offering the same to said holders.

          (4) The shares of Preferred Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

          (5) The powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions with respect to Class A Common Stock and Class B Common Stock shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation.

          (6) With respect to all matters upon which holders of Common Stock are entitled to vote or to which holders of Common Stock are entitled to give consent, except as may be provided in this Certificate of Incorporation or by applicable law, every holder of Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to cast thereon ten votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation. Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of any outstanding Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.

     E. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of any series of Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests and shares of Class B Common Stock shall rank pari passu with shares of Class A Common Stock as to such distribution. For purposes of this paragraph E of Article FOURTH, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all the assets of the Corporation or a consolidation, merger or other restructuring of the corporation with or into one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation, merger or other restructuring) shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

     F. (1) Each share of Class B Common Stock is convertible while held by the Original Class B Holder (as defined below), at the option of the holder thereof and in the manner described below, into one share of Class A Common Stock, subject to adjustment as provided in paragraph F(1)(b) of this Article FOURTH and subject to the conditions and limitations described below:

          (a) In order to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock pursuant to this paragraph F(l) of Article FOURTH, the holder thereof shall deliver to the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) (the "Office of the Corporation") (i) the certificate or certificates representing the shares of Class B Common

     Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and, if required by paragraph F(9) of this Article FOURTH, by any required tax transfer stamps and (ii) written notice (the "Conversion Notice") to the Corporation that such holder elects to convert such shares of Class B Common Stock into shares of Class A Common Stock and stating the name and address in which each certificate representing shares of Class A Common Stock issued upon such conversion is to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Office of the Corporation of the certificate representing the shares to be converted together with the Conversion Notice, and the person exercising such voluntary conversion shall be treated for all purposes as the holder of the number of shares of Class A Common Stock issuable upon such voluntary conversion at such time; provided, however, that, subject to paragraph F(6) of this Article FOURTH, such holder shall be entitled to receive, when paid, any dividends or other distributions declared on Class B Common Stock with a record date preceding the time of such voluntary conversion and unpaid as of the time of such voluntary conversion. Following a voluntary conversion, the Corporation shall promptly issue and deliver, or cause to be issued and delivered, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificate has been converted at the address set forth in the Conversion Notice.

          (b) If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than a reclassification, subdivision or combination described in paragraph D(l) of this Article FOURTH or pursuant to a merger, consolidation or other restructuring referred to in paragraph G of this Article FOURTH), each share of Class B Common Stock shall thereafter be convertible into, in lieu of one share of Class A Common Stock, the same kind and amount of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Class A Common Stock upon such reorganization or reclassification with respect to that number of shares of Class A Common Stock into which such share of Class B Common Stock would have been converted had such share of Class B Common Stock been converted into Class A Common Stock immediately prior to such reorganization or reclassification.

     The "Original Class B Holder" shall mean AT&T Corp., a New York corporation (including any successor thereof) or any one or more persons or entities, other than the Corporation, in which AT&T Corp. beneficially owns, directly or indirectly, 50 percent or more of the outstanding voting stock, voting power or similar voting interests ("AT&T Parties").

     (2) Except as otherwise provided in this paragraph F(2) of Article FOURTH, upon the sale or other transfer (whether by merger, operation of law or otherwise) by a stockholder of the Corporation of shares of Class B Common Stock such that any person or persons, other than the Original Class B Holder, shall have beneficial ownership thereof, including pursuant to any private placement or public sale of such shares (including a public offering registered under the Securities Act of 1933, as amended, and/or a sale pursuant to Rule 144 or Rule 144A under the Securities Act of 1933, as amended, or any similar rule then in force), such shares shall automatically convert into an equal number of shares of Class A Common Stock without any further action on the part of the Corporation or any other person, and the certificates representing such shares of Class B Common Stock shall thereafter be deemed to represent shares of Class A Common Stock. For purposes of this paragraph F of Article FOURTH, (i) "beneficial ownership" shall mean control, directly or indirectly, through record ownership or any contract, arrangement, understanding, relationship or otherwise, of the voting power (which includes the power to vote or to direct the voting of such shares, except where such power arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation) of such Class B Common Stock, (ii) a "person" shall mean a corporation, trust, limited liability company, association, partnership, joint venture, organization, business, individual, government (or subdivision thereof), governmental agency or other legal entity and (iii) the term "transfer" shall not include a bona fide unforeclosed pledge.

     Immediately upon any automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article FOURTH, the rights of the holders of such converted shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become holders of the shares of Class A Common Stock issuable upon such conversion; provided, however, that, subject to paragraph F(6) of this Article FOURTH, such holders shall be entitled to receive, when paid, any dividends or other distributions declared on Class B Common Stock with a record date preceding the time of such automatic conversion and unpaid as of the time of such automatic conversion.

     As promptly as practicable on or after the date of any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article FOURTH, upon the delivery to the Corporation of a certificate formerly representing shares of Class B Common Stock, the Corporation shall issue and deliver or cause to be delivered, to or upon the written order of the holder of the surrendered certificate formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common stock into which the shares of Class B Common Stock formerly represented by such certificate have been converted in accordance herewith.

     (3) Holders of shares of Class B Common Stock may (A) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph F(4) of this Article FOURTH, and under no other circumstances, or (B) convert any or all of such shares into shares of Class A Common Stock, as provided in paragraph F(1) of this Article FOURTH, for the purpose of effecting the sale or disposition of such shares of Class A Common Stock to any person. No person other than the Original Class B Holder (including any transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph F(4) of this Article FOURTH), shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for such person's own benefit the special rights and powers of a holder of shares of Class B Common Stock.

     (4) Shares of Class B Common Stock shall be transferred on the books of the Corporation, and a new certificate or certificates issued therefor, upon presentation for transfer at the Office of the Corporation of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by an affidavit from AT&T Corp. stating that such certificate is being presented to effect a transfer by one AT&T Party of such shares to another AT&T Party.

     Each affidavit of AT&T Corp. furnished pursuant to paragraph F(4) of this Article FOURTH shall be verified by an officer of AT&T Corp. as of a date not earlier than five days prior to the date of delivery thereof.

     If a holder of shares of Class B Common Stock shall present a certificate for such shares, endorsed by said holder for transfer or accompanied by an instrument of transfer signed by said holder, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in paragraph F(4) of this Article FOURTH, then such shares shall automatically convert into an equal number of shares of Class A Common Stock in accordance with paragraph F(2) of this Article FOURTH.

     If the Board of Directors (or any committee of the Board of Directors or officer of the Corporation, designated for such purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of paragraph F(4) of this Article FOURTH, or shall determine that a person is enjoying for such person's own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. A bona fide unforeclosed pledge of shares of Class B Common Stock shall not be deemed to violate such provisions; provided that such shares shall not be voted by or registered in the name of the pledgee.

     (5) Each certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

          "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in paragraph F(4) of Article FOURTH of the Restated Certificate of Incorporation, as amended, of this corporation. Any person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph F(4) of Article FOURTH is not entitled to own or to be registered as the holder of such shares of Class B Common Stock, and such shares of Class B Common Stock shall automatically convert into an equal number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

     (6) If (i) any dividend or other distribution has been declared with respect to shares of Class B Common Stock which will be converted into shares of Class A Common Stock pursuant to the provisions of this paragraph F of Article FOURTH, (ii) the record date or payment date therefor will be subsequent to such conversion and (iii) such dividend or other distribution was declared prior to such conversion, then such dividend or other distribution shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into which such shares of Class B Common Stock shall have been converted (without duplication), and any such dividend or other distribution which shall have been declared on such shares payable in shares of Class B Common Stock or rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, shall be deemed to have been declared, and shall be payable, in corresponding shares of Class A Common Stock or rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be.

     (7) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph F of Article FOURTH, or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, as determined by the Board of Directors, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

     The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock and its issued Class A Common Stock held in its treasury, solely for the purpose of effecting any conversion of Class B Common Stock pursuant to this Article FOURTH, the full number of shares of Class A Common Stock then issuable or deliverable upon any such conversion of all of the then outstanding shares of Class B Common Stock. All shares of Class A Common Stock issued upon any conversion of Class B Common Stock pursuant to this Article FOURTH shall be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as it deems necessary or appropriate to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Class A Common Stock may be listed.

     (8) In connection with any transfer or conversion of any capital stock of the Corporation pursuant to or as permitted by the provisions of this paragraph F of Article FOURTH, or in connection with the making of any determination referred to in this paragraph F of Article FOURTH:

          (a) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts indicating that such conversion was in violation of paragraph F(4) of this Article FOURTH, in either of which events the Corporation shall (i) make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and (ii) have a reasonable time to complete such investigation; and

          (b) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted to be taken in good faith.

     (9) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock upon any conversion of shares of Class B Common Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of the shares of Class B Common Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     G. In the event of a merger, consolidation or other restructuring of the Corporation with or into one or more entities (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration.

     H. The Corporation shall not be entitled to issue additional shares of Class B Common Stock, or issue rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, except that the Corporation may make an offer to all holders of Common Stock of rights to purchase additional shares of the class of Common Stock already held by such holders; provided, however, that the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to purchase the same number of additional shares or rights, options, warrants or other securities convertible into or exchangeable or exercisable for additional shares, and on the same terms as the holders of each share of such other class of capital stock. Class A Common Stock and Class B Common Stock will be treated equally with respect to any offer made by the Corporation to all of the holders of Common Stock of rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any other capital stock of the Corporation.

                                 ARTICLE FIFTH

                               BOARD OF DIRECTORS

     A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall initially be fixed at nine.

     B. Unless and except to the extent that the Bylaws so require, the election of directors of the Corporation need not be by written ballot.

     C. A stockholder may raise business or make nominations for the election of directors at a stockholders' meeting only by complying with all of the provisions of the Bylaws specifying the manner and extent to which advance notice shall be given of and any other procedures regarding (i) the submission of proposals to be considered at any meeting of stockholders or (ii) nominations for the election of directors to be held at any such meeting.

                                 ARTICLE SIXTH

                                   AMENDMENTS

     A. The Corporation reserves the right to adopt, repeal, alter or amend any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights, preferences and privileges conferred on stockholders, directors, officers, employees, agents and other persons in this Certificate of Incorporation, if any, are granted subject to this reservation.

     B. Except where the Board of Directors is permitted by law or by this Certificate of Incorporation to act without any action by the stockholders and except as otherwise provided by law or as otherwise provided in this Certificate of Incorporation, and subject to any voting rights granted to holders of any outstanding shares of Preferred Stock, provisions of this Certificate of Incorporation shall not be adopted, repealed, altered or amended, in whole or in part, without the approval of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the relative powers, preferences or participating, optional or other special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to be voted by the holders of all of the shares so adversely affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the affirmative vote of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class, as hereinbefore provided. Any increase or decrease (but not below the number of shares thereof then outstanding ox reserved for issuance upon conversion of the Class B Common Stock or any series of Preferred Stock) in the authorized number of shares of any class or classes of capital stock of the corporation or creation, authorization or issuance of any rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any such class or classes of capital stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

                                ARTICLE SEVENTH

                        LIMITATION ON DIRECTOR LIABILITY

     A. To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director.

     B. The rights and authority conferred in this Article EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     C. Neither the amendment, alteration or repeal of this Article EIGHTH, nor the adoption of any provision inconsistent with this Article EIGHTH, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, alteration or repeal with respect to acts or omissions occurring prior to such amendment, alteration, repeal or adoption.

                                 ARTICLE EIGHTH

                AMENDMENTS TO BY-LAWS BY THE BOARD OF DIRECTORS

     In furtherance of, and not in limitation of, the powers conferred by law, and subject to the provisions of the By-laws relating to amendments thereto, the Board of Directors is expressly authorized and empowered to:

          (1) adopt any By-laws a majority of the entire Board of Directors may deem necessary or desirable in connection with the conduct of the affairs of the Corporation, including provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which advance notice shall be given of and any other procedures regarding (i) the submission of proposals to be considered at any such meeting or (ii) nominations for the election of directors to be held at any such meeting; and

          (2) repeal, alter or amend the By-laws by the affirmative vote of a majority of the entire Board of Directors.

                                                        EXHIBIT C-2 TO AGREEMENT
                                                              AND PLAN OF MERGER

                            EXHIBIT C-2 TO AGREEMENT
                               AND PLAN OF MERGER

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   KIRI INC.

                      AMENDMENT AND RESTATEMENT OF BY-LAWS

                         AS ADOPTED ON

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   KIRI INC.

                      AMENDMENT AND RESTATEMENT OF BY-LAWS

                               TABLE OF CONTENTS

SECTION                                                       PAGE
-------                                                       ----
ARTICLE I STOCKHOLDERS......................................    1
     Section  1.01.  Annual Meetings........................    1
     Section  1.02.  Special Meetings.......................    1
     Section  1.03.  Notice of Meetings; Waiver.............    1
     Section  1.04.  Quorum.................................    1
     Section  1.05.  Voting.................................    2
     Section  1.06.  Voting by Ballot.......................    2
     Section  1.07.  Adjournment............................    2
     Section  1.08.  Proxies................................    2
     Section  1.09.  Organization; Procedure................    3
     Section  1.10.  Shareholder Action.....................    3
ARTICLE II BOARD OF DIRECTORS...............................    3
     Section  2.01.  General Powers.........................    3
     Section  2.02.  Number and Term of Office..............    3
     Section  2.03.  Election of Directors; Chair...........    3
     Section  2.04.  Annual and Regular Meetings............    4
     Section  2.05.  Special Meetings; Notice...............    4
     Section  2.06.  Quorum; Voting.........................    4
     Section  2.07.  Adjournment............................    4
     Section  2.08.  Action Without a Meeting...............    4
     Section  2.09.  Regulations; Manner of Acting..........    4
     Section  2.10.  Action by Telephonic Communications....    5
     Section  2.11.  Resignations...........................    5
     Section  2.12.  Removal of Directors...................    5
     Section  2.13.  Vacancies and Newly Created
      Directorships.........................................    5
     Section  2.14.  Compensation...........................    5
     Section  2.15.  Reliance on Accounts and Reports,
      etc...................................................    5
ARTICLE III COMMITTEES......................................    5
     Section  3.01  How Constituted.........................    5
     Section  3.02  Powers..................................    6
     Section  3.03.  Proceedings............................    6
     Section  3.04.  Quorum and Manner of Acting............    6
     Section  3.05.  Action by Telephonic Communications....    7
     Section  3.06.  Absent or Disqualified Members.........    7
     Section  3.07.  Resignations...........................    7
     Section  3.08.  Removal................................    7
     Section  3.09.  Vacancies..............................    7
ARTICLE IV OFFICERS.........................................    7
     Section  4.01.  Number.................................    7
     Section  4.02.  Election...............................    7
     Section  4.03.  Salaries...............................    7
     Section  4.04.  Removal and Resignation; Vacancies.....    7

SECTION                                                       PAGE
-------                                                       ----
     Section  4.05.  Authority and Duties of Officers.......    8
     Section  4.06.  The President..........................    8
     Section  4.07.  The Secretary..........................    8
     Section  4.08.  The Treasurer..........................    9
     Section  4.09.  Additional Officers....................    9
     Section  4.10.  Security...............................   10
ARTICLE V CAPITAL STOCK.....................................   10
     Section  5.01.  Certificates of Stock, Uncertificated
      Shares................................................   10
     Section  5.02.  Signatures; Facsimile..................   10
     Section  5.03.  Lost, Stolen or Destroyed
      Certificates..........................................   10
     Section  5.04.  Transfer of Stock......................   10
     Section  5.05.  Record Date............................   10
     Section  5.06.  Registered Stockholders................   11
     Section  5.07.  Transfer Agent and Registrar...........   11
ARTICLE VI INDEMNIFICATION..................................   11
     Section  6.01.  Nature of Indemnity....................   11
     Section  6.02.  Successful Defense.....................   12
     Section  6.03.  Determination That Indemnification Is
      Proper................................................   12
     Section  6.04.  Advance Payment of Expenses............   12
     Section  6.05.  Procedure for Indemnification of
      Directors and Officers................................   13
     Section  6.06.  Survival; Preservation of Other
      Rights................................................   13
     Section  6.07.  Insurance..............................   13
     Section  6.08.  Severability...........................   14
ARTICLE VII OFFICES.........................................   14
     Section  7.01.  Registered Office......................   14
     Section  7.02.  Other Offices..........................   14
ARTICLE VIII GENERAL PROVISIONS.............................   14
     Section  8.01.  Dividends..............................   14
     Section  8.02.  Reserves...............................   14
     Section  8.03.  Execution of Instruments...............   15
     Section  8.04.  Corporate Indebtedness.................   15
     Section  8.05.  Deposits...............................   15
     Section  8.06.  Checks.................................   15
     Section  8.07.  Sale, Transfer, etc. of Securities.....   15
     Section  8.08.  Voting as Stockholder..................   15
     Section  8.09.  Fiscal Year............................   16
     Section  8.10.  Seal...................................   16
     Section  8.11.  Books and Records; Inspection..........   16
     Section  9.02.  Affiliated Party Transactions..........   16
ARTICLE X AMENDMENT OF BY-LAWS..............................   17
     Section 10.01.  Amendment..............................   17
ARTICLE XI CONSTRUCTION.....................................   17
     Section 11.01  Construction............................   17

                                                                       KIRI INC.

                                   KIRI INC.

                                    BY-LAWS

        AS ADOPTED ON [                              ,                ]

                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or outside the State of Delaware, and at 9:00 a.m. local time on the fifteenth of May (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

     Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within twenty days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or outside the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

     Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law.

     No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. For purposes of calculating pursuant to this Section 1.04 the number of shares

                                                                       KIRI INC.

entitled to vote at a meeting of stockholders, each share of Class A Common Stock and Class B Common Stock shall be counted equally.

     Section 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, (a) every holder of record of a share of Class A Common Stock entitled to vote at a meeting of stockholders shall be entitled to one vote for each such share outstanding in his or her name on the books of the Corporation at the close of business on such record date and (b) every holder of record of a share of Class B Common Stock entitled to vote at a meeting of stockholders shall be entitled to ten votes for each such share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then (x) every holder of record of a share of Class A Common Stock entitled to vote at a meeting of stockholders shall be entitled to one vote for each such share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (y) every holder of record of a share of Class B Common Stock entitled to vote at a meeting of stockholders shall be entitled to ten votes for each such share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, a majority of the votes of shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

     Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

     Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 of these By-Laws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

     Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed

                                                                       KIRI INC.

proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the President or, in the event of his or her absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

     Section 1.10. Shareholder Action. Any action required or permitted to be taken under law by the stockholders of the Corporation shall be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

     Section 2.02. Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be nine. The total number of Directors constituting the entire Board of Directors shall include three Disinterested Directors, which number may be modified from time to time by resolution of the Board of Directors (which resolution shall have been approved by (i) all of the Disinterested Directors, if the total number of Disinterested Directors then in office shall be four or less, or (ii) not less than 80% of the Disinterested Directors, if the total number of Disinterested Directors then in office shall be more than four), but in no event shall the number of Disinterested Directors be less than one. "Disinterested Directors" shall mean the directors of the Corporation who are not officers or employees of either AT&T Corp., a New York corporation ("AT&T") or any of its affiliates or the Corporation, or directors of AT&T or any of its affiliates. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934.

     Section 2.03. Election of Directors; Chair. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the

                                                                       KIRI INC.

stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

     Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or outside the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

     Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by (i) the President or, in the event of his or her absence or disability, by any Vice President, or (ii) any three Directors, at such place (within or outside the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four hours' notice, if notice is given to each Director personally or by telephone or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

     Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the entire Board of Directors shall be required for an act of the Board of Directors.

     Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each Director.

     Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the

                                                                       KIRI INC.

property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

     Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 2.12. Removal of Directors. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section
2.13 of these By-Laws.

     Section 2.13. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

     Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

     Section 2.15. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                  ARTICLE III

                                   COMMITTEES

     Section 3.01. How Constituted. The Board of Directors may designate one or more Committees, including an Audit Committee, Nominating Committee, and Compensation Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by

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                                                                       KIRI INC.

the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

     Section 3.02. Powers. Each such Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. No Committee shall have the power or authority:

          (a) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

          (b) to adopt an agreement of merger or consolidation;

          (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

          (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; and

          (e) to amend the By-Laws of the Corporation.

Any Committee may be granted by the Board of Directors the power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

     Section 3.03. Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or outside the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

     Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

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
                                                                       KIRI INC.

     Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     Section 3.06. Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 3.07. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 3.08. Removal. Any member (and any alternate member) of any Committee may be removed from his or her position as a member (or alternate member, as the case may be) of such Committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

     Section 3.09. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

     Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

     Section 4.03. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in

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
                                                                       KIRI INC.

any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

     Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

     Section 4.06. The President. The President shall preside at all meetings of the stockholders at which he or she is present, shall be the chief executive officer and the chief operating officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

     Section 4.07. The Secretary. The Secretary shall have the following powers and duties:

          (a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

          (b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

          (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

          (d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

          (e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

          (f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

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
                                                                       KIRI INC.

          (g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (h) He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

     Section 4.08. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

          (a) He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

          (b) He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

          (c) He or she shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (d) He or she shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

          (e) He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

          (f) He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (g) He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

     Section 4.09. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

     Section 4.10. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

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                                                                       KIRI INC.

                                   ARTICLE V

                                 CAPITAL STOCK

     Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

     Section 5.02. Signatures; Facsimile. All of such signatures on the certificate referred to in Section 5.01 of these By-Laws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

     Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
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
                                                                       KIRI INC.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so ex pressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

     Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE VI

                                INDEMNIFICATION

     Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or

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                                                                       KIRI INC.

proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 6.02. Successful Defense. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 of these By-Laws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 6.03. Determination That Indemnification Is Proper. Any indemnification of a present or former director or officer of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any indemnification of a present or former employee or agent of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 6.04. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a present director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Corporation, or in respect of a present director or officer the Board of Directors, may authorize the Corporation's counsel to represent such

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                                                                       KIRI INC.

present or former director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 6.05. Procedure for Indemnification of Directors and Officers. Any indemnification of a director, officer, employee or agent of the Corporation under Sections 6.01 and 6.02 of these By-Laws, or advance of costs, charges and expenses to such person under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty days, upon the written request of such person. If a determination by the Corporation that such person is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her

                                                                       KIRI INC.

status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

     Section 6.08. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                    OFFICES

     Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

     Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or outside the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.

     A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of

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                                                                       KIRI INC.

Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

     Section 8.03. Execution of Instruments. The President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

     Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the President. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the President shall authorize. When so authorized by the Board of Directors or the President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

     Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

     Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

     Section 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

     Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

                                                                       KIRI INC.

     Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

     Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

     Section 8.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or outside the State of Delaware as may be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                              CERTAIN TRANSACTIONS

     Section 9.01. General. The provisions of this Article IX are in addition to, and not in limitation of, the provisions of the Delaware General Corporation Law and the provisions of the Certificate of Incorporation of the Corporation. Any contract or business relation which does not comply with procedures set forth in this Article IX shall not by reason thereof be deemed void or voidable or to result in any breach of any fiduciary duty to, or duty of loyalty to, or failure to act in good faith or in the best interests of, the Corporation, or to result in the derivation of any improper personal benefit, but shall be governed by the remaining provisions of the Certificate of Incorporation of the Corporation, these Bylaws, the Delaware General Corporation Law and other applicable law.

     Section 9.02. Affiliated Party Transactions. No contract, agreement, arrangement or transaction between AT&T or its affiliates (other than the Corporation and any controlled affiliate thereof) (an "AT&T Entity") and the Corporation, including amendments, modifications or terminations thereof, shall be void or voidable solely because any directors or officers of an AT&T Entity are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes such contract, agreement, arrangement, transaction, amendment, modification or termination (each a "Transaction") or solely because his or their votes are counted for such purpose, provided that:

          (a) the material facts as to the Transaction are disclosed or known to the Board of Directors of the Corporation or any relevant committee thereof, the Board of Directors or such committee approves it and such approval includes a majority of the Disinterested Directors of the Corporation;

          (b) the Transaction is approved by a majority of the outstanding shares of the Corporation entitled to vote thereon not owned by an AT&T Entity, voting together as a single class;

          (c) the Transaction is effected in accordance with arrangements, standards or guidelines that were approved as set forth in (a) or (b) above; or

          (d) the transaction is fair to the Corporation at the time it is entered into.

Directors of the Corporation who are not Disinterested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof that authorizes or approves any such Transaction or any such guidelines. Shares of the Corporation owned

                                                                       KIRI INC.

by an AT&T Entity may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such Transaction or any such guidelines. No vote cast or other action taken by any person who is an officer, director or other representative of AT&T, which vote is cast or action is taken by such person in his capacity as a director of the Corporation, shall constitute an action of, or the exercise of a right by, or a consent of, AT&T for the purpose of any such Transaction.

                                   ARTICLE X

                              AMENDMENT OF BY-LAWS

     Section 10.01. Amendment. These By-Laws may be amended, altered or repealed:

          (a) by resolution adopted by a majority of the entire Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting (provided that any such resolution amending Section 2.02 or Article IX of these By-laws shall have been approved by (i) all of the Disinterested Directors, if the total number of Disinterested Directors then in office shall be four or less, or (ii) not less than 80% of the Disinterested Directors, if the total number of Disinterested Directors then in office shall be more than four); or

          (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting (provided that any such resolution amending Section 2.02 or Article IX of these By-laws shall have been approved by a majority of the votes attaching to the outstanding shares of Class A Common Stock, voting as a class).

                                   ARTICLE XI

                                  CONSTRUCTION

     Section 11.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

                                                                EXHIBIT D TO THE
                                                    AGREEMENT AND PLAN OF MERGER

                                                                       EXHIBIT D

                         SERVICE MARK LICENSE AGREEMENT

     SERVICE MARK LICENSE AGREEMENT dated as of                , by and between
AT&T CORP., a New York corporation ("Licensor"), and KIRI INC., a Delaware corporation ("Licensee").

     WHEREAS, Licensor has, for many years, used the service marks AT&T and AT&T with a fanciful globe design, as identified in Schedule A attached hereto (the "Licensed Master Service Marks"), all in connection with telecommunications services; and

     WHEREAS, Licensee wishes to use the Licensed Master Service Marks, and the Licensed Trade Dress in the Licensed Territory as defined herein in connection with the marketing and provision of certain services; and

     WHEREAS, Licensee also wishes to use the service mark "It's all within your reach" and certain foreign equivalents thereof that are owned by Licensor and may wish to use certain other service marks which are or will be owned by Licensor in connection with the Licensed Services; and

     WHEREAS, Licensor is willing to license and allow Licensee to use the Licensed Marks under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

          1. Definitions.

          "Affiliate": Of a party shall mean an entity which is under common control with, controls, or is controlled by, such party.

          "Bankruptcy": With respect to a Person shall mean the filing by such Person of a voluntary petition, or by a third party with respect to such Person, requesting liquidation, dissolution, reorganization, suspension, rearrangement or re-adjustment, in any form, of its debts under the laws of the United States (or corresponding provisions of future laws), the laws of the Licensed Territory, or any other bankruptcy or insolvency law, or such Person's consenting to or acquiescing in any such petition, the making by such Person of any assignment for the benefit of its creditors or the admission by such Person in writing of its inability to pay its debts as they mature, an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, dissolution, reorganization, suspension, rearrangement or readjustment of its debts or similar relief under any bankruptcy or insolvency law.

          "Claim": As defined in Section 20.1 hereof.

          "Claimant": As defined in Section 20.2 hereof.

          "Communications Director": The individual described in Section 8.5.

          "Corporate Brand": As defined in Section 5.3(d) hereof.

          "Corporate Brand Efforts": As defined in Section 5.3(d) hereof.

          "Effective Date": As defined in Section 23.12 hereof.

          "Exclusive Services": As defined in Schedule F hereto.

          "Final Cure Period": As defined in Section 9 hereof.

                                                                       EXHIBIT D

          "Graphic Standards Manual": As defined in Schedule D hereto.

          "Gross Service Revenue": Revenues received by Licensee and its sublicensees for the Licensed Services, before any deductions or offsets.

          "Including": The terms "including" and "such as" are illustrative and not limitative.

          "Initial Cure Period": As defined in Section 9 hereof.

          "Licensed Ancillary Service Marks": Service marks that may be developed for each of the Licensed Services by Licensor or by Licensee that become Licensed Ancillary Service Marks pursuant to Section 2.2, and any additional marks that are added to this Agreement pursuant to Section 4.3 and which shall be owned by Licensor and licensed to Licensee pursuant to this Agreement (and as such service marks may be modified or supplemented as contemplated by Section 4.2 or Section 4.3), as set forth in Schedule C1, as it may be amended from time to time. Registrations and applications covering the Licensed Ancillary Service Marks in the Licensed Territory include those set forth in Schedule C2 of this Agreement. The listing of goods or services in the specification of any of these registrations or applications which are outside the scope of services licensed under this Agreement shall not be construed as inclusion of such goods or services in the license granted by this Agreement. It is understood that the only services licensed under this Agreement are as expressly set forth in this Agreement.

          "Licensed Marks": Collectively, the Licensed Master Service Marks, Licensed Ancillary Service Marks, and Licensed Trade Dress.

          "Licensed Master Service Marks": The service marks AT&T and AT&T with a fanciful globe design as identified in Schedule A (and as such service marks may be modified or supplemented as contemplated by Section 4.2 or
     Section 4.3). Registrations and applications covering the Licensed Master Service Marks in the Licensed Territory are set forth in Schedule B of this Agreement, as it may be amended from time to time. The listing of goods or services in the specification of any of these registrations or applications which are outside the scope of services licensed under this Agreement shall not be construed as inclusion of such goods or services in the license granted by this Agreement. It is understood that the only services licensed under this Agreement are as expressly set forth in this Agreement.

          "Licensed Services": The services described in Schedule F attached hereto.

          "Licensed Territory": Antigua and Barbuda, Argentina, Bahamas, Barbados, Bolivia, Brazil, Chile, Colombia, Dominica, Dominican Republic, Ecuador, Grenada, Guyana, Haiti, Jamaica, Panama, Paraguay, Peru, Saint Lucia, Saint Vincent and the Grenadines, Suriname, St. Kitts and Nevis, Trinidad and Tobago and Uruguay.

          "Licensed Trade Dress": The general image, appearance or dress of the marketing of services performed under the Licensed Master Service Marks and the Licensed Ancillary Service Marks consisting of colors, designs, configurations, publication formats, lettering and the like as set forth in Schedule D attached hereto, and such other trade dress and get-up as may be added thereto or substituted therefor in accordance with this Agreement.

          "Licensee": As defined in the first paragraph hereof.

                                                                       EXHIBIT D

          "Licensee Brand Efforts": Marketing communications activities developed in support of specific Licensee products and services, such as advertising, direct mail and promotions for specific Licensed Services or rates, or for any activity not specified in this Agreement.

          "Licensor": As defined in the first paragraph hereof.

          "Managed Network Services" means the provision of (a) service to a customer consisting solely of the provisioning and maintenance of the logical and physical elements of the customer's wide area communications network, and, to the extent relating to a customer's wide area communications network, directly related planning, design, installation, maintenance and ongoing life cycle support functions, and (b) equipment on the customer's premises at the interface between a wide area communications network and the remainder of the customer's networking environment insofar as the equipment so provided facilitates (i) the maintenance of the customer's wide area communication services, (ii) the recording of performance data with respect to the customer's wide area communications services, (iii) the provisioning of new wide area communications services to the customer or changes in the parameters of the wide area communications services provided to the customer, or (iv) the integration of multiple wide area communications services, but excluding in the case of clause (a) or (b) any such service or equipment that materially extends services beyond the interface described above further into the customer's non-wide area communications network.

          "Mark": Any name, brand, mark, trademark, service mark, trade dress, trade name, business name or other indicia of origin.

          "Marketing Materials": Any and all materials, whether written, audio, visual or in any other medium, used by Licensee to market, advertise or otherwise offer or provide any Licensed Service under the Licensed Marks.

          "Marketing Specifications": Licensor's standards and guidelines relating to the permitted use, depiction and graphic display of the Licensed Marks that are contained in Schedule E hereto, and those standards and guidelines relating to such use, depiction and graphic display that Licensor shall provide to Licensee from time to time.

          "Material": As defined in Section 21 hereof.

          "Merger Agreement": The Agreement and Plan of Merger among AT&T Corp., Kiri Inc., Frantis, Inc. and FirstCom Corporation, dated as of November 1, 1999.

          "Minimum Guarantee": As defined in Section 5.1(b) hereof.

          "Monitoring Services": As defined in Section 5.3(a) hereof.

          "New York Courts": As defined in Section 19 hereof.

          "Nonexclusive Services": As defined in Schedule F hereto.

          "Payment Period": Each period of six (6) full calendar months or portion thereof during the term of this Agreement, commencing on the first day of the first month after the Effective Date.

          "Payments": As defined in Section 22.1 hereof.

          "Person": Any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association,

                                                                       EXHIBIT D

     trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designed or constituted.

          "Proprietary Information": Any information that is so designated by the party disclosing it or deemed to be such under this Agreement.

          "Quality Control Representatives": Representatives of Licensor appointed in accordance with Section 8 hereof.

          "Registered User Application": An application by the parties to the appropriate Regulatory Authority in the Licensed Territory where an owner of a Mark (i) licenses a licensee to use the registered Mark, under conditions in which the nature and quality of the products and/or services offered under the Mark are required to be subject to quality control by the owner, in accordance with local law and practice for acceptable trademark licensing to ensure the validity and enforceability of the Mark licensed and (ii) allows the licensee to be recorded by that administrative agency as a permitted user of the Licensed Marks.

          "Regulatory Approval": Any governmental or regulatory approval, consent or authorization or waiver required to be obtained from or any filing required to be made with or notice required to be given to any governmental or Regulatory Authority, commission, tribunal, ministry, official or agency.

          "Regulatory Authority": Any applicable regulatory, administrative or governmental entity, authority, commission, tribunal, official or agency, including without limitation the Export Licensing Office of the U.S. Department of Commerce.

          "Request": As defined in Section 20.2 hereof.

          "Respondent": As defined in Section 20.2 hereof.

          "Second Cure Period": As defined in Section 9.2 hereof.

          "Service Specifications": The standards of quality relating to Marketing Specifications, technical performance, customer service, and customer satisfaction, including technical network performance, marketing, design, and use of Marketing Materials, advertising and promotion that will be set forth in Schedule E to this Agreement (and as they may be amended, modified or supplemented from time to time in accordance with this Agreement).

          "Significant Breach by Licensee": As defined in Section 12 hereof.

          "Subsidiary": With respect to a party, any Person in which the party directly owns more than 50% of the voting rights.

          "Successor": With respect to any party, any successor, monitor, coordinator, transferee or assignee, including without limitation any receiver, debtor in possession, trustee, conservator or similar Person with respect to such party or such party's assets.

          "Technical Information": Information provided by either party under this Agreement, whether Proprietary Information or otherwise.

                                                                       EXHIBIT D

     2. Scope of License

     2.1 Grant of License.

     (a) Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, non-transferable, non-sublicensable (except as provided herein) license to use the Licensed Marks solely in connection with the marketing, advertising, promotion and provision of the Licensed Services in the Licensed Territory. Licensee may use the Licensed Marks in marketing, advertising and promotion outside the Licensed Territory so long as such marketing, advertising and promotion relates to the provision of Licensed Services in the Licensed Territory. The foregoing notwithstanding, the rights granted herein do not include the right to use the Licensed Marks in connection with the marketing, advertising, promotion or provision of any services through the global venture between Licensor and British Telecommunications plc, which shall be covered by separate agreements with such global venture.

     Licensor and its other Affiliates retain all rights to use the Licensed Marks in the Licensed Territory. The Licensed Marks may not be used by Licensee in connection with any service except as expressly set forth in this Agreement. Licensee shall not use the Licensed Marks, or any other Mark of Licensor, or any confusingly similar Marks in connection with any service or product not within the scope of this Agreement without Licensor's express written consent.

     Licensee may sublicense the rights granted in this Section 2.1(a) to its Subsidiaries in connection with their operations in the Licensed Territory, provided that:

          (i) such Subsidiaries meet and continue to meet the criteria set forth in Schedule G of this Agreement;

          (ii) such Subsidiaries enter a written agreement with Licensee in which such Subsidiaries agree to assume all of the same obligations as Licensee (except for the obligation to make payments pursuant to Section 5.1, as such payments will be made by Licensee) and which is otherwise consistent with this Agreement; and

          (iii) Licensee notifies Licensor within ten (10) days each time a sublicense is granted and furnishes Licensor with a copy of the relevant sublicense agreement.

     (b) Subject to the terms and conditions of this Agreement and provided that at least half of the Licensed Services offered by Licensee (namely, those grossing the highest revenue) are in full compliance with the Service Specifications furnished by Licensor, Licensee shall have a non-exclusive, non-sublicensable right (except as otherwise provided herein) to use "AT&T" as part of the corporate name and trade name set forth in Schedule H of this Agreement for the remainder of the term of this Agreement. By way of example, if Licensee offers six (6) Licensed Services, the three (3) Licensed Services grossing the highest revenue for Licensee would have to be compliant with the Service Specifications in order to use "AT&T" as part of the corporate name and trade name. The foregoing notwithstanding, if all of the Licensed Services contemplated by this Agreement will be provided through Subsidiaries of the Licensee and not by the Licensee itself, then Licensee may, subject to the terms and conditions of this Agreement, use "AT&T" as part of the corporate and trade name set forth in Schedule H for the entire term of this Agreement. In the event that Licensee wishes to have one or more of its Subsidiaries which has been granted a sublicense to use the Licensed Marks pursuant to Section 2.1(a) use "AT&T" as part of its corporate and trade name, Licensee may request Licensor's written approval to sublicense such use, and Licensee shall not unreasonably withhold such written approval, provided that such Subsidiaries demonstrate to

                                                                       EXHIBIT D

Licensor's satisfaction that at least half of the Licensed Services (namely, those grossing the highest revenues) offered by such Subsidiaries are in full compliance with the applicable Service Specifications and provided that such use is otherwise subject to the terms and conditions and conditions of this Agreement.

     2.2 Use of Licensed Master Service Marks and Development and Use of Licensed Ancillary Service Marks.

     (a) Subject to the terms and conditions of this Agreement, the Licensed Marks and Licensed Trade Dress shall be used exclusively in connection with all Licensed Services.

     (b) Licensee may use ancillary service marks owned by Licensor with Licensor's express written consent for one or more service plan names or feature names. Licensee may develop and use with Licensor's prior written approval ancillary service marks with respect to one or more service plan names or feature names, which approval will not be unreasonably withheld. Such ancillary service marks developed by Licensee and approved by Licensor shall become Licensed Ancillary Service Marks. Licensee shall assign to Licensor all rights in and to any such ancillary service marks developed by Licensee that shall become Licensed Ancillary Service Marks, including all rights in any application to register or registration of the Licensed Ancillary Service Marks. Upon the termination of this Agreement, including termination under any renewal and any transition period provided under Section 12.3, Licensor shall assign to Licensee, without further consideration, all of its rights, title and interest in and to such Licensed Ancillary Service Marks developed by Licensee, including the goodwill attached thereto, in the Licensed Territory. With the exception of ancillary service marks developed by Licensee and assigned to Licensor as provided above, Licensor shall be and remain the owner of all Licensed Ancillary Service Marks, and any foreign language equivalents thereof, that are not developed by Licensee.

     3. Agreement Personal. In recognition of the unique nature of the relationship between Licensor and Licensee, the parties agree that the rights, obligations and benefits of this Agreement shall be personal to Licensee and its authorized sublicensees, and, Licensor shall not be required to accept performance from or render performance to an entity other than Licensee and its authorized sublicensees. In the event of the Bankruptcy of the Licensee or its sublicensees, this Agreement and any sublicense granted pursuant to this Agreement may not be assigned or assumed by the Licensee, its sublicensees, or any Successor, and may be terminated by Licensor pursuant to Section 12.2(c) hereof, and the Licensor shall be excused from rendering performance to or accepting performance from Licensee, its sublicensees or any Successor.

     4. Other Marks

     4.1 No Other Mark To Be Used. Licensee shall not use any other Mark or create by use, adoption or practice any alternate Mark or ancillary Mark in connection with the Exclusive Services, without Licensor's express written consent. In the marketing of the Licensed Services, any use or display by Licensee of its corporate, business, trade name, or trading style shall adhere to the Marketing Specifications of the Service Specifications or shall be with Licensor's express written consent. So long as Licensee is not providing a Nonexclusive Service in a particular country in the Licensed Territory using the Licensed Marks, Licensee may, after consultation with Licensor, use Marks that are not Licensed Marks on such Nonexclusive Service in such country, provided that Licensee agrees to conduct reasonable searches to determine the availability of such Marks prior to commencing use. In the event that Licensee commences providing a Nonexclusive Service using the Licensed Marks in a particular country in the Licensed Territory, Licensee shall immediately cease

                                                                       EXHIBIT D

providing such Nonexclusive Service using other Marks in such country unless Licensor consents to the continued use of such other Marks.

     4.2 Modification of Licensed Service Marks. Modifications to or replacements of the Licensed Ancillary Service Marks may be initiated by Licensee, with the concurrence of Licensor as provided in Section 2.2(b), as to any modification or replacement of the Licensed Ancillary Service Marks as they are used by Licensee with respect to the Licensed Services.

     If Licensor modifies or replaces any of the Licensed Master Service Marks, Licensed Ancillary Service Marks, or the Licensed Trade Dress as used by Licensor, Licensee shall agree with Licensor on a program to cease, over a reasonable period of time, not to exceed one hundred-twenty (120) days, use of the previous Licensed Mark(s) and to introduce and adopt the modified or replacement Licensed Mark(s), at Licensee's cost, but without undue expense to Licensee or disruption to Licensee's business or marketing programs, and Licensor shall reimburse Licensee from the Brand Fund Fee one-half of such reasonable costs incurred by Licensee. In either case, such modified or replaced Licensed Master Service Mark(s), Licensed Ancillary Service Mark(s), or the Licensed Trade Dress shall be considered the Licensed Mark(s) contemplated by this Agreement.

     If Licensor modifies a Licensed Ancillary Service Mark for certain uses outside the Licensed Territory but does not terminate all usage of the unmodified version, Licensee may choose to adopt the modified version but is not obliged to do so.

     4.3 Use of Additional Marks at Licensor's Request. Licensor may, from time to time, in consultation with Licensee, request Licensee to adopt and use in addition to the Licensed Master Service Marks, Licensed Ancillary Service Marks and Licensed Trade Dress, any Mark or Marks used or to be used by Licensor, including any Marks owned by a third party that Licensor has the right to use and sublicense, in connection with the marketing and provision of Licensed Services. Such additional Mark or Marks shall be licensed hereunder on the same terms as the Licensed Marks. All costs associated with adopting and using such additional Mark or Marks shall be borne by Licensor, and shall be paid out of the Brand Fund Fees.

     5. Annual Payments.

     5.1 Brand Fund Fee. In consideration of the license granted in this Agreement and for other good and valuable consideration including Licensor brand building activities in the Licensed Territory, during the term of this Agreement with respect to each Payment Period, Licensee shall pay Licensor a Brand Fund Fee, as provided in Section 5.3, which shall be the greater of:

          (a)(i) in Years 1 and 2 of this Agreement, four percent (4%) of Gross Service Revenues from the Licensed Services;

          (ii) in Year 3 of this Agreement, three and one-quarter percent (3.25%) of Gross Service Revenues from Licensed Services;

          (iii) in Years 4 and 5, and for each year during the renewal term, two and one-half percent (2.5%) of Gross Service Revenues from Licensed Services; and

          (b) two million five hundred thousand dollars ($2,500,000) (the "Minimum Guarantee").

     5.2 Accounting. With respect to each Payment Period as defined herein, Licensee shall furnish to Licensor a statement, in form reasonably acceptable to Licensor, certified by a responsible officer of Licensee, showing all Gross Service Revenues during such Payment Period, and the Brand Fund

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                                                                       EXHIBIT D

Fee as provided in Section 5.1. payable thereon. During the term of this Agreement, such statement shall be furnished to Licensor not later than forty-five (45) days after the end of each Payment Period.

     5.3 Payment. With respect to each Payment Period as defined herein, Licensee shall, irrespective of its own business and accounting method, pay Licensor or Licensor's designee the Brand Fund Fee as provided in Section 5.1, forty-five (45) days after the end of each Payment Period. The Brand Fund Fee will be paid in U.S. currency. Licensee agrees that all of the Brand Fund Fees received for each Payment Period will be designated and spent by Licensor, with active participation of Licensee's CEO, on the following activities in support of Licensor's brand strategy and to ensure proper positioning of the Licensee:

          (a) the monitoring of the brand, including the development and implementation of the Service Specifications set forth in Schedule E and the requirements set forth in Schedule D of this Agreement, customer satisfaction surveys, market research, and the management of corporate identity ("Monitoring Services"). Except as provided in the last sentence of this Section 5.3(a), no more than three million dollars ($3,000,000) of the Brand Fund Fees shall be used each year of this Agreement for Monitoring Services. Monitoring Services shall be subject to the following conditions: (i) payments for Monitoring Services shall only be made to Persons that are not Affiliates of Licensee or Licensor, (ii) Monitoring Services shall be obtained on a cost effective basis using a reasonably competitive process to the extent practicable and (iii) Monitoring Services shall be implemented through the Communications Director and his/her team. Following consultation between Licensor and Licensee's CEO, Brand Fund Fees in excess of $3,000,000 per year may be designated and spent by Licensor for Monitoring Services, upon the submission of reasonable supporting documentation and subject to compliance with the conditions set forth above in the immediately preceding sentence.

          (b) the manpower, including salary and benefits, required to implement the responsibilities of the Communications Director and his/her team of five (5) country managers across all of Licensee's communications, provided that such country managers shall be paid at competitive rates giving effect to the business conditions in each country and shall devote, in a manner consistent with the terms of this Agreement, all of their efforts to support Licensee's business, except that Licensor shall have the right, with the approval of Licensee's CEO, which shall not be unreasonably withheld, to use such persons from time to time to support other Licensor activities in the Latin American region;

          (c) any additional manpower, including salary and benefits, based on the needs of Licensor and Licensee's business and with the agreement of Licensee's CEO, required to implement the responsibilities of the Communications Director and his/her team;

          (d) following consultation with Licensee's CEO, the implementation of activities in support of the Licensed Master Service Marks ("the Corporate Brand") and the position of the RV, as follows: corporate events, media placement, creativity/production; brand agency costs, sponsorships/events, and media relations ("Corporate Brand Efforts") and

          (e) other items specified in this Agreement.

     The foregoing obligation shall not apply to Brand Fund Fees received for the last Payment Period of the renewal term (unless the parties enter a new service mark license agreement with regard to the Licensed Marks), and shall immediately cease if this Agreement terminates for any other reason.

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                                                                       EXHIBIT D

     5.4 Audit of Licensee's Records. Licensee and any sublicensees shall keep accurate books and records of all Gross Service Revenues, payments and Brand Fund Fees, together with such other data as is necessary and material to determine accurately the amounts payable hereunder. Licensor and Licensor's designee shall be entitled to inspect, during normal business hours, the books and records of Licensee and any sublicensees to ensure the proper reporting of Gross Service Revenues, payments and Brand Fund Fees and Licensee and any sublicensee's compliance with the terms and conditions of this Agreement. If such inspection discloses no deficit or a cumulative deficit over the term of this Agreement through the last Payment Period ending before the date of the inspection of less than five percent (5%) from the statements provided under
Section 5.2, the cost of such inspection shall be borne by Licensor. If any such cumulative deficit is five percent (5%) or greater, the cost of such inspection shall be borne by Licensee or the appropriate sublicensee. Any payments due under this Section shall be made in accordance with Section 22 hereof.

     5.5 Cure or Termination. If Licensee is in default of any payment or fee due hereunder, Licensee shall have thirty (30) days after receipt of written notice of such default to it by Licensor to cure said default, failing which this Agreement shall be subject to termination by Licensor exercisable thirty
(30) days after delivery of written notice to Licensee. If Licensee is in default two (2) or more times in any two (2) year period, the Licensor shall have the right to terminate this Agreement immediately by delivery of written notice to Licensee by Licensor.

     6. Brand Support Functions. Upon mutual agreement, Licensor and Licensee may enter into a separate agreement, whereby Licensee may procure from Licensor and Licensor would provide to Licensee certain marketing, promotion and sales support functions in connection with the Licensed Services.

     7. Retention of Rights. All existing goodwill in the Licensed Marks inures to the sole benefit of the Licensor. Licensee's use of the Licensed Marks and any and all goodwill that derives from such use, shall, except as provided in
Section 2.2(b), inure to the sole benefit of the Licensor. Except as otherwise expressly provided in this Agreement, Licensor shall retain all rights in and to the Licensed Marks, including all rights of ownership in and to the Licensed Marks and the right to license others to use the Licensed Marks for any product or service in the Licensed Territory and the rest of the Universe. Licensee shall execute all documents required to effect any transfer of rights to Licensor.

     8. Quality Control.

     8.1 General. Licensee acknowledges that the Licensed Services covered by this Agreement must be of sufficiently high quality as to provide maximum enhancement to and protection of the Licensed Marks and the goodwill they symbolize. Licensee further acknowledges that the maintenance of high quality services is of the essence of this Agreement and that it will utilize only Marketing Materials which do not disparage or place in disrepute Licensor, its businesses or its business reputation, or adversely affect or detract from Licensor's goodwill.

     8.2 Service Specifications. Licensee shall use the Licensed Marks only in accordance with, and in connection with, the marketing and provision of Licensed Services that meet the Service Specifications. The Service Specifications shall consist of technical performance, customer service, customer satisfaction and Marketing Specifications, shall be set forth in writing by Licensor and become Schedule E to this Agreement, and shall be defined further as the Licensed Services are developed for introduction and may evolve to meet market and other needs. The Service Specifications are deemed to be Proprietary Information under
Section 21 hereof. Licensee shall not commence or continue to offer any Licensed Service under the Licensed Marks unless it meets each of the relevant Service Specifications. The initial definition of the Service Specifications will be

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                                                                       EXHIBIT D

determined solely by Licensor, following consultation with Licensee, and shall be provided to Licensee for the countries of Brazil, Chile, Colombia and Peru within three (3) months of the Effective Date of this Agreement, and for any other country or jurisdiction in the Licensed Territory, within three (3) months of written notice to Licensor that Licensee intends to begin offering the Licensed Services in such country or jurisdiction. Licensee shall use its commercially reasonable best efforts to become fully compliant with the relevant Service Specifications within six (6) months after the delivery of such Service Specifications by Licensor to Licensee.

     8.3 Changes to Service Specifications.

          (a) Except with respect to Marketing Specifications, the Service Specifications may be amended, modified or supplemented from time to time by Licensor, following consultation with Licensee. Following any such amendment, modification or supplement to the Service Specifications, Licensee shall within a reasonable time determined in the reasonable judgment of Licensor following consultation with Licensee adhere to such amendment, modification or supplement.

          (b) The Marketing Specifications may be amended, modified or supplemented from time to time by Licensor in its sole discretion. Within sixty (60) days of Licensor's request to amend, modify, or supplement the Marketing Specifications, Licensee shall adhere to such amendment, modification or supplement.

     8.4 Quality Service Reviews. Right of Inspection. Licensor shall have the right to designate from time to time one or more Quality Control Representatives, who shall have the right at any time upon fifteen (15) days prior notice to conduct during Licensee's regular business hours an inspection, test, survey and review of Licensee's facilities and otherwise to determine compliance with the applicable Service Specifications. Licensee agrees to furnish to the Quality Control Representatives (i) samples or simulations of Licensed Services and Marketing Materials that are marketed or provided under the Licensed Marks as Licensor may request from time to time, for inspections, surveys, tests and reviews to assure conformance of the Licensed Services and the Marketing Materials with the applicable Service Specifications and (ii) all performance data in its control relating to the conformance of such Licensed Services with the applicable Service Specifications. Licensor may independently conduct continuous customer satisfaction surveys to determine if Licensee is meeting the Service Specifications. Any information obtained by either party or disclosed by one party to the other party pursuant hereto shall be deemed to be Proprietary Information of the party obtaining the information or disclosing the information pursuant to Section 21 hereof. If Licensee has actual knowledge that it is not complying with any Service Specification it shall notify Licensor and the provisions of Section 9 shall apply to such noncompliance.

     8.5 Communications Director. As set forth in Section 5.3(b) and (c), a Communications Director and at least five (5) persons reporting to the Communications Director shall be employed by Licensor at Licensor's sole cost and expense from the Brand Fund Fee. The Communications Director shall have several responsibilities relating to Licensee's use of the Licensed Marks, which shall include: (i) brand management, (ii) marketing communications, (iii) advertising and direct marketing, (iv) public relations, and (v) the monitoring of compliance with Service Specifications. The Communications Director shall (i) review and approve, subject to the concurrence of the Licensor's Vice President of Communications for Latin America or other Licensor-designated representative, all Licensee-produced Marketing Materials to ensure adherence to Licensor's brand positioning, policies and values and shall receive directions regarding brand position, brand strategy, brand values and implementation parameters from Licensor's Vice-President of Communications for

                                                                       EXHIBIT D

Latin America or other Licensor-designated representative; (ii) ensure coordination and alignment of Licensee's and Licensor's brand activities, including brand alignment of all of Licensee's corporate communications, including advertising, sponsorship/events, and identity; (iii) provide feedback to Licensee on reports required in the Service Specifications and reporting Licensee's performance with regard to Service Specifications to Licensor, (iv) planning and execution of public relations and media relations programs as further described herein, (v) planning and execution of marketing communications programs as further described herein, and (vi) manage, along with Licensor's Vice President of Communications for Latin America or other Licensor-designated representative, the advertising, direct marketing and public relations brand agencies used by Licensee. All activities relating to the Corporate Brand Efforts that are funded by the Brand Fund Fee shall be planned and implemented in the Latin American region by the Licensor's Latin America Communications Group with the participation of Licensee's CEO and the Communications Director. The parties agree that all communications efforts, whether Corporate Brand Efforts or Licensee Brand Efforts, shall be aligned to Licensor's brand positioning and strategy, but their implementation shall ensure relevancy to the markets to which they will be targeted. The Communications Director shall also attend all Marketing Task Force or similar meetings of Licensor and Licensee, and will attend relevant marketing and strategy meetings of both Licensor and Licensee. The Communications Director will work closely with Licensee's CEO and his/her senior management team and the Licensor's Vice President of Communications for Latin America in coordinating the overall alignment of Licensee's and Licensor's brand building activities in the Licensed Territory. Specifically, Licensee's CEO and his/her senior management team shall provide the Communications Director with the Licensee's business direction, strategies and plans for the Communications Director's use in the planning and execution of marketing communications, public relations and media relations programs which support Licensee's business goals. Communications programs developed for Licensee Brand Efforts shall be approved by Licensee's senior management team. Public relations and media relations programs developed for Licensee Brand Efforts shall be approved by Licensee's CEO. Licensor and Licensee shall jointly evaluate the performance of the Communications Director, and Licensor's Vice President of Communications for Latin America or other Licensor-designated representative shall provide performance reviews to the Communications Director. After consultation with Licensee, Licensor will have the sole right to replace the Communications Director as well as any person reporting to the Communications Director who was designated by Licensor. Licensee's CEO shall contact Licensor's Vice President for Latin America regarding problems or concerns which may arise from time to time with regard to the Communications Director and his/her team, and Licensor's Vice President for Latin America shall consult with Licensee's CEO regarding the appropriate corrective measures to be taken. Funding for Corporate Brand Efforts in Latin America will be defined and managed by Licensor with the active participation of Licensor's Communications Director and Licensee's CEO. Licensee shall use brand agencies designated by Licensor provided that their cost, service and quality are competitive with local first class international agencies operating in Latin America. The Licensor's Vice President of Communications for Latin America or other Licensor-designated representative shall oversee the performance of and shall have responsibility for employing any corrective measures required with regard to the brand agencies, but Licensee's CEO and his/her senior management team shall provide input to Licensor in connection with the evaluation of the brand agencies. In the event that one or more of the brand agencies designated by Licensor do not meet or continue to meet relevant cost, service and quality criteria after corrective measures are implemented, Licensor's Vice President of Communications for Latin America or other Licensor-designated representative, with Licensee CEO's active participation, shall select alternative agencies. Licensee's CEO and his/her senior management team shall communicate directly with the Communications Director to enable the

                                                                       EXHIBIT D

effective performance of his/her responsibilities and management of issues related to the Licensed Marks.

     8.6 Costs. Each party shall bear its own costs associated with, and all risk of loss and damage resulting from, all inspections, surveys, tests and reviews under this Section. Except as otherwise agreed herein, Licensee shall bear the costs for marketing communications, public relations and local advertising; while Licensor shall bear the cost of regional advertising in Latin America from the Brand Fund Fee.

     8.7 Sponsorship. Licensee shall not use the Licensed Marks to sponsor, endorse, or claim affiliation with any event, meeting, charitable endeavor or any other undertaking without the express written permission of Licensor. Any breach of this provision shall be deemed a Significant Breach by Licensee.

     9. Remedies for Noncompliance with Service Specifications.

     9.1 Initial Cure Period. If Licensor becomes aware that Licensee is not complying with any Service Specifications, or otherwise is in breach as defined by Sections 12.2(d) or (e), Licensor shall notify Licensee in writing, setting forth, in reasonable detail, a written description of the noncompliance and any suggestions for curing such noncompliance. Licensee shall have sixty (60) days from receipt of the description of noncompliance to correct such noncompliance, in the case of all Service Specifications, except those Service Specifications relating to Marketing Specifications (an "Initial Cure Period"). In the case of Licensee's noncompliance with respect to Service Specifications relating to Marketing Materials or Marketing Specifications, or where the Licensee otherwise is in breach as defined by Sections 12.2(a) or (f), Licensee shall immediately cease using any and all Marketing Materials which are in noncompliance with Service Specifications relating to Marketing Materials or Marketing Specifications, cease any other activity in noncompliance with these Service Specifications, and withdraw all Marketing Material in noncompliance with the Marketing Specifications. If there is any other noncompliance with respect to Service Specifications or if the Licensee is otherwise in breach as defined in Sections 12.2(a) or (f), and such breach continues beyond a twenty (20) day period, Licensee shall within a reasonable time but in any event within sixty
(60) days of the end of such twenty (20) day period either comply with the Service Specifications or shall be deemed to be in breach of this Agreement.

     9.2 Second Cure Period. If the noncompliance with the technical performance, customer service or customer satisfaction Service Specifications other than Marketing Specifications is not cured within the Initial Cure Period, either party may notify the other party thereof, setting forth, in detail, the reasons for noncompliance. Within ninety (90) days of receipt of any such notification, Licensor and Licensee shall create a mutually acceptable, detailed plan to rectify such noncompliance and Licensee and Licensor shall agree upon a reasonable and prompt timetable (the "Second Cure Period") to develop and implement this plan. Each party shall use all reasonable efforts to develop and implement this plan.

     9.3 Final Cure Period. If the noncompliance with the technical performance, customer service or customer satisfaction Service Specifications continues beyond the Second Cure Period, or if the parties are unable to reach agreement on a plan within the ninety (90) day time period set forth in Section
9.2 hereof and the Licensee is still in noncompliance, either party may notify the other party thereof and Licensee shall either cease offering the Licensed Service(s) which is or are not in compliance until it can comply with the Service Specifications or be deemed to be in breach of this Agreement.

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                                                                       EXHIBIT D

     9.4 Potential Injury to Persons or Property. Notwithstanding the foregoing, in the event that Licensor reasonably determines that any noncompliance with any Service Specification creates a material threat of personal injury or injury to property of any third party, upon written notice thereof by Licensor to Licensee, Licensee shall either cease offering the applicable Licensed Service under the Licensed Marks until it can comply with the Service Specifications or be deemed to be in breach of this Agreement.

     9.5 Costs. Except as otherwise expressly provided herein, all costs relating to effecting cures, including Licensor's and any consulting firm's and/or arbitrator's time and expenses and any additional monitoring required, shall be borne by Licensee.

     10. Protection of Licensed Marks.

     10.1 Ownership and Rights.  Except as otherwise expressly provided in
Section 2.2(b) Licensee acknowledges that Licensor is the sole owner of all rights, title and interest in and to the Licensed Marks. Licensee admits the validity of, and agrees not to challenge the ownership or validity of the Licensed Marks. Licensee shall take no action with respect to obtaining intellectual property rights in the Licensed Marks without the approval of Licensor. Licensor represents and warrants that the use of the Licensed Master Service Marks by the Licensee for the Licensed Services does not infringe the registered marks of any third party. Licensor shall use reasonable efforts to ensure that each Licensed Ancillary Service Mark (other than those Licensed Ancillary Service Marks developed by Licensee as provided in Section 2.2) is a Mark which is available for use and registration in the Licensed Territory for the particular service at issue. Licensee shall not disparage or adversely affect the validity of the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress. Licensee will not grant or attempt to grant a security interest in the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress, or this Agreement, or to record any such security interest in the Licensed Territory or elsewhere against any trademark or service mark application or registration belonging to Licensor. Licensee agrees to execute all documents including a Registered User Application reasonably requested by Licensor to effect further registration, maintenance and renewal of the Licensed Master Service Marks and the Licensed Ancillary Service Marks and, where applicable, to record Licensee as a registered user of the Licensed Master Service Marks and the Licensed Ancillary Service Marks. For purposes of this Agreement, Licensee shall be considered a "registered user" of the Licensed Master Service Marks and Licensed Ancillary Service Marks under the laws of the countries in the Licensed Territory, from time to time applicable.

     10.2 Similar Marks. Licensee further agrees not to use, acquire or register in any country any Mark resembling or confusingly similar or deceptive or misleading with respect to the Licensed Marks and not to use or register the Licensed Marks or any part thereof as part of its corporate or trade name except as authorized in this Agreement. Licensee further agrees not to use or register in any country any Mark which dilutes the Licensed Marks. If any application for registration is or has been filed in any country or political entity by Licensee which relates to any Mark which, in the sole opinion of Licensor acting in good faith, is confusingly similar, deceptive or misleading with respect to the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress, or which dilutes the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress, Licensee shall, within a reasonable time, but in any event within 30 days of written request from Licensor, at Licensor's sole discretion acting in good faith, immediately abandon any such application or registration or assign it to Licensor. If Licensee uses any Mark which, in the sole opinion of Licensor acting in good faith, is confusingly similar, deceptive or misleading with respect to the Licensed Master Service Marks, the Licensed Ancillary Service

                                                                       EXHIBIT D

Marks, or the Licensed Trade Dress, or which dilutes the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress, or if Licensee uses the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress in connection with any product or in connection with any service not specifically authorized hereunder, Licensee shall, within a reasonable time, but in any event within thirty (30) days of receiving written request from Licensor, permanently cease such use. Licensee shall reimburse Licensor for all the costs and expenses of any litigation, opposition, cancellation or related legal proceedings, including legal fees, instigated by Licensor or its authorized representative, in connection with any such use, registration or application.

     10.3 Infringement. In the event that Licensee learns of any infringement or threatened infringement of the Licensed Marks or any unfair competition, passing-off or dilution with respect to the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress, or any third party alleges or claims that either the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress are liable to cause deception or confusion to the public, or are liable to dilute or infringe any right of such third party, Licensee shall immediately notify Licensor or its authorized representative giving particulars thereof and Licensee shall provide necessary information and assistance to Licensor or its authorized representatives in the event that Licensor decides that proceedings should be commenced or defended.

     Licensor shall have exclusive control of any litigation, opposition, cancellation or related legal proceedings, or the settlement or compromise of any claim. The decision whether to bring, defend, maintain or settle any such proceedings shall be at the exclusive option and expense of Licensor and all recoveries shall belong exclusively to Licensor and all reasonable expenses or losses of Licensee in connection therewith shall be paid by Licensor to Licensee. Licensee will not initiate any such litigation, opposition, cancellation or related legal proceedings in its own name but, at Licensor's request, agrees to be joined as a party in any action taken by Licensor to enforce its rights in the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress.

     Licensor shall reimburse Licensee for all reasonable expenses of Licensee solely in its role as a party in the action. Nothing in this Agreement shall require or be deemed to require Licensor to enforce the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress.

     In the event of any claim, action, proceeding or suit by a third party against Licensee alleging an infringement by any of the Licensed Marks or copyright, by reason of the use, in accordance with the Service Specifications, of the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress in association with the Licensed Service(s), Licensor, at its expense, will defend Licensee subject to the following conditions:

     Licensor will reimburse Licensee for any reasonable costs, expenses, and legal fees incurred in connection with obtaining advice concerning its liability with respect to the claim, action, proceeding or suit, but not legal fees, costs and expenses involved in connection with the defense of the claim, action, proceeding or suit, unless incurred at Licensor's written request or authorization in which case Licensor will promptly reimburse Licensee in full for such amounts. Licensor also will indemnify Licensee against any liability (including any fines, penalties and punitive damages) assessed against Licensee by final judgment or order from which no appeal lies or the time for appeal has expired on account of such infringement or violation arising out of such use.

     10.4 Compliance With Laws. In the performance of this Agreement, Licensee and Licensor shall comply with all applicable laws and regulations, including those laws and regulations particularly

                                                                       EXHIBIT D

pertaining to the proper use and designation of Marks in the countries in the Licensed Territory. Should either party be or become aware of any applicable laws or regulations which are inconsistent with the provisions of this Agreement, such party shall promptly notify the other of such inconsistency. In such event, Licensor may, at its option, either waive the performance of such inconsistent provisions or negotiate with Licensee to make changes in such provisions to comply with applicable laws and regulations.

     11. No Transfer of Licensed Rights.

     11.1 No Sublicensing; Assignment; Rights to Marketing Materials and Trade Dress. Licensee shall not, except as provided in Section 2.1, (i) assign, license, transfer or part with any of its rights or obligations hereunder (whether by amalgamation, merger, consolidation, sale or otherwise), or (ii) grant or purport to grant any sublicense in respect of the Licensed Marks.

     11.2 Copyright License. Licensee acknowledges that the Marketing Materials and all proprietary rights therein are owned by or licensed to and reserved to Licensor and they are valid. Licensor hereby grants Licensee a royalty-free, non-exclusive, copyright license in the Licensed Territory to reproduce, distribute, display, perform and create derivative works from all Marketing Materials in connection with the provision of Licensed Services pursuant to this Agreement. Licensee shall neither acquire nor assert copyright, patent, industrial design, service mark or trademark ownership or any other proprietary rights in and to the Marketing Materials or in any derivation, adaptation or variation thereof. Any and all trademarks, service marks, copyrights (subject to any moral rights of Licensee which may not be assigned by operation of applicable law), or related rights accruing to Licensee in the Marketing Materials by virtue of its sale, distribution, performance or provision of the services in the Licensed Territory shall vest automatically at the time of accrual solely and exclusively in Licensor. Licensee shall sign all documents requested by Licensor to effectuate the transfer of these rights to Licensor, failing which Licensor may, and Licensee hereby grants Licensor the right to, execute documents on behalf of Licensee to secure or effectuate such rights. In the event this Agreement is terminated, canceled or expires, Licensee shall immediately upon such termination, cancellation or expiration cease all use in any manner of such Marketing Materials and shall assign any and all right, title and interest in and to any and all trademarks, service marks, copyrights, (subject to any moral rights of Licensee which may not be assigned by operation of applicable law) and other related proprietary rights in the Marketing Materials or in any derivation, adaptation or variation thereof the Licensee owns to Licensor.

     11.3 Trade Dress. Licensee shall assign to Licensor all rights, title, interest and related goodwill in and to any Licensed Trade Dress it develops or uses in connection with the provision of services under this Agreement. Such assignment shall be made on a non-fee, royalty-free basis.

     12. Terms and Termination.

     12.1 Term.

          (a) Unless earlier terminated in accordance with this Section 12, the initial term of this Agreement shall be five (5) years from the Effective Date. This Agreement shall automatically be renewed at the end of the initial term for an additional five (5) year term, provided that Licensee is not in default pursuant to Section 5 or in breach pursuant to Section 12.2.

          (b) Licensor in its sole discretion may terminate this Agreement if Licensor and/or its other Affiliates cease to own, directly and indirectly, a majority of the voting power of Licensee.

                                                                       EXHIBIT D

          (c) All sublicenses granted hereunder shall terminate upon the termination of this Agreement.

          (d) This Agreement shall terminate in the event of the termination for failure of Licensee to perform under the Nancy Investment Agreement or other agreements related thereto.

     12.2 Breach by Licensee. Licensor may terminate this Agreement at any time in the event of a Significant Breach by Licensee. A "Significant Breach by Licensee" shall mean, after exhaustion of any applicable cure provisions set forth in Sections 9 or 5 hereof, any of the following:

          (a) Licensee's use of any Mark (including the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or Licensed Trade Dress) contrary to this Agreement including any use which disparages or places in disrepute Licensor, its businesses, or its business reputation, or adversely affects or detracts from Licensor's goodwill;

          (b) Licensee's refusing or neglecting a request by Licensor for access to Licensee's facilities or Marketing Materials, which continues for thirty
     (30) days following a written description of the noncompliance and any suggestions for curing such noncompliance;

          (c) Licensee's Bankruptcy or Licensee's licensing, assigning, transferring or parting with (or purporting to license, assign, transfer or part with) any of the rights granted in this Agreement to others without the prior written approval of Licensor;

          (d) Licensee's failure to maintain the Service Specifications and other information furnished under this Agreement in confidence or failing to restrict the transmission of information, products and commodities as required by this Agreement;

          (e) Licensee's failure to abide by the Service Specifications in the sale, distribution, performance or provision of the Licensed Services, other than relating to Marketing Materials;

          (f) Licensee's failure to abide by the Service Specifications relating to Marketing Materials in the sale, distribution, performance or provision of the Licensed Services;

          (g) Licensee's failing to make any payment specified in this Agreement, including without limitation payments required under Sections 4 or 5 or 8 or 9 hereof;

          (h) Licensee's failure to abide by Section 8.7 of this Agreement relating to sponsorship; or

          (i) Licensee's failure to obtain the recordal, approval or permits required under Section 17 hereof.

     12.3 Termination Obligations. In the event this Agreement terminates, expires or is canceled in accordance with Section 12.2 hereunder, Licensee shall immediately, and permanently cease all use of the Licensed Marks, the use of "AT&T" as part of its corporate and trade name, and use of any proprietary materials of Licensor furnished hereunder and shall not use any confusingly similar name, Mark or trade dress, and Licensee shall have no further rights under this Agreement. In the event this Agreement terminates or expires in accordance with any other provision of this Agreement, Licensee shall have six
(6) months to cease all use of the Licensed Marks and any proprietary materials of Licensor furnished hereunder and to change its corporate name and to cause its Subsidiaries that are using "AT&T" as part of their corporate names to change their names, and shall thereafter not use any confusingly similar name, Mark or trade dress and Licensee shall have no further rights under this Agreement.

                                                                       EXHIBIT D

     12.4 No Waiver of Rights.  In addition to any other provision of this
Section 12, each party will retain all rights to any other remedy it may have at law or equity for any breach by the other of this Agreement.

     13. Indemnity. Licensee shall defend, indemnify and hold Licensor, its other Affiliates and authorized representatives harmless against all claims, suits, proceedings, costs, damages and judgments incurred, claimed or sustained by third parties whether for personal injury, or property damage, due to Licensee's marketing, sale, or use of services bearing the Licensed Master Service Marks, the Licensed Ancillary Service Marks, or the Licensed Trade Dress and shall indemnify Licensor for all damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) due to such use or any improper or unauthorized use of the Licensed Marks.

     14. Insurance.

     14.1 Insurance Policy. Licensee shall maintain, at its own expense, in full force and effect at all times during which services bearing the Licensed Master Service Marks, the Licensed Ancillary Service Marks or the Licensed Trade Dress are being sold, with a responsible insurance carrier acceptable to Licensor, at least a Five (5) Million U.S. Dollar (U.S. $5,000,000.00) comprehensive general liability insurance policy with respect to the services offered under the Licensed Marks. This insurance shall name Licensor as an insured party, shall be for the benefit of Licensor and Licensee and shall provide for at least ten (10) days prior written notice to Licensor and Licensee of the cancellation or any substantial modification of the policy. This insurance may be obtained for Licensor by Licensee in conjunction with a policy which covers services and/or products other than the Licensed Services covered under this Agreement.

     14.2 Evidence of Insurance. Licensee shall, from time to time upon reasonable request by Licensor, promptly furnish or cause to be furnished to Licensor evidence in form and substance satisfactory to Licensor, of the maintenance of the insurance required by Section 14.1 hereof, including without limitation originals or copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments.

     15. Notices, etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

     If to Licensee:

         Kiri Inc.
         2333 Ponce de Leon Blvd.
         Coral Gables, FL 33134
         Attn: Chief Executive Officer

     General Counsel
     Fax No.: 305-774-2001

                                                                       EXHIBIT D

     If to Licensor:
         AT&T Corp.
         295 N. Maple Avenue
         Basking Ridge, New Jersey 07920
         Attn: General Counsel
         Fax No.: 908-953-8360

         and

         AT&T Corp.
         Frank L. Politano, Esq.
         Trademark and Copyright Counsel
         295 North Maple Avenue
         Basking Ridge, New Jersey 07920
         Fax No.: 908-221-5783

or to such other address as such party shall have designated by notice so given to each other party.

     16. Compliance with Law. Nothing in this Agreement shall be construed to prevent Licensor or Licensee from complying fully with all applicable laws and regulations, whether now or hereafter in effect.

     17. Governmental Licenses, Permits and Approvals. Licensee, at its expense, shall be responsible for obtaining and maintaining all licenses, permits and Regulatory Approvals which are required by all Regulatory Authorities with respect to this Agreement, and to comply with any requirements of such Regulatory Authorities for the registration, approval or recording of this Agreement or any related Registered User Applications and for making payments hereunder. Licensee shall furnish to Licensor written evidence from such Regulatory Authorities of any such licenses, approvals, permits, clearances, authorizations, Regulatory Approvals, registration or recording. Licensor and Licensee agree that Licensor shall record this License Agreement with the appropriate authorities in the Licensed Territory where such licenses shall be recorded, pay the necessary fees and do all that may be required to effect such recordation and to obtain recognition of Licensee as an authorized or registered user of the Licensed Marks.

     18. Export

     Licensee acknowledges that any products, software, and technical information (including, but not limited to services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such products, software, and technical information must be authorized under those regulations. Licensee agrees that it will not use, distribute, transfer, or transmit the products, software, or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by Licensor, Licensee also agrees to sign those export-related documents which may be required for Licensor to comply with U.S. export regulations. The obligations of this section shall survive and continue after any termination of rights under this Agreement.

     19. Applicable Law; Jurisdiction. The construction, performance and interpretation of this Agreement shall be governed by the laws of the State of New York, U.S.A. without giving effect to its principles or rules of conflicts of law to the extent that such principles or rules would require or permit the application of the laws of another jurisdiction, provided that if the foregoing laws should be modified during the term hereof in such a way as to adversely affect the original intent of the parties, the parties will negotiate in good faith to amend this Agreement to effectuate their original intent as closely as possible. Subject to Section 20, Licensee and Licensor hereby irrevocably and

                                                                       EXHIBIT D

unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto in a court except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum. Licensee and Licensor hereby waive any right to a trial by jury.

     20. Dispute Resolution.

     20.1 Arbitration. Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (each a "Claim"), shall be finally settled by binding arbitration. The arbitration shall be conducted in accordance with the CPR Rules for Non-Administered Arbitration in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York City, New York, and it shall be conducted in the English language. Notwithstanding
Section 19 hereof, the arbitration and this clause shall be governed by Title 9 (Arbitration) of the United States Code. Any request for interim measures pursuant to Section 23.5 hereof or otherwise shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

     20.2 Number of Arbitrators/Selection. The arbitration shall be conducted by three arbitrators. The party initiating arbitration (the "Claimant") shall appoint an arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint an arbitrator within 30 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within 30 days of receipt of the Request by the Respondent, either party has not appointed an arbitrator, then that arbitrator shall be appointed by CPR Institute for Dispute Resolution. The first two arbitrators appointed in accord with this provision shall appoint a third arbitrator within 30 days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator or, in the event of a failure by a party to appoint, within 30 days after the CPR Institute for Dispute Resolution has notified the parties and any arbitrator already appointed of its appointment of an arbitrator on behalf of the party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the parties within the time period prescribed above, then the CPR Institute for Dispute Resolution shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

     20.3 Certain Procedures. The arbitration panel shall strictly limit discovery to the production of documents directly relevant to the facts alleged by the Claimant and the Respondent, and if depositions are required, each party shall be limited to five depositions. Each party shall bear its own expenses, but those related to the compensation of the arbitrators shall be borne equally.

     20.4 Arbitral Award. The arbitral award shall be in writing, state only the damages and injunctive relief granted and be final and binding on the parties. The parties hereto expressly waive and forgo any right to punitive, exemplary or similar damages as a result of any Claim. The arbitrators shall orally state the reasoning on which the arbitral award rests but shall not state such reasoning in any writing. The arbitration panel shall endeavor to issue the arbitral award within six months of the Request, but failure to do so shall not effect the validity of the arbitral award. The parties agree that the existence and contents of the entire arbitration, including the award, shall be

                                                                       EXHIBIT D

deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except for the enforcement thereof) or arbitration and shall not bind or collaterally estop either party with respect to any claim or defense made by any third party.

     20.5 Confidentiality of Proceedings. All proceedings in connection with any arbitration, including its existence, the content of the proceedings and any decision, shall be kept confidential to the maximum extent possible consistent with the law. The arbitrator shall issue an order preventing the parties, CPR Institute for Dispute Resolution and any other participants to the arbitration from disclosing to any third party any information obtained via the arbitration, including discovery of documents, evidence, testimony and the award except as may be required by law.

     20.6 Judgment. Judgment upon the decision may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets, provided that the party entering the award shall request that the court prevent the award from becoming publicly available except as may be required by law.

     21. Confidentiality of Information and Use Restriction. The Service Specifications disclosed and/or furnished to Licensee by Licensor under this Agreement and all copies of the Service Specifications made by Licensee, including translations, compilations and partial copies (the "Material") shall remain the property of the Licensor and shall be returned to Licensor upon request. Licensee shall use the Material solely for the purposes described in this Agreement. Licensee shall hold in confidence during and after the termination, expiration or cancellation of this Agreement and shall not disclose such Material to any third party without the prior written consent of the Licensor.

     The Proprietary Information disclosed and/or furnished by one party to another under this Agreement and all copies thereof made by the receiving party, including translations, compilations and partial copies shall remain the property of the disclosing party and shall be returned to the disclosing party upon request. The receiving party shall use the Proprietary Information solely for the purposes described in this Agreement. The receiving party shall hold in confidence during and after the termination, expiration or cancellation of this Agreement and not disclose, provide, or otherwise make available, in whole or in part such Proprietary Information to any third party without the prior written consent of the disclosing party, except Proprietary Information which, as established by reasonable proof by the receiving party:

          (i) at the time of the alleged disclosure, is known to the public;

          (ii) after the time of disclosure, becomes known to the public other than by or through a violation of this Agreement by the receiving party either directly or indirectly;

          (iii) at the time of disclosure, is in the possession of the receiving party and was not acquired directly or indirectly from the disclosing party;

          (iv) after the time of disclosure is lawfully received by the receiving party from a third party who has lawfully received it; or

          (v) at the time of disclosure, is required to be disclosed by law or by any government or regulatory agency having jurisdiction for telecommunication services, the receiving party making reasonable effort to have the agency retain the Proprietary Information in confidence.

     Both parties shall ensure that only its employees with a need to know the Proprietary Information shall have access to it and then only if those employees have entered an appropriate

                                                                       EXHIBIT D

confidentiality and use restriction agreement obligating them at least to the same extent as the Licensee is obligated under this Agreement.

     The receiving party of the Proprietary Information shall exercise a standard of care under this Section that is not less than the standard of care Licensor exercises under its own corporate policy for confidentiality and use restrictions for its own Proprietary Information.

     If and when Licensor receives Proprietary Information of Licensee through inspection, test, survey and review of Licensee's facilities and otherwise to determine compliance with the applicable Service Specifications, Licensor's non-disclosure requirements hereunder shall be for a period not to exceed three years from the termination or expiration of this Agreement.

     22. Payments.

     22.1 Payments. All payments or fees due under this Agreement ("Payments") shall be made on the date that they are due and shall be subject to a late payment charge equal to the lesser of (i) U.S. dollar LIBOR rate (London Inter Bank Offer Rate) quoted for sixty (60) day advances (quoted on TELERATE, a service of Dow Jones) plus 600 basis points starting on the date the Payment is due plus 600 basis points accruing from the due date to date of receipt of the balance owed by the Licensee and (ii) the maximum rate permitted by law. If receipt occurs later than sixty (60) days from the due date, a weighted average is computed based on successive sixty (60) day rates (e.g., if a year elapses six rates taken sixty (60) days apart would be averaged.)

     22.2 Taxes. All Payments due under this Agreement shall be made in full without any deduction or withholding whatsoever for taxes or duties imposed by the countries in the Licensed Territory or any subdivision or local jurisdiction thereof, unless such withholding or deduction is required by law in which event Licensee shall pay to Licensor such additional amount so that the net amount received by Licensor after the deduction or withholding will equal the full amount which would have been received by it had no such deduction or withholding been made.

     22.3 Payment of Brand Fund Fees. The payment of the Brand Fund Fees and any associated late charges under Section 22.1 shall be made via electronic funds transfer to a bank account designated by Licensee solely for this purpose with notice to Licensor as to its existence and signing authority, and the funds in such account shall be accessible solely by the Licensor Vice President for Latin America and/or other Licensor-designated representative.

     23. Miscellaneous.

     23.1 Name, Captions. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

     23.2 Entire Agreement. The provisions of this Agreement (including the Schedules hereto) contain the entire agreement between the parties relating to use by Licensee of the Licensed Marks and supersede all prior agreements and understandings relating to the subject matter hereof. No rights are granted to use the Licensed Marks except as specifically set forth in this Agreement. In the event of any conflict between the provisions of this Agreement and provisions of other agreements involving Licensor and Licensee, the provisions of this Agreement shall prevail. This Agreement is not a franchise, does not create a partnership or joint venture and shall not be deemed to constitute an assignment of any rights of Licensor to Licensee. Licensee is an independent contractor, not an agent or employee of Licensor, and Licensor is not liable for any acts or omissions by Licensee. The continuing obligations of Licensee in this Agreement, including those obligations set forth in Sections 10.2 and 18, shall survive and continue after the expiration, cancellation, or termination of

                                                                       EXHIBIT D

this Agreement. With respect to Section 21, the obligations shall survive and continue for a period of three (3) years following such expiration, cancellation or termination of this Agreement. Notwithstanding the foregoing, the confidentiality provisions of the Purchase Agreement are not in any way altered, amended, extended, contracted or superseded by this Section 23.2 of this Agreement.

     23.3 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the parties.

     23.4 Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

     23.5 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance, interim or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     23.6 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     23.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     23.8 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

     23.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

     23.10 Further Assurances. Each of the parties shall, and shall cause its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take other such actions as shall be necessary or otherwise reasonably requested by a party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise carry out the intent and purposes of this Agreement.

     23.11 Construction of this Agreement. In any construction of this Agreement, this Agreement shall not be construed against any party based upon the identity of the drafter of the Agreement or any provision of it.

                                                                       EXHIBIT D

     23.12 Effective Date. This Agreement shall become effective upon the date of the consummation of the Merger under the Merger Agreement (the "Effective Date") and shall have no force or effect prior to such time.

                                                                       EXHIBIT D

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives as of the date first stated above.

KIRI INC.                                              AT&T CORP.
By:                                                    By:
Name:                                                  Name:
Title:                                                 Title:
Date:                                                  Date:

                                                                       EXHIBIT D

                                   SCHEDULE A
                         LICENSED MASTER SERVICE MARKS

                                  [AT&T LOGO]

             ------------------------------------------------------

                          [AT&T AND GLOBE DESIGN LOGO]

                          [AT&T AND GLOBE DESIGN LOGO]

                                                                       EXHIBIT D

                                   SCHEDULE B
                REGISTRATIONS FOR LICENSED MASTER SERVICE MARKS

                                                                            REGISTRATION    REGISTRATION
                                                                           OR APPLICATION  OR APPLICATION
COUNTRY                                                   MARK                  NO.             DATE
-------                                                   ----             --------------  --------------
Argentina....................................  AT&T                        1099877         Feb. 28, 1995
Argentina....................................  AT&T & Globe Design         1518137         Apr. 29, 1994
Brazil.......................................  AT&T                        811983030       Aug. 5, 1986
Brazil.......................................  AT&T & Globe Design         819860573       Mar. 24, 1997
Chile........................................  AT&T                        389224          Mar. 8, 1993
Chile........................................  AT&T & Globe Design         420096          Jan. 18, 1994
Colombia.....................................  AT&T                        112857          Apr. 4, 1986
Colombia.....................................  AT&T & Globe Design         148388          Jan. 28, 1994
Peru.........................................  AT&T                        2468            Jan. 25, 1984
Peru.........................................  AT&T & Globe Design         14617           Jun. 2, 1998

                                                                       EXHIBIT D

                                  SCHEDULE C1
                        LICENSED ANCILLARY SERVICE MARKS

                                                                    RESTRICTIONS ON LICENSE
                                                             -------------------------------------
MARK                                                         LICENSED TERRITORY  LICENSED SERVICES
----                                                         ------------------  -----------------
IT'S ALL WITHIN YOUR REACH.................................  All                        All
TODO A SEU ALCANCE.........................................  All Portuguese-            All
                                                             speaking countries
TODO A TU ALCANCE..........................................  All Spanish-               All
                                                             speaking countries

                                                                       EXHIBIT D

                                  SCHEDULE C2
               REGISTRATIONS FOR LICENSED ANCILLARY SERVICE MARKS

                                                                            REGISTRATION    REGISTRATION
                                                                           OR APPLICATION  OR APPLICATION
COUNTRY                                                   MARK                  NO.             DATE
-------                                                   ----             --------------  --------------
Argentina....................................  IT'S ALL WITHIN YOUR REACH  2151848         May 20, 1998
Argentina....................................  TODO A TU ALCANCE           2151851         May 20, 1998
Bolivia......................................  IT'S ALL WITHIN YOUR REACH  6065            May 5, 1998
Bolivia......................................  TODO A TU ALCANCE           6064            May 5, 1998
Brazil.......................................  IT'S ALL WITHIN YOUR REACH  819891959       Apr. 22, 1997
Brazil.......................................  TODO A SEU ALCANCE          820880574       Jun. 29, 1998
Chile........................................  IT'S ALL WITHIN YOUR REACH  414215          May 8, 1999
Chile........................................  TODO A TU ALCANCE           414213          May 8, 1999
Colombia.....................................  IT'S ALL WITHIN YOUR REACH  98028803        May 21, 1999
Colombia.....................................  TODO A TU ALCANCE           98028799        May 21, 1999
Peru.........................................  IT'S ALL WITHIN YOUR REACH  15536           Sep. 10, 1998
Peru.........................................  TODO A TU ALCANCE           15442           Aug. 31, 1998

                                                                       EXHIBIT D

                                   SCHEDULE D
                              LICENSED TRADE DRESS

     1. The overall configurations of the AT&T and globe design corporate signature as set forth more fully in the AT&T document Corporate Identity
Program: Graphic Standards Manual ("Graphic Standards Manual").

     2. The AT&T Garamond typeface, namely AT&T's proprietary typeface used for all marketing communications materials, including print and television advertising, promotional brochures, pamphlets and other Marketing Materials and as set forth in the AT&T document Guidelines For Print and TV Advertising.

     3. The AT&T identification stripes, namely a rectangular band consisting of three parallel lines: the top line being red (PANTONE(R) 485); the middle, blue (PANTONE(R) Process Blue); the bottom, black (PANTONE(R)Process Black), as set forth in the Graphic Standards Manual.

     4. The acceptable color applications of the AT&T and globe design corporate signature as set forth in the Graphic Standards Manual.

     5. The acceptable graphic techniques relating to the AT&T and globe design corporate signature as set forth in the Graphic Standards Manual.

     6. The acceptable applications of the AT&T globe design corporate signature and typography, as well as the visual style and design techniques (layout) as applied to any product marking, as set forth in the AT&T document Product Marking Reference Manual.

     7. The acceptable applications of the AT&T globe design corporate signature and typography, as well as the visual style and design techniques, as applied to business stationery, and as set forth in the AT&T document Business Stationery Specifications.

     8. Nothing in this Schedule shall restrict or limit AT&T's claim of trade dress rights in or protection of AT&T's Trade Dress.

                                                                       EXHIBIT D

                                   SCHEDULE E
                             SERVICE SPECIFICATIONS

                                                                       EXHIBIT D

                                   SCHEDULE F
                               LICENSED SERVICES

EXCLUSIVE SERVICES

     - Local voice delivered through fixed-line connectivity
     - Domestic long distance
     - International long distance
     - Point-to-point dedicated line
     - Asynchronous Transfer Mode (ATM)
     - Frame relay
     - Internet access
     - 1-800/toll free
     - Packet X.25 (data)
     - Virtual network services (data)
     - Switched digital (data)

NONEXCLUSIVE SERVICES

     - AT&T card services
     - AT&T Direct(R) services
     - E-commerce
     - Web-hosting
     - Fixed wireless for connectivity
     - Voice over Internet Protocol
     - Managed Network Services (as defined herein)

                                                                       EXHIBIT D

                                   SCHEDULE G
                           CRITERIA FOR SUBLICENSEES

     Neither sublicensees nor their affiliates (including any joint venture and business alliance in which sublicensee is a participant) conduct business or engage in business practices in any of the following areas:

     - Illegal activities;
     - Content or practices which demean, ridicule or attack individuals or groups on the basis of age, color, national origin, race, religion, sex, sexual orientation or handicap;
     - Pornographic, obscene or sexually explicit/suggestive material or content;
     - Material deemed to be harmful to children;
     - Tobacco or alcoholic beverages;
     - Firearms, ammunition or fireworks;
     - Gambling;
     - Contraceptives;
     - Violence;
     - Vulgar or obscene language;
     - Solicitation of funds;
     - Extreme political or social activism.

                                                                EXHIBIT E TO THE
                                                    AGREEMENT AND PLAN OF MERGER

                                EXHIBIT E TO THE
                                MERGER AGREEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           REGIONAL VEHICLE AGREEMENT

                                  DATED AS OF

                                             , 1999 BETWEEN

                                   AT&T CORP.

                                      AND

                                   KIRI INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

SECTION                                                       PAGE
-------                                                       ----
ARTICLE I SCOPE.............................................    1
      1.1.  RV Business.....................................    1
ARTICLE II RV SERVICES......................................    2
      2.1.  RV Exclusive Services...........................    2
      2.2.  RV Non-Exclusive Services.......................    2
      2.3.  Preferred Supplier to Parent....................    2
ARTICLE III EXCLUDED ACTIVITIES.............................    2
      3.1.  Excluded Activities.............................    2
ARTICLE IV GLOBAL VENTURE...................................    2
      4.1.  Regional Vehicle's Provision of RV Services to
      the Global Venture....................................    2
      4.2.  Regional Vehicle's Distribution of Services of
            and Purchase of Services from the Global
            Venture.........................................    3
      4.3.  Services Reserved to the Global Venture.........    3
      4.4.  Managed Network Services........................    3
ARTICLE V AT&T GLOBAL NETWORK...............................    4
      5.1.  AT&T Global Network Services....................    4
      5.2.  Regional Vehicle's Provision of Services to the
      AT&T Global Network...................................    4
      5.3.  AT&T Global Network Distribution Arrangements...    4
ARTICLE VI PARENT ACQUISITIONS, ETC. .......................    4
      6.1.  Territory Acquisitions..........................    4
      6.2.  FMV Determination...............................    5
      6.3   Easymail Chile..................................    6
ARTICLE VII TERM 8..........................................    6
      7.1.  Term............................................    6
ARTICLE VIII ARBITRATION....................................    7
      8.1.  Arbitration.....................................    7
      8.2.  Number of Arbitrators/Selection.................    7
      8.3.  Certain Procedures..............................    7
      8.4.  Arbitral Award..................................    7
      8.5.  Confidentiality of Proceedings..................    7
      8.6.  Judgment........................................    8
ARTICLE IX MISCELLANEOUS....................................    8
      9.1.  Amendment.......................................    8
      9.2.  Waiver..........................................    8
      9.3.  Notices.........................................    8
      9.4.  Assignment; Binding Effect......................    9
      9.5.  Entire Agreement................................    9
      9.6.  Governing Law...................................    9
      9.7.  Further Assurances..............................    9
      9.8.  Headings........................................    9
      9.9.  Interpretation..................................    9
     9.10.  Severability....................................    9
     9.11.  Enforcement.....................................    9
     9.12.  Counterparts....................................   10

EXHIBITS

Exhibit A              Definitions
SCHEDULES
Schedule A-1           RV Exclusive Services
Schedule A-2           Parent Group Activities
Schedule B             RV Non-Exclusive Services
Schedule C             Excluded Activities

     REGIONAL VEHICLE AGREEMENT, dated as of                          , 1999,
between AT&T Corp., a New York corporation ("AT&T") and Kiri Inc., a Delaware corporation ("Regional Vehicle"). Certain capitalized terms used herein without definition shall have the meanings specified in Exhibit A.

                                    RECITALS

     A. Parent, Regional Vehicle, a Delaware Corporation, FirstCom Corporation, a Texas Corporation (the "Company"), and a subsidiary of Regional Vehicle ("Merger Sub") have entered into an Agreement and Plan of Merger, dated November 1, 1999 (the "Merger Agreement"), pursuant to which the Company will merge with and into Merger Sub (the "Merger"). Immediately following the Merger, it is intended that, on a fully-diluted basis, (i) the former shareholders of the Company will own, collectively, approximately 34% of the shares of common stock of Regional Vehicle, (ii) Parent will own, directly or indirectly, approximately 60% of the shares of common stock of Regional Vehicle, and (iii) Promon Tecnologia S.A., or an Affiliate thereof, will own approximately 6% of the shares of common stock of the Regional Vehicle.

     B. Parent and Regional Vehicle anticipate that the establishment of Regional Vehicle and the commercial arrangements contemplated hereby will enable the delivery of competitive, comprehensive packages of end-to-end integrated broadband services to customers in the Territory.

     C. Regional Vehicle will benefit from its relationship with Parent as a result of certain contractual arrangements of Parent, including the Framework Agreement, dated as of October 23, 1998, among Parent, VLT Corporation, British Telecommunications PLC, BT (Netherlands) Holdings B.V. and Thistle B.V. (as amended from time to time, the "Framework Agreement"). Regional Vehicle is also expected to have increased demand for its services as a result of the commercial arrangements contemplated hereby. Parent will grant concurrently with the Merger a non-exclusive license to Regional Vehicle to use certain Brands (the "Licensed Brands") pursuant to the Brand License Agreement.

     D. Regional Vehicle shall serve as Parent's strategic vehicle for in-country investments in the Territory for the provision of broadband high-speed connectivity to business customers in the Territory and for the provision of certain other telecommunications services in the Territory, in each case to the extent set forth in this Agreement.

     E. In consideration of the mutual undertakings of the parties contained herein and as an inducement to the parties to enter into the Merger Agreement, Regional Vehicle and Parent desire to define the scope of Regional Vehicle's business and its relationship with Parent and certain Affiliates and joint ventures of Parent as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I

                                     SCOPE

     1.1. RV Business. (a) Regional Vehicle has been established primarily to provide broadband, high-speed connectivity to business customers in the Territory and, in connection therewith, to provide, offer, distribute, market and sell primarily to business customers RV Exclusive Services and

RV Non-Exclusive Services, own facilities and other assets related thereto and engage in incidental activities related thereto, in each case in the Territory, in accordance with the terms of this Agreement. Regional Vehicle may conduct its business through its Subsidiaries in the Territory, provided that Regional Vehicle shall cause such Subsidiaries to comply with all of the provisions of this Agreement applicable to Regional Vehicle as if they were signatories hereof.

     (b) Regional Vehicle shall provide, offer, distribute, market and sell all of its RV Exclusive Services and RV Non-Exclusive Services under (i) the Licensed Brands, (ii) Brands specified by the Global Venture, subject to the prior written consent of the Global Venture, in the case of services relating to the Global Venture or (iii) subject to the approval of Parent as provided in the Brand License Agreement, Brands created by Regional Vehicle and owned by Parent or Regional Vehicle.

                                   ARTICLE II

                                  RV SERVICES

     2.1. RV Exclusive Services. The services listed in the Schedule of RV Exclusive Services attached hereto as Schedule A-1 are referred to herein as the "RV Exclusive Services." Except as identified in the Schedule of Parent Group Activities attached hereto as Schedule A-2 hereof or as provided in Article V, Parent will not, and will cause the other members of the Parent Group not to, provide, offer, distribute, market or sell RV Exclusive Services in the Territory unless Regional Vehicle supplies such services to Parent or such member of the Parent Group.

     2.2. RV Non-Exclusive Services. The services listed in the Schedule of RV Non-Exclusive Services attached hereto as Schedule B may, subject to the terms of this Agreement, be provided, offered, distributed, marketed or sold by any Person and such services are referred to herein as the "RV Non-Exclusive Services," and, together with the RV Exclusive Services, as the "RV Services."

     2.3. Preferred Supplier to Parent. The Regional Vehicle shall be a Preferred Supplier of RV Exclusive Services in the Territory to Parent and its wholly-owned Subsidiaries, except to the extent Parent and its wholly-owned Subsidiaries are obligated to purchase such services from the Global Venture.

                                  ARTICLE III

                              EXCLUDED ACTIVITIES

     3.1. Excluded Activities. Regional Vehicle shall not provide, offer, distribute, market or sell any service listed in the schedule of Excluded Activities attached hereto as Schedule C or take any other action that contravenes Section 4.3 relating to the Global Venture (collectively, the "Excluded Activities").

                                   ARTICLE IV

                                 GLOBAL VENTURE

     4.1. Regional Vehicle's Provision of RV Services to the Global
Venture. The Regional Vehicle shall be a Preferred Supplier of RV Services in the Territory to the Global Venture in accordance with and subject to the Framework Agreement on commercially reasonable terms as agreed between Regional Vehicle and the Global Venture.

     4.2. Regional Vehicle's Distribution of Services of and Purchase of Services from the Global Venture. (a) Parent shall request that the Global Venture grant to Regional Vehicle distribution rights with respect to Global Business Communications Services of the Global Venture in the Territory on commercially reasonable terms in accordance with and subject to the terms of the Framework Agreement.

     (b) Regional Vehicle shall purchase all of its requirements for Global Communications Services from the Global Venture pursuant to commercially reasonable terms to be set forth in (i) an agreement between the Regional Vehicle and the Global Venture or (ii) if applicable, an agreement between Parent and the Global Venture governing the purchase of Global Communications Services by Parent and its Subsidiaries.

     (c) Regional Vehicle shall purchase all of its requirements for International Traffic Termination Services from the Global Venture, provided that such services are provided by the Global Venture to Regional Vehicle on commercially reasonable terms.

     4.3. Services Reserved to the Global Venture. Unless Regional Vehicle is a Limited Cross Border Network Services Provider or as otherwise agreed by Parent and the Global Venture and any other party whose consent may be required under the Framework Agreement, Regional Vehicle shall not:

          (a) offer, sell or distribute Global Business Communications Services or any services competitive with the Global Business Communications Services provided through the Global Venture except as permitted pursuant to Section 4.2;

          (b) offer, sell or distribute any Communications Services, except through the Global Venture, to any Person that is a Qualifying MNC Customer (as such term is defined in the Framework Agreement)(each such Person, a "Qualifying MNC"), a list of which Parent has previously delivered to Regional Vehicle, and which Parent will update periodically;

          (c) own, operate, lease or manage Global Network Facilities; or

          (d) provide any International Carrier Services.

Regional Vehicle shall be deemed a "Limited Cross Border Network Services Provider" for so long as Regional Vehicle and any Person in which it has a direct or indirect equity interest do not derive aggregate annual revenues ("Cross Border Revenues") that exceed $150 million, directly or indirectly, whether acting alone or in association with, or through one or more Persons, from Global Business Communications Services and other services provided over a cross border network owned by Regional Vehicle or its Subsidiaries or provided by any cross border network, alliance or consortium in which Regional Vehicle has any direct or indirect equity interest. For purposes of calculating such aggregate annual revenues, the actual pro rata share of revenues of any Persons in which Regional Vehicle owns a direct or indirect equity interest shall be included with respect to any investments in a Person that is not wholly-owned by the Regional Vehicle. Within 90 days of the end of each Regional Vehicle fiscal year, Regional Vehicle shall provide Parent with a certificate executed by the chief executive officer and chief financial officer of Regional Vehicle certifying the amount of Cross Border Revenues for such fiscal year and setting forth the breakdown and calculation thereof in reasonable detail.

     4.4. Managed Network Services. Regional Vehicle shall not provide Managed Network Services to any Qualifying MNC except as contracted through the Global Venture.

                                   ARTICLE V

                              AT&T GLOBAL NETWORK

     5.1. AT&T Global Network Services. Any current or future services provided by any member of the Parent Group using any assets owned or controlled now or in the future by the AT&T Global Network are referred to herein as the "AT&T Global Network Services". Notwithstanding Section 2.1, Parent or any member of the Parent Group may provide, offer, market, distribute or sell to any Person, and, subject to 5.3, may appoint any Person as a distributor of, AT&T Global Network Services in the Territory.

     5.2. Regional Vehicle's Provision of Services to the AT&T Global
Network. Regional Vehicle shall be a Preferred Supplier of RV Services to the AT&T Global Network on commercially reasonable terms as agreed between Regional Vehicle and Parent.

     5.3. AT&T Global Network Distribution Arrangements. Promptly after the execution of this Agreement, Parent will cause the appropriate AT&T Global Network Person to discuss with Regional Vehicle possible arrangements for the distribution of AT&T Global Network Services by Regional Vehicle in the Territory. While the parties have not reached any understanding as to the outcome of such discussions, they have agreed that Regional Vehicle shall be an exclusive distributor of AT&T Global Network Services in one or more countries in the Territory on commercially reasonable terms as may be agreed between Regional Vehicle and Parent, provided that such exclusive distributorship shall
(i) be subject to Regional Vehicle's ability to meet performance and service level requirements established by AT&T Global Network; (ii) not limit the rights of any Person under the Master Services Agreement, dated December 7, 1998 by and between International Business Machines Corporation and AT&T Solutions, Inc., the Master Asset Purchase Agreement, dated December 7, 1998, between International Business Machines Corporation and AT&T or any related agreements, or the ability of any such Person to comply with its obligations thereunder; and
(iii) not limit the rights of any member of the Parent Group or any AT&T Global Network Person to (x) distribute AT&T Global Network Services directly to customers in the Territory, (y) have its employees market or sell such services to customers in the Territory or (z) appoint remarketers or global value added resellers (VARs) of AT&T Global Network Services.

                                   ARTICLE VI

                           PARENT ACQUISITIONS, ETC.

     6.1. Territory Acquisitions. (a) If (i) a member of the Parent Group acquires (including as a result of a merger or any other business combination transaction) an interest in any Person that derived (including through any consolidated Subsidiaries of such Person) revenues in the immediately preceding fiscal year from assets or customers in the Territory (such revenues, the "Territory Revenues") (such Person, an " Acquired Person," and together with its Subsidiaries, if any, an "Acquired Group"), (ii) more than 50% of such Territory Revenues were derived from the provision of RV Exclusive Services and (iii) such acquisition would otherwise result in any member of the Acquired Group becoming a member of the Parent Group (such case, a "Covered Acquisition"), Parent shall comply with the provisions of Section 6.1(b).

     (b) In the case of a Covered Acquisition, within (i) eighteen months, if the Territory Revenues of such Acquired Group were greater than 33 1/3% of such Acquired Group's consolidated gross revenues for its immediately preceding fiscal year, or (ii) thirty months, if the Territory Revenues of such Acquired Group were less than 33 1/3% of such Acquired Group's consolidated gross revenues for its immediately preceding fiscal year, after the acquisition of such Acquired Person, Parent shall either (x) cause the members of such Acquired Group to cease in all material respects providing RV Exclusive Services in the Territory or (y) offer, or cause the relevant member of the Parent Group to offer, in writing (an "Offer") to sell to the Regional Vehicle for cash that portion of the Acquired Group's business that primarily relates to the provision of such RV Exclusive Services in the Territory (the "Offered Assets") at their Fair Market Value, provided that this Section 6.1(b) shall not apply if selling such Offered Assets (x) would conflict with or contravene applicable law or a pre-existing contractual obligation of any member of the Acquired Group or that is binding on any material assets of such a member and such obligation is not waived or amended,
(y) would result in a tax obligation for members of the Parent Group that is material in relation to the consideration paid for the Offered Assets by the relevant member of the Parent Group or (z) in the case of a business that is not owned by a direct or indirect substantially wholly-owned Subsidiary of Parent, would, in the good faith determination of the Board of Directors of any relevant member of a Parent Group, having received advice of outside counsel with respect to fiduciary duties to minority shareholders, violate any such fiduciary duties (each of subsection (x), (y) and (z), an "Offer Exception"), provided further that Offered Assets shall not include any assets held by a Person that is not controlled by Parent. Such Offer may be accepted by Regional Vehicle by written notice to Parent until the later of (A) the one hundred twentieth day after the date of the Offer and (B) 25 days after the date of determination of the Fair Market Value of such Offered Assets pursuant to Section 6.3 (such period being referred to herein as, the "Offer Response Period").

     (c) No member of an Acquired Group shall be included in the Parent Group except as provided below in the case of a Covered Acquisition. In the case of a Covered Acquisition, no member of an Acquired Group shall be included as a member of the Parent Group until the later of (i) the day after the expiration of the Offer Response Period, (ii) two years after such member's acquisition and
(iii) the date of the actual transfer of the Offered Assets to Regional Vehicle if Regional Vehicle accepts the Offer, provided that, if (x) Regional Vehicle shall not accept an Offer within the Offer Response Period or (y) a member of a Acquired Group is subject to an Offer Exception, such member shall not be included as a member of the Parent Group at any time.

     6.2. FMV Determination. (a) Parent shall set forth in any Offer its determination of the Fair Market Value of the Offered Assets that are the subject of such Offer. If Regional Vehicle does not agree that the Fair Market Value set forth in the Offer represents the value Parent could obtain in an arm's length sale of the Offered Assets to an unaffiliated third party, Regional Vehicle shall deliver a written notice (an "FMV Notice") to Parent requesting that a determination of Fair Market Value be made pursuant to this Section 6.2. If Regional Vehicle does not deliver such FMV Notice within 45 days after the date of the Offer, the Fair Market Value of the Offered Assets shall be the amount set forth in the Offer.

     (b) If Regional Vehicle delivers an FMV Notice, each of Parent and Regional Vehicle shall retain within 15 days of such delivery, and provide relevant information to, an internationally recognized investment banking firm (each, an "appraiser", together the "Initial Appraisers") to determine the Fair Market Value of the Offered Assets. Within 30 days following the provision of relevant information by Parent and Regional Vehicle to the Initial Appraisers, which information shall be provided within 30 days after retention of the Initial Appraisers, the Initial Appraisers shall submit their determinations of the Fair Market Value of the Offered Assets to Parent and Regional Vehicle. If the difference between the determinations submitted by the Initial Appraisers is less than 20 percent of the lowest of such determinations, then the average of the determinations submitted by the appraisers shall be deemed to be the Fair Market Value for the Offered Assets.

     (c) If the difference between the determinations submitted by each appraiser equals or exceeds 20 percent of the lowest of such determinations, the Initial Appraisers will within 15 days select a third internationally recognized investment banking firm to make such determination, provided if the

Initial Appraisers cannot agree to a third internationally recognized investment banking firm, such firm shall be chosen by the CPR Institute for Dispute Resolution. Regional Vehicle and Parent shall provide information to the third appraiser within ten days after such appraiser is appointed. The third appraiser shall submit its determination of the Fair Market Value for the Offered Assets to Regional Vehicle within 30 days following the provision of relevant information by Regional Vehicle and Parent. The average of the determination provided by such third appraiser and the determination submitted by the Initial Appraisers that is closer to the determination provided by such third appraiser shall be deemed to be the Fair Market Value of the Offered Assets, provided, however, that to the extent such average is greater than the higher price submitted by the Initial Appraisers (the "High Price"), the Fair Market Value of the Offered Assets shall be the High Price or, to the extent such average is less than the lower price submitted by the Initial Appraisers (the "Low Price"), the Fair Market Value of the Offered Assets shall be the Low Price. The fees and expenses of the Initial Appraisers shall be borne by the respective parties that appointed them. The fees and expenses of any third appraiser shall be split equally between Regional Vehicle and Parent.

     6.3. Easymail Chile. Prior to any sale or transfer of any interest in Easymail Chile S.A. (an "Easymail Interest") held by Parent or any Subsidiaries of Parent (such holder, a "Selling Person") to a Person other than Parent or another Affiliate of Parent, Parent shall, or cause such Selling Person to, offer in writing (an "Easymail Offer") to sell to Regional Vehicle for cash such Easymail Interest at its Fair Market Value, provided that this Section 6.3 shall not apply if selling such Easymail Interest would conflict with or contravene applicable law or a pre-existing contractual obligation of Parent or such Selling Person. The Selling Person shall set forth in any Easymail Offer its determination of the Fair Market Value of such Easymail Interest. If Regional Vehicle does not agree that the Fair Market Value set forth in the Easymail Offer represents the value such Selling Person could obtain in an arm's length sale of such Easymail Interest to an unaffiliated third party, Regional Vehicle shall deliver a written notice (an "Easymail FMV Notice") to Parent requesting that a determination of Fair Market Value be made in accordance with the procedures set forth in Sections 6.2(b) and 6.2(c). If Regional Vehicle does not deliver such Easymail FMV Notice within 45 days after the date of the Easymail Offer, the Fair Market Value of the Easymail Interest shall be the amount set forth in the Easymail Offer. Otherwise the Fair Market Value shall be that value determined in accordance with the procedures set forth in Sections 6.2(b) and 6.2(c), provided that in the case of any Selling Person other than Parent, a reference to Parent in such Section shall be deemed to be a reference to such Selling Person and a reference to Offered Assets shall be deemed to be a reference to such Easymail Interest. Such Easymail Offer may be accepted by Regional Vehicle by written notice to Parent until the later of (a) the one hundred twentieth day after the date of the Easymail Offer and (b) 25 days after the date of determination of the Fair Market Value of such Easymail Interest in accordance with the procedures set forth in Sections 6.2(b) and 6.2(c) (such period being referred to herein as, the "Easymail Offer Response Period"). If Regional Vehicle does not accept such Easymail Offer within the Easymail Offer Response Period, such Selling Person may sell its Easymail Interest at any time to any Person.

                                  ARTICLE VII

                                      TERM

     7.1. Term. The term of this Agreement shall begin on the date hereof and shall terminate upon mutual agreement of the parties hereto; provided that Parent may in its sole discretion terminate this Agreement at any time after the termination of the Brand License Agreement.

                                  ARTICLE VIII

                                  ARBITRATION

     8.1. Arbitration. Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (each a "Claim"), shall be finally settled by binding arbitration. The arbitration shall be conducted in accordance with the CPR Rules for Non-Administered Arbitration in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York City, New York, and it shall be conducted in the English language. Notwithstanding
Section 9.6 hereof, the arbitration and this clause shall be governed by Title 9 (Arbitration) of the United States Code. Any request for interim measures pursuant to Section 9.11 hereof or otherwise shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

     8.2. Number of Arbitrators/Selection. The arbitration shall be conducted by three arbitrators. The party initiating arbitration (the "Claimant") shall appoint an arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint an arbitrator within 30 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within 30 days of receipt of the Request by the Respondent, either party has not appointed an arbitrator, then that arbitrator shall be appointed by CPR Institute for Dispute Resolution. The first two arbitrators appointed in accord with this provision shall appoint a third arbitrator within 30 days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator or, in the event of a failure by a party to appoint, within 30 days after the CPR Institute for Dispute Resolution has notified the parties and any arbitrator already appointed of its appointment of an arbitrator on behalf of the party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the parties within the time period prescribed above, then the CPR Institute for Dispute Resolution shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

     8.3. Certain Procedures. The arbitration panel shall strictly limit discovery to the production of documents directly relevant to the facts alleged by the Claimant and the Respondent, and if depositions are required, each party shall be limited to five depositions. Each party shall bear its own expenses, but those related to the compensation of the arbitrators shall be borne equally.

     8.4. Arbitral Award. The arbitral award shall be in writing, state only the damages and injunctive relief granted and be final and binding on the parties. The parties hereto expressly waive and forgo any right to punitive, exemplary or similar damages as a result of any Claim. The arbitrators shall orally state the reasoning on which the arbitral award rests but shall not state such reasoning in any writing. The arbitration panel shall endeavor to issue the arbitral award within six months of the Request, but failure to do so shall not effect the validity of the arbitral award. The parties agree that the existence and contents of the entire arbitration, including the award, shall be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except for the enforcement thereof) or arbitration and shall not bind or collaterally estop either party with respect to any claim or defense made by any third party.

     8.5. Confidentiality of Proceedings. All proceedings in connection with any arbitration, including its existence, the content of the proceedings and any decision, shall be kept confidential to the maximum extent possible consistent with the law. The arbitrator shall issue an order preventing the parties, CPR Institute for Dispute Resolution and any other participants to the arbitration from disclosing to any third party any information obtained via the arbitration, including discovery of documents, evidence, testimony and the award except as may be required by law.

     8.6. Judgment. Judgment upon the decision may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets, provided that the party entering the award shall request that the court prevent the award from becoming publicly available except as may be required by law.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties.

     9.2. Waiver. No waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by Parent and Regional Vehicle. No failure or delay of any party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     9.3. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

IF TO REGIONAL VEHICLE:                                                    IF TO PARENT:
-----------------------                                                    -------------
2333 Ponce de Leon Blvd.                               AT&T Corp.
Coral Gables, FL 33134                                 295 North Maple Avenue
                                                       Room 3353J1
                                                       Basking Ridge, NJ 07920
Facsimile: 1-305-774-2001                              Facsimile: 1-908-630-1744
Attention: Chief Executive Officer                     Attention: John Haigh
                                                                  Vice President --
                                                                  Strategy and Development

WITH A COPY (WHICH COPY SHALL NOT CONSTITUTE NOTICE) TO:  WITH A COPY (WHICH COPY SHALL NOT CONSTITUTE NOTICE) TO:
--------------------------------------------------------  --------------------------------------------------------

2333 Ponce de Leon Blvd.                                  AT&T Corp.
Coral Gables, FL 33134                                    295 North Maple Avenue
                                                          Room 1212P2
                                                          Basking Ridge, NJ 07920
Facsimile: 1-305-774-2001                                 Facsimile: 1-908-221-6618
Attention: General Counsel                                Attention: Marilyn Wasser
                                                                      Vice President -- Law and
                                                                      Corporate Secretary

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     9.4. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.5. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

     9.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws. Subject to Article VIII hereof, each of Regional Vehicle and Parent hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this agreement and the transactions contemplated hereby (and agrees not to commence any litigation in a court relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

     9.7. Further Assurances. Each party hereto shall, and shall cause each of its Subsidiaries (which, in the case of Parent shall not include Regional Vehicle or its Subsidiaries) to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise may reasonably be requested by the other party hereto, to confirm and assure the rights and obligations provided for in this Agreement, or otherwise to carry out the intent and purposes of this Agreement.

     9.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     9.9. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.11. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.12. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                          AT&T Corp.

                                          --------------------------------------
                                          By:
                                          Title:

                                          KIRI INC.

                                          --------------------------------------
                                          By:
                                          Title:

                                                                       EXHIBIT A
                                                   TO REGIONAL VEHICLE AGREEMENT

                                  DEFINITIONS

     1. Defined Terms. The following capitalized terms, when used in this Agreement, shall have the following respective meanings (each such definition to be equally applicable to the plural and singular forms of the respective terms so defined):

          "Affiliate" means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

          "Agreement" means this Regional Vehicle Agreement, as the same may be amended or modified from time to time in accordance with its terms.

          "AT&T Global Network" means AT&T Global Network Services Group LLC or AT&T Global Network Services LLC, any other Person in which such Persons own any direct or indirect equity interest or any of their respective successors or assigns. Each of such Persons is sometimes referred to herein as an "AT&T Global Network Person."

          "Brand License Agreement" means that certain Service Mark License Agreement between Regional Vehicle and Parent (the form of which was attached as an Exhibit to the Merger Agreement), as amended from time to time.

          "Brands" means any name, brand, mark, trademark, service mark, trade dress, trade name, business name or other indicia of origin.

          "Carrier Services" means the provision of carriage, including hubbing, routing, transit, reorigination and least cost routing on Global Network Facilities primarily between two or more countries to other International Carriers.

          "Communications Services" shall mean any services and applications, including enhanced services and applications, that involve the transmission of voice, data, sound, music, still and moving image or video and other elements by fixed media (such as wire, cable or fiber), or radio or other wave signal, and any similar or substitute service available or offered from time to time, and the business of developing, designing or offering content-based applications.

          "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          "global", when used with respect to Communications Services, shall mean Communications Services between or among two or more countries.

          "Global Business Communications Services" shall mean global Communications Services provided or targeted to businesses and to their employees in their capacity as employees.

          "Global Communications Services" shall mean current or future (a) global end-to-end managed and (b) all other global Communications Services of a type intended for use by end

                                     Def.-1
     user customers and resellers, but excluding Satellite & Radio Services, basic switched voice and basic telex.

          "Global Network Facilities" shall mean all facilities that support bandwidth, transmission, signaling, routing, network service intelligence, network control intelligence, switching and Operational Systems Support (including any related software support) in connection with the transmission of voice, data, sound, music, still and moving image, or video and other elements by fixed media (such as wire, cable or fiber), or radio or other wave signal, exclusively or predominantly between or among two or more countries (it being understood that facilities that are predominantly designed to support such transmission between or among two or more countries may also support, as a non-predominant use, transmission within one or more of such countries). Global Network Facilities shall not include any system or systems that provide Communications Services exclusively within a given country.

          "Global Venture" means each of those certain Persons formed for the provision of certain telecommunications and related services pursuant to the Framework Agreement. Each of such Persons is sometimes referred to herein as a "Global Venture Person."

          "International Carrier" shall mean a Person which (a) is licensed or authorized, or is otherwise permitted to provide, or operates where no license or authorization is required, crossborder Communications Services to the public, or (b) owns or operates, or is licensed to own or operate, the underlying facilities used to provide crossborder Communications Services to the public.

          "International Carrier Services" shall mean Carrier Services and International Traffic Termination Services.

          "International Settlement Process" means the system of accounting and settlement rates for the exchange of international traffic of a type referred to in Section 64.1001 of the regulations of the FCC and any subsequent regime for arranging and managing inbound/outbound traffic termination terms and conditions with an International Carrier.

          "International Traffic Termination Services" shall mean the arrangement, management and delivery of inbound/outbound traffic termination of all the communications traffic, including voice and Internet Protocol traffic, of the Parent Group, including through the International Settlement Process and least cost routing alternatives, but excluding all Global Business Communications Services.

          "Liberty Media" means Liberty Media Corporation and any Person in which Liberty Media Corporation owns any direct or indirect equity interests.

          "Managed Network Services" shall mean the provision of (a) service to a customer consisting solely of the provisioning and maintenance of the logical and physical elements of the customer's wide area communications network, and, to the extent relating to a customer's wide area communications network, directly related planning, design, installation, maintenance and ongoing life cycle support functions, and (b) equipment on the customer's premises at the interface between a wide area communications network and the remainder of the customer's networking environment insofar as the equipment so provided facilitates (i) the maintenance of the customer's wide area communication services, (ii) the recording of performance data with respect to the customer's wide area communications services, (iii) the provisioning of new wide area communications services to the customer or changes in the parameters of the wide area communications services provided to the customer, or (iv) the integration of multiple wide area communications services, but excluding in the case of clause (a) or (b) any such service or

                                     Def.-2
     equipment that materially extends services beyond the interface described above further into the customer's non-wide area communications network.

          "Media One" means Mediaone Group, Inc., Meteor Acquisition Inc., any successors thereto and any Person in which Mediaone Group, Inc., Meteor Acquisition Inc. or any successors or assigns thereof own any direct or indirect equity interests.

          "Operational Support Systems" means the computer systems on which a Person depends for providing management support of all of its operations, including service delivery and provision, network usage and control, billing of customers, network planning, fraud identification, resource planning and facility management.

          "Outsourcing Professional Services" shall mean the provision of professional services relating to network architecture validation, implementation, operations and life cycle management, including business process consulting, migration planning and implementation, but excluding Managed Network Services, and may include the ownership and acquisition of assets from and on behalf of customers related to the provision of Outsourcing Professional Services.

          "Outsourcing Services" shall mean Outsourcing Professional Services and Managed Network Services.

          "Parent" means AT&T, provided that Parent shall not include Liberty Media and Media One.

          "Parent Group" means Parent and any Subsidiary of Parent except Liberty Media and Media One, provided that (a) neither Regional Vehicle and its Subsidiaries, any Global Venture Person nor any AT&T Global Network Person or any Subsidiaries thereof shall be included in the Parent Group and (b) no member of a Territory Acquired Group excluded from Parent Group as provided in Section 6.1(b) shall be included in the Parent Group.

          "Person" means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust or other entity.

          "Preferred Supplier" to a Person (the "Purchaser") means that, to the extent that the designated Preferred Supplier is able to provide certain services, products or facilities to the Purchaser on terms and conditions and standards at least as favorable regarding price, quality and service as the Purchaser would be able to obtain in an arm's length transaction with a Person that is not an Affiliate of the Purchaser, such Purchaser shall not, and shall cause each of its wholly-owned Subsidiaries not to, purchase such services, products or facilities from any Person other than the designated Preferred Supplier unless such Person is also a Preferred Supplier to such Purchaser.

          "Satellite & Radio Services" shall mean Communications Services (other than VSAT services) delivered through satellites using existing and future satellite constellations and associated ground networks and equipment through any satellite business and terrestrial radio solutions targeted at maritime and aeronautical applications using existing and future long, medium and short-range radio systems.

          "Subsidiaries" means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

          "Systems Integration" shall mean advising clients on how best to use information technology to achieve their ends, to reengineer business processes to make organizations work

                                     Def.-3
     more effectively, specifying, designing or building or specifying, designing and building integrated business systems for or on behalf of clients managing the change to such systems for or on behalf of clients, supporting, maintaining, enhancing, operating or further developing such systems for or on behalf of clients, providing program or project management and integration of customer defined individual customer solutions and providing other related services required or requested by clients in connection with any of the foregoing. Systems Integration does not include (a) the underlying capability to provide Communications Services or (b) Outsourcing Services.

          "Territory" means Antigua and Barbuda, Argentina, Bahamas, Barbados, Bolivia, Brazil, Chile, Colombia, Dominica, Dominican Republic, Ecuador, Grenada, Guyana, Haiti, Jamaica, Panama, Paraguay, Peru, Saint Lucia, Saint Vincent and the Grenadines, Suriname, St. Kitts and Nevis, Trinidad and Tobago and Uruguay.

     2. Other Defined Terms. All references to "Dollar", "US$" or "$" shall be deemed to be references to the lawful currency of the United States of America. The following capitalized terms,

                                     Def.-4
when used in this Agreement without definition, shall have the meanings set forth in the Sections of this Agreement indicated below:

DEFINED TERM                                                 SECTION REFERENCE
------------                                                 -----------------
appraiser............................................  Section 6.2(b)
Acquired Group.......................................  Section 6.1(a)
Acquired Person......................................  Section 6.1(a)
AT&T.................................................  First Paragraph
AT&T Global Network Services.........................  Section 5.1
Claim................................................  Section 8.1
Claimant.............................................  Section 8.2
Company..............................................  Recital A
Cross Border Revenues................................  Section 4.3
Covered Acquisition..................................  Section 6.1(a)
Excluded Activities..................................  Section 3.1
FMV Notice...........................................  Section 6.2(a)
Framework Agreement..................................  Recital B
Global Venture Person................................  Definition of Global Venture
High Price...........................................  Section 6.2(c)
Initial Appraiser....................................  Section 6.2(b)
Licensed Brands......................................  Recital B
Limited Cross Border Network Service Provider........  Section 4.3
Low Price............................................  Section 6.2(c)
Merger...............................................  Recital A
Merger Agreement.....................................  Recital A
Merger Sub...........................................  Recital A
New York Courts......................................  Section 9.6
Offer................................................  Section 6.1(b)
Offered Assets.......................................  Section 6.1(b)
Offer Exception......................................  Section 6.1(b)
Offer Response Period................................  Section 6.1(b)
                                                       Definition of Preferred
Purchaser............................................  Supplier
Qualifying MNC.......................................  Section 4.3(b)
Regional Vehicle.....................................  First Paragraph
Request..............................................  Section 8.2
Respondent...........................................  Section 8.2
RV Exclusive Services................................  Section 2.1
RV Non-Exclusive Services............................  Section 2.2
RV Services..........................................  Section 2.2
Territory Revenues...................................  Section 6.1(a)

                                     Def.-5

                                                                    SCHEDULE A-1
                                                   TO REGIONAL VEHICLE AGREEMENT

                             RV EXCLUSIVE SERVICES

Local voice delivered through fixed-line connectivity

Domestic long distance

International long distance

Point-to-point dedicated line

Asynchronous Transfer Mode (ATM)

Frame relay

Internet access

1-800/toll free

Packet X.25 (data)

Virtual network services (data)

Switched digital (data)

                                      A-1-1

                                                                    SCHEDULE A-2
                                                   TO REGIONAL VEHICLE AGREEMENT

                            PARENT GROUP ACTIVITIES

     Any services provided by Parent Group using assets that any member of Parent Group is obligated under the Framework Agreement, as in effect on the date hereof, to contribute to the Global Venture.

     Service provided to customers in connection with the provision of, or pursuant to contracts for, Outsourcing Services.

                                      A-2-1

                                                                      SCHEDULE B
                                                   TO REGIONAL VEHICLE AGREEMENT

                           RV NON-EXCLUSIVE SERVICES

AT&T card services

AT&T Direct(R) services

E-commerce

Web-hosting

Fixed wireless for connectivity

Voice over Internet Protocol

Managed Network Services

                                                                      SCHEDULE C
                                                   TO REGIONAL VEHICLE AGREEMENT

                              EXCLUDED ACTIVITIES

International Carrier Services

Mobile wireless/PCS

Cable and cable telephony

Solution services, including Outsourcing Professional Services, other than Managed Network Services

Systems Integration

Messaging Services in Chile, to the extent providing such services would cause a breach of obligations of Parent or any of its Affiliates under the Shareholders Agreement, dated as of December 9, 1993, among Easymail Chile S.A., AT&T International, Inc., Inversiones Rapel, S.A. et al or any related agreements.

                                                                EXHIBIT F TO THE
                                                    AGREEMENT AND PLAN OF MERGER

                                                   EXHIBIT F TO MERGER AGREEMENT

                   REGIONAL VEHICLE REVOLVING CREDIT FACILITY
                    SUMMARY INDICATIVE TERMS AND CONDITIONS

Borrower:                        Regional Vehicle ("RV") or its subsidiaries.
                                 AT&T will have the right to decide whether to lend at either the holding company or individual operating company level.

Lender:                          AT&T or AT&T Subsidiary

Facility:                        US$100 million, to be reduced by any new vendor
                                 financing arrangements. AT&T has the option to structure the facility through debt or redeemable preferred.

Purpose: To make loans to RV and its subsidiaries in the Territory (as defined in the RV Agreement), the proceeds of which are to be used to (i) fund capital expenditures and working capital requirements, (ii) pay cash interest and (iii) fund operating costs.

Availability:                    In multiple drawdowns prior to Maturity,
                                 following request by RV via a borrowing
                                 certificate executed by CEO or CFO (relating to consistency with business plan, absence of defaults and other conditions to be agreed).

Final Maturity:                  24 months from Closing

Amortization:                    Single repayment at maturity

Interest Rate:                   To be paid quarterly and calculated (on the
                                 basis of a 360-day year of 30-day months) at 11.0%.

Security:                        - Lender will have the right at any time to
                                   obtain a security interest in the tangible and intangible assets of FirstCom/Netstream and subsidiaries to which loans (including Inter-company Loans) have been extended
                                 - 100% of the capital stock in FirstCom
                                   Corporation, Netstream and its subsidiaries

Financial Covenants:             Maximum Capital Expenditures
                                 In any month, not more than 110% of level provided for in latest Board-approved business plan.

                                 Maximum Total Debt
                                 In any month, not more than 110% of level provided for in latest Board-approved business plan.

Mandatory Prepayments:           Facility to be repaid without penalty from 100%
                                 of proceeds of (i) any capital markets issues,
                                 (ii) equity issues, (iii) international or local bank financings, and (iv) sales of material assets.

Negative Covenants:              Including but not limited to the following:
                                 - Limitation on other indebtedness (permitted
                                   local currency working capital facilities and vendor financing, etc.)
                                 - Limitation on liens (US$10 million)
                                 - Limitation on leases (US$10 million)
                                 - Disposal of assets (in excess of US$5
                                   million)
                                 - Limitation on investments (US$5 million)

Events of Default:               Including but not limited to the following:
                                 - Failure to pay principal or interest when due
                                   under the Facility
                                 - Cross default to other Indebtedness (US$5
                                   million notional amount)
                                 - Bankruptcy or other insolvency event at any
                                   subsidiary
                                 - Monetary judgments (US$3 million)
                                 - Revocation of material licenses
                                 - Political risk events, such as
                                   expropriation/nationalization, currency
                                   inconvertibility/transferability,
                                   war/political violence

                                                                EXHIBIT G TO THE
                                                    AGREEMENT AND PLAN OF MERGER

                             EXHIBIT G TO AGREEMENT
                               AND PLAN OF MERGER

                             [               INC.]
                             ---------------------

                           CERTIFICATE OF DESIGNATION

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW
                             ---------------------

                      SERIES A CONVERTIBLE PREFERRED STOCK
                             ---------------------

                    , a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation has duly adopted the following recitals and resolution:

     WHEREAS, Article FOURTH of the Certificate of Incorporation provides that the Corporation may issue Preferred Stock, par value $0.001 per share ("Preferred Stock") from time to time in one or more series or classes, having such voting powers and such designations, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions, as the Board of Directors determines;

     WHEREAS, pursuant to Article FOURTH of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors has adopted the following resolution creating a series of its Preferred Stock, designated as Series A Convertible Preferred Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock, par value $0.001 per share, of the Corporation be hereby created, and that the voting powers and designation, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

     1. Designation and Amount. This series of Preferred Stock shall be designated as the Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and the authorized number of shares constituting such series shall be 1,666,667, par value $0.001 per share.

     2.  Dividends.

          (a) The holders of Series A Preferred Stock shall have the right to receive, in preference to the holders of Junior Stock, dividends, payable when and as declared by the Board of Directors of the Corporation out of assets legally available therefor, as provided in this Section 2(a). Dividends shall accrue on each share of Series A Preferred Stock at an annual rate of fifteen percent (15%) on the sum of (i) $8.00 (the "Series A Purchase Price") and (ii) all accumulated and unpaid dividends accrued thereon pursuant to this Section 2(a) from the date of issuance thereof (the "Series A Dividends" and, the sum of the Series A Purchase Price and Series A Dividends is referred to herein as the "Series A Preference Amount"). Such dividends will be calculated and, to the extent such dividends remain unpaid, compounded quarterly in arrears on the first day of each January, April, July and October of each year prorated on a daily basis for partial periods. Such dividends shall commence to accrue on each share of Series A Preferred Stock from the date of issuance of such share of Series A Preferred Stock whether or not they have been declared and whether or not there are profits, surplus or other funds legally available for the payment of dividends and shall continue to accrue until paid out of assets legally available therefor; provided, however, that for the period from the Original Issue Date until (and including) the first day of July 2001 (the "PIK Period"), the Corporation shall pay dividends on each dividend payment date in additional shares of Series A Preferred Stock (such dividends paid in kind being herein referred to as "PIK Dividend"); and provided further that the amount payable as a PIK Dividend on the final dividend payment date during the PIK Period shall be adjusted so that the total number of shares of Series A Preferred Stock paid as PIK Dividends is
     equal to                (1) and any amount of unpaid dividend resulting
     from such adjustment shall accrue as otherwise provided in this Section 2; and provided further that in the event that the Corporation shall exercise its right to redeem the Series A Preferred Stock after the closing of a Strategic Investment as provided in Section 7, then the payment of all PIK Dividends for the PIK Period shall be accelerated and any PIK Dividends not previously paid shall be immediately paid to the holders of the Series A Preferred Stock as described in the next paragraph (notwithstanding any subsequent conversion pursuant to Section 5 or 6 or redemption pursuant to
     Section 8). In addition, the holders of Series A Preferred Stock shall have the right to receive dividends or other distributions (as defined below), ratable and equally with the holders of Common Stock, when and as declared by the Board of Directors of the Corporation out of assets legally available therefor; provided, however, that each holder of Series A Preferred Stock shall be entitled to receive dividends or other distributions on the outstanding shares of Series A Preferred Stock held by such holder in an amount equal to the product of (i) the per share amount, if any, of the dividend or other distribution to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such shares of Series A Preferred Stock are then convertible.

          (b) PIK Dividends shall be paid by delivering to the record holders of Series A Preferred Stock a number of shares of Series A Preferred Stock determined by dividing the amount of the payment which otherwise would be payable on the dividend payment date to each respective holder in cash by the Series A Purchase Price per share. The issuance of any such PIK Dividend in such amount shall constitute full payment of such dividend. Fractional shares of Series A Preferred Stock payable as PIK Dividends may be paid in cash by the Corporation. Any additional shares of Series A Preferred Stock issued pursuant to this section shall be subject in all respects, except as to issue date and the date from which dividends accrue and cumulate as set forth above, to the same terms as the shares of Series A Preferred Stock originally issued hereunder.

          (c) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of the Corporation for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

     3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

     Upon a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (each, a "Liquidation"), each holder of Series A Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash in full, before any distribution is made on any Junior Stock, an amount in cash equal to the Series A Preference Amount of all Series A Preferred Shares held by such holder. If, upon a Liquidation, the net assets of the Corporation distributable among the holders of all outstanding Series A Preferred Stock shall be insufficient to permit the payment of the Series A Preference Amount in full, then the

---------------

1. [1,666,667 less amount issued initially] entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full preferential amounts to which they would otherwise be respectively entitled on account of their Series A Preferred Stock. A merger or consolidation of the Corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold more than 50% by voting power of the equity interests of the surviving entity), a single transaction or a series of transactions pursuant to which holders of capital stock of the Corporation immediately prior to such transaction or series of transactions do not continue to hold more than 50% by voting power of the capital stock after such transaction or series of transactions, or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a Liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with the foregoing provisions of this Section 3.

     4. Voting.

          (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration except as provided by law, by the provisions of Subsection 4(b) below or elsewhere in the Corporation's Certificate of Incorporation, as amended, holders of Series A Preferred Stock shall vote together with the holders of Common Stock and Preferred Stock as a single class.

          (b) Except as provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 75% of the then outstanding shares of Series A Preferred Stock, voting together as a single class of Preferred Stock:

             (i) Amend, repeal, alter or waive any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws, if such action could have a material adverse effect on the rights, preferences or privileges of the Series A Preferred Stock;

             (ii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends, liquidation preference, assets or voting superior to or on parity with any such preference or priority of the Series A Preferred Stock or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, liquidation preference, assets or voting superior to or on parity with any such preference or priority of the Series A Preferred Stock;

             (iii) Redeem, purchase or otherwise acquire, directly or indirectly, any Junior Stock; or

             (iv) Authorize or effect the declaration or payment of dividends or other distributions upon any Junior Stock.

     5. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 by the Series A Conversion Price in effect at the time of conversion. The "Series A Conversion Price" shall initially be $6.00. The rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock shall be subject to adjustment as provided below.

     In the event of a Liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on Liquidation to the holders of Series A Preferred Stock.

          (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price.

        (c) Mechanics of Conversion.

             (i) In order for a holder of Series A Preferred Stock to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice (a "Conversion Demand") that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate of certificates. Such Conversion Demand shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder of his or its attorney duly authorized in writing. The date of receipt of such certificates and Conversion Demand notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

             (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

             (iii) Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

             (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

             (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

             (vi) Notwithstanding any other provision hereof, if a conversion of Series A Preferred Stock is to be made in connection with a public offering of Common Stock, the conversion of any shares of Series A Preferred Stock may, at the election of the holder of such shares, be conditioned upon the consummation of such public offering in which case such conversion shall not be deemed to be effective until the consummation of such public offering.

          (d) Adjustments to Conversion Price for Diluting Issues:

             (i) Special Definitions. For purposes of Subsections 5(d)-5(g), the following definitions shall apply:

                (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in subsection 5(d)(i)(C)(IV) below.

                (B) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                (C) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock (or, in the case of clause IV below, options or warrants to purchase shares of Common Stock) issued or issuable:

                     (I) upon conversion of any Convertible Securities
                outstanding on the Original Issue Date, or upon exercise of any Options outstanding on the Original Issue Date;

                     (II) as a dividend or distribution on Series A Preferred
                Stock;

                     (III) by reason of a dividend, stock split, split up or
                other distribution on shares of Common Stock that is covered by Subsection 5(c) or 5(f) below;

                     (IV) to employees, directors, officers or managers of, or
                consultants to, the Corporation or any of its subsidiaries pursuant in a plan adopted by the Board of Directors of the Corporation in good faith; or

                     (V) to a Strategic Investor in connection with a Strategic
                Investment within nine months after the Original Issue Date; provided that the average daily closing or last sale price per share of Common Stock for the ninety (90) days immediately following such Strategic Investment, as reported on a national securities exchange or NASDAQ, is greater than or equal to $9.00.

             (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the Series A Conversion Price, as applicable, unless the consideration per share (determined pursuant to Subsection 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

             (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

             If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price, as applicable, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                (A) No further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                (C) Upon the expiration or termination of any unexercised Option or any unexercised rights of conversion or exchange under any Convertible Security, the Series A Conversion Price shall be readjusted to eliminate the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or such Convertible Security.

                (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                (E) No readjustment pursuant to clause (B), (C) or (D) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                In the event the Corporation, after the Original Issue Date, amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 5(d)(iii) shall apply.

                It is expressly acknowledged that options issued to persons described in Subsection 5(d)(i)(C)(IV) are excluded from the definition of "Option" as provided in Subsection 5(d)(i)(A).

             (iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock.

             In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus
        (2) the number of shares of Common Stock with the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common stock so issued would purchase at such Series A Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that (i) for the purpose of this Subsection 5(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and
        (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options of Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

             (v) Determination of Consideration. For purposes of this Subsection 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                (A) Cash and Property: Such consideration shall:

                     (I) insofar as it consists of cash, be computed at the
                aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                     (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                     (III) in the event Additional Shares of Common Stock are
                issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                     (x) the total amount, if any, received or receivable by the
                Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                     (y) the maximum number of shares of Common Stock (as set
                forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

             (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock, and such issuance dates occur within a period of no more than 30 days, then the Series A Conversion Price shall each be adjusted only once on account of such issuance, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

          (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price then in effect immediately before that subdivision shall each be proportionately decreased. For example, if there are two outstanding shares of Common Stock which are subdivided into a total of four shares of Common Stock and the Series A Conversion Price in effect immediately prior to such subdivision is $6.00, then the Series A Conversion Price after giving effect to such subdivision shall be $3.00. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the Series A Preferred Stock, the Series A Conversion Price then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price then in effect immediately before the combination shall each be proportionately increased. For example, if there are two outstanding shares of Common Stock which are combined into a total of one share of Common Stock and the Series A Conversion Price in effect immediately prior to such combination is [$6.00], then the Series A Conversion Price after giving effect to such combination shall be [$12.00]. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Series A Preferred Stock, the Series A Conversion Price then in effect immediately before the combination shall be proportionately deceased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Series A Conversion Price then in effect shall each be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

             (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the name of such issuance or the close of business on such record date, and

             (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

     provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

          (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common

     Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities was they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

          (h) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend, provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (i) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 2(b)), each share of Series A Preferred Stock shall thereafter be converted (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          (j) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock.

          (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

          (l) Notice of Record Date.  In the event:

             (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

             (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

             (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

             (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

     then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

          (m) Notwithstanding anything to the contrary, the provisions of
     Section 5(d) shall not apply (i) to any share of Series A Preferred Stock held by a holder other than a 25% Holder or (ii) on or after the fifth anniversary of the Original Issue Date.

     6. Mandatory Conversion.

          (a) On the first Business Day following a Mandatory Conversion Period (the "Mandatory Conversion Date"), all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate.

          (b) All holders of record of shares of Series A Preferred Stock will be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all shares of Series A Preferred Stock pursuant to this Section 6. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred

     Stock, as the case may be (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holder thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

          (d) Any Series A Preferred Stock converted pursuant to this Section 6 will be canceled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

     7. Redemption at Corporation's Option.

          (a) The Corporation shall have the right (the "Redemption Right"), in its sole discretion, to redeem all but not less than all of the outstanding shares of Series A Preferred Stock in accordance with the further provisions of this Section 7. The Redemption Rights shall be exercisable
     (i) at any time after June 30, 2001 or (ii) at any time not less than ninety (90) and not more than one hundred and eighty (180) days after the closing of a Strategic Investment provided that the closing of such Strategic Investment occurs within nine (9) months after the Original Issue Date. The redemption price (the "Corporation Redemption Price") of each share of Series A Preferred Stock redeemed pursuant to the Redemption Right shall be equal to the Anniversary Redemption Price as of the Corporation Redemption Date, in the case of clause (i) in the immediately preceding sentence, or the Strategic Redemption Price in the case of clause (ii) in the immediately preceding sentence.

          (b) The Corporation may elect to exercise its Redemption Right pursuant to Section 7(a) by mailing written notice (a "Corporation Notice of Redemption") to each registered holder specifying the time and place of such redemption and the number of shares of Series A Preferred Stock held by such holder to be redeemed. Such Corporation Notice of Redemption shall be mailed by certified mail, return receipt requested, at least 30, and not more than 60 days prior to the date specified for redemption (the "Corporation Redemption Date"), to each registered holder of the shares of Series A Preferred Stock at such holder's last address as it appears on the Corporation's books. At the closing, the Corporation shall pay to each of the holders of the Series A Preferred Stock called for redemption, against the Corporation's receipt from such holder of the certificate or certificates representing the shares of such Series A Preferred Stock then held by such holder, an amount equal to the aggregate payment due pursuant to this Section 7 for all such shares, by wire transfer of immediately available funds, or if such holder shall not have specified wire transfer instructions to the Corporation prior to the closing, by certified or official bank check made payable to the order of such holder.

          (c) Notwithstanding anything to the contrary contained in this Section 7, the outstanding shares of Series A Preferred Stock shall remain subject to (i) conversion pursuant to Section 5 and 6 and (ii) redemption pursuant to Section 8, in each case, at all times on or prior to the Corporation Redemption Date.

          (d) In the case of any redemption pursuant to this Section 7, unless the Corporation defaults in the payment in full of the Corporation Redemption Price, dividends on the shares called for redemption shall cease to accumulate on the applicable Corporation Redemption Date, and all rights of the holders of the shares of Series A Preferred Stock subject to such redemption by reason of their ownership of such shares shall cease on such Corporation Redemption Date, except the right to receive the Corporation Redemption Price on surrender to the Corporation of the certificates representing such shares. After the applicable Corporation Redemption Date, the shares shall not be deemed to be outstanding and shall not be transferable on the books of the Corporation, except to the Corporation.

          (e) Any shares of Series A Preferred Stock redeemed by the Corporation pursuant to this Section 7 shall be canceled and shall have the status of authorized and unissued preferred stock, without designation as to series.

     8. Redemption at Holder's Option.

          (a) Each holder of Series A Preferred Stock shall have the right (the "Put Right"), in its sole discretion, to require the Corporation to redeem all or any portion of its outstanding shares of Series A Preferred Stock at a redemption price (the "Holder Redemption Price") equal to the Series A Preference Amount as of the Holder Redemption Date in accordance with the further provisions of this Section 8. The Put Right shall be exercisable for a period of 70 days after (i) the ninety-first day after the Senior Note Maturity Date, (ii) any Major Liquidity Event or (iii) a Change of Control.

          (b) A holder of Series A Preferred Stock may elect to exercise its Put Right pursuant to Section 8(a) by mailing written notice (a "Holder Redemption Notice") to the Corporation by certified mail, return receipt requested. The Holder Redemption Notice shall specify:

             (i) the name of the holder of shares of Series A Preferred Stock delivering such Holder Redemption Notice;

             (ii) that such holder is exercising its option, pursuant to Section 8, to require the Corporation to redeem shares of Series A Preferred Stock held by such holder; and

             (iii) the number of, and a description of, the shares of Series A Preferred Stock to be subject to such redemption.

          (c) The Corporation shall, within thirty (30) days of receipt of such Holder Redemption Notice, deliver to the holder exercising its rights to require redemption of shares pursuant to Section 8(b), a notice (the "Corporation Notice") specifying the date set for such redemption, which date shall be no more than thirty (30) days after the Corporation Notice (the "Holder Redemption Date").

          (d) Notwithstanding anything contained in this Section 8 to the contrary, the Corporation shall not be obligated to redeem shares of Series A Preferred Stock which are the subject of a Holder Redemption Notice if such redemption would result in a breach of, or would cause a default or event of default under, the Notes Indenture.

     provided, however, if such breach, event of default or default would not result from the purchase of any number of shares of Series A Preferred Stock which is less than the total number of shares the Corporation is obligated to redeem on the Holder Redemption Date, the Corporation shall purchase on the Holder Redemption Date the maximum number of shares of Series A Preferred Stock it may so purchase, allocated among the holders which have elected to have their shares so repurchased ratably according to the number of shares so tendered; provided, further, however, the Corporation shall use its reasonable efforts to cure such default or violation on a timely manner and remove any associated restrictions or limitations which are applicable to the rights of the holders of Series A Preferred Stock contained in this Section 8.

          (e) In the case of any redemption pursuant to this Section 8, unless the Corporation defaults in the payment in full of the Holder Redemption Price, dividends on the shares called for redemption shall cease to accumulate on the applicable Holder Redemption Date, and all rights of the holders of the shares of Series A Preferred Stock subject to such redemption by reason of their ownership of such shares shall cease on such redemption date, except the right to receive the Holder Redemption Price on surrender to the Corporation of the certificates representing such shares. After the applicable Holder Redemption Date, the shares shall not be deemed to be outstanding and shall not be transferable on the books of the Corporation, except to the Corporation.

          (f) Any shares of Series A Preferred Stock redeemed by the Corporation pursuant to this Section 8 shall be canceled and shall have the status of authorized and unissued preferred stock, without designation as to series.

     9. Definitions.

     As used in this Certificate of Designation, and unless the context requires a different meaning, the following terms have the meanings indicated:

          (i) "Anniversary Redemption Price" shall mean an amount per share equal to (a) the Series A Purchase Price plus (b) an amount then necessary to provide a holder of Series A Preferred Stock with a 25.0% internal rate of return on such holder's investment in a share of Series A Preferred Stock as if such holder held such share of Series A Preferred Stock from

     , 2000. Such internal rate of return shall be determined in accordance with the following formula:

                                IRR = (P/I) I/N1

     where:

     IRR     =    Internal Rate of Return.
     P       =    Anniversary Redemption Price.
     I       =    Series A Purchase Price
     N       =    Number of years from the Original Issue Date to the
                  Corporation Redemption Date, calculated on the basis of a
                  365-day year.

          (ii) "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

          (iii)"Change of Control" shall mean a Change of Control as defined in the Notes Indenture.

          (iv) "Common Stock" shall mean the Common Stock of the Corporation, par value $.001 per share.

          (v) "Junior Stock" shall mean any of the Corporation's Common Stock, and all other equity securities of the Corporation other than the Series A Preferred Stock.

          (vi) "Major Liquidity Event" shall mean (a) a Public Offering or (b) a Strategic Investment.

          (vii) "Mandatory Conversion Period" shall mean, at any time after the second anniversary of the Original Issue Date, a period of thirty (30) consecutive trading days during which the daily closing or last sale price per share of Common Stock, as reported on a national securities exchange or NASDAQ, is greater than $15.00 per share.

          (viii) "NASDAQ" means the National Association of Securities Dealers, Inc., Automated Quotation System.

          (ix) "Notes Indenture" shall mean that certain Indenture, dated as of October 27, 1997, between FirstCom Corporation, a Texas corporation, and State Street Bank and Trust Company, N.A., (as Trustee), as in effect on June 30, 1999 or any supplemental indenture.

          (x) "Original Issue Date" shall mean the date on which a share of Series A Preferred Stock was first issued.

          (xi) "Public Offering" shall mean the closing of an underwritten public offering of shares of Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission for a public offering and sale of securities of the Corporation (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          (xii) "Senior Note Maturity Date" shall mean the date that the Senior Notes issued pursuant to the Notes Indenture are paid in full.

          (xiii) "Strategic Investment" shall mean the purchase by a Strategic Investor of thirty-five percent (35%) or more (on an as converted basis) of the capital stock of the Corporation.

          (xiv) "Strategic Investor" shall mean (i) a telecommunications operator with assets in excess of $2 billion or (ii) an entity with controlling equity investments in excess of $1 billion in companies operating in the telecommunications industry; provide that such entity is not a private equity investment firm or other like entity.

          (xv) "Strategic Redemption Price" shall mean $9.00.

          (xvi) "25% Holder" shall mean SFG-N Inc., the AIG-GE Capital Latin American Infrastructure Fund L.P. and/or any of its affiliates and any holder of not less than twenty-five percent (25%) of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series A Non-Voting Participating Convertible Preferred Stock to
be duly executed by its Secretary this [               ]th day of
[               ], [               ].

                                          [          INC.]

                                          By
                                          --------------------------------------
                                              Name:
                                              Title: Secretary

                                                                  ANNEX A TO THE
                                                    AGREEMENT AND PLAN OF MERGER

                                                                         ANNEX A

                      [LETTERHEAD OF FIRSTCOM CORPORATION]

                                                                          [Date]

Baker & McKenzie
805 Third Avenue
New York, New York 10022

Debevoise & Plimpton
875 Third Avenue
New York, New York 10022

                          AGREEMENT AND PLAN OF MERGER

Ladies and Gentlemen:

     We are furnishing the following representations to you to enable you to prepare and deliver your tax opinion in accordance with Section 5.2(f) of the Agreement and Plan of Merger, dated as of November 1, 1999 (the "Merger Agreement"), by and among AT&T Corp., a New York corporation ("Parent"), Kiri Inc., a Delaware corporation (the "Buyer"), Frantis, Inc., a Delaware corporation and wholly-owned subsidiary of the Buyer ("Merger Sub"), and FirstCom Corporation, a Texas corporation (the "Company"). We understand you will be relying on such representations in rendering your opinion. Unless otherwise defined herein, capitalized terms have the meanings ascribed to them in the Merger Agreement.

     The Company hereby represents and covenants that:

          1. Neither the Company nor any "related person" (within the meaning of Treas. Reg. sec. 1.368-1T(e)(2)(ii)) has any plan or intention to redeem or otherwise acquire any Company Common Stock or Preferred Stock prior to and in connection with the Merger. No "extraordinary distribution" (within the meaning of Treas. Reg. sec. 1.368-1T(e)(1)(ii)(A)) with respect to Company Common Stock or Preferred Stock has or will be made prior to and in connection with the Merger.

          2. The fair market value of the consideration received by the shareholders of the Company in the Merger will be approximately equal to the fair market value of the Company Common Stock and the Preferred Stock surrendered in the Merger. The RV Class A Common Stock issued to shareholders of the Company in the Merger will have a fair market value, as of the Effective Time, that is greater than or equal to 50 percent of the fair market value of all of the formerly outstanding Company Common Stock and Preferred Stock as of the same time. For purposes of this representation, shares of Company Common Stock and Preferred Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of RV Class A Common Stock will be treated as outstanding as of the Effective Time. Moreover, Company Common Stock and Preferred Stock that is redeemed by the Company prior to the Merger will be considered as outstanding in making this representation.

          3. The liabilities of the Company assumed by Merger Sub in the Merger and the liabilities to which the assets of the Company transferred in the Merger are subject were incurred by the Company in the ordinary course of its business.

          4. The Company will pay its own expenses, if any, incurred in connection with the Merger.

          5. There is no intercorporate indebtedness existing between the Company and the Buyer, or the Company and Merger Sub, that was issued, acquired, or will be settled at a discount.

          6. The Company is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          7. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          8. Merger Sub will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to shareholders who receive cash or other property, Company assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the Merger will be included as assets of the Company held immediately prior to the Merger.

          9. The fair market value of the assets of the Company transferred to Merger Sub in the Merger will equal or exceed the sum of the liabilities assumed by Merger Sub in the Merger plus the amount of liabilities, if any, to which the transferred assets are subject.

          10. The Merger will be effected in accordance with the Agreement and will be effected for bona-fide, non-tax business reasons.

          11. None of the compensation received by any stockholder-employee of the Company in respect of periods that end on or prior to the Closing Date represents separate consideration for, or is allocable to, any of such stockholder-employee's Company capital stock. None of the RV Class A Common Stock that will be received by any Company stockholder-employee in the Merger represents separately bargained-for consideration that is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employee will be for services actually rendered and will be determined by bargaining at arm's-length.

     The information in this letter is provided in connection with the preparation of your opinion. We understand that your opinion will be premised on the basis that all of the facts, representations and assumptions on which you are relying, whether contained herein or in the documents described herein, are accurate and complete and will be accurate and complete at the Effective Time. We further understand that your opinion will be subject to the qualifications and limitations set forth in your opinion letters.

                                          Very truly yours,

                                          FirstCom Corporation

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

                               [LETTERHEAD OF RV]

                                                                          [DATE]

Baker & McKenzie
805 Third Avenue
New York, New York 10022

Debevoise & Plimpton
875 Third Avenue
New York, New York 10022

                          AGREEMENT AND PLAN OF MERGER

Ladies and Gentlemen:

     We are furnishing the following representations to you to enable you to prepare and deliver your tax opinion in accordance with Section 5.2(f) of the Agreement and Plan of Merger, dated as of November 1, 1999 (the "Merger Agreement"), by and among AT&T Corp., a New York corporation ("Parent"), Kiri Inc., a Delaware corporation (the "Buyer"), Frantis, Inc., a Delaware corporation and wholly-owned subsidiary of the Buyer ("Merger Sub"), and FirstCom Corporation, a Texas corporation (the "Company"). We understand you will be relying on such representations in rendering your opinion. Unless otherwise defined herein, capitalized terms have the meanings ascribed to them in the Merger Agreement.

     The Buyer, on behalf of itself and Merger Sub, hereby represents and covenants that:

          1. Neither the Buyer nor any "related person" (within the meaning of Treas. Reg. sec. 1.368-1(e)(3)) has any plan or intention to redeem or otherwise acquire any of the RV Class A Common Stock issued in the Merger.

          2. The fair market value of the consideration received by the shareholders of the Company in the Merger will be approximately equal to the fair market value of the Company Common Stock and the Preferred Stock surrendered in the Merger. The RV Class A Common Stock issued to shareholders of the Company in the Merger will have a fair market value, as of the Effective Time, that is greater than or equal to 50 percent of the fair market value of all of the formerly outstanding Company Common Stock and Preferred Stock as of the same time. For purposes of this representation, shares of Company Common Stock and Preferred Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of RV Class A Common Stock will be treated as outstanding as of the Effective Time. Moreover, Company Common Stock and Preferred Stock that is redeemed by the Company prior to the Merger will be considered as outstanding in making this representation.

          3. Neither the Buyer nor any "related person" (within the meaning of Treas. Reg. sec. 1.368-1(e)(3)) owns, or has in the last five years owned, any capital stock of the Company.

          4. Prior to and at the Effective Time, the Buyer will be in "control" of Merger Sub within the meaning of Section 368(c) of the Code.

          5. Merger Sub has no plan or intention to issue additional shares of its stock after the Merger that would result in the Buyer losing "control" of Merger Sub within the meaning of Section 368(c) of the Code.

          6. The Buyer has no plan or intention to liquidate Merger Sub; to merge Merger Sub with and into another corporation; to sell or otherwise dispose of the stock of Merger Sub; or to cause

     Merger Sub to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

          7. Following the Merger, Merger Sub will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business (as such terms are defined in Treas. Reg. 1.368-1(d)).

          8. The Buyer and Merger Sub will pay their own expenses, if any, incurred in connection with the Merger.

          9. There is no intercorporate indebtedness existing between the Company and the Buyer, or the Company and Merger Sub, that was issued, acquired, or will be settled at a discount.

          10. Neither the Buyer nor Merger Sub is an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          11. The fair market value of the assets of the Company transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub plus the amount of liabilities, if any, to which the transferred assets are subject.

          12. Any payment of cash by the Buyer in lieu of fractional shares of Buyer Common Stock is solely for the purpose of avoiding the expense and inconvenience to the Buyer of issuing fractional shares and does not represent separately bargained-for consideration. No shareholder of the Company will receive cash in an amount equal to or greater than the value of one full share of Buyer Common Stock.

          13. The Merger will be effected in accordance with the Agreement and will be effected for bona-fide, non-tax business reasons.

          14. Merger Sub will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to shareholders who receive cash or other property, Company assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the Merger will be included as assets of the Company held immediately prior to the Merger.

          15. No dividends or distributions will be made to former Company shareholders by the Buyer, other than regular, normal dividend distributions made (i) with regard to all shares of Buyer Common Stock or
     (ii) with regard to RV Preferred Stock in accordance with its terms.

          16. No stock of Merger Sub will be issued in the Merger. The information in this letter is provided in connection with the preparation of your opinion. We understand that your opinion will be premised on the basis that all of the facts, representations and assumptions on which you are relying, whether contained herein or in the documents described herein, are accurate and complete and will be accurate and complete at the Effective Time. We further understand that your opinion will be subject to the qualifications and limitations set forth in your opinion letters.

                                          Very truly yours,

                                          [RV]

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment to Agreement and Plan of Merger ("Amendment") is entered into as of February 1, 2000 by and among AT&T Corp. ("Parent"), a New York corporation, AT&T Latin America Corp. ("RV"), a Delaware corporation (formerly named Kiri Inc.), Frantis, Inc.("Merger Sub"), a Delaware corporation, and FirstCom Corporation (the "Company"), a Texas Corporation.

                                    RECITALS

     A. Parent, RV, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of November 1, 1999 (the "Merger Agreement").

     B. Each of Parent and the Company desire to extend the date on which either of them may terminate the Merger Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement.

     2. EXTENSION OF DATE. The date of April 30, 2000 appearing in clause (i) of Section 6.1(b) of the Merger Agreement is hereby amended to read "May 31, 2000."

     3. NO OTHER AMENDMENT OR MODIFICATION. The Merger Agreement shall remain in full force and effect except as expressly amended or modified hereby.

     4. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     5. EFFECTIVENESS. This Amendment shall be effective only upon execution and delivery by each of the parties hereto.

     [rest of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

                                          AT&T Corp.

                                          By: /s/ JOHN A. HAIGH
                                          --------------------------------------
                                          Name: John A. Haigh
                                          Title: Vice President

                                          AT&T Latin America Corp.

                                          By: /s/ JOHN A. HAIGH
                                          --------------------------------------
                                          Name: John A. Haigh
                                          Title: Vice President

                                          Frantis, Inc.

                                          By: /s/ FRED DIBLASIO
                                          --------------------------------------
                                          Name: Fred DiBlasio
                                          Title: President

                                          FirstCom Corporation

                                          By: /s/ PATRICIO E. NORTHLAND
                                          --------------------------------------
                                          Name: Patricio E. Northland
                                          Title: President and Chief Executive
                                          Officer

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment to Agreement and Plan of Merger ("Amendment") is entered into as of February 22, 2000 by and among AT&T Corp. ("Parent"), a New York corporation, AT&T Latin America Corp. ("ATTL"), a Delaware corporation (formerly named Kiri Inc.), Frantis, Inc.("Merger Sub"), a Delaware corporation, and FirstCom Corporation (the "Company"), a Texas corporation.

                                    RECITALS

     A. Parent, ATTL, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of November 1, 1999 (as amended, the "Merger Agreement").

     B. ATTL desires to enter into certain agreements (the "Keytech Acquisition Agreements"), in the forms previously delivered to the Company, providing for the purchase by ATTL (or one or more affiliates designated by it) of 100% of the capital stock of Keytech LD S.A. ("Keytech") and certain other transactions as set forth therein.

     C. ATTL and the other parties to the Keytech Acquisition Agreements anticipate that the closing thereunder will occur prior to the Closing.

     D. Pursuant to the Merger Agreement, ATTL requires the consent of the Company in order to purchase the capital stock of Keytech and to issue shares of ATTL Class A Common Stock in partial payment therefor, as contemplated by the Keytech Acquisition Agreements.

     E. Assuming that the closing under the Keytech Acquisition Agreements occurs prior to the Closing, each of Parent, ATTL, Merger Sub and the Company intend that, immediately following the Effective Time, on a fully-diluted basis and after giving effect to such closing, (i) the former shareholders of the Company will own, collectively, approximately 34% of the shares of common stock of ATTL, in the form of shares of ATTL Class A common stock ("Class A Common Stock") or ATTL Series A convertible preferred stock, as the case may be, (ii) Promon will own, directly or indirectly, approximately 6% of the shares of common stock of ATTL, in the form of Class A Common Stock, (iii) the former shareholders of Kevin will own, collectively, approximately 1% of the shares of common stock of ATTL, in the form of Class A Common Stock, a portion of which will be held in escrow pursuant to an escrow agreement, and (iv) Parent will own, directly or indirectly, approximately 58% of the shares of common stock of ATTL, in the form of ATTL Class B common stock (in each case rounded to nearest integer).

     F. Parent, ATTL, Merger Sub and the Company desire to amend Schedule B to the form of Regional Vehicle Agreement attached as Exhibit E to the Merger Agreement.

     NOW, THEREFORE, the parties agree as follows:

          1. Defined Terms. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement.

          2. Representation and Warranty of Parent.  Paragraph (d) of Section
     3.2 of the Merger Agreement is hereby deleted and replaced in its entirety by the following:

             "(d) Capitalization. (i) As of February 13, 2000, the issued and outstanding capital stock of ATTL consisted of 40,000 shares of common stock, par value $.01 per share, all of which were issued and outstanding, 36,000 of which were owned, directly or indirectly, by Parent, and 4,000 of which were owned, directly or indirectly, by Promon. As of the Closing

        Date, the aggregate number of issued and outstanding shares of capital stock of ATTL shall be not more than the sum of (i) the product of (x) such number of shares of Preferred Stock issued or accrued as paid-in-kind dividends from November 1, 1999 to the Closing Date, and
        (y) 2.077, plus (ii) either 82,026,893, if the closing shall have occurred under the Keytech Acquisition Agreements, or 80,848,204, if such closing shall not have occurred. All issued and outstanding shares of capital stock of ATTL and of Merger Sub are duly authorized, validly issued, fully paid, non-assessable and free of pre-emptive rights. As of the Closing, except for (A) approximately 10% of the outstanding common stock of ATTL owned by Promon (assuming Promon's participation in all contributions to the capital of ATTL in proportion to its percentage interest as of the date hereof), and (B) if the closing under the Keytech Acquisition Agreements shall have occurred, 1,178,689 shares of common stock of ATTL owned by the former shareholders of Keytech and their respective permitted transferees (including shares held in escrow), as provided in the Keytech Acquisition Agreements, in each case in the form of Class A Common Stock, (I) all issued and outstanding shares of common stock of ATTL are owned, directly or indirectly, by Parent, in the form of ATTL Class B common stock, (II) all issued and outstanding shares of capital stock of Merger Sub are owned directly by ATTL, and (III) all issued and outstanding shares of capital stock or quotas, as the case may be, of each member of the Jamtis Group (and Keytech, if the closing shall have occurred under the Keytech Acquisition Agreements) are owned directly or indirectly by ATTL, in each case free and clear of Encumbrances (other than any Encumbrances created by Promon or the former shareholders of Keytech as to the shares of Class A Common Stock owned by them). None of ATTL, Merger Sub, Keytech or any member of the Jamtis Group has any outstanding bonds, debentures, notes or other similar obligations, instruments or securities entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of ATTL, Merger Sub, Keytech or such member on any matter. As of November 1, 1999 and as of the Closing Date, the amount and ownership of the issued equity capital of each member of the Jamtis Group are as set forth on Schedule 3.2(d) of the ATTL Disclosure Letter.

             (ii) Except as described in the Merger Agreement, the Keytech Acquisition Agreements or the ATTL Disclosure Letter, there are no other shares of capital stock (or quotas, as the case may be) of ATTL, Merger Sub, Keytech or any member of the Jamtis Group, no securities of ATTL, Merger Sub, Keytech or any member of the Jamtis Group convertible or exchangeable for shares of capital stock or voting securities (or quotas, as the case may be) of ATTL, Merger Sub, Keytech or any member of the Jamtis Group, and no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate ATTL, Merger Sub, Keytech or any member of the Jamtis Group to issue, transfer or sell any shares of capital stock of ATTL, Merger Sub, Keytech or any member of the Jamtis Group."

     3. Access and Information; Pre-Closing Review. The Company acknowledges that it has been afforded an adequate opportunity to investigate the properties, assets, liabilities, personnel and records of Keytech. Prior to the closing under the Keytech Acquisition Agreements, Parent will use its reasonable best efforts to assist the Company in obtaining any further information as to Keytech that the Company may reasonably request. From and after the date of the closing under the Keytech Acquisition Agreements, Parent shall, and shall cause its Subsidiaries to, (i) give the Company and its authorized representatives full access during normal business hours to all books, records, personnel, research and other consultants, offices and other facilities and properties of Keytech and Keytech's accountants (and shall use its reasonable best efforts to give the Company and such representatives access to such accountants' work papers), (ii) permit the Company to make such copies and inspections thereof as the Company may reasonably request and (iii) furnish the Company with such financial and operating data and other information with respect to the business and properties of Keytech as the Company may from time to time reasonably request.

     4. Consent. The Company hereby gives its consent to ATTL to execute and deliver the Keytech Acquisition Agreements and to consummate the transactions contemplated thereby.

     5. Regional Vehicle Agreement. Schedule B to the form of Regional Vehicle Agreement attached as Exhibit E to the Merger Agreement is hereby amended and restated as set forth in Exhibit A hereto.

     6. No Other Amendment or Modification. The Merger Agreement shall remain in full force and effect except as expressly amended or modified hereby.

     7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     8. Captions. Captions and headings to paragraphs and sections of this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment or in any way affect the meaning of any term or provision of this Amendment.

     9. Effectiveness. This Amendment shall be effective only upon execution and delivery by each of the parties hereto.

     [rest of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                          AT&T Corp.

                                          By:      /s/ JOHN A. HAIGH
                                          --------------------------------------
                                          Name: John A. Haigh
                                          Title: Vice President

                                          AT&T Latin America Corp.

                                          By:      /s/ JOHN A. HAIGH
                                          --------------------------------------
                                          Name: John A. Haigh
                                          Title: Vice President

                                          Frantis, Inc.

                                          By:      /s/ GARY SWENSON
                                          --------------------------------------
                                          Name: Gary Swenson
                                          Title: President

                                          FirstCom Corporation

                                          By:  /s/ PATRICIO E. NORTHLAND
                                          --------------------------------------
                                          Name: Patricio E. Northland
                                          Title: Chairman, President and CEO

                                   EXHIBIT A

                                                                      SCHEDULE B
                                                   TO REGIONAL VEHICLE AGREEMENT

                           RV NON-EXCLUSIVE SERVICES

AT&T Card Services

AT&T Direct(R) services

E-commerce

Web-hosting

Fixed wireless for connectivity

Voice over Internet Protocol

Managed Network Services

Video conferencing services

                THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Third Amendment to Agreement and Plan of Merger ("Amendment") is entered into as of May 10, 2000 by and among AT&T Corp. ("Parent"), a New York corporation, AT&T Latin America Corp. ("RV"), a Delaware corporation (formerly named Kiri Inc.), Frantis, Inc. ("Merger Sub"), a Delaware corporation, and FirstCom Corporation (the "Company"), a Texas Corporation.

                                    RECITALS

     A. Parent, RV, Merger Sub and the Company (the "Parties") have entered into an Agreement and Plan of Merger, dated as of November 1, 1999 (as amended, the "Merger Agreement"). Capitalized terms used herein without definition have the meaning given them in the Merger Agreement.

     B. The Parties amended the Merger Agreement on February 1, 2000 to extend the date on which either of them may terminate the Merger Agreement from April 30, 2000 to May 31, 2000.

     C. The Parties desire to extend further again the date on which Parent or the Company may terminate the Merger Agreement.

     NOW, THEREFORE, the parties agree as follows:

          1. DEFINED TERMS. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement.

          2. EXTENSION OF DATE.  The date of May 31, 2000 appearing in clause
     (i) of Section 6.1(b) of the Merger Agreement is hereby amended to read "June 30, 2000."

          3. NO OTHER AMENDMENT OR MODIFICATION. The Merger Agreement shall remain in full force and effect except as expressly amended or modified hereby.

          4. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          5. EFFECTIVENESS. This Amendment shall be effective only upon execution and delivery by each of the parties hereto.

               [INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                          AT&T Corp.

                                          By: /s/ JOHN A. HAIGH
                                          --------------------------------------
                                          Name: John A. Haigh
                                          Title: Vice President

                                          AT&T Latin America Corp.

                                          By: /s/ JOHN A. HAIGH
                                          --------------------------------------
                                          Name: John A. Haigh
                                          Title: President

                                          Frantis, Inc.

                                          By: /s/ GARY SWENSON
                                          --------------------------------------
                                          Name: Gary Swenson
                                          Title: Secretary

                                          FirstCom Corporation

                                          By: /s/ PATRICIO E. NORTHLAND
                                          --------------------------------------
                                          Name: Patricio E. Northland
                                          Title: President and Chief Executive
                                          Officer

                FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Fourth Amendment to Agreement and Plan of Merger ("Amendment") is entered into as of June 15, 2000 by and among AT&T Corp. ("Parent"), a New York corporation, AT&T Latin America Corp. ("RV"), a Delaware corporation (formerly named Kiri Inc.), Frantis, Inc.("Merger Sub"), a Delaware corporation, and FirstCom Corporation (the "Company"), a Texas Corporation.

                                    RECITALS

     A. Parent, RV, Merger Sub and the Company (the "Parties") have entered into an Agreement and Plan of Merger, dated as of November 1, 1999 (as amended, the "Merger Agreement"). Capitalized terms used herein without definition have the meaning given them in the Merger Agreement.

     B. The Parties amended the Merger Agreement on May 10, 2000 to extend the date on which Parent or the Company may terminate the Merger Agreement from May 31, 2000 to June 30, 2000.

     C. The Parties desire to extend further again the date on which Parent or the Company may terminate the Merger Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Defined Terms. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement.

     2. Extension of Date. The date of June 30, 2000 appearing in clause (i) of Section 6.1(b) of the Merger Agreement is hereby amended to read "July 31, 2000."

     3. No Other Amendment or Modification. The Merger Agreement shall remain in full force and effect except as expressly amended or modified hereby.

     4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of such counterparts, taken together shall be deemed to constitute one and the same instrument.

     5. Effectiveness. This Amendment shall be effective only upon execution and delivery by each of the parties hereto.

     [INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                          AT&T CORP.

                                          By:       /s/ JOHN A. HAIGH
                                            ------------------------------------
                                              Name: John A. Haigh
                                              Title: Vice President

                                          AT&T LATIN AMERICA CORP.

                                          By:       /s/ JOHN A. HAIGH
                                            ------------------------------------
                                              Name: John A. Haigh
                                              Title: President

                                          FRANTIS, INC.

                                          By:       /s/ GARY SWENSON
                                            ------------------------------------
                                              Name: Gary Swenson
                                              Title: Secretary

                                          FIRSTCOM CORPORATION.

                                          By:   /s/ PATRICIO E. NORTHLAND
                                            ------------------------------------
                                              Name: Patricio E. Northland
                                              Title: President and Chief
                                              Executive Officer

                FIFTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Fifth Amendment to Agreement and Plan of Merger ("Amendment") is entered into as of July 25, 2000 by and among AT&T Corp. ("Parent"), a New York corporation, AT&T Latin America Corp. ("RV"), a Delaware corporation (formerly named Kiri Inc.), Frantis, Inc.("Merger Sub"), a Delaware corporation, and FirstCom Corporation (the "Company"), a Texas Corporation.

                                    RECITALS

     A. Parent, RV, Merger Sub and the Company (the "Parties") have entered into an Agreement and Plan of Merger, dated as of November 1, 1999 (as amended on February 1, 2000, February 23, 2000, May 10, 2000 and June 15, 2000, the "Merger Agreement").

     B. The Parties amended the Merger Agreement on June 15, 2000 to extend the date on which Parent or the Company may terminate the Merger Agreement from June 30, 2000 to July 31, 2000.

     C. The Parties desire to extend further again the date on which Parent or the Company may terminate the Merger Agreement.

     D. The Parties also desire to amend the Merger Agreement in order to accommodate a change in par value of the RV Common Stock and the issuance of a series of a non-voting, non-participating, and non-convertible RV Preferred Stock.

     NOW, THEREFORE, the parties agree as follows:

          1. Defined Terms. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement.

          2. Extension Date. The date of July 31, 2000 appearing in clause (i) of Section 6.1(b) of the Merger Agreement is hereby amended to read "August 31, 2000."

          3. Amendment of Section 2.1(a). The words "share of Class A common stock, par value $0.01 per share, of RV" in Paragraph (a) of Section 2.1 of the Merger Agreement are hereby deleted and replaced in their entirety with "share of Class A common stock, par value $0.0001 per share, of RV."

          4. Amendment to Section 3.2. Paragraph (d)(i) of Section 3.2 of the Merger Agreement is hereby amended by the addition of new sentence at the end of such paragraph the reads:

        Notwithstanding the foregoing, as of the Closing, the capital stock of RV may also include shares of non-voting, non-convertible and non-participating RV Preferred Stock issued by RV to Parent or a wholly-owned subsidiary of Parent in an aggregate amount not to exceed $190 million, substantially on the terms attached as Exhibit H.

          4. Amendment to Exhibits. Annex A attached hereto shall be inserted after Exhibit G of the Merger Agreement as a new Exhibit H.

          5. Consent. Pursuant to Section 4.13(c)(ii) of the Merger Agreement, FirstCom hereby consents to the issuance by RV of shares of non-voting, non-convertible and non-participating RV Preferred Stock to Parent or a wholly-owned subsidiary of Parent in an aggregate amount not to exceed $190 million, substantially on the terms attached as Annex A hereto.

          6. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          7. Effectiveness. This Amendment shall be effective only upon execution and delivery by each of the parties hereto.

               [INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                          AT&T CORP.

                                          By:       /s/ JOHN A. HAIGH
                                            ------------------------------------
                                              Name: John A. Haigh
                                              Title: Vice President

                                          AT&T LATIN AMERICA CORP.

                                          By:       /s/ JOHN A. HAIGH
                                            ------------------------------------
                                              Name: John A. Haigh
                                              Title: President

                                          FRANTIS, INC.

                                          By:       /s/ JOHN A. HAIGH
                                            ------------------------------------
                                              Name: John A. Haigh
                                              Title: President

                                          FIRSTCOM CORPORATION.

                                          By:   /s/ PATRICIO E. NORTHLAND
                                            ------------------------------------
                                              Name: Patricio E. Northland
                                              Title: Chairman, CEO & President

                                    ANNEX A

                     FORM OF CERTIFICATE OF DESIGNATION OF
                        SHARES OF 15% SERIES B PREFERRED
                       STOCK OF AT&T LATIN AMERICA CORP.

                            AT&T LATIN AMERICA CORP.
                             ---------------------

                           CERTIFICATE OF DESIGNATION

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW
                             ---------------------

                    15% SERIES B CUMULATIVE PREFERRED STOCK
                             ---------------------

     1. DESIGNATION AND AMOUNT. This series of Preferred Stock shall be designated as the 15% Series B Cumulative Preferred Stock (the "SERIES B PREFERRED STOCK"), and the authorized number of shares constituting such series shall be 100,000, par value $0.001 per share.

     2. RANK. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation of the Corporation, rank (A) senior to all classes of Common Stock and to each other class or series of shares of the Corporation hereafter created, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series B Preferred Stock as to dividends and distributions upon the liquidation of the Corporation (collectively with the Common Stock, referred to for purposes of this Certificate as the "JUNIOR STOCK"); (B) on a parity with each class of shares or series of preferred shares issued by the Corporation after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividends and distributions upon the liquidation of the Corporation (collectively referred to for purposes of this Certificate as "PARITY STOCK"), PROVIDED that any such Parity Stock not approved by the Holders in accordance with Section 5(b) hereof shall be Junior Stock and not Parity Stock; and (C) junior to the Series A Preferred Stock, par value $0.001, of the Corporation (the "SERIES A PREFERRED STOCK") and to each class or series of shares of the Corporation hereafter created that has been approved by the Holders in accordance with Section 5(b) hereof and the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividends and distributions upon liquidation, winding-up or dissolution of the Corporation (collectively referred to as "SENIOR STOCK"), PROVIDED that any such Senior Stock that was not approved by the Holders in accordance with Section 5(b) shall be Junior Stock and not Senior Stock.

     3. DIVIDENDS.

     (a) Beginning on the Original Issue Date, the Holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive, payable when and as declared by the Board of Directors of the Corporation out of assets legally available therefor, distributions in the form of cash dividends on each share of Series B Preferred Stock at an annual rate of fifteen percent (15%) of the sum of (i) [$ ] (the "SERIES B PURCHASE PRICE") and (ii) all accumulated and unpaid dividends accrued thereon pursuant to this Section 3 from the date of issuance thereof (the "SERIES B DIVIDENDS"; the sum of the Series B Purchase Price and Series B Dividends is referred to herein as the "SERIES B PREFERENCE AMOUNT"). All dividends shall (i) be cumulative, whether or not earned or declared and whether or not there are profits, surplus or other funds legally available for the payment of dividends, (ii) continue to accrue on a daily basis from the Original Issue Date until paid out of assets legally available therefor and (iii) be payable semi-annually in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the Original Issue

Date. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date or, if dividends are payable on a date other than a Dividend Payment Date pursuant to the terms hereof, ten Business Days prior to such date.

     (b) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on account of, or purchase, redeem, retire or otherwise acquire for value, or set apart for payment money for a sinking or other similar fund for the purchase, redemption, retirement or other acquisition for value of, any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable for or convertible into Junior Stock or Parity Stock, or make any distribution or dividend in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property.

     4. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (each, a "LIQUIDATION"), each Holder shall be entitled, after provision for the payment of the Corporation's debts, any liquidation preference on Senior Stock and any other non-contingent liabilities to be paid in cash in full, before any distribution is made on any Junior Stock but in parity with any distribution to Parity Stock, an amount in cash equal to the Series B Preference Amount plus an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up (the "LIQUIDATION AMOUNT") for each Series B Preferred Share held by such Holder. If, upon a Liquidation, the net assets of the Corporation distributable among the Holders and the holders of any Parity Stock shall be insufficient to permit the payment of the Liquidation Amount and the liquidation preference for such Parity Stock in full, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts, any liquidation preference on Senior Stock and any other non-contingent liabilities shall be distributed among the Holders and the holders of any Parity Stock, respectively, ratably in proportion to the full preferential amounts to which they would otherwise be entitled on account of their Series B Preferred Stock or Parity Stock, as the case may be.

     5. VOTING.

     (a) Except as otherwise required under law or as set forth in this Section 5 below, the Holders shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

     (b) So long as any shares of Series B Preferred Stock shall be outstanding, the approval of Holders of at least a majority of the shares of Series B Preferred Stock at the time outstanding, voting as a separate class, shall be required for (i) the authorization or issuance of any shares of Senior Stock not authorized or issued as of the Original Issue Date, (ii) the authorization or issuance of any additional shares of Series B Preferred Stock, (iii) the authorization or issuance of any shares of Parity Stock, (iv) the reclassification of any shares of the Corporation into shares of Preferred Stock that are not Junior Stock, (v) the authorization of any security of the Corporation exchangeable for, convertible into, or evidencing the right to purchase any Senior Stock, Parity Stock or Series B Preferred Stock, (vi) any amendment, alteration or revocation of the Certificate of Incorporation (including this Certificate of Designation) or the Bylaws of the Corporation that causes a modification in the preferences, privileges, rights or powers of the Series B Preferred Stock and (vii) any amendment or modification of the preferences, privileges, rights or powers of the Class A Preferred Stock that would have an adverse effect on the Holders. Any increase in the aggregate principal amount of any Indebtedness or other security convertible into any class or series of shares shall be deemed an authorization or issuance of such class or series of shares.

     (c) So long as any shares of Series B Preferred Stock shall be outstanding, without the affirmative approval of Holders of at least a majority of the outstanding shares of Series B Preferred Stock voting as a separate class, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person, engage in any other similar transaction or adopt a plan of liquidation unless: (i) either (A) the Corporation is the surviving or continuing Person or (B) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Corporation substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Corporation have been transferred, shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) if the Corporation is not the surviving Person, the Series B Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction; (iii) immediately after giving effect to such transactions, no Triggering Event shall have occurred or be continuing; and (iv) such surviving Person shall have delivered to the Holders prior to the consummation of the proposed transaction an officers' certificate and an opinion of counsel, each reasonably satisfactory in form and substance to Holders of a at least a majority of the outstanding Series B Preferred Stock, each stating that such consolidation, merger or transfer complies with the terms hereof and that all conditions precedent herein relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Corporation, the capital stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

     (d) If and whenever at any time or from time to time, (i) cash dividends on the Series B Preferred Stock are in arrears and unpaid for three or more semi-annual Dividend Periods (whether or not consecutive), (ii) the Corporation fails to discharge any redemption obligation with respect to the Series B Preferred Stock, (iii) the Corporation fails to make an Offer to Purchase following a Change of Control in accordance with Section 8 hereof or fails to purchase shares of Series B Preferred Stock from Holders who validly tender their shares pursuant to an Offer to Purchase or (iv) the Corporation breaches or violates one of the provisions set forth in Section 9 hereof and such breach or violation continues for a period of 30 days or more; (each such event, a "TRIGGERING EVENT"), then occurrence of such Triggering Event shall mark the beginning of a period (herein called a "DEFAULT PERIOD") which shall extend until:

          (A) any accumulated dividends that are in arrears on the Series B Preferred Stock are declared and paid in full cash; and

          (B) the failure, breach or default giving rise to any such Triggering Event is cured or waived by the Holders of at least a majority of the shares of Series B Preferred Stock then outstanding and entitled to vote thereon.

     During the continuance of each and every Default Period, the Holders shall have the right (in addition to any other rights they may have), voting separately as a class, to elect two members of the Board of Directors. The right of the Holders to elect members of the Board of Directors during a Default Period may be exercised initially either at a special meeting of stockholders called as provided below or at the Corporation's next annual meeting of stockholders, and thereafter at each subsequent annual meeting of stockholders, until such Default Period has ended, at which time such right shall terminate, except as herein or by law expressly provided, subject to the revesting of such rights to such holders if a subsequent Default Period should occur. In case of any vacancy occurring among the directors elected by the Holders, such vacancy may be filled only by the affirmative vote of the Holders of at least a majority of the shares of Series B Preferred Stock. At elections for such directors, each Holder shall be entitled to one vote for each share.

     At any time when such special voting rights shall have vested in the Holders as provided in this Section 5(d), an authorized officer of the Corporation shall, upon the written request of the Holders of record of at least 10% of the aggregate par value of the shares of Series B Preferred Stock, addressed to the Secretary of the Corporation, call a special meeting of the Holders for the purpose of electing such additional directors. Such meeting shall be held at the earliest practicable date at the principal office of the Corporation or such other place as is agreed by the Corporation and Holders of a least a majority of the outstanding shares of Series B Preferred Stock. If such meeting shall not be called by a proper officer of the Corporation within 15 days after receipt of written request upon the Secretary of the Corporation (or any Assistant Secretary if the Secretary is absent) sent by first class mail, postage prepaid, or by overnight air courier, or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then Holders of record of at least 10% of the aggregate par value of the shares of Series B Preferred Stock at the time outstanding may designate in writing one of the Holders to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at such principal office. Any Holder so designated shall have access to the stock books of the Corporation relating to the Holders of Series B Preferred Stock for the purpose of causing meetings of stockholders to be called pursuant to these provisions.

     At any meeting held for the purpose of electing directors at which the Holders shall have the special right, voting together as one class to elect directors as provided in this Section 5(d), the presence, in person or by proxy, of the Holders of at least a majority of the shares of Series B Preferred Stock at the time outstanding shall be required to constitute a quorum of such class for the election of directors pursuant to this Section 5(d), and the affirmative vote of the Holders of at least a majority of the shares of Series B Preferred Stock present in person or by proxy at such meeting shall constitute the act of such Series B Preferred Stock. At any such meeting or adjournment thereof, in the absence of a quorum, Holders of at least a majority of the Series B Preferred Stock present in person or by proxy shall have the power to adjourn the meeting for the election of the directors that they are entitled to elect from time to time, without notice other than announcement at the meeting, until such a quorum shall be present.

     Immediately upon the commencement of any Default Period, the Corporation will give written notice thereof to each Holder of then outstanding shares of Series B Preferred Stock, at the address of each such Holder as it appears on the books of the Corporation.

     6. REDEMPTION AT CORPORATION'S OPTION.

     (a) The Corporation shall have the right (the "REDEMPTION RIGHT"), in its sole discretion, to redeem any outstanding shares of Series B Preferred Stock at any time after the fourth annual anniversary of the Original Issue Date. The redemption price (the "CORPORATION REDEMPTION PRICE") of each share of Series B Preferred Stock so redeemed shall be equal to the Series B Preference Amount plus an amount equal to a prorated dividend for the period from the date after the last Dividend Payment Date to the Corporate Redemption Date.

     (b) The Corporation may elect to exercise the Redemption Right by written notice (a "CORPORATION NOTICE OF REDEMPTION") to each registered Holder specifying the time and place of such redemption and the number of shares of Series B Preferred Stock held by such Holder to be redeemed. Such Corporation Notice of Redemption shall be mailed by certified mail, return receipt requested, at least 10, and not more than 30 days prior to the date specified for redemption (the "CORPORATION REDEMPTION DATE"), to each registered Holder at such Holder's last address as it appears on the Corporation's books. At the closing of any redemption pursuant to this Section 6, the Corporation shall pay to each of the Holders called for redemption, against the Corporation's receipt from such Holder of the certificate or certificates representing the shares of such Series B Preferred Stock then held by such Holder, an amount equal to the Corporation Redemption Price for each such share, by wire transfer of immediately available funds.

     (c) In the case of any redemption pursuant to this Section 6, unless the Corporation fails to pay in full the Corporation Redemption Price, dividends on the shares called for redemption shall cease to accumulate on the applicable Corporation Redemption Date, and all rights of the Holders subject to such redemption by reason of their ownership of such shares shall cease on such Corporation Redemption Date, except the right to receive the Corporation Redemption Price on surrender to the Corporation of the certificates representing such shares. After the applicable Corporation Redemption Date, the shares shall not be deemed to be outstanding and shall not be transferable on the books of the Corporation, except to the Corporation.

     (d) Any shares of Series B Preferred Stock redeemed by the Corporation pursuant to this Section 6 shall be canceled and shall have the status of authorized and unissued preferred stock, without designation as to series.

     7. REDEMPTION AT HOLDER'S OPTION.

     (a) Each Holder shall have the right (the "PUT RIGHT"), in its sole discretion, to require the Corporation to redeem all or any portion of its outstanding shares of Series B Preferred Stock at any time after the fourth annual anniversary of the Original Issue Date. The redemption price (the "HOLDER REDEMPTION PRICE") of each share of Series B Preferred Stock so redeemed shall be equal to the Series B Preference Amount plus an amount equal to a prorated dividend for the period from the date after the last Dividend Payment Date to the Holder Redemption Date.

     (b) A Holder may elect to exercise its Put Right pursuant to Section 7(a) by mailing written notice (a "HOLDER REDEMPTION NOTICE") to the Corporation by certified mail, return receipt requested. The Holder Redemption Notice shall specify:

          (i) the name of the Holder delivering such Holder Redemption Notice;

          (ii) that such Holder is exercising its Put Right to require the Corporation to redeem shares of Series B Preferred Stock held by such holder; and

          (iii) the number of shares of Series B Preferred Stock to be subject to such redemption.

     (c) The Corporation shall, within thirty days of receipt of such Holder Redemption Notice, deliver to each Holder exercising its Put Right, a notice (the "CORPORATION NOTICE") specifying the date set for such redemption, which date shall be no more than thirty days after the Corporation Notice (the "HOLDER REDEMPTION DATE"). At the closing of any redemption pursuant to this Section 7, the Corporation shall pay to each of the Holders exercising its Put Right, against the Corporation's receipt from such Holder of the certificate or certificates representing the shares of such Series B Preferred Stock set forth in the Holder Redemption Notice, an amount equal to the Holder Redemption Price for each such share, by wire transfer of immediately available funds.

     (d) Notwithstanding anything contained in this Section 7 to the contrary, the Corporation shall not be obligated to redeem shares of Series B Preferred Stock that are the subject of a Holder Redemption Notice if such redemption would result in a breach of, or would cause a default or event of default under, the Certificate of Designation of the Series A Preferred Stock, provided that if such breach, event of default or default would not result from the redemption of any number of shares of Series B Preferred Stock which is less than the total number of shares the Corporation is obligated to redeem on the Holder Redemption Date, the Corporation shall purchase on the Holder Redemption Date the maximum number of shares of Series B Preferred Stock it may so purchase, allocated among the holders which have elected to have their shares so repurchased ratably according to the number of shares so tendered; provided, further, however, the Corporation shall use its reasonable efforts to cure such default or violation in a timely manner and remove any associated restrictions or limitations which are applicable to the rights of the Holders contained in this Section 7.

     (e) In the case of any redemption pursuant to this Section 7, unless the Corporation defaults in the payment in full of the Holder Redemption Price, dividends on the shares called for redemption shall cease to accumulate on the applicable Holder Redemption Date, and all rights of the Holders subject to such redemption by reason of their ownership of such shares shall cease on such redemption date, except the right to receive the Holder Redemption Price on surrender to the Corporation of the certificates representing such shares. After the applicable Holder Redemption Date, the shares shall not be deemed to be outstanding and shall not be transferable on the books of the Corporation, except to the Corporation.

     (f) Any shares of Series B Preferred Stock redeemed by the Corporation pursuant to this Section 7 shall be canceled and shall have the status of authorized and unissued preferred stock, without designation as to series.

     8. CHANGE OF CONTROL.

     (a) OFFER TO PURCHASE. Within ten days following a Change of Control, the Corporation shall notify Holders of the Change of Control and shall make an offer (the "OFFER TO PURCHASE") to each such Holder to purchase for cash such Holder's shares of Series B Preferred Stock, or such portion thereof as may be determined by such Holder, at a price equal to 101% of sum of the Series B Preference Amount plus an amount equal to a prorated dividend for the period from the date after the last Dividend Payment Date to the closing date for Offer to Purchase (the "CHANGE OF CONTROL PRICE").

     (b) On the twentieth Business Day following the date of the Offer to Purchase or such other date agreed by the Corporation and Holders holding at least a majority of the outstanding shares of Series B Preferred Stock, the Corporation shall (A) accept for payment such shares of Series B Preferred Stock that are validly tendered pursuant to the Offer to Purchase, and (B) pay to the Holders of shares so accepted an amount in cash per share equal to the Change of Control Price by wire transfer of immediately available funds. Unless the Corporation defaults in the payment for the Series B Preferred Stock tendered pursuant to the Offer to Purchase, dividends will cease to accrue with respect to the Series B Preferred Stock so tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor. Any shares of Series B Preferred Stock which shall have been redeemed pursuant to this Section 8 shall be canceled and shall have the status of authorized and unissued preferred stock, without designation as to series.

     9. OTHER PROVISIONS.

     (a) ISSUANCES OF CAPITAL STOCK OF SUBSIDIARIES. The Corporation shall not permit any Subsidiary directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its Capital Stock (except to the Corporation or another Subsidiary).

     (b) LIMITATIONS ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Corporation shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Corporation to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, such Subsidiary's profits; or (ii) make loans or advances or pay any Indebtedness or other obligation owed to the Corporation or to any Subsidiaries of the Corporation (any such restriction or encumbrance a "PAYMENT RESTRICTION"), except for such Payment Restrictions existing under or by reason of:

          (A) this Certificate of Designation;

          (B) any outstanding Indebtedness as in effect on the Original Issue Date;

          (C) the Global Card Holdings Inc. Credit Facility Agreement;

          (D) Acquired Indebtedness permitted by the terms of this Certificate of Designation, provided that such Indebtedness is not incurred as a result or in contemplation of the Asset Acquisition or acquisition of a Person resulting in such Indebtedness becoming Acquired Indebtedness; or

          (E) applicable law or regulations.

     10. DEFINITIONS. As used in this Certificate of Designation, and unless the context requires a different meaning, the following terms have the meanings indicated:

     (i) "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a) assumed in connection with an Asset Acquisition from such Person and (b) existing at the time such Person becomes a Subsidiary of any other Person.

     (ii) "AFFILIATE" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     (iii) "ASSET ACQUISITION" means (a) a transaction in which a Person becomes a Subsidiary of the Corporation or is merged with or into the Corporation or any Subsidiary of the Corporation or (b) the acquisition by the Corporation or a Subsidiary of the Corporation of assets of any Person which constitute all or substantially all of the assets of such Person or any division or line of business of such Person.

     (iv) "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banking institutions in the New York, New York are authorized or obligated by law or executive order to close.

     (v) "CAPITAL STOCK" means, with respect to any Person, any ownership interest in the voting or nonvoting capital stock or similar equity interest of such Person, whether held or controlled directly or indirectly through the ownership or control of capital stock or similar equity interest in one more affiliates.

     (vi) "CHANGE OF CONTROL" means the occurrence, on or prior to the fourth annual anniversary of the Original Issue Date, of any of the following events:
(A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than AT&T Corp., AT&T Global Card Holdings Inc., any of their Affiliates or a Concert Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of the Corporation; (B) the Corporation consolidates with, or mergers with or into, another Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities, or other property, other than any such transaction where (I) the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee Person or its parent corporation, and (II) the shareholders of the Corporation immediately prior to such transaction, together with their Affiliates or a Concert Party, own more than 50% of the Voting Stock of the surviving person; or (C) any voluntary liquidation, dissolution or winding up of the Corporation, other than in a circumstance described in the preceding clause (b).

     (vii) "COMMON STOCK" means the Class A Common Stock of the Corporation (the "CLASS A COMMON STOCK") and the Class B Common Stock of the Corporation (the "CLASS B COMMON STOCK").

     (viii) "CONCERT PARTY" means any Person controlled (as such term is defined in the definition of Affiliate), indirectly or directly, by AT&T Corp. and British Telecommunications plc. in connection with their Concert joint venture

     (ix) "DIVIDEND PAYMENT DATE" means [June 15 and December 15] of each year; PROVIDED that if any such day is not a Business Day, the relevant Dividend Payment Date shall be the first Business Day preceding such day.

     (x) "DIVIDEND RECORD DATE" means [June 1 and December 1] of each year.

     (xi) "DIVIDEND PERIOD" means a period commencing on the next succeeding date after the Dividend Payment Date and ending on the next Dividend Payment Date.

     (xii) "GLOBAL CARD HOLDINGS INC. CREDIT FACILITY AGREEMENT" means the
Credit Facility Agreement, dated [       ], 2000, among the Corporation, Global
Card Holdings Inc. and certain subsidiaries of the Corporation, as the same may be amended from time to time.

     (xiii) "HOLDER" means a holder of outstanding Series B Preferred Stock as reflected in the stock books of the Corporation.

     (xiv) "INDEBTEDNESS" of any Person at any date, means all indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), obligations under capital leases appearing or required to appear on the balance sheet of such Person and any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument.

     (xv) "ORIGINAL ISSUE DATE" means the date on which a share of Series B Preferred Stock was first issued.

     (xvi) "PERSON" means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, governmental authority or other entity.

     (xvii) "SUBSIDIARY" means each Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

     (xviii) "VENDOR FINANCING FACILITY" means any credit facilities of the Corporation or any of its Subsidiaries to finance the purchase or use of equipment, software and/or services provided by the vendors thereof, provided such facility is not secured by any assets other than the assets acquired from such vendor or vendors by Borrower or its Subsidiaries in connection with such facility as permitted by this Agreement.

     (xix) "VOTING STOCK" means at any time with respect to any Person shares of any class of capital stock of such Person which are then entitled to vote generally in the election of directors.

                                    ANNEX B

[CIBC WORLD MARKETS LOGO]  CIBC World Markets Corp.
                           425 Lexington Avenue
                           New York, NY 10017
                           Tel: 212-856-4000

                                November 1, 1999

The Board of Directors
FirstCom Corporation
220 Alhambra Circle, Suite 910
Coral Gables, Florida 33134

Members of the Board:

You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Board of Directors as to the fairness from a financial point of view to the holders of the common stock of FirstCom Corporation ("FirstCom") of the FirstCom Equity Ownership (defined below) in Kiri Inc. ("RV") as provided for in the Agreement and Plan of Merger, dated as of November 1, 1999 (the "Merger Agreement"), among AT&T Corp. ("AT&T"), RV, Frantis, Inc., a wholly owned subsidiary of RV ("Merger Sub"), and FirstCom. The Merger Agreement provides for, among other things, the merger of FirstCom with and into Merger Sub (the "Merger") pursuant to which the shareholders of FirstCom collectively will own, on a fully diluted basis, approximately 34.0% (the "FirstCom Equity Ownership") of the common stock, par value $0.01 per share, of RV ("RV Common Stock"). Representatives of FirstCom have advised us that JAMTIS, Inc., an indirect wholly owned subsidiary of AT&T ("JAMTIS"), has entered into certain agreements to acquire 100% of the outstanding equity interest in NetStream Telecom Ltda. ("NetStream") and that AT&T intends to cause JAMTIS to merge with a subsidiary of RV such that NetStream will become an indirect wholly owned subsidiary of RV (the "NetStream Acquisition"). Representatives of FirstCom also have advised us that, in connection with the Merger, AT&T and RV will enter into certain agreements relating to, among other things, the licensing of service marks and the scope of future business relationships between RV and AT&T and certain affiliates and joint ventures of AT&T.

In arriving at our Opinion, we:

(a) reviewed the Merger Agreement and certain related documents;

(b) reviewed audited financial statements of FirstCom for the fiscal years ended December 31, 1997 and December 31, 1998;

(c) reviewed unaudited financial statements of FirstCom for the six months ended June 30, 1999;

(d) reviewed financial projections prepared by the managements of FirstCom and AT&T, including estimates as to certain potential operating synergies and cost savings;

(e) reviewed the historical market prices and trading volume for the common stock, par value $0.001 per share, of FirstCom (the "FirstCom Common Stock");

(f) held discussions with the senior managements of FirstCom, NetStream and AT&T with respect to the businesses and prospects for future growth of FirstCom, NetStream and RV;

The Board of Directors                                  CIBC World Markets Corp.
FirstCom Corporation
November 1, 1999
Page 2

(g) performed a discounted cash flow analysis of FirstCom, NetStream and RV using certain assumptions of future performance provided to and discussed with us by the managements of FirstCom and AT&T;

(h) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to FirstCom, NetStream and RV;

(i) reviewed and analyzed certain publicly available information for transactions that we deemed comparable to the Merger;

(j) reviewed public information concerning FirstCom;

(k) at the request of FirstCom, approached and held discussions with selected third parties to solicit indications of interest in the possible acquisition of FirstCom; and

(l) performed such other analyses and reviewed such other information as we deemed appropriate.

In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by FirstCom, NetStream, AT&T and their respective employees, representatives and affiliates. With respect to forecasts of future financial condition and operating results of FirstCom, NetStream and RV provided to or discussed with us, including estimates as to certain potential operating synergies and cost savings (including the timing, amount and achievability thereof) anticipated by the managements of FirstCom and AT&T, we assumed, at the direction of the managements of FirstCom and AT&T, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of FirstCom and AT&T. We also assumed, at the direction of the management of FirstCom, that the Merger will qualify as a tax-free reorganization for federal income tax purposes. In addition, we have assumed, at the direction of the management of FirstCom, that the Merger and the NetStream Acquisition will be effected in all material respects in accordance with their respective terms and, to the extent relevant to our analysis, have evaluated RV pro forma for the Merger and the NetStream Acquisition. We have neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities of FirstCom, NetStream, RV or affiliated entities. We have evaluated the FirstCom Equity Ownership on an aggregate basis and are not expressing any opinion as to the proportionate equity ownership of the holders of FirstCom Common Stock and FirstCom preferred shares in RV. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of FirstCom, NetStream or RV, or the prices at which the FirstCom Common Stock or the RV Common Stock will trade subsequent to announcement or consummation of the Merger. Our opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

The Board of Directors                                  CIBC World Markets Corp.
FirstCom Corporation
November 1, 1999
Page 3

As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor to FirstCom in connection with the Merger and to the Board of Directors of FirstCom in rendering this Opinion and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We also will receive a fee upon the delivery of this Opinion. We have in the past provided financial services to FirstCom and AT&T unrelated to the proposed Merger, for which services we have received compensation. CIBC World Markets also is currently providing a $10 million credit facility to a subsidiary of FirstCom. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of FirstCom and AT&T for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the FirstCom Equity Ownership in RV is fair to the holders of FirstCom Common Stock from a financial point of view. This Opinion is for the use of the Board of Directors of FirstCom and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the Merger.

                                          Very truly yours,

                                             /s/ CIBC WORLD MARKETS CORP.
                                          --------------------------------------
                                          CIBC WORLD MARKETS CORP.